 Exhibit 4.1

AMENDED AND RESTATED AGENCY AGREEMENT

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
TOYOTA CREDIT CANADA INC.
TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)
TOYOTA MOTOR CREDIT CORPORATION
as Issuers

and

THE BANK OF NEW YORK MELLON,
acting through its London branch,
as Agent

in respect of a

€60,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

Dated 15 September 2023

33.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	39
34.	GOVERNING LAW	39
35.	COUNTERPARTS	40
APPENDIX A TERMS AND CONDITIONS OF THE NOTES		46
APPENDIX B FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS		115
APPENDIX B-1 FORM OF TEMPORARY GLOBAL NOTE		116
SCHEDULE ONE INTEREST PAYMENTS		123
SCHEDULE TWO SCHEDULE OF EXCHANGES FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR DEFINITIVE BEARER NOTES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS		124
APPENDIX B-2 FORM OF PERMANENT GLOBAL NOTE		125
SCHEDULE ONE INTEREST PAYMENTS		132
SCHEDULE TWO SCHEDULE OF EXCHANGES OF A TEMPORARY GLOBAL NOTE AND FOR DEFINITIVE BEARER NOTES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS		133
APPENDIX B-3 FORM OF DEFINITIVE BEARER NOTE		134
APPENDIX B-4 FORM OF COUPON		137
APPENDIX B-5 FORM OF TALON		139
APPENDIX C FORM OF CALCULATION AGENCY AGREEMENT		141
APPENDIX D FORM OF OPERATING AND ADMINISTRATIVE PROCEDURES MEMORANDUM		151
ANNEX A TO APPENDIX D SETTLEMENT PROCEDURES		154
ANNEX B TO APPENDIX D		159
FORM OF FINAL TERMS AND ISSUE TERMS		159
ANNEX C TO APPENDIX D FORM OF PURCHASER’S CONFIRMATION TO THE ISSUER		222
ANNEX D TO APPENDIX D FORM OF THE ISSUER’S CONFIRMATION TO AGENT AND PURCHASER		229
ANNEX E TO APPENDIX D TRADING DESK INFORMATION		231
APPENDIX E FORM OF THE NOTES		235
APPENDIX F ADDITIONAL DUTIES OF THE AGENT		241
APPENDIX G FORM OF DEED POLL (SUBSTITUTION OF ISSUER)		242

AMENDED AND RESTATED AGENCY AGREEMENT

in respect of a

€60,000,000,000
EURO MEDIUM TERM NOTE PROGRAMME

THIS AMENDED AND RESTATED AGENCY AGREEMENT is made on 15 September 2023

BETWEEN:

(1)	TOYOTA MOTOR FINANCE (NETHERLANDS) B.V. of World Trade Center Amsterdam, Tower H, Level 10, Zuidplein 90, 1077 XV Amsterdam, the Netherlands (TMF);

(2)	TOYOTA CREDIT CANADA INC. of 80 Micro Court, Suite 200, Markham, Ontario L3R 9Z5, Canada (TCCI);

(3)	TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181) of Level 9, 207 Pacific Highway, St Leonards, NSW 2065, Australia (TFA);

(4)	TOYOTA MOTOR CREDIT CORPORATION of 6565 Headquarters Drive, Mailstop W2–3D, Plano, Texas 75024–5965, United States (TMCC); and

(5)	THE BANK OF NEW YORK MELLON, acting through its London branch, One Canada Square, Canary Wharf, London E14 5AL, United Kingdom (the Agent, which expression shall include any successor agent appointed in accordance with Clause 21, and the Paying Agent, which expression shall include any additional or successor paying agent appointed in accordance with Clause 21, and Paying Agent shall mean any of the Agent or the Paying Agents so appointed).

WHEREAS:

(A)       The Issuers (as defined below) have determined that a programme agreement dated 30 September 1992 as amended and supplemented or restated by the First Supplemental Programme Agreement dated 31 January 1994, the Second Supplemental Programme Agreement dated 16 May 1996, the Third Supplemental Programme Agreement dated 29 May 1998, the Fourth Supplemental Programme Agreement dated 7 July 1999, the Amended and Restated Programme Agreement dated 31 August 2000, the Amended and Restated Programme Agreement dated 31 August 2001, the Amended and Restated Programme Agreement dated 27 September 2002, the Amended and Restated Programme Agreement dated 26 September 2003, the Amended and Restated Programme Agreement dated 24 September 2004, the Amended and Restated Programme Agreement dated 30 September 2005, the Amended and Restated Programme Agreement dated 28 September 2006, the Amended and Restated Programme Agreement dated 28 September 2007, the Amended and Restated Programme Agreement dated 26 September 2008, the Amended and Restated Programme Agreement dated 18 September 2009, the Amended and Restated Programme Agreement dated 17 September 2010, the Amended and Restated Programme Agreement dated 16 September 2011, the Amended and Restated Programme Agreement dated 14 September 2012, the Amended and Restated Programme Agreement dated 13 September 2013, the Amended and Restated Programme Agreement dated 12 September 2014, the Amended and Restated Programme Agreement dated 11 September 2015, the Amended and

Restated Programme Agreement dated 9 September 2016, the Amended and Restated Programme Agreement dated 8 September 2017, the Amended and Restated Programme Agreement dated 14 September 2018, the Amended and Restated Programme Agreement dated 13 September 2019, the Amended and Restated Programme Agreement dated 18 September 2020, the Amended and Restated Programme Agreement dated 17 September 2021 and the Amended and Restated Programme Agreement dated 16 September 2022 entered into with the Dealers named therein pursuant to which any of the Issuers may issue Euro Medium Term Notes in an aggregate nominal amount of up to €60,000,000,000, be amended and restated by the Issuers and each of Merrill Lynch International, Australia and New Zealand Banking Group Limited (ABN 11 005 357 522), Banco Santander, S.A., Bank of Montreal Europe Plc, Bank of Montreal, London Branch, Barclays Bank Ireland PLC, Barclays Bank PLC, BNP Paribas, BofA Securities Europe SA, Canadian Imperial Bank of Commerce, London Branch, CIBC Capital Markets (Europe) S.A., Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Daiwa Capital Markets Europe Limited, HSBC Bank plc, HSBC Continental Europe, ING Bank N.V., J.P. Morgan SE, J.P. Morgan Securities plc, Lloyds Bank Corporate Markets plc, Lloyds Bank Corporate Markets Wertpapierhandelsbank GmbH, Mizuho Securities Europe GmbH, Morgan Stanley & Co. International plc, MUFG Securities EMEA plc, MUFG Securities (Europe) N.V., Nomura Financial Products Europe GmbH, Nomura International plc, RBC Capital Markets (Europe) GmbH, RBC Europe Limited, SMBC Bank EU AG, SMBC Nikko Capital Markets Limited, Société Générale, TD Global Finance unlimited company, The Toronto-Dominion Bank and UniCredit Bank AG (together, the Programme Dealers).

(B)          The Issuers have entered into an amended and restated programme agreement dated 15 September 2023 with the Programme Dealers pursuant to which any of the Issuers may issue Euro Medium Term Notes in an aggregate nominal amount of up to €60,000,000,000.

(C)          The Issuers and the agents named therein entered into an amended and restated agency agreement dated 16 September 2022 (the Agency Agreement). The parties hereto agree to make certain modifications to the Agency Agreement. This Agreement amends and restates the Agency Agreement. Any Notes issued under the Programme on or after the date of this Agreement shall be issued with the benefit of the Agency Agreement as so amended and restated.

1.	Definitions And Interpretations

(1)	The following expressions shall have the following meanings:

Agreement Date means, with respect to any Note, the date on which agreement is reached for the issue of such Note as contemplated in Clause 2 of the Programme Agreement, which in the case of Notes issued on a syndicated basis shall be the date the applicable Syndicate Purchase Agreement is signed by all parties;

Arranger means Merrill Lynch International, or any other company appointed to the position of arranger for the Programme; and references in this Agreement to the Arranger shall be references to all of them;

Bearer Note means those of the Notes in bearer form;

CGN means a Temporary Global Note being in the form or substantially in the form set out in Appendix B-1 hereto or a Permanent Global Note being in the form or substantially in the form set out in Appendix B-2 hereto and in either case in respect of which the applicable Final Terms indicate it is not a New Global Note;

Clearing System means Clearstream, Luxembourg and/or Euroclear and/or any other additional system or systems as is specified in the applicable Final Terms;

Clearstream, Luxembourg means Clearstream Banking S.A.;

Code means the US Internal Revenue Code of 1986;

Conditions means, in respect of any Series of Notes, the terms and conditions of the Notes of such Series, such terms and conditions being in the form or substantially in the form set out in Appendix A hereto or in such other form, having regard to the terms of the relevant Series, as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser or Purchasers from time to time, as amended or supplemented by the applicable Final Terms;

Coupon has the meaning ascribed thereto in the Conditions;

Dealer means each of the Programme Dealers and any other entities appointed as dealers from time to time pursuant to the Programme Agreement;

Definitive Bearer Note means a Bearer Note in definitive form being in the form or substantially in the form set out in Appendix B-3 hereto (or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser or Purchasers) issued or to be issued by the relevant Issuer pursuant to this Agreement in exchange for the whole or (subject to the terms of the relevant Temporary Global Note and/or Permanent Global Note) part of a Temporary Global and/or Permanent Global Note;

Definitive Note means a Definitive Bearer Note and/or a Definitive Registered Note, as the context may require;

Definitive Registered Note means a Registered Note in definitive form issued or, as the case may require, to be issued by TCCI pursuant to the TCCI Note Agency Agreement or TMCC pursuant to the TMCC Note Agency Agreement in exchange for a Registered Global Note, such Note, if issued by TCCI, being in the form or substantially in the form set out in Schedule 2 to the TCCI Note Agency Agreement (or in such other form as may be agreed between TCCI, the TCCI Registrar, the TCCI Transfer Agent and the relevant Purchaser(s)) or if issued by TMCC, being in the form or substantially in the form set out in Schedule 2 to the TMCC Note Agency Agreement (or in such other form as may be agreed between TMCC, the TMCC Registrar, the TMCC Transfer Agent and the relevant Purchaser(s));

Designated Person means a person or entity named as a “Specially Designated National and Blocked Person” on the most current list published by OFAC at its official website, or any replacement website or a person or entity similarly named on any Sanctions-related list officially published by the Australian Federal Government, the United Nations Security Council, the European Union, Canada or the United Kingdom, or in each case on any replacement official publication of such list;

Established Rate means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Union regulations) into euro established by the Council of the European Union pursuant to Article 140 of the Treaty;

EUR, Euro, euro and € mean the currency introduced at the start of the third stage of European economic and monetary union, and as defined in Article 2 of Council Regulation (EC) No. 974/98 of 3 May 1998 on the introduction of the euro, as amended;

Euroclear means Euroclear Bank SA/NV;

Euronext Dublin means the Irish Stock Exchange plc trading as Euronext Dublin;

European Economic Area means the European Economic Area consisting of the Member States of the European Union and Iceland, Norway and Liechtenstein;

Eurosystem-eligible Note means a Note which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

EUWA means the European Union (Withdrawal) Act 2018;

Exempt Notes means Notes which are neither to be admitted to trading on (a) a regulated market for the purposes of Directive 2014/65/EU in the European Economic Area or (b) a UK regulated market (as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA), nor offered in (i) the European Economic Area or (ii) in the UK, in circumstances where a prospectus is required to be published under the Prospectus Regulation or the FSMA, respectively and includes unlisted Notes and/or Notes not admitted to trading on any market;

FATCA Withholding Tax means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or any withholding or deduction otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations, agreements or undertakings thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

Final Terms means the final terms issued in relation to each Tranche of Notes (substantially in the form of either Part A or Part B of Annex B to the Procedures Memorandum) as a supplement to the Prospectus and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Final Terms means the Final Terms applicable to that Tranche;

FSMA means the Financial Services and Markets Act 2000;

Global Bearer Note means a Temporary Global Note or a Permanent Global Note (or such other form of global note in bearer form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s) as indicated in the applicable Final Terms) representing a certain number of underlying Notes (the Underlying Notes);

Global Note means a Global Bearer Note or a Registered Global Note (or such other form of global note as may be agreed between the relevant Issuer, the Agent (in the case of Bearer Notes), the TCCI Registrar (in the case of Registered Notes issued by TCCI), the TMCC Registrar (in the case of Registered Notes issued by TMCC) and the relevant Purchaser(s) as indicated in the applicable Final Terms) representing a certain number of Underlying Notes;

ISDA Definitions means the 2021 ISDA Interest Rate Derivatives Definitions published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or updated from time to time;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to Clause 2 of the Programme Agreement, being in the case of any Note in the form of a Permanent Global Note or a Definitive Note, the same date as the date of issue of the Temporary Global Note which initially represented such Note;

Issue Terms means the issue terms issued in relation to each Tranche of Exempt Notes (substantially in the form of Part C of Annex B of the Procedures Memorandum) and giving details of that Tranche and, in relation to any particular Tranche of Notes, applicable Issue Terms means the Issue Terms applicable to that Tranche;

Issuer means each of TMF, TCCI, TFA and TMCC in its capacity as issuer of Notes; and references in this Agreement to the relevant Issuer shall, in relation to any issue of Notes, be references to whichever of TMF, TCCI, TFA or TMCC is the issuer of such Notes; and references to the Issuers shall be to all of TMF, TCCI, TFA and TMCC;

Listing Agent means, in relation to any Notes which are, or are to be, listed on a Stock Exchange other than the London Stock Exchange, such listing agent as the relevant Issuer may from time to time appoint for purposes of liaising with such Stock Exchange or other relevant authority;

London Stock Exchange means the London Stock Exchange plc or such other body to which its functions have been transferred;

Member State means a member state of the European Union;

New Global Note means a Temporary Global Note being in the form or substantially in the form set out in Appendix B-1 hereto or a Permanent Global Note being in the form or substantially in the form set out in Appendix B-2 hereto and in either case in respect of which the applicable Final Terms indicate it is a New Global Note;

Note means a note issued or to be issued by the relevant Issuer pursuant to the Programme Agreement, other than a Note which will form a single Series with any Notes issued by any Issuer prior to the date of this Agreement, which Note may be represented by a Global Note or a Definitive Note;

Noteholders means the several persons who are for the time being holders of outstanding Notes (being in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of such Notes as the holders thereof) save that, in respect of Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note, each person who is for the time being shown in the records of Euroclear, Clearstream, Luxembourg or such other applicable clearing agency as the holder of a particular nominal amount of such Notes (other than a clearing agency (including Clearstream, Luxembourg and Euroclear) that is itself an account holder of Clearstream, Luxembourg, Euroclear or any other applicable clearing agency for a Series of Notes) (in which regard any certificate or other document issued by Euroclear, Clearstream, Luxembourg or such other applicable clearing agency as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the Agent and any other Paying Agent or (in the case of Registered Notes issued by TCCI) by the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by TMCC) by the TMCC Registrar and the TMCC Transfer Agent as a holder of such nominal amount of such Notes for all purposes other than for the payment of principal (including premium (if any)) or interest on such Notes, the right to which shall be vested, as against the relevant Issuer, the Agent and any other Paying Agent or (in the case of Registered Notes issued by TCCI) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by TMCC) the TMCC Registrar and the TMCC Transfer Agent, in the case of Bearer Notes, solely in the bearer of the Global Note and, in the case of Registered Notes, solely in the person whose name is entered in the register of holders of such Notes as the holder of the Global Note in accordance with and subject to its terms (and the expressions Noteholder, holder of Notes and related expressions shall be construed accordingly);

OFAC means the Office of Foreign Assets Control of the U.S. Department of the Treasury;

outstanding means, in relation to the Notes of all or any Series, all the Notes (or all the Notes of that or those Series) issued other than (a) those which have been redeemed in full in accordance with this Agreement or the TCCI Note Agency Agreement or the TMCC Note Agency Agreement or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein or (in the case of Registered Notes issued by TCCI) to the TCCI Registrar or the TCCI Transfer Agent or (in the case of Registered Notes issued by TMCC) to the TMCC Registrar or the TMCC Transfer Agent (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of Notes, (c) those Notes which have become void under Condition 8, (d) those Notes which have been purchased or otherwise acquired and cancelled as provided in Condition 6 and those which have been purchased or otherwise acquired and are being held by the relevant Issuer for subsequent resale or reissuance as provided in Condition 6 during the time so held, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10 and (g) Temporary Global Notes to the extent that they shall have been duly exchanged in whole for Permanent Global Notes or Definitive Notes and Permanent Global Notes or Registered Global Notes to the extent that they shall have been duly exchanged in whole for Definitive Notes, in each case pursuant to their respective provisions;

Permanent Global Note means a permanent global Bearer Note in the form or substantially in the form set out in Appendix B-2 hereto (or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s)) comprising some or all of the Notes of the same Series, issued or to be issued by the relevant Issuer either in exchange for the whole or part of a Temporary Global Note issued in respect of the Notes of the same Tranche or initially representing the Notes;

Procedures Memorandum means the non-binding Operating and Administrative Procedures Memorandum set out in Appendix D hereto as amended or varied from time to time, in respect of any Tranche, by agreement between the relevant Issuer and the Purchaser of such Tranche with the approval in writing of the Agent;

Programme means the Euro Medium Term Note Programme provided for by the Programme Agreement;

Programme Agreement means the Amended and Restated Programme Agreement dated 15 September 2023 between the Issuers and the Programme Dealers concerning the purchase of Notes to be issued by any Issuer;

Prospectus means the Prospectus relating to the Programme as revised, supplemented, amended or updated from time to time in accordance with Clause 5.2 of the Programme Agreement, including any documents which are from time to time incorporated therein by reference but excluding all information incorporated by reference in any such documents and excluding any information or statement otherwise included in any such documents which is or might be considered to be forward looking and excluding any excluded information as may be defined in the Prospectus, including, in relation to each Tranche of Notes, the applicable Final Terms relating to such Tranche;

Prospectus Regulation means Regulation (EU) 2017/1129;

Purchaser means any Dealer or any third party other than a dealer (as defined in Section 2(12) of the Securities Act), who agrees to purchase Notes pursuant to the Programme Agreement and references to a relevant Purchaser shall, in relation to any Note, be references to the Purchaser with whom the relevant Issuer has agreed the issue and purchase of such Note;

Registered Global Note means a Global Note, if issued by TCCI, being in the form or substantially in the form set out in Schedule 1 to the TCCI Note Agency Agreement (or in such other form as may be agreed between TCCI, the TCCI Registrar, the TCCI Transfer Agent and the relevant Purchaser(s)), or if issued by TMCC, being in the form or substantially in the form set out in Schedule 1 to the TMCC Note Agency Agreement (or such other form as may be agreed between TMCC, the TMCC Registrar, the TMCC Transfer Agent and the relevant Purchaser(s));

Registered Note means a Note in registered form issued or to be issued by TCCI or TMCC;

Relevant Account Holder means any account holder with the Relevant Clearing System which has Underlying Notes (as defined in the definition of “Global Bearer Note”) credited to its securities account from time to time;

Relevant Clearing System means one or more Clearing Systems;

Relevant Time means the time at which a Global Note becomes void in the circumstances which are specified in that Global Note;

Sanctions means any economic or financial sanctions administered, enacted, imposed or enforced by the U.S. government (including, without limitation, those administered by OFAC), the Australian Federal Government, the United Nations Security Council,

the European Union, Canada or the United Kingdom and only as such sanctions may be applicable to each relevant entity;

Securities Act means the Securities Act of 1933 of the United States;

Series means each original issue of Notes together with any further issues expressed to form a single series with the original issue and the terms of which (save for the Issue Date, the amount and date of the first payment of interest thereon and/or the Issue Price (as indicated in the applicable Final Terms)) are identical (including Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) (as indicated in the applicable Final Terms) and whether or not the Notes are admitted to trading); and the expressions Notes of the relevant Series and related expressions shall be construed accordingly;

Specified Currency means the currency (which expression shall include euro and other currency units) in which Notes are denominated;

Stock Exchange means the London Stock Exchange, Euronext Dublin or any other or further stock exchange(s) on which any Notes may from time to time be listed or admitted to trading, as the case may be; and references in this Agreement to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are from time to time, or are intended to be, listed or admitted to trading;

Talon has the meaning ascribed thereto in the Conditions;

TARGET System means the real time gross settlement system operated by the Eurosystem, or any successor system;

Temporary Global Note means a temporary global Bearer Note being in the form or substantially in the form set out in Appendix B-1 hereto (or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s)) comprising some or all of the Notes of the same Series issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Purchaser(s);

TCCI Note Agency Agreement means the Amended and Restated Note Agency Agreement of 17 September 2021 herewith between TCCI, BNY Trust Company of Canada, The Bank of New York Mellon SA/NV, Luxembourg Branch and the Agent relating to Registered Notes issued by TCCI;

TCCI Registrar means, in relation to any Series of Registered Notes issued by TCCI, BNY Trust Company of Canada as registrar, paying agent and transfer agent and in respect of any Series of Registered Notes settled or cleared in Euroclear and/or Clearstream, Luxembourg, The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and transfer agent under the TCCI Note Agency Agreement and any successor registrar, paying agent and transfer agent appointed by TCCI in accordance with such TCCI Note Agency Agreement;

TCCI Transfer Agent means in relation to any Series of Registered Notes issued by TCCI, the Agent as transfer agent and paying agent under the TCCI Note Agency Agreement and any successor transfer agent and paying agent appointed by TCCI in accordance with the TCCI Note Agency Agreement;

TMCC Note Agency Agreement means the Amended and Restated Note Agency Agreement of 17 September 2021 herewith between TMCC, The Bank of New York Mellon SA/NV, Luxembourg Branch and the Agent relating to Registered Notes issued by TMCC;

TMCC Registrar means, in relation to any Series of Registered Notes issued by TMCC, The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and transfer agent under the TMCC Note Agency Agreement and any successor registrar and transfer agent appointed by TMCC in accordance with such TMCC Note Agency Agreement;

TMCC Transfer Agent means in relation to any Series of Registered Notes issued by TMCC, the Agent as transfer agent and paying agent under the TMCC Note Agency Agreement and any successor transfer agent and paying agent appointed by TMCC in accordance with the TMCC Note Agency Agreement;

Tranche means all Notes of the same Series with the same Issue Date;

Treaty means the Treaty on the Functioning of the European Union, as amended;

UK means the United Kingdom;

UK Prospectus Regulation means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

U.S.$ and U.S. dollar mean the lawful currency for the time being of the United States.

(2)	Terms and expressions (including the definitions of currencies or composite currencies) defined in the Conditions or Appendices hereto or used in the applicable Final Terms shall have the same meanings in this Agreement, except where the context requires otherwise.

(3)	All references in this Agreement to the provisions of any statute, directive or regulation shall be deemed to be references to that statute, directive or regulation as from time to time modified, extended, amended or re-enacted.

(4)	Any references to Notes shall, unless the context otherwise requires, include any Temporary Global Notes, Permanent Global Notes, Registered Global Notes and Definitive Notes.

(5)	All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Programme Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as may be amended, modified, varied, supplemented or novated from time to time.

(6)	Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

(7)	Any references herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, except in relation to New Global Notes or Registered Notes intended to be held in a manner which would allow Eurosystem eligibility (being the new safekeeping structure (NSS)), be deemed to include a reference to any additional or alternative clearance system approved by the relevant Issuer, the relevant Purchaser(s) and either (in the case of Bearer Notes) the Agent or (in the case of Registered Notes issued by TCCI) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Noted issued by TMCC) the TMCC Registrar and the TMCC Transfer Agent.

(8)	All references in this Agreement to a Directive include any relevant implementing measure of each Member State which has implemented such Directive.

(9)	All references in this Agreement to applicable Final Terms shall be deemed to include a reference to applicable Issue Terms where relevant.

(10)	As used herein, in relation to any Notes which are to have a “listing” or be “listed” (a) on the London Stock Exchange, listing or listed shall be construed to mean that such Notes have been admitted to the official list of the Financial Conduct Authority in accordance with the listing rules of the Financial Conduct Authority and admitted to trading on the London Stock Exchange’s main market and (b) on Euronext Dublin, listing or listed shall be construed to mean that such Notes have been admitted to Euronext Dublin’s official list in accordance with the listing rules of Euronext Dublin and admitted to trading on Euronext Dublin and (c) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of Directive 2014/65/EU.

(11)	Unless the contrary indication appears, a reference to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interests in the Notes.

(12)	In this Agreement, unless the contrary intention appears, a reference to a document is a reference to that document as amended from time to time.

(13)	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and accordingly, the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions Notes, Noteholders, Coupons, Couponholders, Talons and Talonholders shall be construed accordingly.

2.	Appointment of agent and Paying Agents

(1)	The Agent is hereby appointed in a several capacity as agent of each of the Issuers, to act as issuing and principal paying agent, upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)	completing, authenticating and delivering Temporary Global Notes and Permanent Global Notes and authenticating (if required) and delivering Definitive Bearer Notes;

(b)	giving effectuation instructions in respect of each Global Note which is a Eurosystem-eligible Note;

(c)	exchanging Temporary Global Notes for Permanent Global Notes or Definitive Bearer Notes, as the case may be, in accordance with the terms of the Temporary Global Notes and, in respect of any such exchange (i) making all notations on Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are New Global Notes;

(d)	exchanging Permanent Global Notes for Definitive Bearer Notes in accordance with the terms of the Permanent Global Notes and, in respect of any such exchange (i) making all notations on Permanent Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Global Notes which are New Global Notes;

(e)	paying sums due on Temporary Global Notes, Permanent Global Notes and Definitive Bearer Notes and Coupons in accordance with the terms of such Notes and (i) making all notations on Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are New Global Notes;

(f)	unless otherwise specified in the applicable Final Terms, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(g)	arranging on behalf of the relevant Issuer for notices to be communicated to the Noteholders and the relevant Stock Exchanges;

(h)	ensuring that all necessary action is taken to comply with the periodic reporting and notification requirements of the Ministry of Finance of Japan (including any monthly reports or such other reports as may be required) and other applicable Japanese authorities, or any other competent authority of any relevant currency with respect to the Notes to be issued under the Programme;

(i)	receiving notice from Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency relating to the certificates of non-U.S. beneficial ownership of Bearer Notes;

(j)	determining and certifying to Euroclear, Clearstream, Luxembourg or such other applicable clearing agency the applicable Exchange Date; and

(k)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(2)	Any of the duties and obligations of the Agent in its capacity of issuing and principal paying agent set forth in paragraphs (a), (b), (c), (d), (e), (f), (g), (h) and (i) of Subclause 2(1) may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

(3)	Each Paying Agent is hereby appointed in a several capacity as paying agent of each of the Issuers, and each Paying Agent agrees to act in a several capacity as paying agent of each of the Issuers, upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes and Coupons and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(4)	In relation to each issue of Eurosystem-eligible Notes, each relevant Issuer hereby authorises and instructs the Agent to elect Euroclear as common safekeeper. From time to time, each such Issuer and the Agent may agree to vary this election. Each such Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to jointly determine that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

(5)	Where the Agent delivers any authenticated Global Note to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

3.	Issue of Temporary Global Notes

(1)	Subject to Subclause 3(2), following receipt of the applicable Final Terms signed by the relevant Issuer with respect of an issue of Notes in accordance with the provisions of the Procedures Memorandum set out in Appendix D hereto (as from time to time varied, with the prior approval of the Agent, by the relevant Issuer and the relevant Purchaser or Purchasers of the Notes of such issue), the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is authorised on behalf of the relevant Issuer:

(a)	to prepare a Temporary Global Note or Temporary Global Notes containing the relevant Conditions and to complete, in accordance with such Final Terms, the necessary details on such Temporary Global Note(s) and attach a copy of the applicable Final Terms to such Temporary Global Note;

(b)	to authenticate such Temporary Global Note(s);

(c)	if the Temporary Global Note(s) is/are a CGN, to deliver such Temporary Global Note(s) (i) to the specified common depositary of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms against receipt from such common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear, Clearstream, Luxembourg or such other applicable clearing agency and to instruct Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency (as the case may be) to credit the Notes represented by such Temporary Global Notes(s), unless otherwise agreed in writing between the Agent and the relevant Issuer, to the Agent’s distribution account, or (ii) as otherwise agreed in writing between the relevant Issuer and the Agent;

(d)	if the Temporary Global Note(s) is/are a New Global Note, to deliver such Temporary Global Note(s) to the specified common safekeeper of Euroclear and Clearstream, Luxembourg against receipt from such common safekeeper of confirmation that such common safekeeper is holding the Temporary Global Note(s) in safe custody for the account of Euroclear and Clearstream, Luxembourg and, in the case of a Temporary Global Note which is a Eurosystem-eligible Note, to instruct the common safekeeper to effectuate the same; and

(e)	if the Temporary Global Note(s) is/are a New Global Note, to instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate nominal amount of the relevant Tranche of Notes.

(2)	The Agent shall only be required to perform its obligations under Subclause 3(1) if it holds a master Temporary Global Note duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Temporary Global Note(s) in accordance with Subclause 3(1)(a).

(3)	The Agent shall provide Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency.

(4)	Any of the duties and obligations of the Agent set forth in this Clause 3 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

4.	Issue of Permanent Global Notes

(1)	Subject to Subclause 4(2), upon the occurrence of any event which pursuant to the terms of a Temporary Global Note requires the issue of a Permanent Global Note, the Agent shall issue a Permanent Global Note in accordance with the terms of the Temporary Global Note. For this purpose the Agent is authorised on behalf of the relevant Issuer:

(a)	in the case of the first Tranche of any Series of Notes, to prepare a Permanent Global Note containing the relevant Conditions and to complete, in accordance with the terms of the Temporary Global

Note, the necessary details on such Permanent Global Note and attach a copy of the applicable Final Terms to such Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

(c)	in the case of the first Tranche of any Series of Notes (i) where the Temporary Global Note is a CGN and is being held by a common depositary as aforesaid, to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency (as the case may be); or (ii) where the Temporary Global Note is a CGN and is not being held by a common depositary, as otherwise agreed in writing between the relevant Issuer and the Agent;

(d)	in the case of the first Tranche of any Series of Notes where the Temporary Global Note is a New Global Note, to deliver such Permanent Global Note to the specified common safekeeper that is holding the Temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg in exchange for such Temporary Global Note against receipt from the common safekeeper of confirmation that such common safekeeper is holding the Permanent Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg, and, in the case of a Permanent Global Note which is a Eurosystem-eligible Note, to instruct the common safekeeper to effectuate the same and to hold it on behalf of the relevant Issuer pending its exchange for the Temporary Global Note;

(e)	in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is a CGN, to attach a copy of the applicable Final Terms to the Permanent Global Note applicable to the relevant Series and to enter details of any exchange in whole or part as stated above; and

(f)	in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is a New Global Note, to deliver the applicable Final Terms to the specified common safekeeper for attachment to the Permanent Global Note applicable to the relevant Series.

(2)	The Agent shall only be required to perform its obligations under Subclause 4(l) if it holds a master Permanent Global Note duly executed by a person or persons authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Permanent Global Notes in accordance with Subclause 4(1)(a).

(3)	The Agent shall provide Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency.

(4)	Any of the duties and obligations of the Agent set forth in this Clause 4 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

5.	Issue of Definitive bearer Notes

(1)	The Agent shall deliver the relevant Definitive Bearer Note(s) in accordance with the terms of the relevant Temporary Global Note or the relevant Permanent Global Note where such Temporary Global Note or Permanent Global Note (as the case may be) is to be exchanged for one or more Definitive Bearer Note(s). For this purpose, the Agent is hereby authorised on behalf of the relevant Issuer:

(a)	to authenticate or arrange for authentication on its behalf (if so instructed by the relevant Issuer) of such Definitive Bearer Note(s); and

(b)	to deliver such Definitive Bearer Note(s) to or to the order of Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency as is specified in the applicable Final Terms either in exchange for such Global Note or, in the case of a partial exchange, if it is a CGN, on entering details of any partial exchange of the Global Note in the relevant space in Schedule Two of such Global Note, or, if it is a New Global Note, on Euroclear and Clearstream, Luxembourg making the appropriate entries in their records to reflect such exchange; provided that the Agent shall only permit a partial exchange of Notes represented by a Permanent Global Note for Definitive Bearer Notes if the Notes which continue to be represented by such Permanent Global Note are regarded as fungible by Euroclear, Clearstream, Luxembourg and/or such other applicable clearing agency with the Definitive Bearer Notes issued in partial exchange therefor.

The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Bearer Note(s) in accordance with the provisions of a Global Note (and the aggregate nominal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

(2)	The relevant Issuer undertakes to deliver to the Agent, pursuant to a request for the issue of Definitive Bearer Notes under the terms of the relevant Global Note, sufficient numbers of executed Definitive Bearer Notes to enable the Agent to comply with its obligations under this Clause 5.

(3)	Any of the duties and obligations of the Agent set forth in this Clause 5 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

6.	Exchanges

Upon any exchange of all or a portion of an interest in a Temporary Global Note for an interest in a Permanent Global Note or for Definitive Bearer Notes or upon any exchange of all or a portion of an interest in a Permanent Global Note for Definitive Bearer Notes, the Agent shall (i) procure that the relevant Global Note shall, if it is a CGN, be endorsed to reflect the reduction of, or increase in (as the case may be), its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Global Note shall be endorsed by or on behalf of the Agent to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Global Note or (ii) in the case of any Global Note which is a New Global Note, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange. Until exchanged in full, the holder of an interest in any Global Note shall in all respects be entitled to the same benefits as the holder of Definitive Bearer Notes and Coupons authenticated and delivered hereunder, subject as set out in the Conditions and the relevant Global Note. The Agent is hereby authorised on behalf of the relevant Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the nominal amount represented by it and, in either case, to sign in the relevant space on the relevant Global Note recording such exchange and reduction or increase; (b) in the case of any Global Note which is a New Global Note, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange; and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note. Any of the duties and obligations of the Agent set forth in this Clause 6 may, with the consent of the relevant Issuer, be delegated by the Agent with respect to a particular Series of Notes to a third party, provided such third party’s performance is subject to the overall supervision and control of the Agent.

7.	Terms of Issue

(1)	The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Bearer Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions.

(2)	Subject to the procedures set out in the Procedures Memorandum, for the purposes of Subclause 7(1) the Agent is entitled to treat a telephone or facsimile communication from a person purporting to be (and who the Agent, after making reasonable investigation, believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, Subclause 19(7) as sufficient instructions and authority of the relevant Issuer for the Agent to act in accordance with Subclause 7(1).

(3)	In the event that a person who has signed on behalf of any Issuer a master Temporary Global Note, a master Permanent Global Note or Definitive Bearer Notes not yet issued but held by the Agent in accordance with Subclause 7(1) ceases to be authorised as described in Subclause 19(7), the Agent shall (unless the relevant Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the relevant Issuer. Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Agent with replacement master Temporary Global Notes, master Permanent Global Notes and (if applicable) Definitive Bearer Notes and the Agent shall cancel and destroy the master Temporary Global Notes, master Permanent Global Notes and (if applicable) Definitive Bearer Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

(4)	Unless otherwise agreed in writing between the relevant Issuer and the Agent, each Note credited to the Agent’s distribution account with Euroclear and Clearstream, Luxembourg (or, in the case of Notes in CGN form, such other applicable clearing agency) following the delivery of a Temporary Global Note or Permanent Global Note, as the case may be, to a common depositary or, as the case may be, a common safekeeper pursuant to Subclause 3(1)(c), 3(1)(d), 4(1)(c) or 4(1)(d), respectively, shall be held to the order of the relevant Issuer. The Agent shall procure that the nominal amount of Notes which the relevant Purchaser has agreed to purchase is:

(a)	debited from the Agent’s distribution account; and

(b)	credited to the securities account of such Purchaser with Euroclear, Clearstream, Luxembourg or, in the case of Notes in CGN form, such other clearing agency (as specified in the Letter from Lead Manager/Dealer as provided for in Annex C to the Procedures Memorandum set forth in Appendix D hereto), in each case only upon receipt by the Agent on behalf of the relevant Issuer of the purchase price due from the relevant Purchaser in respect of such Notes.

(5)	Unless otherwise agreed in writing between the relevant Issuer and the Agent, if on the relevant Issue Date a Purchaser does not pay the full purchase price due from it in respect of any Note (the Defaulted Note) and, as a result, the Defaulted Note remains in the Agent’s distribution account with Euroclear and/or Clearstream, Luxembourg (or, in the case of Notes in CGN form, such other applicable clearing agency) after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer. The Agent shall notify the relevant Issuer forthwith of the failure of the Purchaser to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the relevant Issuer forthwith upon receipt from the Purchaser of the full purchase price in respect of such Defaulted Note.

(6)	Unless otherwise agreed in writing between the relevant Issuer and the Agent, if the Agent pays an amount (the Advance) to the relevant Issuer on the basis that a payment (the Payment) will be received from a Purchaser and if the Payment is not received by the Agent on the date the Agent pays the relevant Issuer, the Agent shall notify the relevant Issuer by facsimile that the Payment has not been received and the relevant Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the relevant Issuer).

(7)	In the event of an issue of Notes that are listed on a Stock Exchange, the Agent will promptly, and in any event prior to the Issue Date in respect of such issue, send the applicable Final Terms to the relevant Stock Exchange.

(8)	Execution in facsimile of any Notes and any photostatic copying or other duplication of the master Temporary Global Note or the master Permanent Global Note (in unauthenticated form, but executed manually on behalf of the relevant Issuer as stated above) shall be binding upon the relevant Issuer in the same manner as if such Notes were signed manually by such signatories.

8.	Payments

(1)	The Agent shall advise the relevant Issuer, no later than ten Business Days (as defined in Subclause 8(2)) immediately preceding the date on which any payment is to be made to the Agent pursuant to this Subclause 8(1), of the payment amount, value date and payment instructions and the relevant Issuer shall on each date on which any payment in respect of any Bearer Notes becomes due, transfer to an account specified by the Agent not later than (unless otherwise agreed between the relevant Issuer and the Agent) the Payment Time such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the relevant Issuer may agree. As used in this Subclause 8(1), the term Payment Time means (unless otherwise agreed between the relevant Issuer and the Agent) 2:00 p.m. local time in the principal financial centre of the country of the currency in which the payment falls is to be made (which in the case of payment of euro is London). Unless otherwise provided in the applicable Final Terms, the principal financial centre of any country for the purposes of this Subclause 8(1) shall be as provided in the ISDA Definitions on the Issue Date of such Series of Bearer Notes (except if the Specified Currency is Australian dollars or New Zealand dollars the principal financial centre shall be Sydney or Auckland, respectively).

(2)	The relevant Issuer shall ensure that, no later than the third Business Day immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(1), the Agent shall receive a confirmation from the relevant Issuer that such payment will be made. For the purposes of this Clause 8, Business Day has the meaning given to it in Condition 4(b).

(3)	The Agent shall ensure that payments of both principal and interest in respect of Temporary Global Notes will be made only to the extent that certificates of non-U.S. beneficial ownership as required by U.S. Treasury regulations have been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof (and the Agent shall retain each such certification on behalf of the relevant Issuer for four calendar years following the year in which the certification is received); provided, however, that no such certification will be required with respect to Notes that, as specified in the applicable Final Terms (i) have been issued in reliance on United States Treasury regulation Section 1.163-5(c)(2)(i)(C) or (ii) have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or the equivalent value in any other currency, determined at the spot rate on the date of issue) and are intended to comply with United States Treasury Regulations Section 1.6049-5(b)(10).

(4)	The Agent shall pay interest on the Notes only outside the United States and its possessions, within the meaning of United States Treasury regulation Section 1.163-5(c)(2)(v). No interest on Notes issued by TMCC shall be paid into an account maintained by the payee in the United States or mailed to an address in the United States unless otherwise permitted in the Conditions.

(5)	Subject to the Agent being satisfied in its sole discretion that payment will be duly made as provided in Subclause 8(1), the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Bearer Notes on behalf of the relevant Issuer in the manner provided in the Conditions. If any payment provided for in Subclause 8(1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Bearer Notes as aforesaid following receipt by it of such payment.

(6)	If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to Subclause 8(1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Bearer Notes, the Agent shall then forthwith notify the relevant Issuer of such insufficiency and, until such time as the Agent has received the full amount of all such payments, neither the Agent nor any Paying Agent shall be obliged to pay any such claims.

(7)	Without prejudice to Subclauses 8(5) and 8(6), if the Agent pays any amounts to the holders of Bearer Notes or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Bearer Notes in accordance with Subclause 8(1) (the excess of the amounts so paid over the amounts so received being the Shortfall), the relevant Issuer shall, in addition to paying amounts due under Subclause 8(1), pay to the Agent on demand interest (at a rate which represents the Agent’s actual overnight cost of funding the Shortfall as evidenced to the relevant Issuer by the provision of details of the calculation of the cost of funding) on the Shortfall (or the unreimbursed portion thereof) from (and including) the date such Shortfall is paid by the Agent to the holders of the Bearer Notes or Coupons or to any Paying Agent to (but excluding) the date of receipt in full by the Agent of the Shortfall. The Agent shall notify the relevant Issuer by facsimile as soon as practicable, it being understood that the relevant Issuer shall have the right to make such payment subsequently with good value as of such Business Day.

(8)	The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Bearer Notes properly made by such Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Bearer Notes can be made on the due date of a payment in respect of the Bearer Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Bearer Notes.

(9)	Whilst any Bearer Notes are represented by Temporary Global Notes or Permanent Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment, (i) in the case of a CGN, the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the relevant Schedule to the Global Notes to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable or (ii) in the case of any Global Note which is a New Global Note, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

(10)	If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of (a) FATCA Withholding Tax or (b) any other deduction required by law to be made therefrom), (i) the Paying Agent to which a Temporary Global Note or Permanent Global Note is presented for the purpose of making such payment shall, unless the Note is a New Global Note, make a record of such shortfall on the relevant Schedule to the Global Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Note which is a New Global Note, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

(11)	Each Paying Agent shall be entitled to deduct any applicable FATCA Withholding Tax and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such applicable FATCA Withholding Tax.

(12)	If the relevant Issuer reasonably determines that it will be required to withhold or deduct any FATCA Withholding Tax in connection with any payment due on any Notes, then the relevant Issuer will be entitled to re-direct or reorganise any such payment in any way that it sees fit in order that the payment may be made without FATCA Withholding Tax provided that any such re-direction or reorganisation of any payment is made through a recognised institution of international standing and such payment is otherwise made in accordance with this Agreement.

9.	Determinations and Notifications in Respect of Notes

(1)	The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions provided that certain calculations with respect to any Series of Notes may be made by an agent (the Calculation Agent) appointed by the relevant Issuer and acceptable to the Agent. The

Agent may decline to act in the capacity described above in relation to a particular Series of Notes if (i) the Agent does not have the capacity to determine the rate of interest or redemption amount or any other calculation to be made in relation to such Series of Notes and (ii) such decision to decline is notified to the relevant Issuer by the Agent as soon as reasonably practicable after receipt by the Agent of the terms of such Series of Notes and, in any event, prior to the issue of such Series of Notes.

(2)	The Agent shall not be responsible to any Issuer or to any third party (except in the event of negligence, wilful default or bad faith) as a result of the Agent having acted on any quotation given by any Reference Bank (as referred to in Condition 4(b)(iv)(E)) which subsequently may be found to be incorrect.

(3)	The Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the other Paying Agents, (in the case of Registered Notes issued by TCCI) the TCCI Registrar and the TCCI Transfer Agent, (in the case of Registered Notes issued by TMCC) the TMCC Registrar and the TMCC Transfer Agent and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange (or other relevant authority) of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day (as defined in Clause 8) immediately preceding the date on which any payment is to be made to the Agent pursuant to Subclause 8(1)) and of any subsequent amendment thereto pursuant to the Conditions.

(4)	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions (or which is provided to the Agent by any other Calculation Agent appointed by the relevant Issuer as provided in Subclause 9(1)) to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5)	If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 9, it shall forthwith notify the relevant Issuer, the other Paying Agents, (in the case of Registered Notes issued by TCCI) the TCCI Registrar and the TCCI Transfer Agent and (in the case of Registered Notes issued by TMCC) the TMCC Registrar and the TMCC Transfer Agent of such fact.

(6)	For purposes of monitoring the aggregate nominal amount of Notes (as “Notes” is defined in the Programme Agreement) issued and outstanding (as “outstanding” is defined in the Programme Agreement) under the Programme, the Agent shall determine the euro equivalent of the nominal amount of each issue of Notes (as “Notes” is defined in the Programme Agreement) denominated in a Specified Currency, other than euros as follows:

(a)	the EUR equivalent of Notes denominated in a Specified Currency other than EUR shall be determined by the Agent as of 2:30 p.m.

London time on the Issue Date for such Notes by reference to the spot rate displayed on a page on the relevant Reuters service or Dow Jones Markets Limited or such other service as is agreed between the Agent and the relevant Issuer from time to time;

(b)	the EUR equivalent of Notes that are linked to an index or formula (Index Linked Notes), or where payment obligations under such Notes are denominated in more than one currency (Dual Currency Notes), shall be determined in the manner specified above in paragraph (a) by reference to the original nominal amount of such Notes; and

(c)	the EUR equivalent of Zero Coupon Notes and other Notes issued at a discount shall be determined in the manner specified above in paragraph (a) by reference to the net proceeds received by the relevant Issuer for the particular issue.

The Agent shall promptly notify the relevant Issuer of each determination made as aforesaid.

(7)	Without prejudice to Subclause 9(6), determinations with regard to Notes linked to an index or formula or number of currencies shall otherwise be made by the Calculation Agent specified in the applicable Final Terms in the manner specified in the applicable Final Terms. Unless otherwise agreed between the relevant Issuer and the relevant Purchaser or Purchasers of such Notes, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Appendix C hereto.

10.	Notice of Any Withholding or Deduction

If any Issuer is, in respect of any payments, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, such Issuer shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

11.	Duties of the Agent in Connection with Early Redemption

(1)	If the relevant Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the relevant Issuer shall give notice of such decision to the Agent not less than five days before the date of the notice required to be given to the holders of the Notes under the Conditions or such shorter period that is acceptable to the Agent.

(2)	If only some of the Notes of the same Series are to be redeemed on such date the Agent shall make the required drawing in accordance with the Conditions but shall give the relevant Issuer reasonable notice of the time and place proposed for such drawing and the relevant Issuer shall be entitled to send representatives to attend such drawing.

(3)	The Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Conditions.

12.	Publication of Notices

On behalf of and at the request and expense of the relevant Issuer, the Agent shall cause to be published all notices required to be given by the relevant Issuer in accordance with the Conditions. Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy thereof to the relevant Issuer.

13.	Cancellation, Resale and Reissuance of Notes, Coupons and Talons

(1)	All Notes which are redeemed, all Global Notes which are exchanged in full, all Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. In addition, all Notes which are purchased or otherwise acquired pursuant to the Conditions by the relevant Issuer, together (in the case of Definitive Bearer Notes) with all unmatured Coupons or Talons (if any) attached thereto or purchased therewith, may, at the option of the relevant Issuer where the Issuer is TMF or TFA, either be (i) resold or reissued, or held by the relevant Issuer for subsequent resale or reissuance, or (ii) cancelled in which event such Notes and Coupons may not be resold or reissued. Where the Issuer is TCCI, unless otherwise specified in the applicable Final Terms, such Notes shall be surrendered (in the case of Bearer Notes) to any Paying Agent or in the case of Registered Notes, the TCCI Registrar or TCCI Transfer Agent for cancellation. Where the Issuer is TMCC, unless otherwise specified in the applicable Final Terms, such Notes shall be surrendered (in the case of Bearer Notes) to any Paying Agent or in the case of Registered Notes, the TMCC Registrar or TMCC Transfer Agent for cancellation. Where any Notes, Coupons or Talons are purchased and cancelled, resold or reissued, or held by the relevant Issuer for subsequent resale or reissuance, as aforesaid, the relevant Issuer shall procure that all relevant details are promptly given to the Agent and that all Notes, Coupons or Talons so cancelled are delivered to the Agent.

(2)	Upon the written request of the relevant Issuer, a certificate stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(b)	the number of Notes cancelled together (in the case of Definitive Bearer Notes) with details of all unmatured Coupons or Talons (if any) attached thereto or delivered therewith;

(c)	the aggregate amount paid in respect of interest on the Notes;

(d)	the total number by maturity date of Coupons and Talons so cancelled; and

(e)	in the case of Definitive Bearer Notes, the serial numbers of such Notes,

shall be given to the relevant Issuer by the Agent as soon as reasonably practicable and in any event within 30 days after the date of such repayment or, as the case may be, payment or exchange.

(3)	Subject to being duly notified in due time, the Agent shall give a certificate to the relevant Issuer, within three months of the date of purchase and cancellation or purchase and subsequent resale or reissuance of Notes as aforesaid, stating:

(a)	the nominal amount of Notes so purchased and cancelled, resold or reissued;

(b)	in the case of Definitive Bearer Notes, the serial numbers of such Notes; and

(c)	the total number by maturity date of the Coupons and Talons (if any) appertaining thereto and surrendered therewith or attached thereto.

(4)	The Agent shall destroy all cancelled Notes, Coupons and Talons (unless otherwise instructed by the relevant Issuer) and, forthwith upon destruction and following the written request of the relevant Issuer, furnish the relevant Issuer with a certificate of the serial numbers of the Notes (in the case of Definitive Bearer Notes) and the number by maturity date of Coupons and Talons so destroyed.

(5)	Without prejudice to the obligations of the Agent pursuant to Subclause 13(2), the Agent shall keep a full and complete record of all Notes, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 10) and of all redeemed, cancelled or replacement Notes, Coupons or Talons (in the case of Definitive Bearer Notes, with details of all unmatured Coupons or Talons (if any) attached thereto or delivered therewith) including those issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Coupons or Talons and of all Notes, Coupons or Talons which have been resold or reissued. The Agent shall at all reasonable times make such record available to the relevant Issuer and any person authorised by the relevant Issuer for inspection and for the taking of copies thereof or extracts therefrom.

(6)	All records and certificates made or given pursuant to this Clause 13 and Clause 14 shall make a distinction between Notes, Coupons and Talons of each Series.

(7)	The Agent is authorised by the relevant Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Global Note which is a New Global Note, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the relevant Issuer has notified the Agent of the same in accordance with Subclause 13(1).

14.	Issue of Replacement Notes, Coupons and Talons

(1)	The Issuers will cause a sufficient quantity of additional forms of Notes, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Coupons and Talons as provided below.

(2)	The Agent will, subject to and in accordance with the Conditions and the following provisions of this Clause 14, cause to be delivered any replacement Notes, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3)	In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may require) any replacement Note will only have attached to it Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4)	The Agent shall not issue any replacement Note, Coupon or Talon unless and until the applicant therefor shall have:

(a)	paid such reasonable costs as may be incurred in connection therewith;

(b)	furnished it with such evidence (including evidence as to the serial number of such Note, Coupon or Talon) and indemnity or other security (which may include a bank guarantee and/or security) or otherwise as the relevant Issuer and the Agent may reasonably require; and

(c)	in the case of any mutilated or defaced Note, Coupon or Talon, surrendered the same to the Agent.

(5)	The Agent shall cancel any mutilated or defaced Notes, Coupons and Talons in respect of which replacement Notes, Coupons and Talons have been issued pursuant to this Clause 14 and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Coupons and Talons so cancelled and, unless otherwise instructed by the relevant Issuer in writing, shall destroy such cancelled Notes, Coupons and Talons and furnish the relevant Issuer with a destruction certificate containing the information specified in Subclause 13(4).

(6)	The Agent shall, on issuing any replacement Note, Coupon or Talon, forthwith inform the relevant Issuer and the Paying Agents of the serial number of such replacement Note, Coupon or Talon issued and (if known) of the serial number of the Note, Coupon or Talon in place of which such replacement Note, Coupon or Talon has been issued. Whenever replacement Coupons or Talons are issued pursuant to the provisions of this Clause 14, the Agent shall also notify the Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons or Talons and of the replacement Coupons or Talons issued.

(7)	The Agent shall keep a full and complete record of all replacement Notes, Coupons and Talons issued and shall make such record available at all reasonable times to the relevant Issuer and any persons authorised by the relevant Issuer for inspection and for the taking of copies thereof or extracts therefrom.

(8)	Whenever any Note, Coupon or Talon for which a replacement Note, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the relevant Issuer and the Agent.

(9)	Notwithstanding any of the foregoing in this Clause 14, no issue of replacement Notes, Coupons and Talons shall be made or delivered in the United States.

15.	Copies of this Agreement and Each Final Terms Available for Inspection

For the period of twelve months following the date of the Prospectus, the Agent will hold copies of the following documents (in physical form), when published, and be available (free of charge) for inspection during usual business hours on any weekday (except Saturdays, Sundays and public holidays) at the specified office of the Agent: the Programme Agreement as amended and supplemented, each Final Terms relating to a Note which is neither admitted to trading on a regulated market in the European Economic Area or the London Stock Exchange’s main market nor offered in the European Economic Area or in the UK in circumstances where a prospectus is required to be published under the Prospectus Regulation or the UK Prospectus Regulation where such Final Terms will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Agent as to its holding of Notes and identity and, in the case of each issue of Notes admitted to trading on the London Stock Exchange’s main market and/or on Euronext Dublin’s regulated market subscribed pursuant to a syndicate purchase agreement, the syndicate purchase agreement (or equivalent document). For this purpose, the Issuers shall furnish the Agent with sufficient copies of the documents the Agent is required to hold.

16.	Commissions and Expenses

(1)	The Issuers severally agree to pay to the Agent such fees and commissions as the Issuers and the Agent may separately agree in respect of the services of the Agent and the Paying Agents hereunder together with any out-of-pocket expenses (including legal, printing, postage, tax, cable and advertising expenses required in connection with the Notes issued hereunder) properly incurred by the Agent and the Paying Agents in connection with their said services.

(2)	The Agent shall make payment of the fees and commissions due hereunder to the Paying Agents and shall reimburse their expenses promptly after the receipt of the relevant moneys from the Issuers. None of the Issuers shall be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

17.	Indemnity

(1)	The Issuers shall severally indemnify the Agent and each of the Paying Agents against any direct losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing but excluding loss of profits) which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment by the Issuers or the exercise of its powers and duties hereunder except such as may result from the Agent’s or any such Paying Agent’s own wilful default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement. Such indemnity shall survive the termination or expiry of this Agreement.

(2)	The Agent and the Paying Agents shall not be liable for any action taken or omitted hereunder except for their own wilful default, negligence or bad faith or that of their respective officers, directors or employees or the breach by any of them of the terms of this Agreement. Neither the Agent nor any Paying Agent shall be liable for any consequential loss (being loss of business, goodwill, opportunity or profit) suffered by any Issuer.

(3)	Neither the Agent nor any of the Paying Agents shall be responsible for the acts or failure to act of any other of them and each of the Agent and the Paying Agents shall severally indemnify each Issuer against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which any Issuer may incur or which may be made against it as a result of the breach by the Agent or such Paying Agents of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees. Such indemnity shall survive the termination or expiry of this Agreement.

18.	Repayment by the Agent

The Agent shall, forthwith on demand, upon the relevant Issuer being discharged from its obligation to make payments in respect of any Notes under the relevant Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, pay to the relevant Issuer sums equivalent to any amounts paid to it by the relevant Issuer in respect of such Notes.

19.	Conditions of Appointment

(1)	The Agent shall be entitled to deal with money paid to it by any Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)	as provided in Subclause 19(2) below; and

(c)	that it shall not be liable to account to any Issuer for any interest thereon except as otherwise agreed between the relevant Issuer and the Agent.

(2)	In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Issuers and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Coupons or Talons. Moneys paid by any Issuer to the Agent for the payment of principal or interest on Notes remaining unclaimed at the end of five years after such principal or interest shall become due and payable shall be repaid to the relevant Issuer as provided and in the manner set forth in the Notes whereupon all liability of the Agent with respect thereto shall cease. All funds held by the Agent or the Paying Agents need not be segregated from other funds, except as required by law.

(3)	The Agent and the Paying Agents hereby undertake to the Issuers to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein (including Appendix F hereto in the case of the Agent), in the Conditions and in the Procedures Memorandum specifically set forth, or are otherwise agreed to in writing by the relevant Issuer, the Agent and the Paying Agents as applicable, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances. Each of the Paying Agents (other than the Agent) agrees that if any information that is required by the Agent to perform the duties set out in Appendix F hereto becomes known to it, it will promptly provide such information to the Agent.

(4)	The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5)	Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from any of the Issuers or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from any of the Issuers.

(6)	Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Coupons or Talons with the same rights that it, he or she would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with any of the Issuers and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of the Issuers as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7)	Each Issuer shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent promptly in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

(8)	The amount of the Programme may be increased by the Issuers in accordance with the procedure set out in the Programme Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.

(9)	The Agent and each Paying Agent shall be a person payments to whom are free from FATCA Withholding Tax at the time of such Agent’s or Paying Agent’s appointment.

(10)	Payments made by TMCC are from U.S. source for U.S. federal tax purposes and are “withholdable payments” within the meaning of Section 1473(1) of the Code. Each of TMF, TCCI and TFA is an “NFFE” within the meaning of Treasury Regulation Section 1.1471-1(b)(80), and each of TMF, TCCI and TFA will advise the Agent if its status as an NFFE were to change, in which event, the relevant Issuer will provide the Agent with sufficient information to determine if and the amount of any payment to be made by such Issuer pursuant to this Agreement and the Conditions, if any, that constitutes a “passthru payment” within the meaning of Treasury Regulation Section 1.1471-1(b)(95) so as to enable the Agent to determine whether and in what amount the Agent or any other Paying Agent is obliged to make any withholding or deduction of applicable FATCA Withholding Tax. In the event that any Notes that were not subject to FATCA Withholding Tax by reason of being “grandfathered” lose such grandfathered status as a result of undergoing a “significant modification” within the meaning of Treasury Regulation Section 1.1001-3(e), the relevant Issuer will inform the Agent and any other Paying Agent of any such loss of grandfathered status prior to the date on which any payments on such Notes would become subject to FATCA Withholding Tax.

(11)	The Agent and any Paying Agent that is for the purposes of receiving payments under this Agreement not a “foreign person” within the meaning of U.S. Treasury Regulations Section 1.1441-1(c)(2): (i) represents that it is a financial institution within the meaning of U.S. Treasury Regulations Section 1.1441-1(c)(5), (ii) confirms that it will comply with all withholding requirements imposed on payments with respect to the Notes under Sections 1441, 1442, and the Foreign Account Tax Compliance Act and (iii) agrees that upon its appointment it will provide the Issuers with a properly completed, signed and valid IRS Form W-9.

(12)	The Agent and any Paying Agent that is for the purposes of receiving payments under this Agreement a “foreign person” within the meaning of U.S. Treasury Regulations Section 1.1441-1(c)(2): (i) represents that it is a “qualified intermediary” within the meaning of U.S. Treasury Regulations Section 1.1441-1(e)(5)(ii), will remain so, and will assume primary chapter 3 and chapter 4 withholding and 1099 reporting and (ii) agrees that upon its appointment it will provide the Issuers with a properly completed, signed and valid IRS Form W-8IMY, with its Global Intermediary Identification

Number included thereon and identifying itself as a qualified intermediary that has undertaken primary responsibility for chapter 3 and chapter 4 withholding and 1099 reporting.

20.	Communication Between the Parties

A copy of all communications relating to the subject matter of this Agreement between any Issuer and any holders of Notes or Coupons and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent and the Agent shall forthwith promptly deliver a copy of any such communication to the relevant Issuer.

21.	Changes in Agent and Paying Agents

(1)	Each Issuer agrees that, until no Note is outstanding or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the relevant Issuer as provided herein (whichever is the later):

(a)	so long as any Notes are admitted to trading or listed on any Stock Exchange or other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange or other relevant authority; and

(b)	there will at all times be an Agent.

In addition, the Issuers shall appoint a Paying Agent having a specified office in the United States only in the circumstances described in the final paragraph of Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

(2)	The Agent may (subject as provided in Subclause 21(4)) at any time resign as Agent by giving written notice to the Issuers of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall never be less than three months after the receipt of such notice by the Issuers unless the Issuers agree to accept less notice.

(3)	The Agent may (subject as provided in Subclause 21(4)) be removed at any time by the filing with it of an instrument in writing signed on behalf of the Issuers specifying such removal and the date when it shall become effective.

(4)	Any resignation under Subclause 21(2) or removal under Subclause 21(3) shall only take effect upon the appointment by the Issuers of a successor Agent and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under Clause 23. If, by the day falling 10 days before the expiry of any notice under Subclause 21(2), the Issuers have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuers, to appoint as a successor Agent in its place such reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

(5)	In case at any time the Agent and/or any Paying Agent resigns, or is removed, or becomes incapable of action or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they become due, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, administration or liquidation, a successor Agent and/or Paying Agent may be appointed by the Issuers by an instrument in writing filed with the successor Agent and/or Paying Agent. Upon the appointment as aforesaid of a successor Agent and/or Paying Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent and/or Paying Agent when it shall be of immediate effect) upon expiry of the notice to be given under Clause 23, the Agent and/or Paying Agent so superseded shall cease to be an Agent and/or a Paying Agent hereunder.

(6)	Subject to Subclause 21(1), the Issuers may, after prior consultation with the Agent, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further Paying Agents located outside the United States (either for all Notes issued under the Programme or with respect to a particular Series of Notes) by giving to the Agent, and to the relevant Paying Agent, at least 45 days’ notice in writing to that effect, or such lesser notice as is agreed to by the Agent, the Issuers and the relevant Paying Agent; and any Issuer may, in respect of a particular Series of Notes only, appoint one or more further Paying Agents which appointment shall take effect on the date of such appointment.

(7)	Subject to Subclause 21(1), all or any of the Paying Agents (other than the Agent) may resign their respective appointments hereunder at any time by giving the Issuers and the Agent at least 45 days’ written notice to that effect.

(8)	Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a)	shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Subclauses 13(5) and 14(7) to the successor Agent hereunder; and

(b)	shall be entitled to the payment by the Issuers of its commissions and fees for the services theretofore rendered hereunder in accordance with the terms of Clause 16 and to the reimbursement of all reasonable out-of-pocket expenses (including legal fees and together with any applicable value added tax or similar tax thereon) incurred in connection therewith.

(9)	Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

(10)	In the case of any Series of Notes to be issued by TCCI in registered form TCCI has appointed a registrar, transfer agent and paying agent pursuant to the TCCI Note Agency Agreement.

(11)	In the case of any Series of Notes to be issued by TMCC in registered form TMCC has appointed a registrar, transfer agent and paying agent pursuant to the TMCC Note Agency Agreement.

(12)	Not less than 60 days prior to the date of any affected payment, the Agent and each Paying Agent agrees that it shall notify TMCC in writing if any of Subclause 19(9) and Subclause 19(11) or 19(12), as applicable to such Agent or Paying Agent, cease to be true, or if the Agent or any Paying Agent believes that it will no longer be able to comply with such Subclauses. Any such notice shall constitute notice of resignation by such Paying Agent under this Agreement with respect to Notes issued by TMCC.

22.	Merger and Consolidation

Any corporation into which the Agent or any Paying Agent may be merged, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, consolidation or transfer shall forthwith be given to the Issuers by the relevant Agent or Paying Agent.

23.	Notifications

Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents for any Series of Notes outstanding prior to the date of such appointment or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the relevant Issuer shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to any Noteholders affected by such termination or appointment in accordance with the Conditions.

24.	Change of Specified Office

The specified office of the Agent shall be One Canada Square, Canary Wharf, London E14 5AL, United Kingdom. If the Agent or any Paying Agent determines to change its specified office, it shall give to the Issuers and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf of the

Issuers) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions; provided, however, that if a Paying Agent acts as Paying Agent for only some of the Series of Notes under the Programme, notice need be given only to holders of the Notes of those Series in relation to which the Paying Agent acts as Paying Agent.

25.	Notices

(1)	Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified on the signature pages hereof (or to such other address as is specified in writing and delivered to the relevant parties to this Agreement) and, if so delivered, shall be deemed to have been delivered at time of receipt;

(b)	if sent by facsimile to the relevant number specified on the signature pages hereof (or to such other facsimile number as is specified in writing and delivered to the relevant parties to this Agreement) and, if so sent, shall be deemed to have been delivered upon transmission provided such transmission is confirmed when an acknowledgment of receipt is received; or

(c)	if sent by email to the relevant email address specified on the signature pages hereof (or to such other address as is specified in writing and delivered to the relevant parties to this Agreement) and, if so sent, shall be deemed to have been delivered at the time of confirmation by telephone.

(2)	A copy of any notice served in accordance with Subclause 25(1) shall be given to the Parent and TFS at:

Toyota Motor Corporation
Nagoya Office
7-1, Meieki 4-chome
Nakamura-ku
Nagoya City
Aichi Prefecture 450-8711
Japan

[**]

Toyota Financial Services Corporation
Nagoya Lucent Tower
6-1, Ushijima-cho
Nishi-ku
Nagoya City
Aichi Prefecture 451-6015
Japan

[**]

26.	Taxes and Stamp Duties

The Issuers agree to pay any and all stamp and other documentary taxes or duties (other than any interest or penalties arising as a result of a failure by any other person to account promptly to the relevant authorities for any such duties or taxes after such person shall have received from the relevant Issuer the full amount payable in respect thereof) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

27.	Currency Indemnity

If, under any applicable law and whether pursuant to a judgment being made or registered against any Issuer or in the liquidation, insolvency or analogous process of any Issuer or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the other currency) other than that in which the relevant payment is expressed to be due (the required currency) under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the Agent or the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Agent or the relevant Paying Agent falls short of the amount due under the terms of this Agreement, such Issuer undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Agent and the relevant Paying Agent against the amount of such shortfall. For the purpose of this Clause 27, rate of exchange means the rate at which the Agent or the relevant Paying Agent is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other costs of exchange.

28.	Amendments: Meetings of Holders

(1)	Provisions for meetings of holders of Registered Notes issued by TCCI and amendment of the TCCI Note Agency Agreement are set out in the TCCI Note Agency Agreement. Provisions for meetings of holders of Registered Notes issued by TMCC and amendment of the TMCC Note Agency Agreement are set out in the TMCC Note Agency Agreement. This Clause 28 applies to Bearer Notes and any reference in this Clause 28 to “Notes” is to Bearer Notes.

(2)	This Agreement, the Notes and any Coupons attached to the Notes may be amended by the Issuers or the relevant Issuer, as the case may be, and the Agent, without the consent of the holder of any Note or Coupon (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or therein, or to evidence the succession of another corporation to the relevant Issuer as provided in Condition 13 or provide for substitution of the relevant Issuer as provided in Condition 14, (b) to make any further modifications of the terms of this Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes), or (c) in any manner which the Issuers or the relevant Issuer, as the case may be, and the Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes and Coupons. In addition, with the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Notes then outstanding affected thereby), this Agreement or the terms and conditions of the Notes and Coupons may be modified or amended by the parties hereto or thereto, and future compliance and past defaults waived, in each case as provided in Conditions 9 and 15 and subject to the limitations therein provided (including that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any interest on any Note, (ii) reduce the nominal amount of or interest on any Note, (iii) change the obligation of the Issuer to pay Additional Amounts as provided in Condition 7, (iv) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend this Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted).

(3)	A meeting of holders of Notes may be called by the holders of at least 10 per cent. in nominal amount of the outstanding Notes of the relevant Series at any time and from time to time to make, give or take any request, demand, authorisation, direction, notice, consent, waiver or other action provided by this Agreement or the Notes to be made, given or taken by holders of Notes.

(4)	The Agent may at any time call a meeting of holders of Notes of any Series for any purpose specified in Subclause 28(2) to be held at such time and at such place in the City of New York or in London or to be held wholly or partly by means of electronic facility or facilities (including video conference platforms or by conference call), as the Agent and the relevant Issuer shall determine (including determining the means, or all different means, of attendance and participation used in relation to a meeting of holders of Notes of any Series). Notice of every meeting of holders of Notes, setting forth the time and the place of such meeting (which need not be a physical place), and if the meeting is to be held (wholly or partly) by means of electronic facility or facilities, including video conference platforms or conference calls (or partly in one way and partly in another), specifying the means, or all different means, of attendance and participation, and in general terms the action proposed to be taken at such meeting, shall be given by the Agent to the relevant Issuer and to the holders of the Notes, in the same manner as provided in Condition 16, not less than 21 nor more than 180 days prior to the date fixed for the meeting. In the case at any time the relevant Issuer or the holders of at least 10 per cent. in nominal amount of the outstanding Notes shall have requested the Agent to call a meeting of the holders to take any action authorised in Subclause 28(2), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the

Agent shall not have given notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the relevant Issuer, or the holders of Notes in the amount above-specified, as the case may be, may determine the time and the place in the City of New York or London or the electronic facility or facilities for such meeting (or partly in one way and partly in another) and may call such meeting by giving notice thereof as provided in this Subclause 28(4).

(5)	To be entitled to vote at any meeting of holders of Notes, a person shall be a holder of outstanding Notes at the time of such meeting, or a person appointed by an instrument in writing as proxy for such holder. Holders of Notes present in person or by proxy by means of electronic facility or facilities (including video conference platforms or conference call) provided in Subclause 28(4) shall be counted in the quorum for, and entitled to participate in, the meeting of holders of Notes.

(6)	The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate nominal amount of the Notes then outstanding affected thereby. In the absence of a quorum, within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Subclause 28(4) except that such notice need be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the nominal amount of the outstanding Notes which shall constitute a quorum.

The quorum at any adjourned meeting will be one or more persons holding or representing 25 per cent. in aggregate nominal amount of such Notes then outstanding affected thereby. Any meeting of holders of Notes at which a quorum is present may be adjourned from time to time by vote of a majority in nominal amount of the outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in nominal amount of the outstanding Notes represented and voting at such meeting, provided that such amount approving such resolution shall be not less than 25 per cent. in nominal amount of the outstanding Notes.

(7)	Any modifications, amendments or waivers under this Clause 28 to this Agreement or to the terms and conditions of the Notes and Coupons will be conclusive and binding on all holders of Notes and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes and Coupons. It shall not be necessary for the consent of the holders of Notes under Condition 15 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(8)	Notes authenticated and delivered after the execution of any amendment under this Clause 28 to this Agreement, the Notes or Coupons may bear a notation in form approved by the Agent as to any matter provided for in such amendment to this Agreement. New Notes so modified as to conform, in the opinion of the Agent and the relevant Issuer, to any modification contained in any such amendment may be prepared by the relevant Issuer, authenticated by the Agent and delivered in exchange for the Notes then outstanding affected thereby.

(9)	The Agent may make such reasonable regulations as it may deem advisable for any meeting of holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate, including determining that adequate facilities are available throughout the meeting to ensure holders of Notes in person or by proxy attending the meeting by all means (including by means of electronic facility or facilities, including video conference platforms or by conference call) are able to participate in such meeting. Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any Relevant Clearing System. The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the relevant Issuer or holders of Notes as provided above, in which case the relevant Issuer or the holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in nominal amount of the outstanding Notes represented at the meeting. The chairman of the meeting shall have no right to vote, except as a holder of Notes or proxy. A record, at least in triplicate, of the proceedings of each meeting of holders of Notes shall be prepared, and one such copy shall be delivered to the relevant Issuer and another to the Agent to be preserved by the Agent.

29.	Calculation Agency Agreement

A form of calculation agency agreement is set out in Appendix C hereto. Where the Conditions require functions to be carried out by a Calculation Agent other than the Agent, the relevant Issuer may execute such an agreement or an agreement in such other form as such Issuer and the Calculation Agent may agree.

30.	REPRESENTATIONS AND WARRANTIES

As at the date of this Agreement each of the Issuers (only in relation to itself and any Notes issued or to be issued by it) hereby warrants to and agrees with the Agent that neither it, nor, to the knowledge of the relevant Issuer, any director, officer or employee of the relevant Issuer is currently the subject of any Sanctions applicable to such Issuer; and the relevant Issuer will not knowingly use the proceeds raised in connection with the issue of the Notes to fund any activities or business of any Designated Person subject to official sanctions imposed by the United States, the United Nations, the European Union or the United Kingdom except to the extent that such activity or business would not be prohibited for a U.S., European Union or United Kingdom person pursuant to Sanctions.

The representation and warranty given in this clause 30 shall not be made by, nor apply to, TCCI only in so far as it would result in a violation of or conflict with (i) the Foreign Extraterritorial Measures Act (Canada), together with all amendments, supplements and replacements thereto from time to time (FEMA) and (ii) the Foreign Extraterritorial Measures (United States) Order 1992 made under the authority of FEMA, together with all amendments, supplements and replacements thereto from time to time and (iii) any other orders issued under FEMA.

It is acknowledged and agreed that the warranty and agreement given in this clause 30 is only sought and given to the extent that to do so would not violate (i) Regulation (EC) 2271/96 (including as it forms part of UK domestic law by virtue of the EUWA); and/or (ii) any associated and applicable national law, instrument or regulation in the European Union or the United Kingdom related thereto.

31.	deed poll

(1)	If any Global Bearer Note becomes void in accordance with its terms, the relevant Issuer covenants with each Relevant Account Holder (other than any Relevant Account Holder which is an account holder of any other Relevant Clearing System) that each Relevant Account Holder shall automatically acquire at the Relevant Time, without the need for any further action on behalf of any person, against the relevant Issuer all those rights which the Relevant Account Holder would have had if at the Relevant Time it held and beneficially owned executed and authenticated Definitive Bearer Notes in respect of each Underlying Note (as defined in the definition of “Global Bearer Note”) represented by the Global Bearer Note which the Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. The relevant Issuer’s obligation under this Clause 31 shall be a separate and independent obligation by reference to each Underlying Note which a Relevant Account Holder has credited to its securities account with the Relevant Clearing System and the relevant Issuer agrees that a Relevant Account Holder may assign its rights under this Clause 31 in whole or in part.

(2)	The records of the Relevant Clearing System shall be conclusive evidence of the identity of the Relevant Account Holders and the number of Underlying Notes credited to the securities account of each Relevant Account Holder. For these purposes a statement issued by the Relevant Clearing System stating:

(a)	the name of the Relevant Account Holder to which the statement is issued; and

(b)	the aggregate nominal amount of Underlying Notes credited to the securities account of the Relevant Account Holder as at the opening of business on the first day following the Relevant Time on which the Relevant Clearing System is open for business, shall be conclusive evidence of the records of the Relevant Clearing System at the Relevant Time.

(3)	In the event of a dispute, the determination of the Relevant Time by the Relevant Clearing System shall (in the absence of manifest error) be final and conclusive for all purposes in connection with the Relevant Account Holders with securities accounts with the Relevant Clearing System.

(4)	The relevant Issuer undertakes in favour of each Relevant Account Holder that, in relation to any payment to be made by it under this Clause 31, it will comply with the provisions of Condition 7 to the extent that they apply to any payments in respect of Underlying Notes as if those provisions had been set out in full in this Clause 31.

(5)	The relevant Issuer will pay any stamp and other duties and taxes, including interest and penalties, payable on or in connection with the execution of this Agreement and any action taken by any Relevant Account Holder to enforce the provisions of this Clause 31.

(6)	This Clause 31 and Clause 34 shall take effect as a Deed Poll for the benefit of the Relevant Account Holders from time to time. This Agreement shall be deposited with and held by the common depositary or common safekeeper, as the case may be, for Euroclear and Clearstream, Luxembourg (being at that date of this Agreement the Agent) until all the obligations of each Issuer under this Clause 31 have been discharged in full.

(7)	Each Issuer acknowledges the right of every Relevant Account Holder to the production of, and the right of every Relevant Account Holder to obtain (upon payment of a reasonable charge) a copy of, this Agreement, and further acknowledges and covenants that the obligations binding upon it contained in this Clause 31 are owed to, and shall be for the account of, each and every Relevant Account Holder, and that each Relevant Account Holder shall be entitled severally to enforce those obligations against the relevant Issuer.

32.	Descriptive Headings

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

33.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Save for Clause 31, this Agreement confers no right on a person who is not a party to this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

34.	Governing Law

(1)	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of England.

(2)	Each Issuer hereby irrevocably agrees for the exclusive benefit of the Agent, the Paying Agents and the Relevant Account Holders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this

Agreement) and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Agreement) may be brought in such courts. Each Issuer hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon each Issuer and may be enforced in the courts of any other jurisdiction. Nothing contained herein shall limit any right to take Proceedings against any Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. Each Issuer hereby appoints Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ as its agent for service of process and agrees that, in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

(3)	If TMF is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement, deed or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of the Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

35.	Counterparts

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

IN WITNESS WHEREOF, TMF, TCCI, TFA and TMCC have executed this Agreement as a deed, and the Agent has executed this Agreement, as of the date first above written.

The Issuers

SIGNED, SEALED AND DELIVERED	)
by Akihiko Sekiguchi	)
being a duly authorised attorney of	)	/s/ AKIHIKO SEKIGUCHI
TOYOTA MOTOR FINANCE	)
(NETHERLANDS) B.V. with the	)
intention that this instrument takes effect	)
as TMF’s deed in the presence of:	)

/s/ SHIRLEY J. PIMENTEL-VLIESE

TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
World Trade Center Amsterdam
Tower H, Level 10
Zuidplein 90
1077 XV Amsterdam
The Netherlands

[**]

SIGNED, SEALED AND DELIVERED	)
by Richard Nelson	)
being a duly authorised attorney of	)	/s/ RICHARD NELSON
TOYOTA CREDIT CANADA INC.	)
with the intention that this instrument takes	)
effect as TCCI’s deed in the presence of:	)

/s/ CAMERON GRAY

TOYOTA CREDIT CANADA INC.
80 Micro Court, Suite 200
Markham
Ontario L3R 9Z5
Canada

[**]

SIGNED, SEALED AND DELIVERED	)
by Richard Nelson	)
being a duly authorised attorney of	)	/s/ RICHARD NELSON
TOYOTA FINANCE AUSTRALIA	)
LIMITED with the intention that this	)
instrument takes effect as TFA’s deed	)
in the presence of:	)

/s/ CAMERON GRAY

TOYOTA FINANCE AUSTRALIA LIMITED
Level 9, 207 Pacific Highway
St Leonards NSW 2065
Australia

[**]

SIGNED, SEALED AND DELIVERED	)
by the undersigned being duly	)
authorised on behalf of	)
TOYOTA MOTOR CREDIT	)
CORPORATION with the intention that	)
this instrument takes effect as TMCC’s	)
deed	)

By:	/s/ JAMES SCHOFIELD
Name:	James Schofield
Title:	Group Vice President – Finance,
Treasury, Competitiveness, and Mergers & Acquisitions

TOYOTA MOTOR CREDIT CORPORATION

6565 Headquarters Drive, Mailstop W2–3D

Plano

Texas 75024–5965

United States

[**]

The Agent

THE BANK OF NEW YORK MELLON
acting through its London branch
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

[**]

By:	/s/ GREGORY DALE
Name:	Gregory Dale
Title:	Authorised Signatory

Appendix A
TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued subject to, and with the benefit of, an amended and restated agency agreement dated 15 September 2023 (the “Agency Agreement”) and made between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation as Issuers and The Bank of New York Mellon, acting through its London branch, as the issuing agent and (unless specified otherwise in the applicable Final Terms) principal paying agent and (unless specified otherwise in the applicable Final Terms) as calculation agent (the “Agent”, which expression shall include any successor agent or other Calculation Agent specified in the applicable Final Terms and the “Paying Agent”, which expression shall include any additional or successor paying agents). Notes in registered form (“Registered Notes”) issued by Toyota Credit Canada Inc. are also issued subject to, and with the benefit of, an amended and restated note agency agreement dated 17 September 2021 (the “TCCI Note Agency Agreement”) and made between Toyota Credit Canada Inc. as Issuer, BNY Trust Company of Canada as registrar, paying agent and transfer agent and, in respect of Registered Notes settled or cleared in Euroclear and/or Clearstream, Luxembourg (each as defined below), The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and transfer agent (each a “TCCI Registrar”, which expression shall include any successor registrar, paying agent and transfer agent) and The Bank of New York Mellon, acting through its London branch, as transfer agent and paying agent (the “TCCI Transfer Agent”, which expression shall include any additional or successor transfer agent or paying agent appointed for Registered Notes issued by Toyota Credit Canada Inc.). Registered Notes issued by Toyota Motor Credit Corporation are also issued subject to, and with the benefit of, an amended and restated note agency agreement dated 17 September 2021 (the “TMCC Note Agency Agreement”) and made between Toyota Motor Credit Corporation as Issuer, The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and transfer agent (the “TMCC Registrar”, which expression shall include any successor registrar and transfer agent) and The Bank of New York Mellon, acting through its London branch, as transfer agent and paying agent (the “TMCC Transfer Agent”, which expression shall include any additional or successor transfer agent or paying agent appointed for Registered Notes issued by Toyota Motor Credit Corporation).

References in these Terms and Conditions of the Notes (“Terms and Conditions”) to the “Issuer” shall be references to the party specified in the applicable Final Terms (as defined below). References herein to the “Notes” shall be references to the Notes of this Series (as defined below) and shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination (as defined below) in the Specified Currency (as defined below) of the relevant Notes, (ii) definitive Notes issued in exchange (or part exchange) for a temporary global Note, a permanent global Note or a global Registered Note and (iii) any global Note.

Interest bearing definitive Notes in bearer form will (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons. Global Notes do not have Coupons or Talons attached on issue.

The Notes and the Coupons have the benefit of certain Credit Support Agreements governed by Japanese law, one between Toyota Motor Corporation (the “Parent”) and Toyota Financial Services Corporation (“TFS”) dated 14 July 2000 as supplemented by a Supplemental Credit Support Agreement dated 14 July 2000 and a Supplemental Credit Support Agreement No. 2 dated 2 October 2000 (collectively, the “TMC Credit Support Agreement”) and others between TFS and each of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. and Toyota Finance Australia Limited dated 7 August 2000 and Toyota Motor Credit Corporation dated 1 October 2000 (each a “Credit Support Agreement” and together with the TMC Credit Support Agreement, the “Credit Support Agreements”). The Credit Support Agreements do not

constitute a direct or indirect guarantee by the Parent or TFS of the Notes. The Parent’s obligations under its Credit Support Agreement and the obligations of TFS under its Credit Support Agreements, rank pari passu with its direct, unconditional, unsubordinated and unsecured debt obligations.

The Final Terms applicable to the Notes are attached to or endorsed on the Notes and supplement these Terms and Conditions. References herein to the “applicable Final Terms” shall mean the Final Terms attached to or endorsed on the Notes.

As used herein, “Series” means each original issue of Notes together with any further issues expressed to form a single series with the original issue and the terms of which (save for the Issue Date, the amount and the date of the first payment of interest thereon and/or the Issue Price (as indicated in the applicable Final Terms)) are identical (including the Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) and whether or not the Notes are admitted to trading) and expressions “Notes of the relevant Series” and related expressions shall be construed accordingly. As used herein, “Tranche” means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

Copies of the Agency Agreement (which contains the form of the Final Terms), the Credit Support Agreements and (if the Notes are offered to the public in a Member State of the European Economic Area or admitted to trading on a regulated market within the meaning of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”) in the relevant Member State or offered to the public in the United Kingdom or admitted to trading on a regulated market within the meaning of Regulation (EU) 2017/1129 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended), the Final Terms applicable to the Notes are available free of charge and available for inspection at the specified offices of the Agent. If the Notes are to be admitted to trading on the main market of the London Stock Exchange plc or offered to the public in the United Kingdom in circumstances not within an exemption from the requirement to publish a prospectus under Section 85 of the Financial Services and Markets Act 2000, as amended, the applicable Final Terms will be published on the website of the London Stock Exchange plc through a regulatory news service and/or on the Issuer’s website. If the Notes are admitted to trading on the regulated market of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) or offered to the public in a Member State of the European Economic Area in circumstances not within an exemption from the requirement to publish a prospectus under the Prospectus Regulation, the applicable Final Terms will be published on the website of Euronext Dublin through a regulatory news service and/or on the Issuer’s website. Copies of the TCCI Note Agency Agreement (if the Notes are Registered Notes issued by Toyota Credit Canada Inc.) are available free of charge and available for inspection by the holders of Registered Notes issued by Toyota Credit Canada Inc. at the specified offices of the TCCI Registrar and the TCCI Transfer Agent. Copies of the TMCC Note Agency Agreement (if the Notes are Registered Notes issued by Toyota Motor Credit Corporation) are available free of charge and available for inspection by the holders of Registered Notes issued by Toyota Motor Credit Corporation at the specified offices of the TMCC Registrar and the TMCC Transfer Agent. The holders of the Notes (the “Noteholders”), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, and the holders of the Coupons (the “Couponholders”) are deemed to have notice of the Agency Agreement and the applicable Final Terms, which are binding on them. The holders of Registered Notes issued by Toyota Credit Canada Inc. are deemed to have notice of the TCCI Note Agency Agreement, which is binding on them and the holders of Registered Notes issued by Toyota Motor Credit Corporation are deemed to have notice of the TMCC Note Agency Agreement, which is binding on them.

Words and expressions defined in the Agency Agreement or (if the Note is a Registered Note issued by Toyota Credit Canada Inc.) in the TCCI Note Agency Agreement or (if the Note is a Registered Note issued by Toyota Motor Credit Corporation) in the TMCC Note Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated. In the event of inconsistency between the Agency Agreement, (if the Note is a Registered Note issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, (if the Note is a Registered Note issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement or the applicable Final Terms, the applicable Final Terms will prevail.

1.	Form, Denomination and Title

The Notes may be issued in bearer form (“Bearer Notes”) or, in respect of Notes issued by Toyota Credit Canada Inc. or Toyota Motor Credit Corporation, in bearer or registered form as set out in the applicable Final Terms and, in the case of definitive Bearer Notes, serially numbered, in the currency (“Specified Currency”) and in the denominations (“Specified Denomination(s)”), as specified in the applicable Final Terms.

Bearer Notes may not be exchanged for Registered Notes and vice versa.

The Note may be a Note bearing interest on a fixed rate basis (“Fixed Rate Note”), a Note bearing interest on a floating rate basis (“Floating Rate Note”), a Note issued on a non-interest bearing basis (“Zero Coupon Note”) or any combination of the foregoing, depending upon the interest basis specified in the applicable Final Terms.

Bearer Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable.

Subject as set out below, title to Bearer Notes and Coupons will pass by delivery. The holder of each Coupon whether or not such Coupon is attached to a Note, in their capacity as such, shall be subject to and bound by all the provisions contained in the relevant Note. Subject as set out below, the Issuer and any Paying Agent may deem and treat the bearer of any Bearer Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice to the contrary, including any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Bearer Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a global Note, each person who is for the time being shown in the records of Euroclear Bank SA/NV (“Euroclear”) or of Clearstream Banking S.A. (“Clearstream, Luxembourg”) or any other agreed clearing system as the holder of a particular nominal amount of such Notes (other than a clearing agency (including Euroclear and Clearstream, Luxembourg) that is itself an account holder of Euroclear or Clearstream, Luxembourg or any other agreed clearing system (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg or any other agreed clearing system as to the nominal amount of Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error or proven error)) shall be treated by the Issuer, the Agent and any other Paying Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal (including premium (if any)) or interest on the Notes, for which purpose the bearer of the relevant global Bearer Note or registered holder of the global Registered Note shall be treated by the Issuer, the Agent and any other Paying Agent as the holder of such Notes in accordance with and subject to the terms of the relevant global Note (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Clearstream, Luxembourg, as the case may be.

Title to Registered Notes issued by Toyota Credit Canada Inc. passes on due endorsement in the central register (“TCCI Register”) which Toyota Credit Canada Inc. shall procure to be kept by the BNY Trust Company of Canada. Toyota Credit Canada Inc. shall procure a branch register to be kept by The Bank of New York Mellon SA/NV, Luxembourg Branch in respect of Registered Notes settled or cleared in Euroclear or Clearstream, Luxembourg. Title to Registered Notes issued by Toyota Motor Credit Corporation passes on due endorsement in the relevant register (“TMCC Register”) which Toyota Motor Credit Corporation shall procure to be kept by the TMCC Registrar. Subject as set out above, except as ordered by a court of competent jurisdiction or as required by law, the registered holder of any Registered Note shall be deemed to be and may be treated as the absolute owner of such Registered Note for all purposes, whether or not such Registered Note shall be overdue and notwithstanding any notice of ownership, theft or loss thereof or any writing thereon made by anyone and no person shall be liable for so treating such registered holder (and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly).

Provisions relating to the transfer of Registered Notes issued by Toyota Credit Canada Inc. are set out in the relevant Registered Note and the TCCI Note Agency Agreement. Provisions relating to the transfer of Registered Notes issued by Toyota Motor Credit Corporation are set out in the relevant Registered Note and the TMCC Note Agency Agreement.

Any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, except in relation to Bearer Notes in new global note (“NGN”) form or Registered Notes intended to be held in a manner which would allow Eurosystem eligibility (being the new safekeeping structure (“NSS”) and hereinafter referred to as “held under the NSS”), be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Final Terms.

2.	Status of the Notes and the Credit Support Agreements

The Notes and any relative Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and rank pari passu and rateably without any preference among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured obligations (other than subordinated obligations, if any) of the Issuer from time to time outstanding. The Notes and the Coupons have the benefit of the Credit Support Agreements.

3.	Negative Pledge

The Notes will be subject to this Condition 3 only if this Condition 3 is specified to be applicable in the applicable Final Terms. So long as any of the Notes remains outstanding (as defined in Condition 15) the Issuer will not create or permit to be outstanding any mortgage, pledge, lien, security interest or other charge (each a “Security Interest”) (other than a Permitted Security Interest (as defined below)) for the benefit of the holders of any Relevant Indebtedness (as defined below) on the whole or any part of its property or assets, present or future, to secure any Relevant Indebtedness issued or expressly guaranteed by the Issuer or in respect of which the Issuer has given any indemnity without in any such case at the same time according to the Notes the same security as is granted or is outstanding in respect of such Relevant Indebtedness or such guarantee or indemnity or such other security as shall be approved by the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of the Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement; provided, however, that such covenant will not apply to Security Interests securing outstanding Relevant Indebtedness which does not in the aggregate at any one time exceed 20 per cent. of Consolidated Net Tangible Assets (as defined below) of the Issuer and its consolidated subsidiaries (if any). For the purposes of this Condition 3:

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortised debt discount and expense and other like intangibles of the Issuer and its consolidated subsidiaries (or, where the Issuer has no consolidated subsidiaries, of the Issuer), all as set forth on the most recent balance sheet of the Issuer and its consolidated subsidiaries (or, where the Issuer has no consolidated subsidiaries, the most recent balance sheet of the Issuer) prepared in accordance with generally accepted accounting principles as practised in the jurisdiction of the Issuer’s incorporation;

“Relevant Indebtedness” shall mean any indebtedness in the form of or represented by bonds, notes, debentures or other securities which have a final maturity of more than a year from the date of their creation and which are admitted to trading on one or more stock exchanges;

“Permitted Security Interest” shall mean:

(i)	any Security Interest arising by operation of law or any right of set-off;

(ii)	any Security Interest granted by the Parent in favour of a TMC subsidiary (as defined below) (while such beneficiary remains a TMC subsidiary) or by one TMC subsidiary in favour of another TMC subsidiary (while such beneficiary remains a TMC subsidiary);

(iii)	any Security Interest created in connection with, or pursuant to, a limited-recourse financing, securitisation or other like arrangement where the payment obligations in respect of the indebtedness secured by the relevant Security Interest are to be discharged from the revenues generated by assets over which such Security Interest is created (including, without limitation, receivables), and (in addition to (i), (ii) and (iii) above) where the Issuer is Toyota Finance Australia Limited, any Security Interest provided for by one of the following transactions if the transaction does not secure payment or performance of an obligation:

(A)	a transfer of an account or chattel paper;

(B)	a commercial consignment; or

(C)	a PPS lease,

where “account”, “chattel paper”, “commercial consignment” and “PPS lease” have the same meanings given to them in the Personal Property Securities Act 2009 of Australia; and

“TMC subsidiary” means any of the Parent’s subsidiaries consolidated in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

4.	Interest

(a)	Interest on Fixed Rate Notes and Business Day Convention for Notes other than Floating Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date which is specified in the applicable Final Terms (or the Issue Date, if no Interest Commencement Date is separately specified) to (but excluding) the Maturity Date specified in the applicable Final Terms at the rate(s) per annum equal to the Fixed Rate(s) of Interest so specified payable in arrear on the Interest Payment Date(s) in each year and on the Maturity Date so specified if it does not fall on an Interest Payment Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, or if the applicable Final Terms specify that a Fixed Coupon Amount or Broken Amount(s) shall apply in the case of Notes represented by a global Note, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount as specified in the applicable Final Terms. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount(s) so specified.

As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date or the Issue Date, as the case may be) to (but excluding) the next (or first) Interest Payment Date or Maturity Date.

Unless specified otherwise in the applicable Final Terms, the “Following Business Day Convention” will apply to the payment of all Fixed Rate Notes, meaning that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due. If the “Modified Following Business Day Convention” is specified in the applicable Final Terms for any Fixed Rate Note, it shall mean that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due unless it would thereby fall into the next calendar month in which event the full amount of payment shall be made on the immediately preceding Business Day as if made on the day such payment was due. Unless specified otherwise in the applicable Final Terms, the amount of interest due shall not be changed if payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention specified above or other Business Day Convention specified in the applicable Final Terms.

Except in the case of (i) Notes in definitive form where a Fixed Coupon Amount or a Broken Amount is specified in the applicable Final Terms or (ii) Notes represented by a global Note where the applicable Final Terms specify that a Fixed Coupon Amount or Broken Amount(s) shall apply, interest shall be calculated in respect of any period (including any period ending other than on an Interest Payment Date (which for this purpose shall not include a period where a payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention as provided in the immediately preceding paragraph, unless specified otherwise in the applicable Final Terms)) by applying the Fixed Rate of Interest to:

(A)	in the case of Fixed Rate Notes which are represented by a global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such global Note; or

(B)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount,

and, in each case, multiplying such sum by the applicable Fixed Day Count Fraction or Day Count Fraction as specified in the applicable Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

In these Terms and Conditions, “Fixed Day Count Fraction” means:

(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(A)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period (as defined below) during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; or

(B)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

(ii)	if “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next scheduled Interest Payment Date divided by 365 (or, if any portion of that period falls in a leap year, the sum of (x) the actual number of days in that portion of the period falling in a leap year divided by 366; and (y) the actual number of days in that portion of the period falling in a non-leap year divided by 365);

(iii)	if “30/360” is specified in the applicable Final Terms, the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next scheduled Interest Payment Date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360 and, in the case of an incomplete month, the number of days elapsed;

(iv)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next scheduled Interest Payment Date divided by 360;

(v)	if “Actual/Actual Canadian Compound Method” is specified in the applicable Final Terms, whenever it is necessary to compute any amount of accrued interest in respect of the Notes for a period of less than one full year, other than in respect of any Fixed Coupon Amount or Broken Amount, such interest will be calculated on the basis of the actual number of days in the period and a year of 365 days; and

(vi)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Fixed Interest Period divided by 365.

In these Terms and Conditions:

“Determination Period” means the period from (and including) a Determination Date (as specified in the applicable Final Terms) to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

(b)	Interest on Floating Rate Notes

(i)       Interest Payment Dates

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date specified in the applicable Final Terms (or the Issue Date, if no Interest Commencement Date is separately specified) and, unless specified otherwise in the applicable Final Terms, at the rate equal to the Rate of Interest payable in arrear on the Maturity Date and on either: (1) the Specified Interest Payment Date(s) (each, together with the Maturity Date, an “Interest Payment Date”) in each year specified in the applicable Final Terms; or (2) if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with the Maturity Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date or Issue Date, as applicable. Such interest will be payable in respect of each Interest Period. As used in these Terms and Conditions, “Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date or Issue Date, as applicable) to (but excluding) the next (or first) Interest Payment Date.

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), then, if the Business Day Convention specified is:

(A)	in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(2) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (2) below in this sub-paragraph (A) shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (1) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (2) each subsequent Interest Payment Date shall be the last Business Day in the month which falls in the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In these Terms and Conditions, “Business Day” means (unless otherwise stated in the applicable Final Terms) a day which is both:

(1)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any other Additional Business Centre specified in the applicable Final Terms; and

(2)	(i) in relation to any sum payable in a Specified Currency other than euro and Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney or Auckland, respectively), (ii) in relation to any sum payable in euro, a day on which the TARGET System is open or (iii) in relation to any sum payable in Renminbi, a day on which commercial banks and foreign exchange markets are open for business and settlement of Renminbi payments in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms. Unless otherwise provided in the applicable Final Terms, the principal financial centre of any country for the purpose of these Terms and Conditions shall be as provided in the 2021 ISDA Interest Rate Derivatives Definitions (as published by the International Swaps and Derivatives Association, Inc. or any successor thereto) as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time (the “ISDA Definitions”), subject to Conditions 4(b)(ii)(3)(A) and 4(b)(ii)(3)(B), as of the first Issue Date of the Notes of the relevant Series (except if the Specified Currency is Australian dollars or New Zealand dollars the principal financial centre shall be Sydney or Auckland, respectively) and in the case of Compounded SOFR Notes and SOFR Notes, a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities (a “U.S. Government Securities Business Day”). In these Terms and Conditions, “TARGET System” means the real time gross settlement system operated by the Eurosystem, or any successor system.

(ii)	Rate of Interest

The Rate of Interest payable from time to time in respect of the Floating Rate Notes will be determined as provided below.

Unless otherwise stated in the applicable Final Terms, the Minimum Rate of Interest shall be deemed to be zero.

(1)	where the Reference Rate is specified in the applicable Final Terms as being a Reference Rate other than (i) the Secured Overnight Financing Rate (“SOFR”), (ii) the Sterling Overnight Index Average (“SONIA”), (iii) the Australian Bank Bill Swap Rate (“BBSW Rate”), (iv) the AONIA Rate (as defined in Condition 4(b)(ii)(4)), or (v) the Canadian Overnight Repo Rate Average (“CORRA”), the Rate of Interest for each Interest Period will be either:

(x)	the rate or offered quotation (if there is only one rate or offered quotation on the Relevant Screen Page); or

(y)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates or offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (as specified in the applicable Final Terms) for deposits in the Specified Currency for that Interest Period which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) (as specified in the applicable Final Terms) as at the Specified Time on the Interest Determination Date in question plus or minus (as specified in the applicable Final Terms) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms). If, in the case of (y) above, five or more of such rates or offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest rate or offered quotation, one only of such rates or offered quotations) and the lowest (or, if there is more than one such lowest rate or offered quotation, one only of such rates or offered quotations) shall be disregarded by the Agent (or such other Calculation Agent specified in the applicable Final Terms) for the purpose of determining the arithmetic mean (rounded as provided above) of such rates or offered quotations. In addition:

(A)        if, in the case of (x) above, no such rate or offered quotation appears or, in the case of (y) above, fewer than two of such rates or offered quotations appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Final Terms, be the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the bid rates or offered quotations (expressed as a percentage rate per annum), of which the Agent (or such other Calculation Agent specified in the applicable Final Terms) is advised by or as is accepted by all Reference Banks (as defined below) as at the Specified Time on the Interest Determination Date for a period of the Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time, if applicable, plus or minus (as specified in the applicable Final Terms) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms);

(B)        if on any Interest Determination Date to which Condition 4(b)(ii)(1)(A) applies two or three only of the Reference Banks advise the Agent (or such other Calculation Agent specified in the applicable Final Terms) of such bid rates or offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(ii)(1)(A) on the basis of the rates or offered quotations of those Reference Banks advising or accepting such bid rates or offered quotations;

(C)       if on any Interest Determination Date to which Condition 4(b)(ii)(1)(A) applies one only or none of the Reference Banks advises the Agent (or such other Calculation Agent specified in the applicable Final Terms) of such rates or offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Final Terms, be whichever is the higher of:

(1)	the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(ii)(1)(A) shall have applied (plus or minus (as specified in the applicable Final Terms), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

(2)	the reserve interest rate which shall be the rate per annum which the Agent (or such other Calculation Agent specified in the applicable Final Terms) determines to be either:

(x)	the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the lending rates for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in the Relevant Financial Centre of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be the place of the principal London or Euro-zone office of major banks in the Euro-Zone inter-bank market, unless specified otherwise in the applicable Final Terms) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent (or such other Calculation Agent specified in the applicable Final Terms), being so made plus or minus (as specified in the applicable Final Terms) the Margin (if any); or

(y)	in the event that the Agent (or such other Calculation Agent specified in the applicable Final Terms) can determine no such arithmetic mean (in accordance with (x) above), the lowest lending rate for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in the Relevant Financial Centre of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be the place of the principal London or Euro-zone office of major banks in the Euro-Zone inter-bank market, unless specified otherwise in the applicable Final Terms) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Final Terms) the Margin (if any), provided that if the banks selected as aforesaid by the Agent (or such other Calculation Agent specified in the applicable Final Terms) are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (C)(1) above;

(2)	(A) where the Reference Rate is specified in the applicable Final Terms as being SONIA and the Calculation Method is specified in the applicable Final Terms as being Compounded Daily Rate, the Rate of Interest for each Interest Period will be Compounded Daily SONIA for the Interest Period plus or minus (as indicated in the applicable Final Terms) the Margin, if any, all determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date.

“Compounded Daily SONIA” means, with respect to an Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) as calculated by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on the Interest Determination Date in accordance with the following formula and the resulting percentage will be rounded if necessary to the fourth decimal place, with 0.00005 per cent. being rounded upwards:

where:

“d” is the number of calendar days in:

(i)	where Lag is specified as the Observation Method in the applicable Final Terms, the relevant Interest Period; or

(ii)	where Shift is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

“D” is the number specified as such in the applicable Final Terms (or, if no such number is specified, 365);

“dO” is the number of London Banking Days in:

(i)	where Lag is specified as the Observation Method in the applicable Final Terms, the relevant Interest Period; or

(ii)	where Shift is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period;

“i” is a series of whole numbers from one to dO, each representing the relevant London Banking Day in chronological order from, and including, the first London Banking Day in:

(i)	where Lag is specified as the Observation Method in the applicable Final Terms, the relevant Interest Period; or

(ii)	where Shift is specified as the Observation Method in the applicable Final Terms, the relevant Observation Period,

to and including, the last London Banking Day in such Interest Period or Observation Period, as the case may be;

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London;

“ni” for any London Banking Day “i”, means the number of calendar days from, and including, such London Banking Day “i” up to but excluding the following London Banking Day;

“Observation Look-Back Period” is as specified in the applicable Final Terms;

“Observation Period” means the period from, and including, the date falling “p” London Banking Days prior to the first day of the relevant Interest Period (and the first Interest Period shall begin on and include the Interest Commencement Date) to but excluding, the date falling “p” London Banking Days prior to the Interest Payment Date for such Interest Period (or the date falling p London Banking Days prior to such earlier date, if any, on which the Notes become due and payable);

“p” means the number of London Banking Days specified as the Observation Look-Back Period in the applicable Final Terms and which shall not be specified in the applicable Final Terms as less than five without the prior agreement of the Agent (or such other Calculation Agent specified in the applicable Final Terms);

“Relevant SONIAi” means:

(i)	where Lag is specified as the Observation Method in the applicable Final Terms, SONIAi-pLBD; or

(ii)	where Shift is specified as the Observation Method in the applicable Final Terms, SONIAiLBD;

For the avoidance of doubt, the formula for the calculation of Compounded Daily SONIA only compounds the SONIA reference rate in respect of any London Banking Day. The SONIA reference rate applied to a day that is a non-London Banking Day will be taken by applying the SONIA reference rate for the previous London Banking Day but without compounding.

“SONIAiLBD” means, in respect of any London Banking Day “i” the SONIA reference rate for such London Banking Day “i”;

“SONIAi-pLBD” means, in respect of any London Banking Day “i” falling in the relevant Interest Period, the SONIA reference rate for the London Banking Day falling “p” London Banking Days prior to the relevant London Banking Day “i”; and

“SONIA reference rate” means, in respect of any London Banking Day, a reference rate equal to the daily SONIA rate for such London Banking Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page or, if the Relevant Screen Page is unavailable, as otherwise published by such authorised distributors, in each case on the London Banking Day immediately following such London Banking Day.

If, in respect of any London Banking Day on which an applicable SONIA reference rate is required to be determined, the Agent (or such other Calculation Agent specified in the applicable Final Terms) determines that the SONIA reference rate is not made available on the Relevant Screen Page and has not otherwise been published by the relevant authorised distributors, then unless the Agent (or such other Calculation Agent specified in the applicable Final Terms) has been notified of any Successor Rate or Alternative Rate (and any related Adjustment Spread or Benchmark Amendments) pursuant to Condition 4(c), if applicable, the SONIA reference rate in respect of such London Banking Day shall be:

(x)	the sum of (i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at the close of business on the relevant London Banking Day; and (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five London Banking Days in respect of which a SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads); or

(y)	if the Bank Rate under paragraph (x) above is not available at the relevant time, either (A) the SONIA reference rate published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) for the first preceding London Banking Day in respect of which the SONIA reference rate was published on the Relevant Screen Page (or otherwise published by the relevant authorised distributors) or (B) if this is more recent, the latest rate determined under (x) above, and, in each case, references to “SONIA reference rate” in Condition 4(b)(ii)(2)(A) above shall be construed accordingly.

In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions of this Condition 4(b)(ii)(2)(A), and without prejudice to Condition 4(c), the Rate of Interest shall be:

(i)	that determined as at the last preceding Interest Determination Date on which the Rate of Interest was so determined (though substituting, where a different Margin, Maximum Rate of Interest and/or Minimum Rate of Interest is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as the case may be) relating to the relevant Interest Period, in place of the Margin, Maximum Rate of Interest and/or Minimum Rate of Interest (as applicable) relating to that last preceding Interest Period); or

(ii)	if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to the Notes for the first scheduled Interest Period had the Notes been in issue for a period equal in duration to the first scheduled Interest Period but ending on (and excluding) the Interest Commencement Date (applying the Margin and, if applicable, any Maximum Rate of Interest and/or Minimum Rate of Interest, applicable to the first scheduled Interest Period), in each case as determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms).

(B)       where the Reference Rate is specified in the applicable Final Terms as being SONIA and the Calculation Method is specified in the applicable Final Terms as being Compounded Index Rate, the Rate of Interest for each Interest Period will be Compounded Daily SONIA for the Interest Period, plus or minus (as indicated in the applicable Final Terms) the Margin, if any, all determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date.

“Compounded Daily SONIA” means, with respect to an Interest Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) (expressed as a percentage and rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) by reference to the screen rate or index for compounded daily SONIA rates administered by the administrator of the SONIA reference rate that is published or displayed on the Relevant Screen Page specified in the applicable Final Terms or, if no such page is so specified or if such page is unavailable at the relevant time, as otherwise published or displayed by such administrator or other information service from time to time on the relevant Interest Determination Date (the “SONIA Compounded Index”), and in accordance with the following formula:

where:

“d” is the number of calendar days from (and including) the day in relation to which SONIA Compounded Indexx is determined to (but excluding) the day in relation to which SONIA Compounded Indexy is determined;

“SONIA Compounded Indexx” means, with respect to an Interest Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to the first day of such Interest Period;

“SONIA Compounded Indexy” means, with respect to an Interest Period, the SONIA Compounded Index determined in relation to the day falling the Relevant Number of London Banking Days prior to the Interest Payment Date for such Interest Period, or such other date as when the relevant payment of interest falls to be due (but which by definition or the operation of the relevant provisions is excluded from such Interest Period);

“London Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

“Relevant Number” is as specified in the applicable Final Terms (or, if no such number is specified, five).

If the relevant SONIA Compounded Index is not published or displayed by the administrator of the SONIA reference rate or other information service by 5.00 p.m. (London time) (or, if later, by the time falling one hour after the customary or scheduled time for publication thereof in accordance with the then-prevailing operational procedures of the administrator of the SONIA reference rate or of such other information service, as the case may be) on the relevant Interest Determination Date, the Compounded Daily SONIA rate for the applicable Interest Period for which SONIA Compounded Index is not available shall be Compounded Daily SONIA determined in accordance with Condition 4(b)(ii)(2)(A) above as if Compounded Index Rate is not specified as being applicable in the applicable Final Terms. For these purposes, the Calculation Method shall be deemed to be Compounded Daily Rate, and for these purposes (i) the Observation Method shall be deemed to be Shift and (ii) the Observation Lookback Period shall be deemed to be equal to the Relevant Number of London Banking Days, as if those alternative elections had been made in the applicable Final Terms.

(C)       if the Notes become due and payable otherwise than on an Interest Payment Date, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Final Terms, be deemed to be the due date on which such Notes become due and payable and the Rate of Interest on such Notes shall, for so long as any such Note remains outstanding, be that determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Period had been shortened accordingly.

(3)           (A) where the Reference Rate is specified in the applicable Final Terms as being SOFR and the Calculation Method is specified in the applicable Final Terms as being Compounded SOFR Rate (“Compounded SOFR Notes”), the Rate of Interest for each Interest Period will be Compounded SOFR and (as indicated in the applicable Final Terms) the Margin, if any, all determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date.

“Compounded SOFR” means, with respect to an Interest Period, the rate (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day falling the Relevant Number of U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day falling the Relevant Number of U.S. Government Securities Business Days preceding the latter Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days in such Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m., New York City time, on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then:

(i)	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

SOFR Index Unavailable:

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be the Secured Overnight Financing Rate published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If the Issuer or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Issuer or its designee pursuant to this Condition 4(b)(ii)(3)(A), including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Issuer’s or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

The Agent (or such other Calculation Agent specified in the applicable Final Terms) will not have any liability for any determination made by the Issuer or its designee in connection with a Benchmark Transition Event, a Benchmark Replacement or Benchmark Replacement Conforming Changes.

In no event shall the Agent (or such other Calculation Agent specified in the applicable Final Terms) be responsible for determining any Benchmark Transition Event, Benchmark Replacement or for making any adjustments to any alternative Benchmark or margin or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor Benchmark. In connection with the foregoing, the Agent (or such other Calculation Agent specified in the applicable Final Terms) will be entitled to conclusively rely on any determinations made by the Issuer or its designee and will have no liability for such actions taken at the direction of the Issuer or its designee.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Issuer or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means the period from and including the Relevant Number of U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding the Relevant Number of U.S. Government Securities Business Days preceding the next Interest Payment Date, provided that the first Observation Period shall be from and including the Relevant Number of U.S. Government Securities Business Days preceding the Issue Date to but excluding the Relevant Number of U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Number” is as specified in the applicable Final Terms (or, if no such number is specified, five).

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(B)       where the Reference Rate is specified in the applicable Final Terms as being SOFR and the Calculation Method is specified in the applicable Final Terms as being SOFR Rate (“SOFR Notes”), the Rate of Interest for each Interest Period will be SOFR and (as indicated in the applicable Final Terms) the Margin, if any, all determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date.

“Interest Reset Date” means each U.S. Government Securities Business Day in the relevant Interest Period.

“SOFR” means, with respect to any Interest Reset Date, the rate (expressed as a percentage and rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in accordance with the following procedures:

(1)	the Secured Overnight Financing Rate for the applicable Interest Determination Date published as of 5:00 p.m., New York City time, on the U.S. Government Securities

Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); provided that:

(2)	if the rate specified in (1) above does not so appear as of the SOFR Determination Time, then:

(i)	if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

(ii)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If the Issuer or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Issuer or its designee pursuant to this Condition 4(b)(ii)(3)(B), including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Issuer’s or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

The Agent (or such other Calculation Agent specified in the applicable Final Terms) will not have any liability for any determination made by the Issuer or its designee in connection with a Benchmark Transition Event, a Benchmark Replacement or Benchmark Replacement Conforming Changes.

In no event shall the Agent (or such other Calculation Agent specified in the applicable Final Terms) be responsible for determining any Benchmark Transition Event, Benchmark Replacement or for making any adjustments to any alternative Benchmark or margin or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor Benchmark. In connection with the foregoing, the Agent (or such other Calculation Agent specified in the applicable Final Terms) will be entitled to conclusively rely on any determinations made by the Issuer or its designee and will have no liability for such actions taken at the direction of the Issuer or its designee.

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if the Issuer or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by the Issuer or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Secured Overnight Financing Rate” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(4)           (A) where the Reference Rate is specified in the applicable Final Terms as being BBSW Rate or AONIA Rate, the Rate of Interest for each Interest Period will be either (x) the BBSW Rate or (y) the AONIA Rate and (as indicated in the applicable Final Terms) the Margin, if any, all determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date;

(B)       each Noteholder shall be deemed to acknowledge, accept and agree to be bound by, and consents to, the determination of, substitution for and any adjustments made to the BBSW Rate or the AONIA Rate, as applicable, in each case as described in this Condition 4(b)(ii)(4) (in all cases without the need for any Noteholder consent). Any determination, decision or election (including a decision to take or refrain from taking any action or as to the occurrence or non-occurrence of any event or circumstance), and any substitution for and adjustments made to, the BBSW Rate or the AONIA Rate, as applicable, and in each case made in accordance with this Condition 4(b)(ii)(4), will, in the absence of manifest or proven error, be conclusive and binding on the Issuer, the Noteholder and the Agent and, notwithstanding anything to the contrary in these Terms and Conditions or other documentation relating to the Notes, shall become effective without the consent of any person;

(C)       if the Agent (or such other Calculation Agent specified in the applicable Final Terms) is unwilling or unable to determine a necessary rate, adjustment, quantum, formula, methodology or other variable in order to calculate the applicable Rate of Interest, such rate, adjustment, quantum, formula, methodology or other variable will be determined by the Issuer (acting in good faith and in a commercially reasonable manner) or, an alternate financial institution (acting in good faith and in a commercially reasonable manner) appointed by the Issuer (in its sole discretion) to so determine;

(D)       all rates determined pursuant to this Condition 4(b)(ii)(4) shall be expressed as a percentage rate per annum and the resulting percentage will be rounded if necessary to the fourth decimal place (i.e., to the nearest one ten-thousandth of a percentage point) with 0.00005 being rounded upwards;

(E)       if:

(a)	a Temporary Disruption Trigger has occurred; or

(b)	a Permanent Discontinuation Trigger has occurred,

then the “Reference Rate” for an Interest Period, whilst such Temporary Disruption Trigger is continuing or after a Permanent Discontinuation Trigger has occurred, means (in the following order of application and precedence):

(1)	where BBSW Rate is the Applicable Reference Rate, if a Temporary Disruption Trigger has occurred with respect to the BBSW Rate, in the following order of precedence:

(A)	first, the Administrator Recommended Rate;

(B)	then the Supervisor Recommended Rate; and

(C)	lastly, the Final Fallback Rate;

(2)	where AONIA Rate is the Applicable Reference Rate or a determination of the AONIA Rate is required for the purposes of paragraph (1) above, if a Temporary Disruption Trigger has occurred with respect to AONIA, the rate for any day for which AONIA is required will be the last provided or published level of AONIA;

(3)	where a determination of the RBA Recommended Rate is required for the purposes of paragraph (1) or (2) above, if a Temporary Disruption Trigger has occurred with respect to the RBA Recommended Rate, the rate for any day for which the RBA Recommended Rate is required will be the last rate provided or published by the Administrator of the RBA Recommended Rate (or if no such rate has been so provided or published, the last provided or published level of AONIA);

(4)	where BBSW Rate is the Applicable Reference Rate, if a Permanent Discontinuation Trigger has occurred with respect to the BBSW Rate, the rate for any day for which the BBSW Rate is required on or after the Permanent Fallback Effective Date will be the first rate available in the following order of precedence:

(A)	first, if at the time of the BBSW Rate Permanent Fallback Effective Date, no AONIA Permanent Fallback Effective Date has occurred, the AONIA Rate;

(B)	then, if at the time of the BBSW Rate Permanent Fallback Effective Date, an AONIA Permanent Fallback Effective Date has occurred, an RBA Recommended Rate has been created but no RBA Recommended Rate Permanent Fallback Effective Date has occurred, the RBA Recommended Fallback Rate; and

(C)	lastly, if neither paragraph (A) nor paragraph (B) above apply, the Final Fallback Rate;

(5)	where AONIA Rate is the Applicable Reference Rate or a determination of the AONIA Rate is required for the purposes of paragraph (4)(A) above, if a Permanent Discontinuation Trigger has occurred with respect to AONIA, the rate for any day for which AONIA is required on or after the AONIA Permanent Fallback Effective Date will be the first rate available in the following order of precedence:

(A)	first, if at the time of the AONIA Permanent Fallback Effective Date, an RBA Recommended Rate has been created but no RBA Recommended Rate Permanent Fallback Effective Date has occurred, the RBA Recommended Rate; and

(B)	lastly, if paragraph (A) above does not apply, the Final Fallback Rate; and

(6)	where a determination of the RBA Recommended Rate is required for the purposes of paragraph (4) or (5) above, respectively, if a Permanent Discontinuation Trigger has occurred with respect to the RBA Recommended Rate, the rate for any day for which the RBA Recommended Rate is required on or after that Permanent Fallback Effective Date will be the Final Fallback Rate.

When calculating an amount of interest in circumstances where a Fallback Rate other than the Final Fallback Rate applies, that interest will be calculated as if references to the BBSW Rate or AONIA Rate (as applicable) were references to that Fallback Rate. When calculating interest in circumstances where the Final Fallback Rate applies, the amount of interest will be calculated on the same basis as if the Applicable Reference Rate in effect immediately prior to the application of that Final Fallback Rate remained in effect but with necessary adjustments to substitute all references to that Applicable Reference Rate with corresponding references to the Final Fallback Rate;

(F)       for the avoidance of doubt, this Condition 4(b)(ii)(4) shall apply in lieu of Condition 4(c); and

(G)       for the purposes of this Condition 4(b)(ii)(4):

“Adjustment Spread” means the adjustment spread as at the Adjustment Spread Fixing Date (which may be a positive or negative value or zero and determined pursuant to a formula or methodology) that is:

(1)	determined as the median of the historical differences between the BBSW Rate and AONIA over a five calendar year period prior to the Adjustment Spread Fixing Date using practices based on those used for the determination of the Bloomberg Adjustment Spread as at 15 September 2023, provided that for so long as the Bloomberg Adjustment Spread is published and determined based on the five year median of the historical differences between the BBSW Rate and AONIA, that adjustment spread will be deemed to be acceptable for the purposes of this paragraph; or

(2)	if no such median can be determined in accordance with paragraph (1), set using the method for calculating or determining such adjustment spread determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) (after consultation with the Issuer where practicable) to be appropriate;

“Adjustment Spread Fixing Date” means the first date on which a Permanent Discontinuation Trigger occurs with respect to the BBSW Rate;

“Administrator” means:

(1)	in respect of the BBSW Rate, ASX Benchmarks Pty Limited (ABN 38 616 075 417);

(2)	in respect of AONIA (or where AONIA is used to determine an Applicable Reference Rate), the Reserve Bank of Australia; and

(3)	in respect of any other Applicable Reference Rate, the administrator for that rate or benchmark or, if there is no administrator, the provider of that rate or benchmark,

and, in each case, any successor administrator or, as applicable, any successor administrator or provider;

“Administrator Recommended Rate” means the rate formally recommended for use as the temporary replacement for the BBSW Rate by the Administrator of the BBSW Rate;

“AONIA” means the Australian dollar interbank overnight cash rate;

“AONIA Rate” means, for an Interest Period and in respect of an Interest Determination Date, the rate determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) to be Compounded Daily AONIA for that Interest Period and Interest Determination Date plus, if determining the AONIA Rate for the purposes of a fallback from the BBSW Rate, the Adjustment Spread;

“Applicable Reference Rate” means the Reference Rate specified in the applicable Final Terms and, if a Permanent Fallback Effective Date has occurred with respect to the BBSW Rate, AONIA or the RBA Recommended Rate, then the rate determined in accordance with this Condition 4(b)(ii)(4);

“BBSW Rate” means, for an Interest Period, the rate for prime bank eligible securities having a tenor closest to the Interest Period which is designated as the "AVG MID" on the "Refinitiv Screen ASX29 Page" or the "MID" rate on the "Bloomberg Screen BBSW Page" (or any designation which replaces that designation on the applicable page, or any replacement page) at the Publication Time on the first day of that Interest Period;

“Bloomberg Adjustment Spread” means the term adjusted AONIA spread relating to the BBSW Rate provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time as the provider of term adjusted AONIA and the spread) ("BISL") on the Fallback Rate (AONIA) Screen (or by other means), or provided to, and published by, authorised distributors where “Fallback Rate (AONIA) Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for the BBSW Rate accessed via the Bloomberg Screen <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP> <GO>) or any other published source designated by BISL;

“Compounded Daily AONIA” means, with respect to an Interest Period, the rate of return of a daily compound interest investment as calculated by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on the Interest Determination Date, as follows:

where:

“AONIAi-5 SBD ” means the per annum rate expressed as a decimal which is the level of AONIA provided by the Administrator and published as of the Publication Time for the Sydney Business Day falling five Sydney Business Days prior to such Sydney Business Day "i";

“d” is the number of calendar days in the relevant Interest Period;

“do” is the number of Sydney Business Days in the relevant Interest Period;

“i” is a series of whole numbers from 1 to d0, each representing the relevant Sydney Business Day in chronological order from (and including) the first Sydney Business Day in the relevant Interest Period to (and including) the last Sydney Business Day in such Interest Period;

“ni”, for any Sydney Business Day "i", means the number of calendar days from (and including) such Sydney Business Day “i” up to (but excluding) the following Sydney Business Day; and

“Sydney Business Day” or “SBD” means any day on which commercial banks are open for general business in Sydney.

If, for any reason, Compounded Daily AONIA needs to be determined for a period other than an Interest Period, Compounded Daily AONIA is to be determined as if that period were an Interest Period starting on (and including) the first day of that period and ending on (but excluding) the last day of that period;

“Fallback Rate” means, where a Permanent Discontinuation Trigger for an Applicable Reference Rate has occurred, the rate that applies to replace that Applicable Reference Rate in accordance with this Condition 4(b)(ii)(4);

“Final Fallback Rate” means, in respect of an Applicable Reference Rate, the rate determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) as a commercially reasonable alternative for the Applicable Reference Rate taking into account all available information that, in good faith, it considers relevant, provided that any rate (inclusive of any spreads or adjustments) implemented by central counterparties and/or futures exchanges with representative trade volumes in derivatives or futures referencing the Applicable Reference Rate will be deemed to be acceptable for the purposes of this paragraph, together with (without double counting) such adjustment spread (which may be a positive or negative value or zero) that is customarily applied to the relevant successor rate or alternative rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for Reference Rate-linked floating rate notes at such time (together with such other adjustments to the Business Day Convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such successor rate or alternative rate for Reference Rate-linked floating rate notes at such time), or, if no such industry standard is recognised or acknowledged, the method for calculating or determining such adjustment spread determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) (in consultation with the Issuer) to be appropriate, provided that if and for so long as no such successor rate or alternative rate can be determined in accordance with this paragraph, the Final Fallback Rate will be the last provided or published level of that Applicable Reference Rate;

“Interest Determination Date” means, in respect of an Interest Period:

(1)	where the BBSW Rate applies or the Final Fallback Rate applies under paragraph 4(C) of Condition 4(b)(ii)(4)(E)(C), the first day of that Interest Period; and

(2)	otherwise, the third Business Day prior to the Interest Payment Date in respect of that Interest Period;

“Non-Representative” means, in respect of an Applicable Reference Rate, that the Supervisor of that Applicable Reference Rate if the Applicable Reference Rate is the BBSW Rate, or the Administrator of the Applicable Reference Rate if the Applicable Reference Rate is the AONIA Rate or the RBA Recommended Rate:

(1)	has determined that such Applicable Reference Rate is no longer, or as of a specified future date will no longer be, representative of the underlying market and economic reality that such Applicable Reference Rate is intended to measure and that representativeness will not be restored; and

(2)	is aware that such determination will engage certain contractual triggers for fallbacks activated by pre-cessation announcements by such Supervisor (howsoever described) in contracts;

“Permanent Discontinuation Trigger” means, in respect of an Applicable Reference Rate:

(1)	a public statement or publication of information by or on behalf of the Administrator of the Applicable Reference Rate announcing that it has ceased or that it will cease to provide the Applicable Reference Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the Applicable Reference Rate and, in the case of the BBSW Rate, a public statement or publication of information by or on behalf of the Supervisor of the BBSW Rate has confirmed that cessation;

(2)	a public statement or publication of information by the Supervisor of the Applicable Reference Rate, the Reserve Bank of Australia (or any successor central bank for Australian dollars), an insolvency official or resolution authority with jurisdiction over the Administrator of the Applicable Reference Rate or a court or an entity with similar insolvency or resolution authority over the Administrator of the Applicable Reference Rate which states that the Administrator of the Applicable Reference Rate has ceased or will cease to provide the Applicable Reference Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Reference Rate and, in the case of the BBSW Rate and a public statement or publication of information other than by the Supervisor, a public statement or publication of information by or on behalf of the Supervisor of the BBSW Rate has confirmed that cessation;

(3)	a public statement by the Supervisor of the Applicable Reference Rate if the Applicable Reference Rate is the BBSW Rate, or the Administrator of the Applicable Reference Rate if the Applicable Reference Rate is the AONIA Rate or the RBA Recommended Rate, as a consequence of which the Applicable Reference Rate will be prohibited from being used either generally, or in respect of the Notes, or that its use will be subject to restrictions or adverse consequences to the Issuer or a Noteholder;

(4)	as a consequence of a change in law or directive arising after the Issue Date of the first Tranche of Notes of a Series, it has become unlawful for the Agent (or such other Calculation Agent specified in the applicable Final Terms), the Issuer or any other party responsible for calculations of interest under the Terms and Conditions to calculate any payments due to be made to any Noteholder using the Applicable Reference Rate;

(5)	a public statement or publication of information by the Supervisor of the Applicable Reference Rate if the Applicable Reference Rate is the BBSW Rate, or the Administrator of the Applicable Reference Rate if the Applicable Reference Rate is the AONIA Rate or the RBA Recommended Rate, stating that the Applicable Reference Rate is Non-Representative; or

(6)	the Applicable Reference Rate has otherwise ceased to exist or be administered on a permanent or indefinite basis;

“Permanent Fallback Effective Date” means, in respect of a Permanent Discontinuation Trigger for an Applicable Reference Rate:

(1)	in the case of paragraphs (1) and (2) of the definition of “Permanent Discontinuation Trigger”, the first date on which the Applicable Reference Rate would ordinarily have been published or provided and is no longer published or provided;

(2)	in the case of paragraphs (3) and (4) of the definition of “Permanent Discontinuation Trigger”, the date from which use of the Applicable Reference Rate is prohibited or becomes subject to restrictions or adverse consequences or the calculation becomes unlawful (as applicable);

(3)	in the case of paragraph (5) of the definition of “Permanent Discontinuation Trigger”, the first date on which the Applicable Reference Rate would ordinarily have been published or provided but is Non-Representative by reference to the most recent statement or publication contemplated in that paragraph and even if such Applicable Reference Rates continues to be published or provided on such date; or

(4)	in the case of paragraph (6) of the definition of “Permanent Discontinuation Trigger”, the date that event occurs;

“Publication Time” means:

(1)	in respect of the BBSW Rate, 12:00 noon (Sydney time) or any amended publication time for the final intraday refix of such rate specified by the Administrator for the BBSW Rate in its benchmark methodology; and

(2)	in respect of AONIA, 4:00 p.m. (Sydney time) or any amended publication time for the final intraday refix of such rate specified by the Administrator for AONIA in its benchmark methodology;

“RBA Recommended Fallback Rate” means, for an Interest Period and in respect of an Interest Determination Date, the rate determined by the Agent (or such other Calculation Agent specified in the applicable Final Terms) to be the RBA Recommended Rate for that Interest Period and Interest Determination Date;

“RBA Recommended Rate” means, in respect of any relevant day (including any day "i"), the rate (inclusive of any spreads or adjustments) recommended as the replacement for AONIA by the Reserve Bank of Australia (which rate may be produced by the Reserve Bank of Australia or another administrator) and as provided by the Administrator of that rate or, if that rate is not provided by the Administrator thereof, published by an authorised distributor in respect of that day;

“Supervisor” means, in respect of an Applicable Reference Rate, the supervisor or competent authority that is responsible for supervising that Applicable Reference Rate or the Administrator of that Applicable Reference Rate, or any committee officially endorsed or convened by any such supervisor or competent authority that is responsible for supervising that Applicable Reference Rate or the Administrator of that Applicable Reference Rate;

“Supervisor Recommended Rate” means the rate formally recommended for use as the temporary replacement for the BBSW Rate by the Supervisor of the BBSW Rate; and

“Temporary Disruption Trigger” means in respect of any Applicable Reference Rate which is required for any determination:

(1)	the Applicable Reference Rate has not been published by the applicable Administrator or an authorised distributor and is not otherwise provided by the Administrator, in respect of, on, for or by the time and date on which that Applicable Reference Rate is required; or

(2)	the Applicable Reference Rate is published or provided but the Agent (or such other Calculation Agent specified in the applicable Final Terms) determines that there is an obvious or proven error in that rate.

(5)         (A)         where the Reference Rate is specified in the applicable Final Terms as being CORRA and the Calculation Method is specified in the applicable Final Terms as being Compounded Daily Rate, the Rate of Interest for each Interest Period will be Compounded Daily CORRA determined for the Observation Period in respect of such Interest Period plus or minus (as indicated in the applicable Final Terms) the Margin, if any, all determined and calculated by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date.

“Compounded Daily CORRA” means, for an Observation Period, the rate calculated by the Agent (or such other Calculation Agent specified in the applicable Final Terms) using the following method, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 per cent. being rounded upwards and (-) 0.000005 per cent. being rounded downwards:

where:

“CORRAi” means, in respect of any Bank of Canada Business Day “i” in the relevant Observation Period, a reference rate equal to the daily CORRA rate for that day, as published or displayed by the Reference Rate Administrator or an authorised distributor at 11:00 a.m. Toronto time (or an amended publication time, if any, as specified in the Reference Rate Administrator’s methodology for calculating CORRA) on the immediately following Bank of Canada Business Day, which is Bank of Canada Business Day “i” + 1;

“d” is the number of calendar days in the relevant Observation Period;

“do” for any Observation Period is the number of Bank of Canada Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to do, each representing the relevant Bank of Canada Business Day in chronological order from, and including, the first Bank of Canada Business Day in the relevant Observation Period; and

“ni” means, for any Bank of Canada Business Day “i” in the relevant Observation Period, the number of calendar days from, and including, such Bank of Canada Business Day “i” to, but excluding, the following Bank of Canada Business Day (which is Bank of Canada Business Day “i” + 1).

(B)       where the Reference Rate is specified in the applicable Final Terms as being CORRA and the Calculation Method is specified in the applicable Final Terms as being Compounded Index Rate, the Rate of Interest for each Interest Period will be Compounded Daily CORRA Index determined for the Observation Period in respect of such Interest Period, plus or minus (as indicated in the applicable Final Terms) the Margin, if any, all determined and calculated by the Agent (or such other Calculation Agent specified in the applicable Final Terms) on each relevant Interest Determination Date.

“Compounded Daily CORRA Index” means, for an Observation Period, the rate calculated by the Agent (or such other Calculation Agent specified in the applicable Final Terms) using the following method, with the resulting percentage rounded, if necessary, to the fifth decimal place, with 0.000005 per cent. being rounded upwards and (-) 0.000005 per cent. being rounded downwards:

where:

“CORRA Compounded Indexstart” is equal to the CORRA Compounded Index value on the date that is two Bank of Canada Business Days preceding the first date of the relevant Interest Period;

“CORRA Compounded Indexend” is equal to the CORRA Compounded Index value on the date that is two Bank of Canada Business Days preceding the Interest Payment Date relating to such Interest Period (or, in the case of the final Interest Payment Date, the Maturity Date of the Notes or, if the Notes are redeemed prior to the Maturity Date, the date of redemption of such Notes, as applicable); and

“d” is the number of calendar days in the relevant Observation Period.

(C)       If any Interest Payment Date falls on a day that is not a Bank of Canada Business Day, it shall be postponed until the next succeeding Bank of Canada Business Day, unless that day falls in the next calendar month, in which case the Interest Payment Date will be the immediately preceding day that is a Bank of Canada Business Day. If the Maturity Date of the Notes falls on a day that is not a Bank of Canada Business Day, the required payment of principal and interest shall be made on the next succeeding Bank of Canada Business Day.

Temporary Non-Publication of CORRA Compounded Index

If (i) the CORRA Compounded Indexstart or the CORRA Compounded Indexend is not published or displayed by the Reference Rate Administrator or an authorised distributor by 11:30 a.m. Toronto time (or an amended publication time, if any, as specified in the Reference Rate Administrator’s methodology for calculating the CORRA Compounded Index) on the Interest Determination Date for such Interest Period, but an Index Cessation Effective Date with respect to the CORRA Compounded Index has not occurred, or (ii) an Index Cessation Effective Date with respect to the CORRA Compounded Index has occurred, then the Rate of Interest for the applicable Interest Period for which the CORRA Compounded Index is not available shall be Daily Compounded CORRA as if Daily Compounded CORRA had been specified in the applicable Final Terms in place of Daily Compounded CORRA Index.

Temporary Non-Publication of CORRA

If neither the Reference Rate Administrator nor authorised distributors provide or publish CORRA and an Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

Effect of an Index Cessation Event with respect to CORRA

If an Index Cessation Effective Date occurs with respect to CORRA, the Rate of Interest for an Interest Determination Date which occurs on or after such Index Cessation Effective Date will be the CAD Recommended Rate, to which the most recently published spread will be applied and the Issuer (or its designee) shall make such adjustments as are necessary to account for any difference in the term, structure or tenor of the CAD Recommended Rate in comparison to CORRA.

If there is a CAD Recommended Rate before the end of the first Bank of Canada Business Day following the Index Cessation Effective Date with respect to CORRA, but neither the Reference Rate Administrator nor authorised distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to the CAD Recommended Rate has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

If (i) there is no CAD Recommended Rate before the end of the first Bank of Canada Business Day following the Index Cessation Effective Date with respect to CORRA, or (ii) there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to the CAD Recommended Rate, the Rate of Interest for an Interest Determination Date which occurs on or after such applicable Index Cessation Effective Date will be the BOC Target Rate, to which the most recently published spread will be applied and the Issuer (or its designee) shall make such adjustments as are necessary to account for any difference in the term, structure or tenor of the BOC Target Rate in comparison to CORRA.

In respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate as of the close of business in Toronto on that day.

In connection with the implementation of an Applicable Rate, the Issuer (or its designee) may make such adjustments to the Applicable Rate or the Margin, if any, as well as the Business Day Convention, the Day Count Fraction, Interest Determination Dates, and related provisions and definitions (including observation dates for reference rates), in each case as are consistent with accepted market practice for the use of the Applicable Rate for debt obligations such as the Notes in such circumstances.

Any determination, decision or election that may be made by the Issuer (or its designee), the Calculation Agent, as applicable, in relation to the Applicable Rate, including any determination with respect to an adjustment or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding, absent any manifest error; (ii) if made by the Issuer, will be in the sole discretion of the Issuer, or, as applicable, if made by the Calculation Agent will be made after consultation with the Issuer; and (iii) shall become effective without consent from the holders of the Notes or any other party. In addition, the Issuer may designate an entity (which may be its affiliate) to make any determination or decision that the Issuer has the right to make in connection with such terms and provisions.

Definitions

In this Condition 4(b)(ii)(5), the following terms have the following meanings:

“Applicable Rate” means one of CORRA Compounded Index, CORRA, the CAD Recommended Rate or the BOC Target Rate, as applicable;

“Bank of Canada Business Day” means a day that Schedule I banks under the Bank Act (Canada) are open for business in Toronto, Ontario, Canada, other than a Saturday or a Sunday or a public holiday in Toronto (or such revised regular publication calendar for an Applicable Rate as may be adopted by the Reference Rate Administrator from time to time);

“BOC Target Rate” means the Bank of Canada’s target for the overnight rate as set by the Bank of Canada and published on the Bank of Canada’s website;

“Business Day” means any day on which Canadian chartered banks are open for business in Toronto and which is not a Saturday or Sunday;

“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorised distributor;

“CORRA” means the Canadian Overnight Repo Rate Average, as published by the Bank of Canada, as the administrator of CORRA (or any successor Reference Rate Administrator), on the website of the Bank of Canada or any successor website;

“CORRA Compounded Index” means the measure of the cumulative impact of CORRA compounding over time administered and published by the Bank of Canada (or any successor Reference Rate Administrator);

“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which the Applicable Rate is no longer provided. If the Applicable Rate ceases to be provided on the same day that it is required to determine the rate for an Interest Determination Date, but it was provided at the time at which it is to be observed (or, if no such time is specified, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published;

“Index Cessation Event” means:

(A)       a public statement or publication of information by or on behalf of the Reference Rate Administrator or provider of the Applicable Rate announcing that it has ceased or will cease to provide the Applicable Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor Reference Rate Administrator or provider of the Applicable Rate that will continue to provide the Applicable Rate; or

(B)       a public statement or publication of information by the regulatory supervisor for the Reference Rate Administrator or provider of the Applicable Rate, the Bank of Canada, an insolvency official with jurisdiction over the Reference Rate Administrator or provider of the Applicable Rate, a resolution authority with jurisdiction over the Reference Rate Administrator or provider of the Applicable Rate or a court or an entity with similar insolvency or resolution authority over the Reference Rate Administrator or provider of the Applicable Rate, which states that the Reference Rate Administrator or provider of the Applicable Rate has ceased or will cease to provide the Applicable Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor Reference Rate Administrator or provider of the Applicable Rate that will continue to provide the Applicable Rate;

“Observation Period” means, in respect of each Interest Period, the period from, and including, the date that is two Bank of Canada Business Days preceding the first date in such Interest Period to, but excluding, the date that is two Bank of Canada Business Days preceding the Interest Payment Date for such Interest Period or, in the case of the final Interest Payment Date, the Maturity Date of the Notes or, if the Notes are redeemed prior to the Maturity Date, the date of redemption of such Notes, as applicable;

 “Reference Rate Administrator” means the Bank of Canada or any successor administrator for CORRA and/or the CORRA Compounded Index or the administrator (or its successor) of another Applicable Rate, as applicable.

 If the Notes become due and payable otherwise than on an Interest Payment Date, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the applicable Final Terms, be deemed to be the date on which such Notes became due and payable and the Rate of Interest on such Notes shall, for so long as any such Notes remain outstanding, be that determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Period had been shortened accordingly.

(6)       Other definitions:

“Banking Day” means, in respect of any place, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Final Terms;

“Interest Determination Date” means, unless otherwise specified in the applicable Final Terms or in these Terms and Conditions, (1) other than in the case of Condition 4(b)(ii)(1)(A), with respect to Notes denominated in any Specified Currency other than U.S. dollars, Sterling, Canadian dollars or euro, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of Condition 4(b)(ii)(1)(A), the second Banking Day in the Relevant Financial Centre of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be the place of the principal London or Euro-zone office of major banks in the Euro-Zone inter-bank market, unless specified otherwise in the applicable Final Terms) prior to the commencement of the relevant Interest Period; (2) subject to (3) and (4) below with respect to Notes denominated in U.S. dollars, subject to (5) below with respect to Notes denominated in Sterling and subject to (6) below with respect to Notes denominated in Canadian dollars, for Notes denominated in U.S. dollars, Sterling or Canadian dollars, the first Banking Day in the principal financial centre of the country of the Specified Currency of the relevant Interest Period; (3) with respect to Notes denominated in U.S. dollars where the Reference Rate is specified in the applicable Final Terms as being SOFR and the Calculation Method is specified in the applicable Final Terms as being Compounded SOFR, the second U.S. Government Securities Business Day prior to the commencement of the relevant Interest Period; (4) with respect to Notes denominated in U.S. dollars where the Reference Rate is specified in the applicable Final Terms as being SOFR and the Calculation Method is specified in the applicable Final Terms as being SOFR Rate, the second U.S. Government Securities Business Day prior to the relevant Interest Reset Date; (5) with respect to Notes denominated in Sterling where the Reference Rate is specified in the applicable Final Terms as being SONIA, the first London Banking Day of the relevant Interest Period; (6) with respect to Notes denominated in Canadian dollars where the Reference Rate is specified in the applicable Final Terms as being CORRA, the date that is two Bank of Canada Business Days (as defined in Condition 4(b)(ii)(5)) preceding each Interest Payment Date or, in the case of the final Interest Period, preceding the Maturity Date of the Notes, or, if applicable, preceding the date of redemption of any Notes; and (7) with respect to Notes denominated in euro, the second day on which the TARGET System is open prior to the commencement of the relevant Interest Period;

“Reference Banks” means, in the case where the Reference Rate is EURIBOR, the principal London or Euro-zone office of four major banks in the Euro-zone inter-bank market; in the case where the Reference Rate is STIBOR, the principal Stockholm office of four major banks in the Stockholm inter-bank market; in the case where the Reference Rate is NIBOR, the principal Oslo office of four major banks in the Norwegian inter-bank market; or otherwise such banks as may be specified in the applicable Final Terms as the Reference Banks;

“Reference Rate” means AONIA Rate, BBSW Rate, EURIBOR, STIBOR, NIBOR, SOFR, SONIA or CORRA as specified in the Final Terms;

“Relevant Screen Page” means such page, whatever its designation, on which the Reference Rate that is for the time being displayed on the Reuters Monitor Money Rates Service or Dow Jones Markets Limited or other such service, as specified in the applicable Final Terms;

“Specified Time” means the time as of which any rate is to be determined as specified in the applicable Final Terms, or if none is specified, the time at which it is customary to determine such rate; and

“U.S. Government Securities Business Day” means a day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.

(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest/Interest Amount for any Interest Period, then in no event shall the Rate of Interest/Interest Amount for such Interest Period be less than such Minimum Rate of Interest/Interest Amount. If the applicable Final Terms specifies a Maximum Rate of Interest/Interest Amount for any Interest Period, then in no event shall the Rate of Interest/Interest Amount for such Interest Period be greater than such Maximum Rate of Interest/Interest Amount.

(iv)	Determination of Rate of Interest and Calculation of Interest Amounts

The Agent (or, if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Final Terms) will, on or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any Minimum or Maximum Rate of Interest/Interest Amount specified in the applicable Final Terms) and calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes for the relevant Interest Period, by applying the Rate of Interest to:

(A)	subject to paragraph (C) below, in the case of Floating Rate Notes which are represented by a global Note, the aggregate outstanding nominal amount of the Notes represented by such global Note;

(B)	in the case of Floating Rate Notes in definitive form, the Calculation Amount; or

(C)	in the case of Floating Rate Notes which are represented by a global Note and the applicable Final Terms indicates that the Rate of Interest shall be applied to the Calculation Amount, the Calculation Amount, and, in each case, multiplying such sum by the applicable Day Count Fraction, as specified in the applicable Final Terms, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention or as specified in the applicable Final Terms. Where the Specified Denomination of a Floating Rate Note in the case of paragraph (B) or (C) above is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Floating Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without further rounding.

“Day Count Fraction” means in respect of the calculation of an amount of interest for any Interest Period:

(A)	if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(C)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(D)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(E)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(F)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; and

(G)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

(v)	Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period or Specified Period in the applicable Final Terms, the Rate of Interest for such Interest Period or Specified Period shall be calculated by the Agent (or if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Final Terms) by straight line linear interpolation by reference to two rates based on the relevant Reference Rate, one of which shall be determined as if the Designated Maturity (as defined below) were the period of time for which rates are available next shorter than the length of the relevant Interest Period or Specified Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period or Specified Period, provided however, that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Agent (or if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Final Terms) shall determine such rate at such time and by reference to such sources as the Issuer shall determine as appropriate for such purposes. For the purposes of this Condition 4(b)(v), the expression “Designated Maturity” means the period of time designated in the Reference Rate.

(vi)	Notification of Rate of Interest and Interest Amount

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period or Specified Period and the relevant Interest Payment Date to be notified to the Issuer, the TCCI Registrar and the TCCI Transfer Agent (in the case of Registered Notes issued by Toyota Credit Canada Inc.), the TMCC Registrar and the TMCC Transfer Agent (in the case of Registered Notes issued by Toyota Motor Credit Corporation) and any stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being admitted to trading and listed and will cause notice of the same to be published or given in accordance with Condition 16 as soon as possible after their determination but in no event later than (i) the fourth London Business Day after their determination; or (ii) two Milan Business Days prior to the first day of each Interest Period in the case of Notes to be admitted to be traded on EuroTLX on an ex-coupon basis (corso secco); or three Milan Business Days prior to the relevant Interest Payment Date in the case of Notes to be admitted to be traded on EuroTLX on a cum-coupon basis (tel quel). Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid or prior notice in the event of an extension or shortening of the Interest Period or Specified Period in accordance with the provisions hereof. Any such amendment will promptly be notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being admitted to trading and listed. For the purposes of this Condition 4(b)(vi), the expression “London Business Day” means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for general business in London and “Milan Business Day” means a day on which banks and foreign exchange markets are open for general business in Milan.

(vii)	Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(b), whether by the Agent or other Calculation Agent, shall (in the absence of wilful default, bad faith, manifest error or proven error) be binding on the Issuer, the Agent, the Calculation Agent, any other Paying Agent and all Noteholders and Couponholders and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and TCCI Transfer Agent and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and TMCC Transfer Agent and (in the absence of wilful default or bad faith) no liability to the Issuer, the Noteholders or the Couponholders shall attach to the Agent or the Calculation Agent in connection with the exercise or non-exercise by either of them of their powers, duties and discretions pursuant to such provisions.

(c)	Benchmark Discontinuation

Subject to the provisions in Condition 4(b) above, if the Issuer determines that a Benchmark Event has occurred in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to that Original Reference Rate, then the following provisions of this Condition 4(c) shall apply with the exception of SOFR, AONIA Rate, BBSW Rate or CORRA.

(i)	Successor Rate or Alternative Rate

If there is a Successor Rate, then the Issuer shall promptly notify the Agent (or such other Calculation Agent specified in the applicable Final Terms) and, in accordance with Condition 16, the Noteholders of such Successor Rate and that Successor Rate shall (subject to adjustment as provided in Condition 4(c)(ii)) subsequently be used by the Agent (or such other Calculation Agent specified in the applicable Final Terms) in place of the Original Reference Rate to determine the relevant Rate of Interest (or the relevant component part thereof) for all relevant future payments of interest on the Notes (subject to the further operation of this Condition 4(c)).

If there is no Successor Rate but the Issuer, acting in good faith, in a commercially reasonable manner and by reference to such sources as it deems appropriate, which may include consultation with an Independent Adviser, determines that there is an Alternative Rate, then the Issuer shall promptly notify the Agent (or such other Calculation Agent specified in the applicable Final Terms) and, in accordance with Condition 16, the Noteholders of such Alternative Rate and that Alternative Rate shall (subject to adjustment as provided in Condition 4(c)(ii)) subsequently be used in place of the Original Reference Rate to determine the relevant Rate of Interest (or the relevant component part thereof) for all relevant future payments of interest on the Notes (subject to the further operation of this Condition 4(c)).

(ii)	Adjustment Spread

If a Successor Rate or Alternative Rate is determined in accordance with Condition 4(c)(i), the Issuer, acting in good faith, in a commercially reasonable manner and by reference to such sources as it deems appropriate, which may include consultation with an Independent Adviser, shall determine an Adjustment Spread (which may be expressed as a specified quantum or a formula or methodology for determining the applicable Adjustment Spread (and for the avoidance of doubt, an Adjustment Spread may be positive, negative or zero)), which Adjustment Spread shall be applied to the relevant Successor Rate or the Alternative Rate (as the case may be for each subsequent determination of a relevant Rate of Interest (or the relevant component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable)).

Following any such determination of the Adjustment Spread, the Issuer shall promptly notify the Agent (or such other Calculation Agent specified in the applicable Final Terms) and, in accordance with Condition 16, the Noteholders of such Adjustment Spread and the Agent (or such other Calculation Agent specified in the applicable Final Terms) shall apply such Adjustment Spread to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant Rate of Interest (or a component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable).

(iii)	Benchmark Amendments

If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with this Condition 4(c) and the Issuer, acting in good faith, in a commercially reasonable manner and by reference to such sources as it deems appropriate, which may include consultation with an Independent Adviser, determines in its discretion (A) that amendments to these Terms and Conditions and/or the Agency Agreement are necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Amendments”) and (B) the terms of the Benchmark Amendments, then the Issuer shall, subject to the Issuer having to give notice thereof to the Noteholders in accordance with Condition 16, without any requirement for the consent or approval of Noteholders or the Couponholders, modify these Terms and Conditions and/or the Agency Agreement to give effect to such Benchmark Amendments with effect from the date specified in such notice.

In connection with any such modifications in accordance with this Condition 4(c)(iii), the Issuer shall comply with the rules of any stock exchange on which the Notes are for the time being listed or admitted to trading.

Any Benchmark Amendments determined under this Condition 4(c)(iii) shall be notified promptly by the Issuer to the Agent (or such other Calculation Agent specified in the applicable Final Terms) and, in accordance with Condition 16, the Noteholders. Such notice shall be irrevocable and shall specify the effective date of such Benchmark Amendments.

(iv)	Independent Adviser

In the event the Issuer is to consult with an Independent Adviser in connection with any determination to be made by the Issuer pursuant to this Condition 4(c), the Issuer shall use its reasonable endeavours to appoint an Independent Adviser, as soon as reasonably practicable, for the purposes of any such consultation.

An Independent Adviser appointed pursuant to this Condition 4(c) shall act in good faith, in a commercially reasonable manner and (in the absence of fraud or wilful default) shall have no liability whatsoever to the Issuer or the Noteholders for any determination made by it or for any advice given to the Issuer in connection with any determination made by the Issuer pursuant to this Condition 4(c) or otherwise in connection with the Notes.

If the Issuer consults with an Independent Adviser as to whether there is an Alternative Rate and in relation to the quantum of, or any formula or methodology for determining the Adjustment Spread and/or whether any Benchmark Amendments are necessary and/or in relation to the terms of any such Benchmark Amendments, a written determination of that Independent Adviser in respect thereof shall be conclusive and binding on all parties, save in the case of manifest error, and (in the absence of fraud or wilful default) the Issuer shall have no liability whatsoever to the Noteholders in respect of anything done, or omitted to be done, in relation to that matter in accordance with any such written determination.

No Independent Adviser appointed in connection with the Notes (acting in such capacity), shall have any relationship of agency or trust with the Noteholders.

(v)	Survival of Original Reference Rate Provisions

Without prejudice to the obligations of the Issuer under this Condition 4(c), the Original Reference Rate and the fallback provisions provided for in Conditions 4(b), the Agency Agreement and the applicable Final Terms will continue to apply unless and until a Benchmark Event has occurred and only then once the Agent (or such other Calculation Agent specified in the applicable Final Terms) has been notified of the Successor Rate or the Alternative Rate (as the case may be), and the Adjustment Spread and Benchmark Amendments (if applicable), in accordance with the relevant provisions of this Condition 4(c).

(vi)	Definitions

In this Condition 4(c):

“Adjustment Spread” means either a spread (which may be positive, negative or zero), or the formula or methodology for calculating a spread and the spread resulting from such calculation, which spread is to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(A)	in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body;

(B)	in the case of an Alternative Rate or (where (A) above does not apply) in the case of a Successor Rate, the Issuer, acting in good faith, in a commercially reasonable manner and by reference to such sources as it deems appropriate, which may include consultation with an Independent Adviser, determines is recognised or acknowledged as being in customary market usage in international debt capital markets transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as applicable); or

(C)	if no such determination has been made, the Independent Adviser (in consultation with the Issuer) determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as applicable); or

(D)	if no such industry standard is recognised or acknowledged, the Issuer, acting in good faith, in a commercially reasonable manner and by reference to such sources as it deems appropriate, which may include consultation with an Independent Adviser, determines to be appropriate in order to reduce or eliminate, to the extent reasonably practicable in the circumstances, any economic prejudice or benefit (as applicable) to Noteholders and Couponholders as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as applicable);

“Alternative Rate” means an alternative rate to the Original Reference Rate which the Issuer, acting in good faith, in a commercially reasonable manner and by reference to such sources as it deems appropriate, which may include consultation with an Independent Adviser, determines in accordance with this Condition 4(c) has replaced the Original Reference Rate in customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for debt securities, with a commensurate interest period and in the same Specified Currency as the Notes or, if no such rate exists, the rate which is most comparable (among other factors, on the basis of interest period and Specified Currency) to the Original Reference Rate;

“Benchmark Event” means:

(A)	the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist or ceasing permanently to be calculated, administered and published;

(B)	the later of (i) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (ii) the date falling six months prior to the specified date referred to in (i) above;

(C)	the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;

(D)	the later of (i) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (ii) the date falling six months prior to the specified date referred to in (i) above;

(E)	the later of (i) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case on or before a specified date and (ii) the date falling six months prior to the specified date referred to in (i) above;

(F)	the later of (i) the making of a public statement by the supervisor of the administrator of the Original Reference Rate announcing that such Original Reference Rate is or will, on or before a specified date, be no longer representative and (ii) the date falling six months prior to the specified date referred to in (i) above; or

(G)	it has or will prior to the next Interest Determination Date become unlawful for the Agent, any Calculation Agent, any Paying Agent or the Issuer to determine any Rate of Interest and/or calculate any Interest Amount using the Original Reference Rate;

“Calculation Agent” means such person appointed by the Issuer as calculation agent in relation to the Notes and, if not the Agent, as specified in the applicable Final Terms and shall include any successor calculation agent appointed in respect of such Notes;

“Independent Adviser” means an independent financial institution of international repute or other independent financial adviser of recognised standing with appropriate expertise in the debt capital markets appointed by the Issuer at its own expense;

“Original Reference Rate” means the Reference Rate (other than AONIA Rate or BBSW Rate) originally specified in the applicable Final Terms for the purposes of determining the relevant Rate of Interest (or any component part thereof) in respect of the Notes (provided that if, following one or more Benchmark Events, such Reference Rate originally specified in the applicable Final Terms for the purposes of determining the relevant Rate of Interest (or any component part thereof) in respect of the Notes (or any Successor Rate or Alternative Rate which has replaced it) has been replaced by a (or a further) Successor Rate or Alternative Rate and a Benchmark Event subsequently occurs in respect of such Successor Rate or Alternative Rate, the term “Original Reference Rate” shall include any such Successor Rate or Alternative Rate);

“Relevant Nominating Body” means, in respect of an Original Reference Rate:

(A)	the central bank for the currency to which the Original Reference Rate relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the Original Reference Rate; or

(B)	any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (A) the central bank for the currency to which Original Reference Rate relates, (B) any central bank or other supervisory authority which is responsible for supervising the administrator of Original Reference Rate, (C) a group of the aforementioned central banks or other supervisory authorities, or (D) the Financial Stability Board or any part thereof; and

“Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body.

(d)	Zero Coupon Notes

When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortised Face Amount of such Note as determined in accordance with Condition 6(i)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Final Terms.

(e)	Accrual of Interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note to be redeemed) will cease to bear interest (if any) from the date of its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue at the rate of interest then applicable or at such other rate as may be specified in the applicable Final Terms until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar or the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar or the TMCC Transfer Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

5.	Payments

(a)	Method of Payment

Subject as provided below:

(i)	payments in a Specified Currency other than euro, U.S. dollars or Renminbi, will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or at the option of the payee by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively), unless specified otherwise in the applicable Final Terms;

(ii)	payments in euro will be made by credit or transfer to a euro account (or to any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque;

(iii)	payments in U.S. dollars, except as provided by Condition 5(d), shall be made by credit or transfer to a U.S. dollar account outside the United States specified by the payee; and

(iv)	payments in Renminbi shall be made by credit or transfer to a Renminbi account maintained by or on behalf of the payee with a bank in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms in accordance with applicable laws, rules, regulations and guidelines issued from time to time (including all applicable laws and regulations with respect to settlement in Renminbi in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms).

A cheque may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of the Issuer, the Agent or any Paying Agent or (in the case of Registered Notes issued by

Toyota Credit Canada Inc.) the TCCI Registrar or TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar or TMCC Transfer Agent except as provided in Condition 5(d). Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment and the administrative practices and procedures of fiscal and other authorities in relation to tax, anti-money laundering and other requirements which may apply to payments of amounts due (whether principal, redemption amount, interest or otherwise) in respect of Notes, but (unless otherwise specified in the applicable Final Terms) without prejudice to the provisions of Condition 7. However, if any withholding is required under Sections 1471 through to 1474 of the U.S. Internal Revenue Code of 1986, as amended, any regulations or other guidance promulgated thereunder or any official interpretations thereof (including under an agreement described under Section 1471(b)), or under any intergovernmental agreement implementing an alternative approach thereto or any implementing law in relation thereto the Issuer will not be required to pay any additional amount under Condition 7 on account of such withholding.

(b)	Presentation of Notes and Coupons – Bearer Notes

This Condition 5(b) applies to Bearer Notes.

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in Condition 5(a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in Condition 5(a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States which expression, used herein, means the United States of America (including the States and the District of Columbia and its possessions).

Upon the date on which any Fixed Rate Notes in definitive form become due and repayable, such Notes should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Unless otherwise specified in the applicable Final Terms, each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due. Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued but unpaid in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date or Issue Date (as applicable) shall be payable only against surrender of the relevant definitive Note.

Payments of principal and interest (if any) in respect of Notes represented by any global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes or otherwise in the manner specified in the relevant global Note, where applicable against presentation or surrender, as the case may be, of such global Note, if the global Note is not issued in NGN form or held under the NSS, at the specified office of any Paying Agent located outside the United States except as provided below. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made on such global Note either by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.

(c)	Presentation and Surrender of Notes – Registered Notes

Provisions in relation to payments of principal and interest in respect of Registered Notes will be set out in the relevant global Registered Note or definitive Registered Note and as otherwise set out in these Terms and Conditions. Interest on Registered Notes shall be paid to the person shown on the relevant TCCI Register with respect to Registered Notes issued by Toyota Credit Canada Inc., or the relevant TMCC Register with respect to Registered Notes issued by Toyota Motor Credit Corporation, on the Record Date, and “Record Date” means, in the case of global Registered Notes, at the close of business on the relevant clearing system business day before the due date for payment thereof, or in the case of Registered Notes in definitive form, at close of business on the fifteenth day before the due date for payment thereof.

(d)	Global Notes

The holder of a global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and the Issuer will be discharged by payment to, or to the order of, the holder of such global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by such global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for the holder’s share of each payment so made by the Issuer to, or to the order of, the holder of such global Note. No person other than the holder of such global Note shall have any claim against the Issuer in respect of any payments due on the global Note.

Interest on the Notes is payable only outside the United States and its possessions, within the meaning of United States Treasury regulation Section 1.163-5(c)(1)(ii)(A). No interest on the Notes shall be paid into an account maintained by the payee in the United States or mailed to an address in the United States unless the payee is described in United States Treasury regulation Sections 1.163-5(c)(2)(v)(B)(1) or (2).

Notwithstanding the foregoing, payments of principal and interest in respect of global Notes will be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)) if:

(i)	the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payments at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

(ii)	payment of the full amount owing in respect of the Notes at such specified offices outside the United States is illegal or effectively precluded by the imposition of exchange controls or other similar restrictions on the full payment or receipt of interest; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of the Issuer, adverse tax consequences to the Issuer.

(e)	Payment Day

Unless specified otherwise in the applicable Final Terms, if the due date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Final Terms, “Payment Day” means any day which (subject to Condition 8) is both:

(i)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(A)	the relevant place of presentation (if presentation is required); and

(B)	any Additional Financial Centre specified in the applicable Final Terms and London; and

(ii)	(1) in relation to any sum payable in a Specified Currency other than euro or Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively); (2) in relation to any sum payable in euro, a day on which the TARGET System is open; or (3) in relation to any sum payable in Renminbi, a day on which banks and foreign exchange markets are open for business and settlement of Renminbi payments in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms.

(f)	Conversion into euro

Unless specified otherwise in the applicable Final Terms, if the Issuer is due to make a payment in a currency (the “original currency”) other than euro in respect of any Note or Coupon and the original currency is not available on the foreign exchange markets due to the imposition of exchange controls, the original currency’s replacement or disuse or other circumstances beyond the Issuer’s control, the Issuer will be entitled to satisfy its obligations in respect of such payment by making payment in euro on the basis of the spot exchange rate (the “Euro FX Rate”) at which the original currency is offered in exchange for euro in the London foreign exchange market (or, at the option of the Issuer or its designated Calculation Agent, in the foreign exchange market of any other financial centre which is then open for business) at noon, London time, two Business Days prior to the date on which payment is due or, if the Euro FX Rate is not available on that date, on the basis of a substitute exchange rate determined by the Issuer or by its designated Calculation Agent acting in its absolute discretion from such source(s) and at such time as it may select. For the avoidance of doubt, the Euro FX Rate or substitute exchange rate as aforesaid may be such that the resulting euro amount is zero and in such event no amount of euro or the original currency will be payable. Any payment made in euro or non-payment in accordance with this Condition 5(f) will not constitute an Event of Default under Condition 9.

(g)	Interpretation of Principal and Interest

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(i)	any additional amounts which may be payable with respect to principal under Condition 7 or pursuant to any undertakings given in addition thereto or in substitution therefor under Condition 14;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6(i)(iii)); and

(vi)	any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 7 or pursuant to any undertakings given in addition thereto or in substitution therefor under Condition 14, except as provided in sub-paragraph (i) above.

(h)	Payment of Reference Currency Equivalent

Notwithstanding any other provisions in these Terms and Conditions, if by reason of Inconvertibility (as defined below), Non-transferability (as defined below) or Illiquidity (as defined below), the Issuer determines in good faith and in a commercially reasonable manner that it is not able, or it would be impracticable for it, to satisfy payments due under the Notes or Coupons in Renminbi in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms, the Issuer shall, unless specified otherwise in the applicable Final Terms, settle any such payment in U.S. dollars on the due date for payment at the Reference Currency Equivalent of any such Renminbi denominated amount and give notice thereof (including details thereof) as soon as practicable to the Noteholders in accordance with Condition 16.

In such event, payments of the Reference Currency Equivalent of the relevant amounts due under the Notes or Coupons shall be made in accordance with Condition 5(a).

In this Condition 5(h), unless specified otherwise in the applicable Final Terms:

“Governmental Authority” means any de facto or de jure government (or any agency or instrumentality thereof), court, tribunal, administrative or other governmental authority or any other entity (private or public) charged with the regulation of the financial markets (including the central bank) of Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms;

“Illiquidity” means the general Renminbi exchange market in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms becomes illiquid as a result of which the Issuer cannot obtain sufficient Renminbi in order to satisfy its obligation to make a payment under the Notes or Coupons;

“Inconvertibility” means the occurrence of any event that makes it impossible for the Issuer to convert into Renminbi any amount due in respect of the Notes or Coupons into Renminbi on any payment date in the general Renminbi exchange market in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms, other than where such impossibility is due solely to the failure of the Issuer to comply with any law, rule or regulation enacted by any Governmental Authority (unless such law, rule or regulation is enacted after the

Issue Date of the first Tranche of the relevant Series and it is impossible for the Issuer due to an event beyond its control, to comply with such law, rule or regulation);

“Non-transferability” means the occurrence of any event that makes it impossible for the Issuer to deliver Renminbi between accounts inside Hong Kong (or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms) or from an account inside Hong Kong (or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms) to an account outside Hong Kong (or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms) (including where the Renminbi clearing and settlement system for participating banks in Hong Kong (or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms) is disrupted or suspended), other than where such impossibility is due solely to the failure of the Issuer to comply with any law, rule or regulation enacted by any Governmental Authority (unless such law, rule or regulation is enacted after the Issue Date of the first Tranche of the relevant Series and it is impossible for the Issuer due to an event beyond its control, to comply with such law, rule or regulation);

“Rate Determination Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business (including dealings in foreign exchange) in Hong Kong, London, New York City or such other financial centre(s) as may be specified in the applicable Final Terms;

“Rate Determination Date” means the day which is two Rate Determination Business Days before the due date of the relevant amount under the Notes;

“Reference Currency Equivalent” means unless specified otherwise in the applicable Final Terms, the relevant Renminbi amount converted into U.S. dollars using the Spot Rate for the relevant Rate Determination Date; and

“Spot Rate” means, unless specified otherwise in the applicable Final Terms, the spot CNY/U.S.$ exchange rate for the purchase of U.S. dollars with Renminbi in the over-the-counter Renminbi exchange market in Hong Kong (or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms) for settlement in two Rate Determination Business Days, as determined by the Calculation Agent at or around 11.00 a.m. (local time in Hong Kong or such RMB Settlement Centre(s) as may be specified in the applicable Final Terms) on the Rate Determination Date, on a deliverable basis by reference to Reuters Screen Page TRADCNY3, or if no such rate is available, on a non-deliverable basis by reference to Reuters Screen Page TRADNDF. If neither rate is available, the Calculation Agent shall determine the rate taking into consideration all available information which the Calculation Agent deems relevant, including pricing information obtained from the Renminbi non-deliverable exchange market in Hong Kong or elsewhere and the CNY/U.S.$ exchange rate in the PRC domestic foreign exchange market.

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(h), whether by the Agent or other Calculation Agent, shall (in the absence of negligence, wilful default, bad faith or manifest error) be binding on the Issuer, the Agent, Calculation Agent (if applicable), any other Paying Agents and all Noteholders and Couponholders and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent and (in the absence as aforesaid) no liability to the Issuer, the Noteholders or the Couponholders shall attach to the Agent or the Calculation Agent (if applicable) in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to the provisions of this Condition 5(h).

6.	Redemption and Purchase

(a)	At Maturity

Unless otherwise indicated in the applicable Final Terms and unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount specified in the applicable Final Terms in the relevant Specified Currency on the Maturity Date specified in the applicable Final Terms.

(b)	Redemption for Tax Reasons

The Issuer may redeem the Notes in whole, but not in part, at any time at their Early Redemption Amount, together, if appropriate, with accrued but unpaid interest to (but excluding) the date fixed for redemption under this Condition 6(b), if the Issuer shall determine that as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the jurisdiction in which the Issuer is incorporated or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Issue Date of the Notes, the Issuer would be required to pay Additional Amounts, as provided in Condition 7, on the occasion of the next payment due in respect of the Notes.

Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption under this Condition 6(b), provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect. From and after any redemption date, if moneys for redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Coupons appertaining thereto shall be to receive payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to (but excluding) such redemption date.

(c)	Final Terms

The Final Terms applicable to the Notes shall indicate either:

(i)	that the Notes cannot be redeemed prior to their Maturity Date (except as otherwise provided in Condition 6(b) and in Condition 9); or

(ii)	that such Notes will be redeemable at the option of the Issuer and/or the holders of the Notes prior to such Maturity Date in accordance with the provisions of Conditions 6(d), 6(e), 6(f) and/or 6(h) on the date or dates and at the amount or amounts indicated in the applicable Final Terms.

(d)	Redemption at the Option of the Issuer (“Issuer Call Option”)

If the Issuer Call Option is specified as being applicable in the applicable Final Terms, the Issuer may, having given:

(i)	not more than 60 nor less than 30 days’ notice to the holders of the Notes in accordance with Condition 16, or such other notice period as is specified in the applicable Final Terms; and

(ii)	not less than 5 days before the date of the notice referred to in sub-paragraph (i) (or such other notice period as is specified in the applicable Final Terms) is to be given, notice to the Agent or (in the case of Registered Notes issued by Toyota Credit

Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent;

(which notices shall be irrevocable), redeem all or some only of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in the applicable Final Terms together (if appropriate) with interest accrued but unpaid to (but excluding) the Optional Redemption Date(s). If the applicable Final Terms specify the Notes are redeemable in part, such redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than the Maximum Redemption Amount, both as indicated in the applicable Final Terms.

(e)	Redemption at the Option of the Issuer (“Issuer Maturity Par Call Option”)

If the Issuer Maturity Par Call Option is specified as being applicable in the applicable Final Terms, the Issuer may, having given:

(i)	not more than 60 nor less than 30 days’ notice to the holders of the Notes in accordance with Condition 16, or such other notice period as is specified in the applicable Final Terms; and

(ii)	not less than 5 days before the date of the notice referred to in sub-paragraph (i) (or such other notice period as is specified in the applicable Final Terms) is to be given, notice to the Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem the Notes then outstanding in whole, but not in part, at any time during the Par Call Period specified in the applicable Final Terms, at the Final Redemption Amount specified in the applicable Final Terms, together (if appropriate) with interest accrued but unpaid to (but excluding) the date fixed for redemption.

(f)	Redemption at the Option of the Issuer (“Issuer Make-Whole Call Option”)

If the Issuer Make-Whole Call Option is specified as being applicable in the applicable Final Terms, the Issuer may, having given:

(i)	not more than 60 nor less than 30 days’ notice to the holders of the Notes in accordance with Condition 16, or such other notice period as is specified in the applicable Final Terms; and

(ii)	not less than 5 days before the date of the notice referred to in sub-paragraph (i) (or such other notice period as is specified in the applicable Final Terms) is to be given, notice to the Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent;

(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date (that is, if the Issuer Maturity Par Call Option is specified to be applicable in the applicable Final Terms, prior to the Par Call Period Commencement Date specified in the applicable Final Terms) and at the Optional Redemption Amount(s) specified in the applicable Final Terms together (if appropriate) with interest accrued but unpaid to (but excluding) the relevant Optional Redemption Date. If the applicable Final Terms specify the Notes are redeemable in part, such redemption must be of a nominal amount not less than the Minimum Redemption Amount and/or not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms.

If the Special Redemption Amount is specified in the applicable Final Terms as the Optional Redemption Amount, the Optional Redemption Amount with respect to the Notes shall be equal to the higher of:

(a)	100 per cent. of the nominal amount outstanding of the Notes being redeemed; or

(b)	the nominal amount outstanding of the Notes to be redeemed multiplied by the price (as reported to the Issuer and the Calculation Agent by the Financial Adviser and expressed as a percentage) that provides for a Gross Redemption Yield on such Notes on the Reference Date equal (after adjusting for any difference in compounding frequency) to the Gross Redemption Yield provided by the Reference Bond(s) based on the Reference Bond Rate at the Specified Time on the Reference Date plus the Redemption Margin (if any).

Where:

“Financial Adviser” means a financial adviser selected by the Calculation Agent after consultation with the Issuer.

“Gross Redemption Yield” means a yield expressed as a percentage and calculated by the Financial Adviser in accordance with generally accepted market practice.

“Redemption Margin” shall be as set out in the applicable Final Terms.

“Reference Bond” shall be as set out in the applicable Final Terms or, as at the Reference Date, the then current on-the-run government securities that would be utilised in pricing new issues of corporate debt securities denominated in the same currency as the Notes, as determined by the Financial Adviser.

“Reference Bond Rate” means the actual or, where there is more than one Reference Bond, interpolated rate per annum calculated by the Financial Adviser in accordance with generally accepted market practice by reference to the arithmetic mean of the middle market prices provided by three Reference Dealers for the Reference Bond(s) having an actual or interpolated maturity equal to the remaining term of the Notes (if the Notes were to remain outstanding to the Maturity Date).

“Reference Date” will be as set out in the relevant notice of redemption.

“Reference Dealer” means a bank selected by the Issuer or such bank’s affiliates in consultation with the Financial Adviser which is (A) a primary government securities dealer, or (B) a market maker in pricing corporate bond issues.

“Specified Time” shall be as set out in the applicable Final Terms.

If the Canada Yield Price is specified in the applicable Final Terms as the Optional Redemption Amount, the Optional Redemption Amount with respect to the Notes shall:

(a)	prior to the Par Call Date, be equal to the greater of: (i) 100 per cent. of the nominal amount outstanding of the Notes being redeemed; and (ii) the Canada Yield Price; and

(b)	on or after the Par Call Date but prior to the Maturity Date, be equal to 100 per cent. of the nominal amount outstanding of the Notes being redeemed.

Where:

“Canada Yield Price” means an amount, calculated as at the date that is three Toronto Business Days prior to the Optional Redemption Date, equal to the net present value of all scheduled payments of interest (other than accrued and unpaid interest) and outstanding principal on the Notes to be redeemed from the Optional Redemption Date to the Par Call Period Commencement Date, using as a discount rate the Canada Yield, plus the Redemption Margin (if any);

“Canada Yield” means, on any date, the arithmetic average (rounded to the nearest 1/100 of 1 per cent.) of the yield to maturity, quoted by two nationally recognised Canadian Government securities dealers having an office in the City of Toronto selected by the Issuer (the “Canadian Financial Advisers”) on such date as the yields which a non-callable Government of Canada Bond would produce, if issued in Canadian dollars in Canada on such date, at 100 per cent. of its principal amount with a term to maturity approximately equal to the remaining term to the Par Call Period Commencement Date; and

“Toronto Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in the City of Toronto.

The Issuer shall request the Canadian Financial Advisers to provide a calculation of the Canada Yield.

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6(f), by the Financial Adviser or Canadian Financial Advisers, shall (in the absence of negligence, wilful default, bad faith or manifest error) be binding on the Issuer, the Agent, Calculation Agent (if applicable), any other Paying Agents and all Noteholders and Couponholders and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent and (in the absence as aforesaid) no liability to the Issuer, the Noteholders or the Couponholders shall attach to the Financial Adviser or Canadian Financial Advisers in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to the provisions of this Condition 6(f).

(g)	Partial Redemption

In the event of redemption of some only of the Notes under Condition 6(d) or Condition 6(f), the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion), in the case of Redeemed Notes represented by a global Note, not more than 60 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of such Redeemed Notes will be published or notified in accordance with Condition 16 not less than 30 days prior to the date fixed for redemption, or such other period as is specified in the applicable Final Terms. No exchange of the relevant global Note will be permitted during the period from, and including, the Selection Date to and including the date fixed for redemption pursuant to this Condition 6(g) and notice to that effect shall be given by the Issuer to the Noteholders in accordance with Condition 16 at least 10 days prior to the Selection Date. If an Optional Redemption Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i)), it shall be subject to adjustment in accordance with the Business Day Convention applicable to the Notes or such other Business Day Convention specified in the applicable Final Terms.

(h)	Redemption at the Option of the Noteholders (“Investor Put Option”)

Unless otherwise specified in the applicable Final Terms, the Notes will not be subject to repayment at the option of Noteholders. If the Investor Put Option is specified as being applicable in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 16 not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable) the Issuer will, upon the expiry of such notice, redeem, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount specified in the applicable Final Terms together, if appropriate, with interest accrued but unpaid to (but excluding) the Optional Redemption Date.

If a Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, to exercise the right to require redemption of the Note the holder of the Note must deliver such Note at the specified office of any Paying Agent (other than the TCCI Transfer Agent or the TMCC Transfer Agent), in the case of Bearer Notes, or the TCCI Registrar or the TCCI Transfer Agent, in the case of Registered Notes issued by Toyota Credit Canada Inc., or the TMCC Registrar or the TMCC Transfer Agent, in the case of Registered Notes issued by Toyota Motor Credit Corporation, at any time during normal business hours of such Paying Agent or the TCCI Registrar or TCCI Transfer Agent or the TMCC Registrar or TMCC Transfer Agent falling within the notice period, accompanied by a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent, or the TCCI Registrar or the TCCI Transfer Agent, or the TMCC Registrar or the TMCC Transfer Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition 6(h).

If a Note is represented by a global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of the Note the holder of the Note must, within the notice period, give notice to the Agent, in the case of Bearer Notes, or the TCCI Registrar or the TCCI Transfer Agent, in the case of Registered Notes issued by Toyota Credit Canada Inc., or the TMCC Registrar or the TMCC Transfer Agent, in the case of Registered Notes issued by Toyota Motor Credit Corporation, of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on the holder’s instruction by Euroclear or Clearstream, Luxembourg or any common depositary, or common safekeeper, as the case may be, for them to the Agent, or the TCCI Registrar or the TCCI Transfer Agent (in the case of Registered Notes issued by Toyota Credit Canada Inc.), or the TMCC Registrar or the TMCC Transfer Agent (in the case of Registered Notes issued by Toyota Motor Credit Corporation) by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

(i)	Early Redemption Amounts

For the purpose of Condition 6(b) and Condition 9, the Notes will be redeemed at an amount (the “Early Redemption Amount”) calculated as follows:

(i)	in the case of Notes with a Final Redemption Amount equal to the Calculation Amount, at the Final Redemption Amount thereof; or

(ii)	in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be less or greater than the Calculation Amount or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in the applicable Final Terms or, if no such amount is so specified in the applicable Final Terms, at their nominal amount; or

(iii)	in the case of Zero Coupon Notes, at an amount (the “Amortised Face Amount”) equal to:

(A)	the sum of (x) the product of (i) either the Calculation Amount or the Specified Denomination as specified in the applicable Final Terms and (ii) the Reference Price specified in the applicable Final Terms (the “Reference Amount”) and (y) the product of the Accrual Yield specified in the applicable Final Terms (compounded annually) being applied to the Reference Amount from (and including) the Issue Date of the first Tranche of Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

(B)	if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 6(b) or upon its becoming due and repayable as provided in Condition 9 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortised Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the “Reference Date”) which is the earlier of:

(1)       the date on which all amounts due in respect of the Note have been paid; and

(2)	the date on which the full amount of the moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

The calculation of the Amortised Face Amount in accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the nominal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

Where any such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in Sterling) and, in the case of an incomplete month, the number of days elapsed or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365).

(j)	Purchases

The Issuer or any of its subsidiaries may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Coupons appertaining thereto are purchased therewith) at any price in the open market or otherwise. If purchases are made by tender, tenders must be available to all Noteholders alike. Where the Issuer is Toyota Credit Canada Inc. or Toyota Motor Credit Corporation, such Notes shall be surrendered (in the case of Bearer Notes) to any Paying Agent, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar or TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar or TMCC Transfer Agent, for cancellation and, where the Issuer is Toyota Motor Finance (Netherlands) B.V. or Toyota Finance Australia Limited, such

Notes may, at the option of the Issuer, either be (i) resold or reissued, or held by the Issuer for subsequent resale or reissuance, or (ii) surrendered to any Paying Agent for cancellation, in which event such Notes and Coupons may not be resold or reissued.

(k)	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any of the Notes purchased and cancelled pursuant to Condition 6(j) (together, in the case of definitive Notes, with all unmatured Coupons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold. If any Note is purchased and cancelled without all unmatured Coupons appertaining thereto, the Issuer shall make payment in respect of any such missing Coupon in accordance with Condition 5 as if the relevant Note had remained outstanding for the period to which such Coupon relates.

7.	Taxation – Additional Amounts

(a)       Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. or Toyota Finance Australia Limited

This Condition 7(a) only applies to Notes issued by Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. or Toyota Finance Australia Limited.

Unless otherwise specified in the applicable Final Terms, where the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc. or Toyota Finance Australia Limited, all payments of principal and interest in respect of the Notes issued by the Issuer will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the jurisdiction in which the Issuer is incorporated or any province, territory or other political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, the Issuer will pay such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts receivable by the holders of the Notes or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable with respect to any Note or Coupon:

(i)	where the Issuer is Toyota Motor Finance (Netherlands) B.V., where the Noteholder or Couponholder of which (a) would be able to avoid such withholding or deduction or is liable to such withholding or deduction at a reduced rate by making a declaration of non-residence or producing other evidence establishing that such payment may be made without withholding or deduction or with such deduction or withholding at a reduced rate to the Issuer or the relevant tax authority; or (b) is liable for such taxes or duties in respect of such Note or Coupon by reason of their having some connection with the Netherlands other than the mere holding of such Note or Coupon; or

(ii)	where the Issuer is Toyota Credit Canada Inc.:

(A)	the holder of which is liable for such taxes or duties in respect of such Note or Coupon by reason of their having some connection with Canada other than the mere holding of such Note or Coupon or the receipt of principal or interest in respect thereof;

(B)	the Issuer does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with either: (1) the holder of such Note or Coupon, or (2) in the case where a payment is made to a holder of a Coupon, the holder of the related Note (as applicable);

(C)	the holder of which is, or does not deal at arm’s length with any person who is, a “specified shareholder” of Toyota Credit Canada Inc. for the purposes of the thin capitalisation rules in the Income Tax Act (Canada); or

(D)	the holder of which is a person who is a “specified entity” (as defined in proposed subsection 18.4(1) of the Income Tax Act (Canada) contained in proposals to amend such Act released on 29 April 2022) in respect of the Issuer;

(iii)	where the Issuer is Toyota Finance Australia Limited, the holder of which is liable for such taxes or duties in respect of such Note or Coupon:

(A)	by reason of the holder (or a third party acting on its behalf) having some connection with the Commonwealth of Australia or any political subdivision thereof or therein other than the mere holding of such Note or Coupon or the receipt of payment in respect thereof; or

(B)	by reason of the holder being a person who could lawfully avoid (but has not so avoided) such withholding or deduction by complying or procuring that any third party complies with any statutory requirements or by making or procuring that any third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the relevant Note or Coupon is presented for payment; or

(C)	by reason of the holder (or a person with an interest in a Note) being an Offshore Associate of the Issuer acting other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme within the meaning of the Corporations Act 2001 of Australia. “Offshore Associate” means an associate (as defined in Section 128F(9) of the Income Tax Assessment Act 1936 of Australia (the “Australian Tax Act”)) of the Issuer that is either:

(a)	a non-resident of Australia which does not acquire the Notes in carrying on a business at or through a permanent establishment in Australia; or

(b)	a resident of Australia that acquires the Notes in carrying on a business at or through a permanent establishment outside Australia; or

(D)	in a case where Toyota Finance Australia Limited receives a notice or direction under Section 260-5 of Schedule 1 to the Taxation Administration Act 1953 of Australia, Section 255 of the Australian Tax Act or any analogous provisions, any amounts paid or deducted from sums payable to the holder by Toyota Finance Australia Limited in compliance with such notice or direction; or

(iv)	in such other circumstances as may be specified in the applicable Final Terms; or

(v)	presented for payment more than 30 days after the Relevant Date (as defined in Condition 8) except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same, or making demand, for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 5(e)); or

(vi)	where such withholding or deduction is required pursuant to Sections 1471 through to 1474 of the U.S. Internal Revenue Code of 1986, as amended, any regulations or other guidance promulgated thereunder or any official interpretations thereof (including under an agreement described under Section 1471(b)), or pursuant to any intergovernmental agreement implementing an alternative approach thereto or any implementing law in relation thereto.

Notwithstanding any other provision of these Terms and Conditions, where the Issuer is Toyota Finance Australia Limited, if a Note or Coupon is presented for payment or held by, or by a third party on behalf of, a person who is a resident of Australia or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act) if, and to the extent that, section 126 of the Australian Tax Act (or any equivalent provision) requires the Issuer to pay income tax in respect of interest payable on the Note or Coupon and the income tax would not be payable were the person not a “resident of Australia” or “non-resident” so engaged in carrying on business, the Issuer shall be entitled to make any withholding or deduction pursuant to section 126 of the Australian Tax Act and will have no obligation to pay additional amounts or otherwise indemnify any person for any such withholding or deduction.

(b)       Toyota Motor Credit Corporation

This Condition 7(b) only applies to Notes issued by Toyota Motor Credit Corporation.

Except as specifically provided by this Condition 7(b), all payments of principal and interest in respect of the Notes issued by the Issuer will be made without withholding or deduction for or on account of any present or future taxes, assessments or duties of whatever nature imposed or levied by or on behalf of the United States or any political subdivision or any authority thereof or therein having power to tax (“Tax”), unless such withholding or deduction is required by law. In such event, the Issuer will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder or Couponholder who is a Non-U.S. Holder (as defined below) such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts receivable by the holders of the Notes or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes or Coupons, as the case may be, in the absence of such withholding or deduction; except that the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

(i)	any Tax which would not have been imposed but for (A) the existence of any present or former connection between such Noteholder or Couponholder or any beneficial owner of a Note or Coupon (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Couponholder or beneficial owner, if such Noteholder, Couponholder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, or (B) such Noteholder’s, Couponholder’s or beneficial owner’s past or present status as a passive foreign investment company, controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid U.S. federal income tax;

(ii)	any estate, inheritance, gift, sales, transfer, personal property or similar Tax;

(iii)	any Tax that would not have been so imposed but for the presentation of a Note or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iv)	any Tax which is payable otherwise than by deduction or withholding from payments of principal or interest in respect of the Notes or Coupons;

(v)	any Tax imposed on interest received or beneficially owned by (A) a 10 per cent. shareholder of the Issuer within the meaning of U.S. Internal Revenue Code Section 871(h)(3)(B) or Section 881(c)(3)(B) or (B) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(vi)	any Tax required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note or Coupon, if such payment can be made without such withholding or deduction by any other Paying Agent with respect to the Notes;

(vii)	any Tax which would not have been imposed but for the failure to comply with certification, information, documentation, or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder or Couponholder or of the beneficial owner of such Note or Coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such Tax including, in the case of Notes with a maturity of more than 183 days (taking into consideration unilateral rights to roll or extend), failure of the Noteholder or Couponholder or of the beneficial owner of such Note or Coupon, to provide such certification of non-U.S. beneficial ownership as may be required from time to time under applicable rules, including, if necessary, a valid U.S. Internal Revenue Service Form W8-BEN or W8-BEN-E;

(viii)	any Tax imposed with respect to a payment on a Note or Coupon to any Noteholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note or Coupon to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership or a beneficial owner of the Note or Coupon would not have been entitled to payment of the Additional Amounts, had such beneficiary, settlor, member or beneficial owner been the holder of the Note or Coupon;

(ix)	any Tax required to be withheld or deducted pursuant to Sections 1471 through to 1474 of the U.S. Internal Revenue Code of 1986, as amended, any regulations or other guidance promulgated thereunder or any official interpretations thereof (including under an agreement described under Section 1471(b)), or pursuant to any intergovernmental agreement implementing an alternative approach thereto or any implementing law in relation thereto; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above.

The term “Non-U.S. Holder” means any Holder that is not for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organised in or under the laws of the United States or its political subdivisions, (iii) a trust subject to the control of a U.S. person and the primary supervision of a U.S. court, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source.

8.	Prescription

Unless provided otherwise in the applicable Final Terms, Notes and Coupons will become void unless claims in respect of principal and/or interest are made within a period of five years after the Relevant Date (as defined below) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition 8 or Condition 5(b) or any Talon which would be void pursuant to Condition 5(b).

Any moneys paid by the Issuer to the Agent, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar or the TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar or the TMCC Transfer Agent, for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of five years shall forthwith be repaid to the Issuer. All liability of the Issuer, the Agent, the TCCI Registrar or the TCCI Transfer Agent, the TMCC Registrar or the TMCC Transfer Agent with respect thereto shall cease when the Notes and Coupons become void.

As used herein, the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or, as the case may be, the Registrar on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 16.

9.	Events of Default

(a)       In the event that (each of (i) through to (iv) below, an “Event of Default”):

(i)	default is made by the Issuer in the payment when due of any principal or interest in respect of any Note and the default continues unremedied for a period of 14 days after the date when due; or

(ii)	default is made by the Issuer in the performance or observance of any covenant, condition or provision contained in these Terms and Conditions applicable to the Notes or of any covenant, condition or provision for the benefit of Noteholders contained in the Agency Agreement and on its part to be performed or observed (other than the covenant to pay the principal and interest in respect of the Notes) and at the expiration of any applicable grace period therefor such covenant, condition or provision is not performed or observed in the period of 60 consecutive days after the date on which written notice of such default, requiring the Issuer to perform or observe such covenant, condition or provision, first shall have been given to the Issuer and the Agent, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent, by the holders of not less than 25 per cent. in aggregate nominal amount of Notes then outstanding; or

(iii)	the entry by a court having competent jurisdiction of (a) a decree or order granting relief in respect of the Issuer in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging the Issuer to be insolvent, or approving a petition seeking reorganisation, arrangement, adjustment or composition of the Issuer and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the Issuer, in each case of (a), (b) or (c) otherwise than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger, reconstruction or reorganisation in which a continuing corporation effectively assumes all obligations of the Issuer under the Notes or the terms of which have previously been approved by the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of such Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement; or

(iv)	the commencement by the Issuer of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or the consent of the Issuer to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law, or the consent by the Issuer to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Issuer or for any substantial part of the property of the Issuer or the making by the Issuer of a general assignment for the benefit of creditors, or the Issuer failing generally to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action (in each case otherwise than for the purposes of such a consolidation, amalgamation, merger, reconstruction or reorganisation as is referred to in paragraph (iii)), then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued but unpaid thereon to be due and payable immediately by written notice to the Issuer and the Agent, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent, and unless all such defaults shall have been remedied by the Issuer (or by the Parent or TFS pursuant to the relevant Credit Support Agreement) prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued but unpaid thereon shall become and be immediately due and payable.

At any time after such declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of the Notes then outstanding present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement, if:

(1)	the Issuer has paid to, or deposited with, the Agent, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Transfer Agent, a sum sufficient to pay:

(A)	all overdue payments of interest on the Notes; and

(B)	the principal of the Notes which has become due otherwise than by such declaration of acceleration; and

(2)	all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been either (i) remedied or (ii) waived as provided in paragraph (b) below.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(b)       Any Events of Default by the Issuer, other than the events described in paragraph (a)(i) above or in respect of where a default is made by the Issuer in the performance or observance of any covenant, condition or provision described in paragraph (a)(ii) above which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of the Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Notes then outstanding affected thereby).

10.	Replacement of Notes, Coupons and Talons

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent in London, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) at the specified offices of the TCCI Registrar or the TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) at the specified offices of the TMCC Registrar or the TMCC Transfer Agent (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of such costs and expenses as may be incurred by the Issuer and the Agent or the TCCI Registrar or TCCI Transfer Agent or the TMCC Registrar or TMCC Transfer Agent, as the case may be, in connection therewith and on such terms as to evidence and indemnity, security or otherwise as the Issuer and the Agent or the TCCI Registrar or TCCI Transfer Agent or the TMCC Registrar or Transfer Agent, as the case may be, may require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11.	Agent and Paying Agents, Registrars and Transfer Agents

The names of the initial Agent, the initial TCCI Registrar, the initial TCCI Transfer Agent, the initial TMCC Registrar and the initial TMCC Transfer Agent and their initial specified offices are set out below.

In acting under the Agency Agreement or the TCCI Note Agency Agreement or the TMCC Note Agency Agreement, the Agent and any other Paying Agents and (in the case of the TCCI Note Agency Agreement only) the TCCI Registrar and the TCCI Transfer Agent and (in the case of the TMCC Note Agency Agreement only) the TMCC Registrar and the TMCC Transfer Agent act solely as agents of the Issuer and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Issuer agrees to perform and observe the obligations imposed upon it under the Agency Agreement and (in respect of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in respect of Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement and to use reasonable efforts to cause the Agent and any other Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement and (in respect of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent, to perform and observe the obligations imposed on them under the TCCI Note Agency Agreement and (in respect of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent, to perform and observe the obligations imposed on them under the TMCC Note Agency Agreement. The Agency Agreement and (in respect of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in respect of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, contain provisions for the indemnification of the Agent and any other Paying Agents, the TCCI Registrar and the TCCI Transfer Agent and the TMCC Registrar and the TMCC Transfer Agent, respectively, and for relief from responsibility in certain circumstances, and entitle any of them to enter into business transactions with the Issuer without being liable to account to the Noteholders or the Couponholders for any resulting profit.

The Issuer is entitled to vary or terminate the appointment of any Paying Agent appointed under the terms of the Agency Agreement, or the TCCI Registrar or the TCCI Transfer Agent appointed under the terms of the TCCI Note Agency Agreement, or the TMCC Registrar or the TMCC Transfer Agent appointed under the terms of the TMCC Note Agency Agreement, and/or appoint additional or other Paying Agents or Transfer Agents and/or approve any change in the specified office through which any Paying Agent, TCCI Registrar, TCCI Transfer Agent, TMCC Registrar or TMCC Transfer Agent acts, provided that:

(i)	so long as the Notes are admitted to trading or listed on any stock exchange or other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(ii)	there will at all times be an Agent; and

(iii)	in respect of Registered Notes issued by Toyota Credit Canada Inc., there will at all times be a TCCI Registrar and in respect of Registered Notes issued by Toyota Motor Credit Corporation, there will at all times be a TMCC Registrar.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in the United States only in the circumstances described in the final paragraph of Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 or more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

In addition, in relation to Registered Notes issued or to be issued by it, Toyota Credit Canada Inc. or Toyota Motor Credit Corporation, as the case may be, is entitled to vary or terminate the appointment of any registrar, transfer agent or paying agent and/or appoint additional transfer agents, paying agents and/or approve any change in the specified office through which any such registrar, transfer agent or paying agent acts, provided that there will at all times be a registrar and a paying agent capable of making payments in the Specified Currency and (in the case of global Registered Notes) to the clearing system specified in the applicable Final Terms.

The Agency Agreement or the TCCI Note Agency Agreement or the TMCC Note Agency Agreement contains provisions permitting any entity into which any Paying Agent and (in the case of the TCCI Note Agency Agreement and the TMCC Note Agency Agreement only) any registrar, paying agent or transfer agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent, registrar or transfer agent (as appropriate).

12.	Exchange of Talons

On and after the Interest Payment Date, on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

13.	Consolidation or Merger

The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either the Issuer shall be the continuing corporation, or the successor corporation shall be a corporation organised and existing under the laws of the jurisdiction in which the Issuer is incorporated or any province, territory, state or other political subdivision thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 7) on all the Notes and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Notes to be performed by the Issuer by an amendment to the Agency Agreement or, as the case may be, the TCCI Note Agency Agreement or the TMCC Note Agency Agreement, executed by such successor corporation, the Issuer and the Agent or the TCCI Registrar and the TCCI Transfer Agent or the TMCC Registrar and the TMCC Transfer Agent, as the case may be, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 9, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the Issuer, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under the Notes and the Agency Agreement or, as the case may be, the TCCI Note Agency Agreement or the TMCC Note Agency Agreement.

14.	Substitution

The Issuer (the “Retiring Issuer” and the expressions “Issuer” and “Retiring Issuer” include any previous relevant Substitute Issuer (as defined below) under this Condition 14) may, without the consent of the relevant Noteholders or Couponholders, substitute the Parent or any subsidiary of the Parent (including TFS) in place of the Issuer as the principal debtor under the Notes, the relative Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement (the “Substitute Issuer”) provided that:

(a)       in the case of the substitution of a subsidiary of the Parent (other than TFS or any other Issuer) in place of the Retiring Issuer, a Credit Support Agreement, in the case of a subsidiary of TFS, between such subsidiary and TFS being entered into, and the TMC Credit Support Agreement applying, mutatis mutandis on the terms of the relevant Credit Support Agreement and the TMC Credit Support Agreement, respectively and, in the case of a subsidiary of the Parent (and not being also a subsidiary of TFS) a Credit Support Agreement between such subsidiary and the Parent being entered into mutatis mutandis on the terms of the TMC Credit Support Agreement;

(b)       a deed poll substantially in the form set out in Appendix G to the Agency Agreement (and such other documents (if any)) shall be executed by the Substitute Issuer and the Retiring Issuer as may be necessary to give full effect to the substitution (the “Substitution Documents”) and (without limiting the generality of the foregoing) under which (i) the Substitute Issuer shall undertake in favour of the relevant Noteholders and Couponholders to be bound by the Terms and Conditions and Coupons, the provisions of the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the provisions of the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the provisions of the TMCC Note Agency Agreement, as fully as if the Substitute Issuer had been named in the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, as the principal debtor in respect of the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, in place of the Retiring Issuer; and (ii) the Retiring Issuer shall be released from its obligations as principal debtor in respect of the relevant Notes and Coupons, the Agency

Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement;

(c)       without prejudice to the generality of paragraph (b) above, where the Substitute Issuer is subject generally to a taxing jurisdiction differing from or in addition to the taxing jurisdiction to which the Retiring Issuer for which it shall have been substituted under this Condition 14 was subject, the Substitute Issuer shall undertake or covenant in the Substitution Documents in terms corresponding to the provisions of Condition 7 with the substitution for or addition to the references to the taxing jurisdiction to which the Retiring Issuer, as the case may be, was subject of references to the taxing jurisdiction or additional taxing jurisdiction to which such Substitute Issuer, as the case may be, is subject and in such case, Condition 7 shall be deemed to be modified accordingly when such substitution takes effect;

(d)       the Substitution Documents shall contain a warranty and representation (i) that the Substitute Issuer and the Retiring Issuer have obtained all necessary governmental and regulatory approvals and consents for the substitution and that the Substitute Issuer has obtained all necessary governmental and regulatory approvals and consents for the performance by the Substitute Issuer of its obligations under the Substitution Documents and that all such approvals and consents are in full force and effect, (ii) that the obligations assumed by the Substitute Issuer in respect of the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement are, in each case, valid and binding in accordance with their respective terms and enforceable by each relevant Noteholder, and (iii) the Substitute Issuer is solvent;

(e)       any credit rating obtained by the Retiring Issuer from a nationally recognised statistical rating organisation which applies to the relevant Notes will not be downgraded as a result of the substitution;

(f)       each stock exchange on which the relevant Notes are admitted to trading shall have confirmed that, following the proposed substitution of the Substitute Issuer, such Notes will continue to be admitted to trading on such stock exchange;

(g)       where the Substitute Issuer is not a company incorporated in the United Kingdom, the Substitute Issuer shall have appointed a process agent as its agent in England to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement;

(h)       in the case of substitution of Toyota Credit Canada Inc. or a Canadian subsidiary of the Parent (“Canadian Replacement Subsidiary”) in place of the Retiring Issuer, no withholding or other taxes will be payable or required to be withheld by any such Substitute Issuer other than in respect of a holder of the relevant Notes or Coupons that: (i) does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) with Toyota Credit Canada Inc. or the Canadian Replacement Subsidiary (as applicable), (ii) is a “specified entity” (as defined in proposed subsection 18.4(1) of the Income Tax Act (Canada) contained in proposals to amend such Act released on 29 April 2022) in respect of Toyota Credit Canada Inc. or the Canadian Replacement Subsidiary (as applicable) or (iii) is, or does not deal at arm’s length with any person who is, a “specified shareholder” of Toyota Credit Canada Inc. or the Canadian Replacement Subsidiary (as applicable) for the purposes of the thin capitalisation rules in the Income Tax Act (Canada);

(i)       legal opinions shall have been delivered to the Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar (from whom copies will be available) (in each case dated not more than three days prior to the intended date of substitution) from legal advisers of good standing selected by the Substitute Issuer (i) in each jurisdiction in which the Substitute Issuer and the Retiring Issuer are incorporated and in England confirming, as appropriate, that upon the substitution taking place, the Substitution Documents constitute legal, valid and binding obligations of the Substitute Issuer and the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, are legal, valid and binding obligations of the Substitute Issuer enforceable in accordance with their terms; and (ii) in Japan and in the jurisdiction in which the Substitute Issuer is incorporated, in the event any Credit Support Agreements are entered into under paragraph (a) above, confirming that any such Credit Support Agreements constitute legal, valid and binding obligations of the Parent, TFS and the Substitute Issuer, as the case may be, enforceable in accordance with its terms; and

(j)       in connection with any such substitution, the Substitute Issuer and the Retiring Issuer shall not have regard to the consequences of such substitution for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and no person shall be entitled to claim whether from the Substitute Issuer, the Retiring Issuer, the Agent, (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent, (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent, or any other person, any indemnification or payment in respect of any tax consequence of any such substitution upon any person except to the extent already provided in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor in the Substitution Documents in accordance with paragraph (c) above.

Upon execution of the Substitution Documents as referred to in paragraph (b) above, (i) the Substitute Issuer shall be the Issuer named in the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement as principal debtor in place of the Retiring Issuer and the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, shall thereby be deemed to be amended to give effect to the substitution of the Substitute Issuer as principal debtor; and (ii) the Retiring Issuer shall be released as aforesaid from all of its obligations as principal debtor in respect of the relevant Notes and Coupons, the Agency Agreement and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement. With effect on and from the time of the substitution of the Substitute Issuer in place of the Retiring Issuer:

(A)       the Retiring Issuer has no further obligations to any Noteholder or Couponholder in relation to the relevant Notes and Coupons;

(B)       the Substitute Issuer has rights which the Retiring Issuer had in respect of the relevant Notes and Coupons (in each case subject to paragraph (c) above); and

(C)       the Substitute Issuer has assumed the obligations towards the Noteholders and Couponholders which the Retiring Issuer had in respect of the relevant Notes and Coupons.

The Substitution Documents shall be deposited with and held by the Agent and (in the case of Registered Notes issued by Toyota Credit Canada Inc.) copied to the TCCI Registrar and (in the case of Registered Notes issued by Toyota Motor Credit Corporation) copied to the TMCC Registrar, for so long as any of the relevant Notes remain outstanding and for so long as any claim made against the Substitute Issuer or the Retiring Issuer by any Noteholder or Couponholder in relation to the relevant Notes, Coupons, the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, or the Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substitute Issuer and the Retiring Issuer shall acknowledge in the Substitution Documents the right of every Noteholder to the production of the Substitution Documents for the enforcement of any of the relevant Notes, Coupons, the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, or the Substitution Documents.

Within 14 days of a substitution taking effect under this Condition 14, the Retiring Issuer shall give notice of such substitution to the relevant Noteholders in accordance with Condition 16.

15.	Meetings, Modifications and Waivers

The Agency Agreement, the TCCI Note Agency Agreement and the TMCC Note Agency Agreement contain provisions which, unless otherwise provided in the Final Terms, are binding on the Issuer, the Noteholders and the Couponholders, for convening meetings (including wholly or partly by means of electronic facility or facilities (including video conference platforms or by conference call)), of holders of Notes and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

The Agency Agreement, (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, the Notes and any Coupons attached to the Notes may be amended by the Issuer and (in the case of the Agency Agreement) the Agent and (in the case of the TCCI Note Agency Agreement) the TCCI Registrar and the TCCI Transfer Agent, and (in the case of the TMCC Note Agency Agreement) the TMCC Registrar and the TMCC Transfer Agent, without the consent of the holder of any Note or Coupon (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision contained therein, or to evidence the succession of another corporation to the Issuer as provided in Condition 13 or provide for substitution of the Issuer as provided in Condition 14, (ii) to make any further modifications of the terms of the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes), or (iii) in any manner which the Issuer and (in the case of the Agency Agreement) the Agent and (in the case of the TCCI Note Agency Agreement) the TCCI Registrar and the TCCI Transfer Agent and (in the case of the TMCC Note Agency Agreement) the TMCC Registrar and the TMCC Transfer Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes and Coupons. In addition, with the written consent of holders of a majority in aggregate nominal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate nominal amount of Notes then outstanding present or represented at a meeting of the holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 per cent. of the aggregate nominal amount of Notes then outstanding affected thereby), the Issuer and the Agent and (in the case of the TCCI Note Agency Agreement) the TCCI Registrar and the TCCI Transfer Agent and (in the case of the TMCC Note Agency Agreement) the TMCC Registrar and the TMCC Transfer Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, or the Terms and Conditions and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation), the TMCC Note Agency Agreement, or of modifying in any manner the rights of the holders of Notes and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any instalment of interest on any Note, (ii) reduce the nominal amount of or interest on any Note, (iii) change the obligation of the Issuer to pay Additional Amounts as provided in Condition 7, (iv) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Note Agency Agreement, or the Terms and Conditions or to waive any future compliance or past default, or (v) reduce the percentage in nominal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate nominal amount of the Notes then outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 per cent. in aggregate nominal amount of such Notes then outstanding affected thereby. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) to the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) to the TMCC Note Agency Agreement, or to the Terms and Conditions and Coupons will be conclusive and binding on all holders of Notes and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 15 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) to the TCCI Note Agency Agreement, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) to the TMCC Note Agency Agreement, the Notes or Coupons may bear a notation in form approved by the Agent, or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar and the TCCI Transfer Agent, or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the TMCC Transfer Agent, as to any matter provided for in such amendment to the Agency Agreement or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) to the TCCI Note Agency Agreement or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) to the TMCC Note Agency Agreement.

New Notes so modified as to conform, in the opinion of the Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar and the Issuer, to any modification contained in any such amendment may be prepared by the Issuer, authenticated by the Agent or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) the TCCI Registrar or the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) the TMCC Registrar or the TMCC Transfer Agent and delivered in exchange for the Notes then outstanding.

For the purposes of this Condition 15, Condition 3 and Condition 9, the term “outstanding” means, in relation to the Notes, all Notes issued under the Agency Agreement or the TCCI Note Agency Agreement or the TMCC Note Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or the TCCI Note Agency Agreement or the TMCC Note Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption in accordance with these Terms and Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued but unpaid thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement or (in the case of Registered Notes issued by Toyota Credit Canada Inc.) to the TCCI Registrar or the TCCI Transfer Agent or (in the case of Registered Notes issued by Toyota Motor Credit Corporation) to the TMCC Registrar or the TMCC Transfer Agent (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 8, (iv) those which have been purchased or otherwise acquired and cancelled as provided in Condition 6, and those which have been purchased or otherwise acquired and are being held by the Issuer for subsequent resale or reissuance as provided in Condition 6 during the time so held, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10, and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes or global Registered Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.

16.	Notices

All notices regarding the Notes shall be validly given if published in a leading English language daily newspaper of general circulation in London (which is expected to be the Financial Times) or, if this is not practicable, one other such English language newspaper as the Issuer, in consultation with the Agent, shall decide. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being admitted to trading or are listed by another relevant authority. Any such notice published as aforesaid shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the holders of the Notes in accordance with this Condition 16.

Until such time as any definitive Notes are issued, so long as the global Note(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, Luxembourg or CDS Clearing and Depository Services Inc. (“CDS”), there may be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg or CDS for communication by them or it to the holders of the Notes; provided that, for so long as any Notes are admitted to trading on a stock exchange or are listed by another relevant authority where the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules. Any notice delivered to Euroclear and Clearstream, Luxembourg or CDS shall be deemed to have been given to the holders of the Notes on the day after such notice is delivered to Euroclear and Clearstream, Luxembourg or CDS.

Notices to holders of Registered Notes in definitive form will be deemed to be validly given if sent by mail to them (or, in the case of joint holders of Registered Notes issued by Toyota Credit Canada Inc., to the first-named in the TCCI Register or, in the case of joint holders of Registered Notes issued by Toyota Motor Credit Corporation, to the first-named in the TMCC Register) at their respective addresses as recorded in such register, and will be deemed to have been validly given on the fourth business day after the date of such mailing.

Notices to be given by any holder of the Notes shall be in writing and given by lodging the same, together with the relative Note or Notes, in the case of Bearer Notes, with the Agent or, in the case of Registered Notes issued by Toyota Credit Canada Inc., with the TCCI Registrar or, in the case of Registered Notes issued by Toyota Motor Credit Corporation, with the TMCC Registrar. While any of the Notes are represented by a global Note, such notice may be given by any holder of a Note to, in the case of Bearer Notes, the Agent or, in the case of Registered Notes issued by Toyota Credit Canada Inc., the TCCI Registrar or, in the case of Registered Notes issued by Toyota Motor Credit Corporation, the TMCC Registrar, via Euroclear and/or Clearstream, Luxembourg or CDS, as the case may be, in such manner as the Agent or TCCI Registrar or TMCC Registrar and Euroclear and/or Clearstream, Luxembourg or CDS, as the case may be, may approve for this purpose.

All notices regarding Notes admitted to trading on EuroTLX, shall be delivered to Borsa Italiana S.p.A. to be published in accordance with the rules of Borsa Italiana S.p.A. (if and for as so long as the rules of the exchange so require), guidelines and market practice.

17.	Further Issues

The Issuer shall be at liberty from time to time without the consent of the Noteholders or Couponholders to create and issue further notes ranking pari passu in all respects (or in all respects save for the Issue Date, the amount and the date of the first payment of interest thereon and/or the Issue Price) and so that the same shall be consolidated and form a single series with the outstanding Notes and references in these Terms and Conditions to “Notes” shall be construed accordingly.

18.	Disapplication

The Notes confer no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Notes, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.	Governing Law and Submission to Jurisdiction

The Agency Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement, the Notes, the Coupons and any non-contractual obligations arising out of or in connection with the Agency Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement, the Notes and the Coupons are governed by, and shall be construed in accordance with, English law.

The Issuer irrevocably agrees, for the exclusive benefit of the Noteholders and the Couponholders, to the jurisdiction of the English courts for all purposes in connection with the Agency Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement, the Notes, the Coupons and any non-contractual obligations arising out of or in connection with the Agency Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement, the Notes and the Coupons and in relation thereto the Issuer has appointed Toyota Financial Services (UK) PLC as its agent for service of process on its behalf and has agreed that in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process. Without prejudice to the foregoing, to the extent allowed by law, the Issuer further irrevocably agrees that any suit, action or proceedings arising out of or in connection with the Agency Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement the Notes and the Coupons (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with the Agency Agreement, the TCCI Note Agency Agreement, the TMCC Note Agency Agreement, the Notes and the Coupons) may be brought in any other court of competent jurisdiction.

AGENT

The Bank of New York Mellon
acting through its London branch
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

TCCI REGISTRAR

BNY Trust Company of Canada
1 York Street
6th Floor
Toronto Ontario
Canada M5J 0B6 /

The Bank of New York Mellon
SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

TCCI TRANSFER AGENT

The Bank of New York Mellon
acting through its London branch
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

TMCC REGISTRAR

The Bank of New York Mellon
SA/NV, Luxembourg Branch
Vertigo Building – Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

TMCC TRANSFER AGENT

The Bank of New York Mellon
acting through its London branch
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

Appendix B
FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS

APPENDIX B-1

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

3[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
(a private company incorporated with limited liability under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands)]

[TOYOTA CREDIT CANADA INC.
(a company incorporated with limited liability under the Canada Business Corporations Act)]

[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181, a company registered in New South Wales and incorporated with limited liability in Australia)]

[TOYOTA MOTOR CREDIT CORPORATION
(a company incorporated with limited liability in California, United States)]

TEMPORARY GLOBAL NOTE

representing
[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

Series No. [   ]

____________

[1]	Use this legend in the case of Notes issued by TMF, TCCI or TFA with an initial maturity of more than 183 days (taking into consideration unilateral rights to roll or extend) unless the applicable Final Terms specify TEFRA C.

[2]	Use this legend in the case of Notes with an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), have a minimum denomination of $500,000 (or the equivalent amount in any other currency determined at the spot rate on the date of issue) and, as specified in the applicable Final Terms, are intended to satisfy the requirements of Section 1.6049-5(b)(10) of U.S. Treasury Regulations.

[3]	Delete all but the relevant Issuer.

The Notes represented by this Temporary Global Note have been admitted to the Official List and admitted to trading on the London Stock Exchange plc’s Regulated Market.4 This Global Note is a Temporary Global Note in respect of a duly authorised issue of [Specified Currency and Nominal Amount of Tranche] [Specified Currency and Nominal Amount of Series] Notes Due [Year of Maturity] (the Notes) of [Specified Currency and Specified Denomination] each of 5[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation] (the Issuer). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the Conditions) as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in Part A of the Final Terms relating to the Notes (which are attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail. Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used in this Temporary Global Note.

This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and the Agency Agreement dated 12 September 2014 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time), between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited, Toyota Motor Credit Corporation and The Bank of New York Mellon (the Agent); provided, however, that references to the Conditions shall mean the Conditions in effect on the date of this Temporary Global Note.

This Temporary Global Note is to be held by a common depositary (or, if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, a common safekeeper) for Euroclear Bank SA/NV (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) and/or such other relevant clearing agency as is specified in the Final Terms on behalf of account holders which have the Notes represented by this Temporary Global Note credited to their respective securities accounts therewith from time to time.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the Maturity Date, and/or on such earlier date(s) as all or any of the Notes represented by this Temporary Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes then represented by this Temporary Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon (if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note) presentation and, at maturity, surrender of this Temporary Global Note to or to the order of the Agent at the principal office of the Agent in London, or at the offices of any of the other paying agents located outside the United States of America, its territories and possessions, any State of the United States and the District of Columbia (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein. Any moneys paid by the Issuer to the Agent for the payment of principal or interest on any Notes and remaining unclaimed at the end of

____________

[4]	Delete in the case of all Notes other than Notes admitted to trading on the London Stock Exchange’s Regulated Market, or add reference to other Stock Exchange, if applicable.

[5]	Delete all but the relevant Issuer.

one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of or interest on this Temporary Global Note as the same shall become due.

If the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Temporary Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Temporary Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Temporary Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Temporary Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Temporary Global Note shall be the aggregate nominal amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Temporary Global Note, the Issuer shall procure that:

(i)	if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Temporary Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii)	if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the aggregate nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Temporary Global Note shall be made to the bearer of this Temporary Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

6[For the purposes only of the Interest Act (Canada), in respect of Fixed Rate Notes the nominal yearly rate of interest which is equivalent to the Fixed Rate of Interest per annum, computed on the basis of a year of 360 days consisting of 12 months of 30 days each, for any period of less than one year may be calculated by multiplying the Fixed Rate of Interest by a fraction of which: (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (y) the product of 30 and the number of complete months elapsed in such period and (z) the number of days elapsed in any incomplete month in such period treating all calendar months as having 30 days; and (b) the denominator is the product of 360 and the actual number of days in such period (including the first but excluding the last, such day). For the purposes only of the Interest Act (Canada), in respect of Floating Rate Notes the nominal yearly rate of interest which is equivalent to the Rate of Interest per annum for any Specified Period (as defined in the Final Terms) calculated on the basis of a year of 365 or 360 days may be calculated by multiplying such Rate of Interest by a fraction of which the numerator is the actual number of days in a year commencing on and including the first day of such Specified Period and ending on but not including the corresponding day in the next calendar year and the denominator is 365 or 360, as the case may be.]

Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. On or after the Exchange Date the bearer of this Temporary Global Note will not be entitled to receive any payment of interest due unless, upon due certification, exchange of this Temporary Global Note is improperly withheld or refused.

On or after the date which is 40 days after the completion of the distribution of the Notes represented by this Temporary Global Note or, at the option of the Issuer (with the consent of the lead manager(s) of the Tranche(s) of Notes of the relevant Series) the date which is 40 days after the completion of the distribution of any additional issuance or issuances of one or more Tranches of Notes of the same Series that occurs within the 40 day period after the issue of this Temporary Global Note (the latest of such dates referred to as the Exchange Date), this Temporary Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Coupons and Talons in or substantially in the forms set out in Appendices B-3, B-4 and B-5, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons and Talons and the Final Terms (or the relevant provisions of the Final Terms) have either been endorsed on or attached to such Definitive Bearer Notes) or, (b) either (i) if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note, or (ii) if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, a Permanent Global Note which, in either case, is in the form or substantially in the form set out in Appendix B-2 to the Agency Agreement (together with the Final Terms attached thereto) in each case upon notice being given to the Agent by the relevant Clearing System acting on the instructions of any holder of an interest in this Temporary Global Note.

____________

[6]	Delete if the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation.

The Issuer shall procure that, as appropriate, (i) the Definitive Bearer Notes or (as the case may be) the Permanent Global Note (where the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note) shall be so issued and delivered or (ii) the interests in the Permanent Global Note (where the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note) shall be recorded in the records of the relevant Clearing System, in each case in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Agent by a relevant Clearing System a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate of non-US beneficial ownership from such person in the form required by it and, in the case of Definitive Bearer Notes, subject to such notice period and payment of costs as may be specified in the Final Terms.

If Definitive Bearer Notes and (if applicable) Coupons and Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Temporary Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Coupons and Talons pursuant to the terms hereof.

On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to or to the order of the Agent. On an exchange of part only of this Temporary Global Note, the Issuer shall procure that:

(i)	if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems; or

(ii)	if the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer whereupon the nominal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the nominal amount so exchanged. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes represented by this Temporary Global Note are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate nominal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided in this Temporary Global Note) be entitled to the same benefits as if it were bearer of Definitive Bearer Notes, and the relative Coupons and Talons in the form set out in Appendices B-3, B-4 and B-5, respectively, to the Agency Agreement.

Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the bearer hereof as the absolute owner of this Temporary Global Note for all purposes (whether or not this Temporary Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein). In the event that this Temporary Global Note (or any part of it) has become due and repayable in accordance with Condition 9 and payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above then this Temporary Global Note will become void at 8.00 p.m. (London time) on such day and the bearer will have no further rights under this Temporary Global Note (but without prejudice to the rights which the bearer or any other person may have under Clause 31 of the Agency Agreement in respect of the Notes issued under the Programme Agreement pursuant to which this Temporary Global Note is issued).

This Temporary Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

This Temporary Global Note shall not be valid unless authenticated by the Agent and, if the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility, or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems. This Temporary Global Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

IN WITNESS WHEREOF, the Issuer has caused this Temporary Global Note to be duly executed on its behalf.

Dated

[7][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

By:		By:
	Authorised Signatory		Authorised Signatory

[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]

By:
Authorised Signatory

Authenticated by The Bank of New York Mellon

By:
Authorised Signatory

[8]Effectuated without recourse, warranty or liability by:

[insert name of common safekeeper] as common safekeeper

By:

______________

[7]	Delete all but the relevant Issuer.

[8]	This should only be completed where the Final Terms indicate that this Temporary Global Note is intended to be a New Global Note.

SCHEDULE ONE*

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

First
Second

[continue numbering until the appropriate number of interest payment dates for the particular Series of Notes is reached.]

______________

*	Schedule One should be completed where the Final Terms indicate that this Temporary Global Note is not intended to be a New Global Note.

SCHEDULE TWO*

SCHEDULE OF EXCHANGES
FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR DEFINITIVE BEARER NOTES OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note or Definitive Bearer Notes or redemptions or purchases and cancellation of this Temporary Global Note have been made:

Date of exchange, or redemption or purchase and cancellation	Part of nominal amount of this Temporary Global Note exchanged for Notes represented by a Permanent Global Note or Definitive Bearer Notes or redeemed or purchased and cancelled	Remaining nominal amount of this Temporary Global Note following such exchange, or redemption or purchase and cancellation	Notation made by or on behalf of the Issuer

____________	____________	____________	____________
____________	____________	____________	____________
____________	____________	____________	____________
____________	____________	____________	____________

____________

*	Schedule One should only be completed where the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note.

APPENDIX B-2

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

3[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
(a private company incorporated with limited liability under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands)]

[TOYOTA CREDIT CANADA INC.
(a company incorporated with limited liability under the Canada Business Corporations Act)]

[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181, a company registered in New South Wales and incorporated with limited liability in Australia)]

[TOYOTA MOTOR CREDIT CORPORATION
(a company incorporated with limited liability in California, United States)]

PERMANENT GLOBAL NOTE

representing
[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

Series No. [      ]

______________

[1]	Use this legend in the case of Notes issued by TMF, TCCI or TFA with an initial maturity of more than 183 days (taking into consideration unilateral rights to roll or extend) unless the applicable Final Terms specify TEFRA C.

[2]	Use this legend in the case of Notes with an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), have a minimum denomination of $500,000 (or the equivalent amount in any other currency determined at the spot rate on the date of issue) and, as specified in the applicable Final Terms, are intended to satisfy the requirements of Section 1.6049-5(b)(10) of U.S. Treasury Regulations.

[3]	Delete all but the relevant Issuer.

The Notes represented by this Permanent Global Note have been admitted to the Official List and admitted to trading on the London Stock Exchange plc’s Regulated Market.4

This Global Note is a Permanent Global Note in respect of a duly authorised issue of [Specified Currency and Nominal Amount of Tranche] [Specified Currency and Nominal Amount of Series] Notes Due [Year of Maturity] (the Notes) of [Specified Currency and Specified Denomination] each of 5[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation] (the Issuer). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the Conditions) as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by Part A of the Final Terms relating to the Notes (which are attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail. Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used in this Permanent Global Note.

This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and the Agency Agreement dated 12 September 2014 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time), between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited, Toyota Motor Credit Corporation and The Bank of New York Mellon (the Agent); provided, however, that references to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Permanent Global Note.

This Permanent Global Note is to be held by a common depositary (or, if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, a common safekeeper) for Euroclear Bank SA/NV (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) and/or such other relevant clearing agency as is specified in the Final Terms on behalf of account holders which have the Notes represented by this Permanent Global Note credited to their respective securities accounts therewith from time to time.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the Maturity Date, and/or on such earlier date(s) as all or any of the Notes represented by this Permanent Global Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes then represented by this Permanent Global Note on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon (if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note) presentation and, at maturity, surrender of this Permanent Global Note to or to the order of the Agent at the principal office of the Agent in London, or at the offices of any of the other paying agents located outside of the United States of America, its territories and possessions, any State of the United States and the District of Columbia (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes, but in each case subject to the requirements as to certification provided herein. Any moneys paid by the Issuer to the Agent for the payment of principal or interest on any Notes and remaining unclaimed at the end of

______________

[4]	Delete in the case of all Notes other than Notes admitted to trading on the London Stock Exchange’s Regulated Market, or add reference to other Stock Exchange, if applicable.

[5]	Delete all but the relevant Issuer.

one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Issuer and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of or interest on this Permanent Global Note as the same shall become due.

If the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Permanent Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Permanent Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Permanent Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Permanent Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Permanent Global Note shall be the aggregate nominal amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Permanent Global Note, the Issuer shall procure that:

(i)	if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Permanent Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled; or

(ii)	if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation, the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the aggregate nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Permanent Global Note shall be made to the bearer of this Permanent Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

If the Notes represented by this Permanent Global Note were, on issue, represented by a Temporary Global Note then on any exchange of any such Temporary Global Note for this Permanent Global Note or any part of it, the Issuer shall procure that:

(i)	if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems; or

(ii)	if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such exchange shall be signed by or on behalf of the Issuer. Upon any such exchange, the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be increased by the nominal amount of the Notes so exchanged.

6[For the purposes only of the Interest Act (Canada), in respect of Fixed Rate Notes the nominal yearly rate of interest which is equivalent to the Fixed Rate of Interest per annum, computed on the basis of a year of 360 days consisting of 12 months of 30 days each, for any period of less than one year may be calculated by multiplying the Fixed Rate of Interest by a fraction of which: (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (y) the product of 30 and the number of complete months elapsed in such period and (z) the number of days elapsed in any incomplete month in such period treating all calendar months as having 30 days; and (b) the denominator is the product of 360 and the actual number of days in such period (including the first but excluding the last, such day). For the purposes only of the Interest Act (Canada), in respect of Floating Rate Notes the nominal yearly rate of interest which is equivalent to the Rate of Interest per annum for any Specified Period (as defined in the Final Terms) calculated on the basis of a year of 365 or 360 days may be calculated by multiplying such Rate of Interest by a fraction of which the numerator is the actual number of days in a year commencing on and including the first day of such Specified Period and ending on but not including the corresponding day in the next calendar year and the denominator is 365 or 360, as the case may be.]

In certain circumstances further notes may be issued which are intended on issue to be consolidated and form a single Series with the Notes. In such circumstances the Issuer shall procure that:

(i)	if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note, details of such further notes shall be entered in the records of the relevant Clearing Systems; or

(ii)	if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, details of such further notes shall be entered by or on behalf of the Issuer in Schedule Two and the relevant space in Schedule Two recording such further notes shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be increased by the nominal amount of any such further notes so issued.

______________

[6]	Delete if the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation.

This Permanent Global Note may (under the circumstances set forth in the Conditions and the Final Terms) be exchanged, in whole, but not in part, for Definitive Bearer Notes and (if applicable) Coupons and Talons in or substantially in the forms set out in Appendices B-3, B-4 and B-5, respectively, of the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Coupons and Talons and the Final Terms (or the relevant provisions of the Final Terms) have been either endorsed on or attached to such Definitive Bearer Notes) in denominations of [Specified Currency and Specified Denomination] each upon either, as specified in the Final Terms:

(a)	upon not less than 60 days’ written notice being given to the Agent by the relevant Clearing Systems acting on the instructions of any holder of an interest in this Permanent Global Note; or

(b)	only upon the occurrence of an Exchange Event; or

(c)	at any time at the request of the Issuer.

An Exchange Event means:

(i)	an Event of Default (as defined in Condition 9) has occurred and is continuing; or

(ii)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg (or any other agreed clearing system in which this Permanent Global Note is being held) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, as a result, Euroclear and Clearstream, Luxembourg or such other agreed clearing system in which this Permanent Global Note is being held are no longer willing or able to discharge properly their responsibilities with respect to this Permanent Global Note and the Agent and the Issuer are unable to locate a qualified successor; or

(iii)	the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Permanent Global Note in definitive form.

If this Permanent Global Note is exchangeable following the occurrence of an Exchange Event:

(A)	the Issuer will promptly give notice to Noteholders in accordance with Condition 16 if an Exchange Event occurs; and

(B)	in the event of the occurrence of any Exchange Event, one or more of the relevant Clearing Systems (acting on the instructions of any holder of an interest in this Permanent Global Note) may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Agent.

The exchange, if any, will be made upon presentation of this Permanent Global Note by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for general business in London at the principal office of the Agent in London; provided, however, the first notice given to the Agent by Euroclear, Clearstream, Luxembourg and/or such other relevant clearing agency or the Issuer shall give rise to the issue of Definitive Bearer Notes for the total amount of Notes represented by this Permanent Global Note. The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Permanent Global Note will be equal to the aggregate nominal amount of this Permanent Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Permanent Global Note, as adjusted, as shown in Schedule Two hereto if the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note, or in the records of the relevant Clearing Systems if the applicable Final Terms indicate that this Permanent Global Note is intended to be a New Global Note). On an exchange of this Permanent Global Note, this Permanent Global Note shall be surrendered to or to the order of the Agent.

Until the exchange of the whole of this Permanent Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided in this Permanent Global Note) be entitled to the same benefits as if it were the bearer of Definitive Bearer Notes, and the relative Coupons and Talons in the form set out in Appendices B-3, B-4 and B-5, respectively, to the Agency Agreement.

Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulation, the Issuer and any Paying Agent may deem and treat the bearer hereof as the absolute owner of this Permanent Global Note for all purposes (whether or not this Permanent Global Note shall be overdue and notwithstanding any notice of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein). In the event that this Permanent Global Note (or any part of it) has become due and repayable in accordance with Condition 9 and payment in full of the amount due has not been made to the bearer in accordance with the provisions set out above then this Permanent Global Note will become void at 8.00 p.m. (London time) on such day and the bearer will have no further rights under this Permanent Global Note (but without prejudice to the rights which the bearer or any other person may have under Clause 31 of the Agency Agreement in respect of the Notes issued under the Programme Agreement pursuant to which this Permanent Global Note is issued).

This Permanent Global Note and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

This Permanent Global Note shall not be valid unless authenticated by the Agent and, if the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility, or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems. This Permanent Global Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

IN WITNESS WHEREOF, the Issuer has caused this Permanent Global Note to be duly executed on its behalf.

Dated

[7][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

By:		By:
	Authorised Signatory		Authorised Signatory

[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]

By:
Authorised Signatory

Authenticated by The Bank of New York Mellon

By:
Authorised Signatory

[8]Effectuated without recourse, warranty or liability by:

[insert name of common safekeeper] as common safekeeper

By:

______________

[7]	Delete all but the relevant Issuer.

[8]	This should only be completed where the Final Terms indicate that this Permanent Global Note is intended to be a New Global Note.

SCHEDULE ONE*

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

First
Second

[continue numbering until the appropriate number of interest payment dates for the particular Series of Notes is reached]

________________

*	Schedule One should only be completed where the Final Terms indicate that this Permanent Global Note is not intended to be a New Global Note.

SCHEDULE TWO*

SCHEDULE OF EXCHANGES OF A TEMPORARY
GLOBAL NOTE AND FOR DEFINITIVE BEARER NOTES
OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS

The following increases of this Permanent Global Note, exchanges of this Permanent Global Note for Definitive Bearer Notes or redemptions or purchases and cancellations of this Permanent Global Note have been made:

Date of exchange, or redemption or purchase and cancellation	Increase in nominal amount of this Permanent Global Note due to exchanges of a Temporary Global Note for this Permanent Global Note	Part of nominal amount of this Permanent Global Note exchanged for Definitive Bearer Notes or redeemed or purchased and cancelled	Remaining amount payable under this Permanent Global Note following such exchange, or redemption or purchase and cancellation	Notation made by or on behalf of the Issuer

____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________
____________	____________	____________	____________	____________

______________

*	Schedule Two should only be completed where the applicable Final Terms indicates that this Permanent Global Note is not intended to be a New Global Note.

APPENDIX B-3

FORM OF DEFINITIVE BEARER NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE OF THE UNITED STATES AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

3[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
(a private company incorporated with limited liability under the laws of the Netherlands, with its corporate seat in Amsterdam, the Netherlands)]

[TOYOTA CREDIT CANADA INC.
(a company incorporated with limited liability under the Canada Business Corporations Act)]

[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181, a company registered in New South Wales and incorporated with limited liability in Australia)]

[TOYOTA MOTOR CREDIT CORPORATION
(a company incorporated with limited liability in California, United States)]

DEFINITIVE BEARER NOTE

representing
[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

Series No. [ ]

This Note has been admitted to the Official List and admitted to trading on the London Stock Exchange plc’s Regulated Market.4

____________

[1]	Use this legend in the case of Notes issued by TMF, TCCI or TFA with a maturity of more than 183 days (taking into consideration unilateral rights to roll or extend).

[2]	Use this legend in the case of Notes with a maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), have a minimum denomination of $500,000 (or the equivalent amount in any other currency determined at the spot rate on the date of issue) and, as specified in the applicable Final Terms, are intended to satisfy the requirements of Section 1.6049-5(b)(10) of U.S. Treasury Regulations.

[3]	Delete all but the relevant Issuer.

This Note is one of a duly authorised issue of notes of [Specified Currency and Nominal Amount of Series] (the Notes) each of 5[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation] (the Issuer). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the Conditions) as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by Part A of the Final Terms (which are reproduced on the reverse hereof) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Final Terms, the latter shall prevail. Words and expressions defined in the Conditions and the Final Terms and not otherwise defined herein shall have the same meanings when used in this Definitive Bearer Note.

This Note is issued subject to, and with the benefit of, the Conditions and the Agency Agreement dated 12 September 2014 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time), between Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited, Toyota Motor Credit Corporation and The Bank of New York Mellon (the Agent); provided, however, that references to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on the Maturity Date, and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such date and to pay interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

6[For the purposes only of the Interest Act (Canada), in respect of Fixed Rate Notes the nominal yearly rate of interest which is equivalent to the Fixed Rate of Interest per annum, computed on the basis of a year of 360 days consisting of 12 months of 30 days each, for any period of less than one year may be calculated by multiplying the Fixed Rate of Interest by a fraction of which: (a) the numerator is the product of (i) the actual number of days in a year commencing on and including the first day of such period and ending on but not including the corresponding day in the next calendar year and (ii) the sum of (y) the product of 30 and the number of complete months elapsed in such period and (z) the number of days elapsed in any incomplete month in such period treating all calendar months as having 30 days; and (b) the denominator is the product of 360 and the actual number of days in such period (including the first but excluding the last, such day). For the purposes only of the Interest Act (Canada), in respect of Floating Rate Notes the nominal yearly rate of interest which is equivalent to the Rate of Interest per annum for any Specified Period (as defined in the Final Terms) calculated on the basis of a year of 365 or 360 days may be calculated by multiplying such Rate of Interest by a fraction of which the numerator is the actual number of days in a year commencing on and including the first day of such Specified Period and ending on but not including the corresponding day in the next calendar year and the denominator is 365 or 360, as the case may be.]

______________

[4]	Delete in the case of all Notes other than Notes admitted to trading on the London Stock Exchange’s Regulated Market, or add reference to other Stock Exchange, if applicable.

[5]	Delete all but the relevant Issuer.

[6]	Delete if the Issuer is Toyota Motor Finance (Netherlands) B.V., Toyota Finance Australia Limited or Toyota Motor Credit Corporation.

Title to this Note and to any Coupon or Talon appertaining hereto shall pass by delivery. The Issuer may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notation of ownership or writing hereon or notice of any previous loss or theft or trust or other interest herein).

This Note shall not be validly issued unless authenticated by the Agent.

This Note may be duly executed on behalf of the Issuer by manual or facsimile signature.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed on its behalf.

Dated

[7][TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

By:		By:
	Authorised Signatory		Authorised Signatory

[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]

By:
Authorised Signatory

[Authenticated by The Bank of New York Mellon]

By:
Authorised Signatory

[Reverse Of Note – Terms And Conditions]

[Terms and Conditions to be as set out in Appendix A to the Agency Agreement or in such other form as may be agreed between the relevant Issuer, the Agent and the relevant Purchaser(s)]

[Endorsed on or attached to the Terms and Conditions is to be the applicable Final Terms]

______________

[7]	Delete all but the relevant Issuer.

APPENDIX B-4

FORM OF COUPON

(Face of Coupon)

1[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]

[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

Series No. [        ]

Part A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes to which it appertains.]	Coupon No. [ ] Coupon for [ ] due on [ ] [20[ ]]

Part B

[For Floating Rate, Dual Currency and Index Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions of the Notes to which it appertains. This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]	Coupon No. [ ] Coupon due in [ ] [20[ ]]

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

_______________

[1]	Delete all but the relevant Issuer.

(Reverse of Coupon)

AGENT

The Bank of New York Mellon
One Canada Square
Canary Wharf
London E14 5AL

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

APPENDIX B-5

FORM OF TALON

(On the front)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

1[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED
(ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]

[Specified Currency and Nominal Amount of Series]
NOTES DUE [Year of Maturity]

Series No. [        ]

On and after [        ] further Coupons [and a further Talon]2 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

By:		By:
	Authorised Signatory		Authorised Signatory

[TOYOTA CREDIT CANADA INC.] [TOYOTA FINANCE AUSTRALIA LIMITED] [TOYOTA MOTOR CREDIT CORPORATION]

By:
Authorised Signatory

________________

[1]	Delete all but the relevant Issuer.

[2]	Not required on last Coupon sheet.

(Reverse of Talon)

AGENT

The Bank of New York Mellon
One Canada Square
Canary Wharf
London E14 5AL

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

Appendix C
FORM OF CALCULATION AGENCY AGREEMENT

Dated ____________, 20__

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]

and

[INSERT NAME OF CALCULATION AGENT]

€60,000,000,000

Euro Medium Term Note Programme

established by

Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited (ABN 48 002 435 181) and

Toyota Motor Credit Corporation

CALCULATION AGENCY AGREEMENT

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA CREDIT CANADA INC.]
[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]
[TOYOTA MOTOR CREDIT CORPORATION]

€60,000,000,000

Euro Medium Term Note Programme

established by

Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited (ABN 48 002 435 181) and

Toyota Motor Credit Corporation

CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on __________, 20__

BETWEEN:

(1)	[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V. of World Trade Center Amsterdam, Tower H, Level 10, Zuidplein 90, 1077 XV Amsterdam, the Netherlands (the Issuer);]

[TOYOTA CREDIT CANADA INC. of 80 Micro Court, Suite 200, Markham, Ontario L3R 9Z5, Canada (the Issuer);]

[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181) of Level 9, 207 Pacific Highway, St Leonards, NSW 2065, Australia (the Issuer);]

[TOYOTA MOTOR CREDIT CORPORATION of 6565 Headquarters Drive, Mailstop W2–3D, Plano, Texas 75024–5965, United States (the Issuer);] and

(2)	[name of calculation agent] of [•] (the Calculation Agent, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

A.	The Issuer has entered into the Amended and Restated Programme Agreement with certain dealers and others dated 15 September 2023 under which the Issuer may issue Euro Medium Term Notes (Notes) with an aggregate nominal amount of up to €60,000,000,000 (or its equivalent in other currencies) outstanding at any time which remain outstanding.

B.	The Notes will be issued subject to, and with the benefit of, an Amended and Restated Agency Agreement dated 15 September 2023 (the Agency Agreement, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented and/or restated from time to time) between, inter alia, the Issuer and The Bank of New York Mellon, acting through its London branch (the Agent, which expression shall include its successor or successors for the time being under the Agency Agreement, and the Paying Agent, which expression shall include any additional or successor paying agent appointed under the Agency Agreement and Paying Agent shall mean any of the Agent or the Paying Agents so appointed).

NOW IT IS HEREBY AGREED that:

(1)       APPOINTMENT OF THE CALCULATION AGENT

The Issuer hereby appoints [name of calculation agent] as Calculation Agent in respect of the Notes listed in the Schedule hereto which are for the time being outstanding (the Relevant Notes) for the purposes set out in Clause 2 below, all upon terms and conditions hereinafter mentioned. The agreement of the parties that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

(2)       DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each series of Relevant Notes (each a Series) perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the relevant Series (the Conditions). Without limiting the foregoing, the Calculation Agent shall calculate, to the extent applicable, the Rate of Interest, Interest Amount, Interest Payment Date, principal and all other amounts, rates and dates which are required to be determined or calculated under the Conditions for the Relevant Notes and shall communicate such calculations to the Issuer and the Agent as soon as practicable after such calculations are determined, but in any event, within time periods sufficient to enable the Agent to publish the results of such determinations in accordance with the terms of the Agency Agreement. In addition, the Calculation Agent agrees that it will provide a copy of all calculations made by it which affect the nominal amount outstanding of any Relevant Notes which are identified on the Schedule as being New Global Notes to the Agent to the contact details set out in the signature page hereof.

(3)       EXPENSES

Except as provided in Clause 4 below, the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

(4)       INDEMNITY

(a)	The Issuer shall indemnify and keep indemnified the Calculation Agent against any losses, liabilities, costs, claims, actions or demands (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred by the Calculation Agent in disputing or defending any of the foregoing) which the Calculation Agent may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own wilful default, negligence or bad faith or that of its officers, directors or employees or any of them, or the breach by it of the terms of this Agreement.

(b)	The Calculation Agent shall indemnify and keep indemnified the Issuer against any losses, liabilities, costs, claims, actions or demands (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred by the Issuer in disputing or defending any of the foregoing) which the Issuer may incur or which may be made against it (excluding consequential losses and losses of profit) as a result of or in connection with the breach by the Calculation Agent of the terms of this Agreement or its wilful default, negligence or bad faith or that of its officers, directors or employees or any of them.

(5)	CONDITIONS OF APPOINTMENT

(a)	In acting hereunder in connection with the Relevant Notes, the Calculation Agent shall act solely as agent of the Issuer and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or coupons (if any) appertaining thereto (the Coupons).

(b)	In relation to each Series, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

(c)	The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(d)	The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or the Agent, or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes, after making reasonable investigation of the same, to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer.

(e)	The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes or Coupons (if any) with the same rights that it or he or she would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or other obligations of the Issuer as freely as if the Calculation Agent were not appointed hereunder.

(6)	TERMINATION OF APPOINTMENT

(a)	The Issuer may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent and the Agent at least 90 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding, (i) such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes and (ii) notice shall be given in accordance with Condition 16 to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

(b)	Notwithstanding the provisions of Subclause 6(a) above, if at any time (i) the Calculation Agent becomes incapable of action, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may become due or suspends payment thereof or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if any public officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation or (ii) the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement, the Issuer may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes as soon as practicable thereafter.

(c)	The termination of the appointment pursuant to Subclause 6(a) or 6(b) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but will be without prejudice to any amount then accrued and due.

(d)	The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer and the Agent at least 90 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 16 of the Relevant Notes.

(e)	Notwithstanding the provisions of Subclauses 6(a), 6(b) and 6(d) above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under Clause 6(d), the Issuer has not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, on behalf of the Issuer, to appoint as Calculation Agent in its place an investment bank which the Issuer shall approve (such approval not to be unnecessarily withheld).

(f)	Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Issuer an instrument accepting appointment hereunder, and thereupon such successor Calculation Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

(g)	If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(h)	Any corporation into which the Calculation Agent for the time being may be merged or converted or any corporation with which the Calculation Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Written notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Agent by the Calculation Agent.

(i)	Upon the termination of the appointment of the Calculation Agent, the Issuer shall use all reasonable endeavours to appoint a further bank or investment bank as successor Calculation Agent.

(7)	NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified below and, if so delivered, shall be deemed to have been delivered at time of receipt;

(b)	if sent by facsimile to the relevant number specified below, shall be deemed to have been delivered upon transmission provided such transmission is confirmed when an acknowledgment of receipt is received; or

(c)	if sent by email to the relevant email address specified on the signature pages hereof (or to such other address as is specified in writing and delivered to the relevant parties to this Agreement) and, if so sent, shall be deemed to have been delivered at the time of confirmation by telephone:

The Issuer:

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.
World Trade Center Amsterdam
Tower H, Level 10
Zuidplein 90
1077 XV Amsterdam
The Netherlands

[**]]

[TOYOTA CREDIT CANADA INC.
80 Micro Court, Suite 200
Markham
Ontario L3R 9Z5
Canada

[**]]

[TOYOTA FINANCE AUSTRALIA LIMITED
Level 9, 207 Pacific Highway
St Leonards
NSW 2065
Australia

[**]]

[TOYOTA MOTOR CREDIT CORPORATION

6565 Headquarters Drive, Mailstop W2–3D

Plano

Texas 75024–5965

United States

[**]]

The Calculation Agent: ________________________

or to such other address and/or facsimile number of which notice in writing has been given to the parties hereto in accordance with the provisions of this Clause 7.

(8)	DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(9)	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right by virtue of the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

(10)	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

(11)	GOVERNING LAW

(1)	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of England.

(2)	The Issuer hereby irrevocably agrees for the exclusive benefit of the Calculation Agent that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this Agreement) and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Agreement (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Agreement) may be brought in such courts. The Issuer hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Issuer and may be enforced in the courts of any other jurisdiction. Nothing contained herein shall limit any right to take Proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. The Issuer hereby appoints Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ as its agent for service of process and agrees that, in the event of Toyota Financial Services (UK) PLC ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.

IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.

By:

[TOYOTA CREDIT CANADA INC.

By:

[TOYOTA FINANCE AUSTRALIA LIMITED

By:
Name:
Title:]

[TOYOTA MOTOR CREDIT CORPORATION

By:
Name:
Title:]

[NAME OF CALCULATION AGENT]

By:

SCHEDULE OF RELEVANT NOTES

Series Number	Issue Date	Maturity Date	Title and Nominal Amount	New Global Note [Yes/No]	Annotation by Calculation Agent/the Issuer

Appendix D
FORM OF OPERATING and ADMINISTRATIVE
PROCEDURES MEMORANDUM

The aggregate nominal amount of all euro medium term notes (Notes) issued by Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc., Toyota Finance Australia Limited and Toyota Motor Credit Corporation outstanding at any time will not exceed €60,000,000,000 or its equivalent in other currencies.

The documentation of the Programme provides for the issue of Notes denominated in such currency (subject to any legal or regulatory restrictions) as may be agreed between the Issuer (as defined below) and the relevant Purchaser(s) and with a minimum maturity of one month (subject to certain restrictions as to minimum and/or maximum maturities as set out in the Prospectus (as defined below) describing the Programme) and being any of:

●	Fixed Rates Notes

●	Floating Rate Notes

●	Zero Coupon Notes

●	other forms of Notes agreed between the relevant Purchaser(s) and the relevant Issuer.

All terms with initial capitals used herein without definition shall have the meanings given to them in the Prospectus dated 15 September 2023 as supplemented or replaced from time to time (the Prospectus) or, as the case may be, in the Programme Agreement dated 15 September 2023 between Toyota Motor Finance (Netherlands) B.V. (TMF), Toyota Credit Canada Inc. (TCCI), Toyota Finance Australia Limited (TFA) and Toyota Motor Credit Corporation (TMCC and together with TMF, TCCI and TFA, the Issuers) and the Dealers named therein as amended, supplemented, novated or restated from time to time (the Programme Agreement) pursuant to which the Issuers may issue Notes. References herein to Issuer are to TMF, TCCI, TFA or TMCC, as the case may be, in its capacity as Issuer of Notes.

As used herein, in relation to any Notes which are to have a “listing” or be “listed” (a) on the London Stock Exchange, listing or listed shall be construed to mean that such Notes have been admitted to the official list of the Financial Conduct Authority in accordance with the listing rules of the Financial Conduct Authority and admitted to trading on the London Stock Exchange’s main market and (b) on Euronext Dublin, listing or listed shall be construed to mean that such Notes have been admitted to Euronext Dublin’s official list in accordance with the listing rules of Euronext Dublin and admitted to trading on Euronext Dublin and (c) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of Directive 2014/65/EU.

This Operating and Administrative Procedures Memorandum applies to Notes issued on and after 15 September 2023. The procedures set out in Annex 1 may be varied by agreement between the Issuer, the Agent and the relevant Purchaser, including to take account of any standardised procedures published by Euroclear and/or Clearstream, Luxembourg

(together, the ICSDs) and/or the International Capital Market Services Association (ICMSA) and/or the International Capital Market Association (ICMA). The timings set out in these procedures represent optimum timings to ensure a smooth settlement process. Each of the ICSDs has its own published deadlines for taking certain of the actions described herein (which may be later than the timings described herein). The Issuer, the Agent, the relevant Purchaser, and the common depositary, or common service provider and common safekeeper, as the case may be, may agree to vary the timings described herein subject to compliance with such deadlines.

OPERATING PROCEDURES

Purchasers must confirm all trades directly with the Issuer and the Agent.

1.	RESPONSIBILITIES OF THE AGENT

The Agent will, in addition to the responsibilities in relation to settlement described in Annex A, be responsible for the following:

(1)	in the case of Notes which are to be listed on a stock exchange (the relevant Stock Exchange), distributing to the relevant Stock Exchange and any other relevant authority such number of copies of the Final Terms as they may reasonably require; and

(2)	where applicable, providing the Ministry of Finance of Japan with all required notifications and reports (including any monthly reports as to amounts, issue dates and other terms of each Tranche of Yen-denominated Notes).

2.	RESPONSIBILITIES OF THE LISTING AGENT/ARRANGER/LEAD MANAGER/DEALER

(1)	The Lead Manager/Dealer/other Purchaser shall be responsible for preparing the applicable Final Terms (substantially in the form of either Part A or Part B of Annex B hereto) to the Prospectus giving details of the Notes to be issued.

(2)	In the case of Notes to be listed on a relevant Stock Exchange, the Listing Agent/Arranger or Lead Manager will be responsible for ensuring compliance with the Prospectus Regulation (if applicable), the UK Prospectus Regulation (if applicable) and the listing rules of the relevant Stock Exchange and obtaining all necessary approvals for listing the Notes on the relevant Stock Exchange. The Issuer recognises with respect to this Clause 2(2) its continuing obligation so long as any Notes under the Programme are outstanding to apprise the applicable Dealers of any material adverse change in its (consolidated, if applicable) financial position or its business operations.

3.	RESPONSIBILITIES OF THE ISSUER

The Issuer shall execute and deliver the Final Terms to the Agent and the Lead Manager/Dealer/other Purchaser.

4.	SETTLEMENT

The settlement procedures set out in Annex A shall apply to each issue of Bearer Notes, unless otherwise agreed between the Issuer and the relevant Dealer or Dealers.

Settlement procedures for an issue of Registered Notes issued by TCCI are set out in the TCCI Note Agency Agreement. Settlement procedures for an issue of Registered Notes issued by TMCC are set out in the TMCC Note Agency Agreement.

Trading Desk Information list is set out in Annex E.

ANNEX A TO APPENDIX D

SETTLEMENT PROCEDURES

The procedures set out below have been discussed and agreed by the ICSDs, representatives of ICMA and representatives of ICMSA. It is recommended that these procedures are adopted without material amendment to facilitate standardisation in the market and a smooth closing procedure. ****

Times set out below are London times and represent the latest time for taking the action concerned. It is recommended that where possible the action concerned is taken in advance of these times.

Day	Latest time	Action

No later than Issue Date minus 3	2:00 p.m.	The Issuer or its designated agent may agree to terms with one or more of the Purchasers for the issue and purchase of Notes[1]. The relevant Purchaser instructs the Agent to obtain a common code and ISIN (and any other relevant financial instrument codes such as CFI code and FISN) or, if relevant, a temporary common code and ISIN (and any other relevant financial instrument codes such as CFI code and FISN) for the Notes from one of the ICSDs.

Issue Date minus 2	5:00 p.m.	If a Purchaser has reached agreement with the Issuer by telephone, the Purchaser confirms the terms of the agreement to the Issuer (substantially in the form of Annex C) attaching a copy of the applicable Final Terms (substantially in the form set out in Annex B) by electronic communication. The Purchaser sends a copy of that electronic communication to the Agent for information.

The Issuer confirms its agreement to the terms on which the issue of Notes is to be made (including the form of the Final Terms) by signing and returning a copy of the Final Terms to the relevant Purchaser and the Agent. The details set out in the signed Final Terms shall be conclusive evidence of the agreement (save in the case of manifest error) and shall be binding on the parties accordingly. The Issuer also confirms its instructions to the Agent (substantially in the form set out in Annex D) (including, in the case of Floating Rate Notes, for the purposes of rate fixing) to carry out the duties to be carried out by the Agent under these Settlement Procedures and the Agency Agreement including preparing and authenticating a

 _______________

****In the case of a syndicated Note issue, certain of the Settlement Procedures set forth below will be revised as appropriate.

[1]	Relevant Purchaser(s) to consider whether it/they have reviewed the necessary Singapore product classification from the Issuer prior to the launch of the offer, pursuant to Section 309B of the Securities and Futures Act 2001 of Singapore.

Day	Latest time	Action

Temporary Global Note for the Tranche of Notes which is to be purchased and, in the case of the first Tranche of a Series, where the applicable Final Terms do not specify that the Temporary Global Note is to be exchangeable only for Notes in definitive form, a Permanent Global Note for the Series.

In the case of Floating Rate Notes, the Agent notifies the ICSDs, the Issuer, (if applicable) the relevant Stock Exchange and any other relevant authority and the relevant Purchaser of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

If the Issuer has agreed with two or more Purchasers to issue Notes on a syndicated basis, it is to enter into an agreement with such Purchasers in the form or substantially the form set out in Appendix 5 to the Programme Agreement.

No later than Issue Date minus 1	2:00 p.m.	In the case of Notes which are to be listed on a Stock Exchange or publicly offered in a European Economic Area Member State and/or the United Kingdom, the Agent also notifies the Stock Exchange and/or any other relevant authority, as the case may be, by electronic communication or by hand of the details of the Notes to be issued by sending the applicable Final Terms to the Stock Exchange and/or any other relevant authority, as the case may be.

Issue Date minus 1	10:00 a.m. (for prior day currencies 2)	The relevant Purchaser and the Agent give settlement instructions to the relevant ICSD(s) to effect the payment of the purchase price, against delivery of the Notes, to the Agent’s account with the relevant ICSD on the Issue Date.

	12.00 noon (for other currencies)	The parties (which for this purpose shall include the Agent) may agree to arrange for “free delivery” to be made through the relevant ICSD(s) if specified in the applicable Final Terms, in which case these Settlement Procedures will be amended accordingly.

Issue Date minus 1	ICSD deadlines for the relevant currency	For prior day currencies, the Agent instructs the relevant ICSD to debit its account and pay for value on the Issue Date the aggregate purchase moneys received by it to the account of the Issuer previously notified to the Agent for the purpose.

______________

[2]	The most common prior day currencies are Australian dollars (AUD), Hong Kong dollars (HKD), Japanese yen (JPY) and New Zealand dollars (NZD) but other currencies in similar time zones may also be prior day currencies. The parties should establish whether or not a particular currency is a prior day currency as soon as possible.

Day	Latest time	Action

Issue Date minus 1	3.00 p.m.	The Agent prepares and authenticates a Temporary Global Note for each Tranche of Notes which is to be purchased and, where required as specified above, a Permanent Global Note in respect of the relevant Series, in each case attaching the applicable Final Terms.

Each Global Note which is a CGN is then delivered by the Agent to the Common Depositary. For an issue of Notes on a syndicated basis, the Common Depositary can then request the ICSDs credit the Notes to the securities commissionaire account of the relevant Lead Manager.

Each Global Note which is a New Global Note is then delivered by the Agent to the common safekeeper, together (if applicable) with an effectuation instruction. In the event that the common service provider and the common safekeeper are not the same entity, the Agent should also deliver the applicable Final Terms to the common service provider.

In the case of each Global Note which is a New Global Note, the Agent then instructs the mark up of the issue outstanding amount of the Global Note to the ICSDs through the common service provider.

Issue Date minus 1	5.00 p.m.	The conditions of issue in the Programme Agreement are satisfied and/or waived.

In the case of each Global Note which is a New Global Note, the common safekeeper confirms deposit and effectuation (if applicable)3 of the Global Note to the Agent, the common service provider and the ICSDs. For an issue of Notes on a syndicated basis, the common service provider can then request the ICSDs credit the Notes to the securities commissionaire account of the relevant Lead Manager.

Issue Date minus 1	6.00 p.m.	In the case of each Global Note which is a CGN, the Common Depositary confirms deposit of the Global Note to the Agent and the ICSDs.

In the case of each Global Note which is a New Global Note, the common service provider relays the Agent’s instruction to mark up the issue outstanding amount of the Global Note to the ICSDs.

______________

[3]	This assumes that an effectuation authorisation has been delivered by the Issuer to the common safekeeper (i.e. Euroclear or Clearstream, Luxembourg) at the update of the programme. If this is not the case, such an authorisation should be delivered at least 2 business days prior to the closing of the first issue of Eurosystem-eligible New Global Notes under the Programme.

Day	Latest time	Action

Issue Date	According to ICSD settlement procedures	The ICSDs debit and credit accounts in accordance with instructions received from the Agent and the relevant Purchaser.

Issue Date	ICSD deadlines for the relevant currency	For an issue of Notes on a syndicated basis, payment is released to the relevant Issuer by the ICSDs. For an issue of Notes on a non-syndicated basis, the Agent instructs the relevant ICSD to debit its account and pay for value on the Issue Date the aggregate purchase moneys received by it to the account of the Issuer previously notified to the Agent for the purpose.

Issue Date	5.00 p.m.	The Agent forwards a copy of the signed Final Terms to each ICSD.

On or subsequent to the Issue Date		The Agent notifies the Issuer immediately in the event that a Purchaser does not pay the purchase price due from it in respect of a Note.

The Agent notifies the Issuer of the issue of Notes giving details of the Global Note(s) and the nominal amount represented thereby.

The Agent confirms the issue of Notes to the relevant Stock Exchange and any other relevant authority.

Explanatory Notes to Settlement Procedures

(a)	Each Day is a day on which banks and foreign exchange markets are open for general business in London (including dealings in foreign exchange and foreign currency deposits), counted in reverse order from the proposed Issue Date.

(b)	The Issue Date must be a Business Day. For the purposes of this Memorandum, Business Day means a day which is:

(1)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any other place specified in the applicable Final Terms as an Additional Business Centre;

(2)	(i) in relation to Notes denominated in a Specified Currency other than euro and Renminbi, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency; or (ii) in relation to Notes denominated in euro, a day on which the TARGET System is open; or (iii) in relation to any sum payable in Renminbi, a day on which commercial banks and foreign exchange markets are open for business and settlement of Renminbi payments in Hong Kong. Unless provided otherwise in the applicable Final Terms, the principal financial centre of any country shall be as provided in the 2021 ISDA Interest Rate Derivatives Definitions (except in the case of Australia and New Zealand, where the principal financial centre will be Sydney or Auckland, respectively); and

(3)	a day on which the ICSDs and any other relevant clearing system is open for general business.

(c)	Times given can be modified upon the mutual agreement of the Purchaser, the Agent and the Issuer.

(d)	If at any time the Agent is notified by the Issuer or the relevant Stock Exchange that the listing of a Series of Notes has been refused or otherwise will not take place, the Agent shall immediately notify the Issuer, the Dealer and all the relevant Purchaser(s) (if not the Dealer).

(e)	If any final terms or information to be included in the applicable Final Terms constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 23 of the Prospectus Regulation and Article 23 of the UK Prospectus Regulation the timings outlined above will change as the Final Terms will need to be approved by the relevant authority as a supplement, which can take up to seven working days.

(f)	Where a clearing system other than Euroclear or Clearstream, Luxembourg is used for an issue, references to the ICSDs shall be interpreted accordingly.

ANNEX B TO APPENDIX D

FORM OF FINAL TERMS AND ISSUE TERMS

Part A

FORM OF FINAL TERMS IN CONNECTION WITH ISSUES OF NOTES WITH A DENOMINATION OF AT LEAST €100,000 (or equivalent in any other currency) TO BE ADMITTED TO TRADING ON AN EEA OR UK REGULATED MARKET (and notes to be admitted to trading only on a regulated market, or a specific segment of a regulated market, to which only qualified investors have access)

[PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). [For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).] [Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.]]

[PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). [For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA [(the “UK Prospectus Regulation”)].] [Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.]]

[MiFID II product governance / Retail investors [(limited to those resident in [insert relevant jurisdiction(s)] only)], professional investors and ECPs target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties[,]/[and] professional clients [outside the European Economic Area (“EEA”),] [and]/[as well as] retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only),] each as defined in [MiFID II]/[Directive 2014/65/EU (as amended, “MiFID II”)]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients [outside the EEA,] and retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] are appropriate[, subject to compliance with applicable [insert relevant jurisdiction(s)] securities laws and regulations.] [; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management, non-advised sales and pure execution services - subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable.] Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels [outside the EEA with all sales], subject to the distributor’s suitability and appropriateness obligations under [MiFID II, as applicable.]/[[insert relevant jurisdiction(s)] securities laws and regulations.]]

[UK MiFIR product governance / Retail investors [(limited to those resident in [insert relevant jurisdiction(s)] only)], professional investors and ECPs target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”)[,]/[and] professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA] (“UK MiFIR”) [outside the United Kingdom (“UK”),] [and]/[as well as] retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA]; and (ii) all channels for distribution of the Notes to eligible counterparties, professional clients [outside the UK,] and retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] are appropriate[, subject to compliance with applicable [insert relevant jurisdiction(s)] securities laws and regulations.] [; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management, non-advised sales and pure execution services - subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable.] Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels [outside the UK with all sales], subject to the UK distributor’s suitability and appropriateness obligations under [COBS, as applicable.]/[[insert relevant jurisdiction(s)] securities laws and regulations.]]

[MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in [MiFID II]/[Directive 2014/65/EU (as amended, “MiFID II”)]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA] (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[Notification under Section 309B of the Securities and Futures Act 2001 of Singapore – In connection with Section 309B of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are [prescribed capital markets products]/[capital markets products other than prescribed capital markets products] (as defined in the CMP Regulations 2018) and [are] [Excluded]/[Specified] Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).]1 2

Final Terms

Dated [        ]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

[TOYOTA CREDIT CANADA INC.]

[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]

[TOYOTA MOTOR CREDIT CORPORATION]

[Legal Entity Identifier (“LEI”): [     ]]

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
under the €60,000,000,000
Euro Medium Term Note Programme
established by
Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited and Toyota Motor Credit Corporation

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes set forth in the Prospectus dated 15 September 2023 [and the supplement[s] to it dated [date] [and [date]]], including all documents incorporated by reference ([the Prospectus as so supplemented,] the “Prospectus”) which constitutes a base prospectus for the purposes of the Prospectus Regulation (as defined [above/below]) and the UK Prospectus Regulation (as defined [above/below]). This document constitutes the Final Terms of the Notes described herein for the purposes of the Prospectus Regulation and the UK Prospectus Regulation and must be read in conjunction with the Prospectus in order to obtain all the relevant information. The Prospectus has been published on the website of the London Stock Exchange at https://www.londonstockexchange.com/news?tab=news-explorer and the website of Euronext Dublin at https://live.euronext.com/en/markets/dublin.

______________

[1]	Insert “prescribed capital market products” and “Excluded Investment Products” or, if not, amend Singapore product classification.

[2]	Relevant Dealer(s) to consider whether it/they have received the necessary Singapore product classification from the Issuer prior to the launch of the offer, pursuant to Section 309B of the SFA.

[The following alternative language applies if the first Tranche of an issue which is being increased was issued under a Prospectus with an earlier date.

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes (the “Conditions”) set forth in and extracted from the Prospectus dated [16 September 2022/17 September 2021/18 September 2020/13 September 2019/14 September 2018] and which are incorporated by reference in the Prospectus dated 15 September 2023. This document constitutes the Final Terms of the Notes described herein for the purposes of the Prospectus Regulation (as defined [above/below]) and the UK Prospectus Regulation (as defined [above/below]) and must be read in conjunction with the Prospectus dated 15 September 2023, including the Conditions which are incorporated by reference in it [and the supplement[s] to it dated [date] [and [date]]], including all documents incorporated by reference ([the Prospectus as so supplemented,] the “Prospectus”) which constitutes a base prospectus for the purposes of the Prospectus Regulation and the UK Prospectus Regulation in order to obtain all the relevant information. The Prospectus has been published on the website of the London Stock Exchange at https://www.londonstockexchange.com/news?tab=news-explorer and the website of Euronext Dublin at https://live.euronext.com/en/markets/dublin.]

[The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended) [and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of [United Kingdom/UK] domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended/EUWA]].]

[Include whichever of the following apply or specify as “Not Applicable”. Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs (in which case the sub-paragraphs of the paragraphs which are not applicable can be deleted). Italics denote guidance for completing the Final Terms.]

1.	(i)	Issuer:	[ ]
	(ii)	Credit Support Providers:	Toyota Motor Corporation LEI - 5493006W3QUS5LMH6R84 Toyota Financial Services Corporation LEI - 353800WDOBRSAV97BA75
2.	[(i)]	Series Number:	[ ]
	[(ii)]	Tranche Number:	[ ]
	[(iii)]	Date on which the Notes will be consolidated and form a single Series:	[Not Applicable]/[The Notes shall be consolidated and form a single Series and be interchangeable for trading purposes with the [insert description of the Series] on [insert date/the Issue Date/exchange of the Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 25 below [which is expected to occur on or about [insert date]]].]
3.	Specified Currency:		[ ]
4.	Aggregate Nominal Amount:		[ ]
	[(i)]	Series:	[ ]
	[(ii)]	Tranche:	[ ]
5.	Issue Price:		[ ] per cent. of the Aggregate Nominal Amount [plus [ ] days’ accrued interest in respect of the period from, and including, [insert date] to, but excluding, [insert date] (if applicable)]

6.	(i)	Specified Denominations:

[        ]

[[€100,000] and integral multiples of [€1,000] in excess thereof up to and including [€199,000]. [Include for Bearer Notes: No Notes in definitive form will be issued with a denomination above [€199,000].]]

	(ii)	Calculation Amount:

[        ]

(If there is only one Specified Denomination, insert the Specified Denomination.

If there is more than one Specified Denomination insert the highest common factor of those Specified Denominations. N.B. There must be a common factor in the case of two or more Specified Denominations)

7.	(i)	Trade Date:	[ ]
	(ii)	Issue Date:	[ ]
	(iii)	Interest Commencement Date:	[ ]/[Issue Date]/[Not Applicable] (N.B. An Interest Commencement Date will not be relevant for certain Notes, for example, Zero Coupon Notes)
8.	Maturity Date:

[        ]

[Fixed rate - Specify date / Floating rate - Interest Payment Date falling in or nearest to [specify month and year]]

(N.B. The Maturity Date may need to be not less than one year after the Issue Date and, in the case of Notes issued by TMF, should not be more than 50 years after the Issue Date)

9.	Interest Basis:

[[        ] per cent. Fixed Rate]

[Fixed Rate Step-up/Step-down]

[[        ] month [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SOFR/SONIA/CORRA] +/– [        ] per cent. Floating Rate]

[Zero Coupon]

(See paragraph 16/17/18 below)

10.	Redemption Basis:		Redemption at par
11.	Change of Interest Basis:		[Not Applicable]/[For the period from (and including) the Interest Commencement Date, up to (but excluding) [specify date] paragraph [16/17] applies and for the period from (and including) [specify date], up to (but excluding) the Maturity Date, paragraph [16/17] applies]
12.	Put/Call Options:		[Investor Put Option] [Issuer Call Option] [Issuer Maturity Par Call Option] [Issuer Make-Whole Call Option] [Not Applicable] [(See paragraph(s) 19/20/21/22 below)]
13.	(i)	Status of the Notes:	Senior

	(ii)	Nature of the Credit Support:	See “Relationship of TFS and the Issuers with the Parent” in the Prospectus dated 15 September 2023
14.	Date [Board]/[Executive Committee of the Board] approval for issuance of Notes obtained:		[ ]
15.	Negative Pledge covenant set out in Condition 3:		Not Applicable
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
16.	Fixed Rate Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Fixed Rate(s) of Interest:	[ ] per cent. per annum payable [[ ] in arrear] on each Interest Payment Date [from, and including, [ ] to, but excluding, [ ]] [. The first Fixed Interest Period shall be the period commencing on, and including, the Interest Commencement Date and ending on, but excluding, [ ] ([short]/[long] first coupon)]
	(ii)	Interest Payment Date(s):	[ ] [and [ ]] in each year from, and including, [ ] up to, and including, [the Maturity Date]/[ ] [adjusted in accordance with the [Following Business Day Convention]/ [Modified Following Business Day Convention]]/ [ ] [with the Additional Business Centres for the definition of “Business Day” being [ ]] [[adjusted]/[with no adjustment] for period end dates]/[. For the avoidance of doubt, the Fixed Coupon Amount [and the Broken Amount] shall remain unadjusted]
	(iii)	Fixed Coupon Amount(s):	[ ] per Calculation Amount (applicable to the Notes in definitive form) and [ ] per Aggregate Nominal Amount of the Notes (applicable to the Notes in global form), payable [[ ] in arrear] on [ ]/[each Interest Payment Date][, except for the amount of interest payable on the [first]/[last] Interest Payment Date falling on [ ]][. [This]/[These] Fixed Coupon Amount[s] appl[ies]/[y] if the Notes are represented by a global Note or are in definitive form]
	(iv)	Broken Amount(s):	[[ ] per Calculation Amount (applicable to the Notes in definitive form) and [ ] per Aggregate Nominal Amount of the Notes (applicable to the Notes in global form), payable on the [first]/[last] Interest Payment Date falling on [ ]] [. This Broken Amount applies if the Notes are represented by a global Note or are in definitive form]/[Not Applicable]
	(v)	[Fixed] Day Count Fraction:	[Actual/Actual (ICMA)]/[Actual/Actual (ISDA)]/ [30/360]/[Actual/360]/[Actual/Actual Canadian Compound Method]/[Actual/365 (Fixed)]
	(vi)	Determination Date(s):

[[        ] in each year]/[Not Applicable]

(Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. N.B. Only relevant where the Fixed Day Count Fraction is Actual/Actual (ICMA))

17.	Floating Rate Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	[Specified]/[Interest] Period(s)/[Specified] Interest Payment Dates:	[ ] / [ ] in each year [subject to adjustment in accordance with the Business Day Convention set out in (iii) below]
	(ii)	First Interest Payment Date:	[ ]
	(iii)	Business Day Convention:	[Floating Rate Convention]/[Following Business Day Convention]/[Modified Following Business Day Convention]/[Preceding Business Day Convention]/[For the CORRA Reference Rate: See Condition 4(b)(ii)(5)(C)]
	(iv)	Additional Business Centre(s):	[ ]
	(v)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent) (the “Calculation Agent”):	[ ]
	(vi)	Screen Rate Determination:
		- Reference Rate:	[ ] month [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SOFR/SONIA/CORRA]
		- Calculation Method:	[Compounded SOFR Rate]/[SOFR Rate]/[Compounded Daily Rate]/[Compounded Index Rate]/[Not Applicable]
		- D:	[365]/[ ]/[Not Applicable]
		- Observation Method:	[Lag]/[Shift]/[Not Applicable]
		- Relevant Financial Centre (if other than as set out in the Conditions):	[Specify other Relevant Financial Centre]
- Interest Determination Date(s):

[        ]

(The second day on which the TARGET System is open prior to the start of each Interest Period if EURIBOR, second Stockholm business day prior to the start of each Interest Period if STIBOR, second Oslo business day prior to the start of each Interest Period if NIBOR, the [ ] U.S. Government Securities Business Day prior to the relevant Interest Payment Date for each Interest Period if SOFR and the [ ] London Banking Day prior to the relevant Interest Payment Date for each Interest Period if SONIA)

		- Relevant Number:	[ ]/[Not Applicable]
		- Relevant Screen Page:	[ ]/[Not Applicable] (Insert page on which the Reference Rate is for the time being displayed on Reuters Monitor Money Rates Service or Dow Jones Markets Limited for EURIBOR/STIBOR/NIBOR/SONIA/CORRA)

(In the case of EURIBOR, if not Reuters EURIBOR01 ensure it is a page which shows a composite rate)
		- Specified Time:	[11:00 a.m. [London/Brussels/Stockholm/Oslo] time] [In the case of EURIBOR/STIBOR/NIBOR]/ [[ ] in the case of SONIA]/[Not Applicable]
		- Reference Banks:	[ ]/[Not Applicable]
		- Observation Look-Back Period:	[ ] London Banking Days (for SONIA)/[Not Applicable]
	(vii)	Linear Interpolation:

[Not Applicable/Applicable – the Rate of Interest for the [long/short] [first/last] Interest Period or Specified Period shall be calculated using Linear Interpolation

(Specify for each short or long Interest Period)]

	(viii)	Margin(s):	[+/-][ ] per cent. per annum
	(ix)	Minimum Rate of Interest:	[ ] per cent. per annum
	(x)	Maximum Rate of Interest:	[[ ] per cent. per annum]/[Not Applicable]
	(xi)	Day Count Fraction:	[Actual/Actual (ISDA)] [Actual/Actual] [Actual/365 (Fixed)] [Actual/360] [30/360] [360/360] [Bond Basis] [30E/360] [Eurobond Basis] [30E/360 (ISDA)] [Actual/365 (Sterling)]
18.	Zero Coupon Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Accrual Yield:	[ ] per cent. per annum
	(ii)	Reference Price:	[ ]
PROVISIONS RELATING TO REDEMPTION
19.	Issuer Call Option		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note:	[ ] per Calculation Amount
	(iii)	If redeemable in part:	[Applicable]/[Not Applicable]
		(a) Minimum Redemption Amount:	[ ]/[Not Applicable]
		(b) Maximum Redemption Amount:	[ ]/[Not Applicable]
	(iv)	Notice periods (if other than as set out in	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]

the Conditions):
20.	Issuer Maturity Par Call Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	[(i)] [Par Call Period:]	[From (and including) [ ] (the “Par Call Period Commencement Date” to (but excluding) the Maturity Date)]
	[(ii)] [Notice periods (if other than as set out in the Conditions):]	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
21.	Issuer Make-Whole Call Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Optional Redemption Date(s):	[ ]/[at any time that is prior to the Par Call Period Commencement Date]
	(ii) Optional Redemption Amount of each Note:	[[ ] per Calculation Amount]/[Special Redemption Amount]/[Canada Yield Price]
	(iii) Reference Bond:	[ ]/[Not Applicable]
	(iv) Par Call Date:	[ ]/[Not Applicable]
	(v) Specified Time for Special Redemption Amount:	[ ]/[Not Applicable]
	(vi) Redemption Margin:	[[ ] per cent.]/[Not Applicable]
	(vii) If redeemable in part:	[Applicable]/[Not Applicable]
	(a) Minimum Redemption Amount:	[ ]/[Not Applicable]
	(b) Maximum Redemption Amount:	[ ]/[Not Applicable]
	(viii) Calculation Agent (if not the Agent) (the “Calculation Agent”):	[Not Applicable]/[ ]
	(ix) Notice periods (if other than as set out in the Conditions):	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
22.	Investor Put Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Optional Redemption Date(s):	[ ]
	(ii) Optional Redemption Amount(s) of each Note:	[ ] per Calculation Amount
23.	Final Redemption Amount	[ ] per Calculation Amount
24.	Early Redemption Amount
	Early Redemption Amount payable on redemption for	[ ] per Calculation Amount

taxation reasons or on event of default or other earlier redemption:
GENERAL PROVISIONS APPLICABLE TO THE NOTES
25.	Form of Notes:
[ ] (Insert description that is consistent with one of the options in the “Form of the Notes” section of the Prospectus)
26.	[New Global Note]/[New Safekeeping Structure]:	[Yes]/[No]
27.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	[Not Applicable/give details] (Note that this paragraph relates to the place of payment and not Interest Period end dates to which sub-paragraph 16(ii) or 17(iv) relates)
28.	Talons for future Coupons to be attached to definitive Notes:	[No]/[Yes. As the Notes have more than 27 coupon payments, Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made.]
29.	Reference Currency Equivalent (if different from US dollars as set out in Condition 5(h)):	[Not Applicable/give details]
30.	Defined terms/Spot Rate (if different from that set out in Condition 5(h)):	[Not Applicable/give details]
31.	Calculation Agent responsible for calculating the Spot Rate for the purposes of Condition 5(h) (if not the Agent):	[Not Applicable/give details]
32.	RMB Settlement Centre(s) for the purposes of Conditions 5(a) and 5(h):	[Not Applicable/give details]
33.	Settlement (if different from that set out in Condition 5(h)):	[Not Applicable/give details]
34.	Relevant Benchmark:	[[specify benchmark] is provided by [administrator legal name]. As at the date hereof, [administrator legal name] [appears]/[does not appear] in the register of administrators and benchmarks established and maintained by the European Securities and Markets Authority [and/or the UK Financial Conduct Authority] pursuant to Article 36 (Register of administrators and benchmarks) of the EU Benchmarks Regulation (EU) 2016/1011 [and/or Article 36 (Register of administrators and benchmarks) of Regulation (EU) 2016/1011 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA][, respectively]]]/[Not Applicable]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in these Final Terms. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.]/[With respect to any information included herein and specified to be sourced from a third party, the Issuer confirms that any such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information available to it from such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.]

Signed on behalf of the Issuer:

[NAME OF ISSUER]

By:
Name:
Title:

Duly authorised

cc: The Bank of New York Mellon, acting through its London branch
[Registered Notes – BNY Trust Company of Canada / The Bank of New York Mellon SA/NV, Luxembourg Branch (TCCI only)]
[Registered Notes – The Bank of New York Mellon SA/NV, Luxembourg Branch (TMCC only)]

PART B – OTHER INFORMATION

1. LISTING AND ADMISSION TO TRADING
(i)	Listing and admission to trading:

[Application [has been]/[is expected to be] made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the London Stock Exchange’s main market and for listing on the Official List of the UK Financial Conduct Authority with effect from [         ].] / [Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on Euronext Dublin’s regulated market and for listing on the Official List of Euronext Dublin with effect from [         ].] / [Not Applicable.]

(Where documenting a fungible issue need to indicate that original securities are already admitted to trading.)

(ii)	Estimate of total expenses related to admission to trading:	[ ]
2. RATINGS
Credit Ratings:		[The Notes to be issued [have been]/[are expected to be] rated]/[The following ratings reflect ratings assigned to Notes of this type issued under the Programme generally]:
[Moody’s Japan K.K. (“Moody’s Japan”): [ ]]
[Moody’s Investors Service, Inc. (“Moody’s”): [ ]]
[S&P Global Ratings, acting through S&P Global Ratings Japan Inc. (“Standard & Poor’s Japan”): [ ]]
[Fitch Ratings, Inc. (“Fitch”): [ ]]
(Need to include an explanation of the meaning of the ratings if this has previously been published by the rating provider.)
(The above disclosure should reflect the rating allocated to Notes of the type being issued under the Programme generally or, where the issue has been specifically rated, that rating.)
[Moody’s Japan, Moody’s, Standard & Poor’s Japan and Fitch are not established in the EEA or the UK and have not applied for registration under Regulation (EC) No. 1060/2009 (as amended, the “CRA Regulation”) or Regulation (EC) No. 1060/2009 as it forms part of UK domestic law by virtue of the [[European Union (Withdrawal) Act 2018, as amended]/[EUWA]] (the “UK CRA Regulation”), respectively. However, Moody’s Deutschland GmbH has endorsed the ratings of Moody’s Japan and Moody’s, S&P Global Ratings Europe Limited has endorsed the ratings of Standard & Poor’s Japan, and Fitch Ratings Ireland Limited has endorsed the ratings of Fitch, in accordance with the CRA Regulation and Moody’s Investors Service Ltd. has endorsed the ratings of Moody’s Japan and Moody’s, S&P Global Ratings UK Limited has endorsed the ratings of Standard & Poor’s Japan, and Fitch Ratings Ltd has endorsed the ratings of Fitch, in accordance with the UK CRA Regulation. Each of Moody’s Deutschland GmbH, S&P Global Ratings

Europe Limited and Fitch Ratings Ireland Limited is established in the EEA and is registered under the CRA Regulation.  Each of Moody’s Investors Service Ltd., S&P Global Ratings UK Limited and Fitch Ratings Ltd is established in the UK and is registered under the UK CRA Regulation.]

[The Issuer has not applied to Moody’s [Japan] or Standard & Poor’s Japan [or Fitch] for ratings to be assigned to the Notes.]
Credit ratings are for distribution only to a person (a) who is not a “retail client” within the meaning of section 761G of the Corporations Act 2001 of Australia (“Australian Corporations Act”) and is also a person in respect of whom disclosure is not required under Parts 6D.2 or 7.9 of the Australian Corporations Act, and (b) who is otherwise permitted to receive credit ratings in accordance with applicable law in any jurisdiction in which the person may be located. Anyone who is not such a person is not entitled to receive this Final Terms and anyone who receives this Final Terms must not distribute it to any person who is not entitled to receive it.

3.        INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save [as discussed in “Subscription and Sale” in the Prospectus] / [as set out below] / [for any fees payable to the [Purchasers/Dealers/Managers]], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer. [The [Purchasers/Dealers/Managers] and their affiliates may have engaged, and may in the future engage, in the ordinary course of their business activities, in lending, advisory, corporate finance services, investment banking and/or commercial banking transactions with, and may perform the services for, the Issuer and its affiliates and/or for companies involved directly or indirectly in the sector in which the Issuer and/or its affiliates operate.] (Amend as appropriate if there are any other interests.)

[(When adding any other description, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 23 of the Prospectus Regulation and Article 23 of the UK Prospectus Regulation.)]

4. REASONS FOR THE OFFER AND ESTIMATED NET PROCEEDS

Reasons for the offer:

[As set out in “Use of Proceeds” in the Prospectus dated 15 September 2023]/[ ]

(See “Use of Proceeds” wording in the Prospectus – if the reasons for the offer are different from what is disclosed in the Prospectus, give details here, including, as the case may be, details of Eligible Models, Eligibility Criteria and Use of Proceeds Report (including the website location of the Use of Proceeds Report and details of compliance monitoring))

Estimated net proceeds:	[ ]

5. Fixed Rate Notes only – YIELD

Indication of yield:	[ ] Calculated as [include specific details of method of calculation in summary form] on the Issue Date. As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.
6. OPERATIONAL INFORMATION
(i) ISIN:	[ ]
(ii) Common Code:	[ ]
(iii) Any clearing system(s) other than Euroclear Bank SA/NV and Clearstream Banking S.A. and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]
(iv) Delivery:	Delivery [against] / [free of] payment
(v) Names and addresses of additional Paying Agent(s) (if any):	[ ]
(vi) Intended to be held in a manner which would allow Eurosystem eligibility:

[Yes]/[No]/[Not Applicable]

[Note that the designation “yes” means that the Notes are intended upon issue to be deposited with Euroclear Bank SA/NV or Clearstream Banking S.A. (the “ICSDs”) as common safekeeper [[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,] [include this text for registered Notes]] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.] / [Note that the designation “no” means that should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting such criteria, the Notes may then be deposited with Euroclear Bank SA/NV or Clearstream Banking S.A. (the “ICSDs”) as common safekeeper [[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,] [include this text for registered Notes]] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.] (Include this text if “yes” or “no” is selected in which case bearer Notes must be issued in NGN form and registered Notes must be held under the NSS.)

7. DISTRIBUTION
(i) Method of distribution:	[Syndicated]/[Non-syndicated]
(ii) If syndicated: (a) Names of Managers:	[Not Applicable/give names]
(b) Date of Syndicate Purchase Agreement:	[ ]

(c) Stabilisation Manager(s) (if any):	[ ]
(iii) If non-syndicated, name of Dealer/Purchaser:	[Not Applicable/give name and address]
(iv) U.S. Selling Restrictions:

[Reg. S Category 2; TEFRA C/TEFRA D/TEFRA Not Applicable]

(TEFRA D, except for certification of non-U.S. beneficial ownership, will apply to all Notes issued by TMCC that have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend))

(For Notes issued by TMF, TCCI and TFA, specify if Notes have been issued in reliance on either TEFRA C or TEFRA D)

(v) Prohibition of Sales to EEA Retail Investors:	[Applicable/Not Applicable]
(vi) Prohibition of Sales to UK Retail Investors:	[Applicable/Not Applicable]
(vii) Prohibition of Sales to Belgian Consumers:	Applicable

ANNEX B TO APPENDIX D

Part B

FORM OF FINAL TERMS IN CONNECTION WITH ISSUES OF NOTES WITH A DENOMINATION OF LESS THAN €100,000 (OR EQUIVALENT IN ANY OTHER CURRENCY) TO BE ADMITTED TO TRADING ON AN EEA OR UK REGULATED MARKET (other than a regulated market, or A specific segment of a regulated market, to which only qualified investors have access) AND/OR OFFERED TO THE PUBLIC ON A NON-EXEMPT BASIS IN THE EEA OR THE UK

[PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). [For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).] [Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.]]

[PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). [For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA [(the “UK Prospectus Regulation”)].] [Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.]]

[MiFID II product governance / Retail investors [(limited to those resident in [insert relevant jurisdiction(s)] only)], professional investors and ECPs target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties[,]/[and] professional clients [outside the European Economic Area (“EEA”),] [and]/[as well as] retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only),] each as defined in [MiFID II]/[Directive 2014/65/EU (as amended, “MiFID II”)]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients [outside the EEA,] and retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] are appropriate[, subject to compliance with applicable [insert relevant jurisdiction(s)] securities laws and regulations.] [; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management, non-advised sales and pure execution services - subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable.] Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels [outside the EEA with all sales], subject to the distributor’s suitability and appropriateness obligations under [MiFID II, as applicable.]/[[insert relevant jurisdiction(s)] securities laws and regulations.]]

[UK MiFIR product governance / Retail investors [(limited to those resident in [insert relevant jurisdiction(s)] only)], professional investors and ECPs target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”)[,]/[and] professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA] (“UK MiFIR”) [outside the United Kingdom (“UK”),] [and]/[as well as] retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA]; and (ii) all channels for distribution of the Notes to eligible counterparties, professional clients [outside the UK,] and retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] are appropriate[, subject to compliance with applicable [insert relevant jurisdiction(s)] securities laws and regulations.] [; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management, non-advised sales and pure execution services - subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable.] Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels [outside the UK with all sales], subject to the UK distributor’s suitability and appropriateness obligations under [COBS, as applicable.]/[[insert relevant jurisdiction(s)] securities laws and regulations.]]

[MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in [MiFID II]/[Directive 2014/65/EU (as amended, “MiFID II”)]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA] (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[Notification under Section 309B of the Securities and Futures Act 2001 of Singapore – In connection with Section 309B of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are [prescribed capital markets products]/[capital markets products other than prescribed capital markets products] (as defined in the CMP Regulations 2018) and [are] [Excluded]/[Specified] Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).]1 2

Final Terms

Dated [        ]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

[TOYOTA CREDIT CANADA INC.]

[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]

[TOYOTA MOTOR CREDIT CORPORATION]

[Legal Entity Identifier (“LEI”): [     ]]

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
under the €60,000,000,000
Euro Medium Term Note Programme
established by
Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited and Toyota Motor Credit Corporation

Any person making or intending to make an offer of the Notes may only do so:

(i)	[in those Public Offer Jurisdictions mentioned in Paragraph 9 of Part B below, provided such person is of a kind specified in that paragraph and that such offer is made during the Offer Period specified in that paragraph; or

(ii)	otherwise][3] in circumstances in which no obligation arises for the Issuer or any Dealer or Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation (as defined [above/below]) or Section 85 of the Financial Services and Markets Act 2000 (as amended[, the “FSMA”]), or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or Article 23 of the UK Prospectus Regulation (as defined [above/below]), in each case, in relation to such offer.

Neither the Issuer nor any Dealer or Manager has authorised, nor do they authorise, the making of any offer of Notes in any other circumstances.

______________

[1]	Insert “prescribed capital market products” and “Excluded Investment Products” or, if not, amend Singapore product classification.

[2]	Relevant Dealer(s) to consider whether it/they have received the necessary Singapore product classification from the Issuer prior to the launch of the offer, pursuant to Section 309B of the SFA.

[3]	Include this wording where a Non-exempt Offer of Notes and/or a UK Public Offer of Notes is/are anticipated.

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes set forth in the Prospectus dated 15 September 2023 [and the supplement[s] to it dated [date] [and [date]]], including all documents incorporated by reference ([the Prospectus as so supplemented,] the “Prospectus”) which constitutes a base prospectus for the purposes of the Prospectus Regulation and the UK Prospectus Regulation. This document constitutes the Final Terms of the Notes described herein for the purposes of the Prospectus Regulation and the UK Prospectus Regulation and must be read in conjunction with the Prospectus in order to obtain all the relevant information. A summary of the issue of the Notes is annexed to these Final Terms. The Prospectus has been published on the website of the London Stock Exchange at https://www.londonstockexchange.com/news?tab=news-explorer and the website of Euronext Dublin at https://live.euronext.com/en/markets/dublin.

[The following alternative language applies if the first Tranche of an issue which is being increased was issued under a Prospectus with an earlier date.

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes (the “Conditions”) set forth in and extracted from the Prospectus dated [16 September 2022/17 September 2021/18 September 2020/13 September 2019/14 September 2018] and which are incorporated by reference in the Prospectus dated 15 September 2023. This document constitutes the Final Terms of the Notes described herein for the purposes of the Prospectus Regulation and the UK Prospectus Regulation and must be read in conjunction with the Prospectus dated 15 September 2023, including the Conditions which are incorporated by reference in it [and the supplement[s] to it dated [date] [and [date]]], including all documents incorporated by reference ([the Prospectus as so supplemented,] the “Prospectus”) which constitutes a base prospectus for the purposes of the Prospectus Regulation and the UK Prospectus Regulation in order to obtain all the relevant information. A summary of the issue of the Notes is annexed to these Final Terms. The Prospectus has been published on the website of the London Stock Exchange at https://www.londonstockexchange.com/news?tab=news-explorer and the website of Euronext Dublin at https://live.euronext.com/en/markets/dublin.]

[The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended) [and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of [United Kingdom/UK] domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended/EUWA]].]

[Include whichever of the following apply or specify as “Not Applicable”. Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs (in which case the sub-paragraphs of the paragraphs which are not applicable can be deleted). Italics denote guidance for completing the Final Terms.]

1.	(i)	Issuer:	[ ]
	(ii)	Credit Support Providers:	Toyota Motor Corporation LEI - 5493006W3QUS5LMH6R84 Toyota Financial Services Corporation LEI - 353800WDOBRSAV97BA75
2.	[(i)]	Series Number:	[ ]
	[(ii)]	Tranche Number:	[ ]
	[(iii)]	Date on which the Notes will be consolidated and form a single Series:	[Not Applicable]/[The Notes shall be consolidated and form a single Series and be interchangeable for trading purposes with the [insert description of the Series] on [insert date/the Issue Date/exchange of the Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 25 below [which is expected to occur on or about [insert date]]].]

3.	Specified Currency:		[ ]
4.	Aggregate Nominal Amount:		[ ]
	[(i)]	Series:	[ ]
	[(ii)]	Tranche:	[ ]
5.	Issue Price:		[ ] per cent. of the Aggregate Nominal Amount [plus [ ] days’ accrued interest in respect of the period from, and including, [insert date] to, but excluding, [insert date] (if applicable)]
6.	(i)	Specified Denominations:

[        ]

[N.B. Notes must have a minimum denomination of EUR1,000 (or equivalent) if there is a listing on a regulated market in the EEA, a Non-exempt Offer, a listing on the London Stock Exchange’s main market and/or a UK Public Offer]

	(ii)	Calculation Amount:

[        ]

(If there is only one Specified Denomination, insert the Specified Denomination.

If there is more than one Specified Denomination insert the highest common factor of those Specified Denominations. N.B. There must be a common factor in the case of two or more Specified Denominations)

7.	(i)	Trade Date:	[ ]
	(ii)	Issue Date:	[ ]
	(iii)	Interest Commencement Date:	[ ]/[Issue Date]/[Not Applicable] (N.B. An Interest Commencement Date will not be relevant for certain Notes, for example, Zero Coupon Notes)
8.	Maturity Date:

[        ]

[Fixed rate - Specify date / Floating rate - Interest Payment Date falling in or nearest to [specify month and year]]

(N.B. The Maturity Date may need to be not less than one year after the Issue Date and, in the case of Notes issued by TMF, should not be more than 50 years after the Issue Date)

9.	Interest Basis:

[[        ] per cent. Fixed Rate]

[Fixed Rate Step-up/Step-down]

[[        ] month [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SOFR/SONIA/CORRA] +/– [        ] per cent. Floating Rate]
[Zero Coupon]

(See paragraph 16/17/18 below)

10.	Redemption Basis:		Redemption at par
11.	Change of Interest Basis:		[Not Applicable]/[For the period from (and including) the Interest Commencement Date, up to (but excluding) [specify date] paragraph [16/17] applies and for the period from (and including) [specify date], up to (but excluding) the Maturity Date, paragraph [16/17] applies]

12.	Put/Call Options:		[Investor Put Option] [Issuer Call Option] [Issuer Maturity Par Call Option] [Issuer Make-Whole Call Option] [Not Applicable] [(See paragraph(s) 19/20/21/22 below)]
13.	(i)	Status of the Notes:	Senior
	(ii)	Nature of the Credit Support:	See “Relationship of TFS and the Issuers with the Parent” in the Prospectus dated 15 September 2023
14.	Date [Board]/[Executive Committee of the Board] approval for issuance of Notes obtained:		[ ]
15.	Negative Pledge covenant set out in Condition 3:		Not Applicable
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
16.	Fixed Rate Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Fixed Rate(s) of Interest:	[ ] per cent. per annum payable [[ ] in arrear] on each Interest Payment Date [from, and including, [ ] to, but excluding, [ ]] [. The first Fixed Interest Period shall be the period commencing on, and including, the Interest Commencement Date and ending on, but excluding, [ ] ([short]/[long] first coupon)]
	(ii)	Interest Payment Date(s):	[ ] [and [ ]] in each year from, and including, [ ] up to, and including, [the Maturity Date]/[ ] [adjusted in accordance with the [Following Business Day Convention]/ [Modified Following Business Day Convention]]/ [ ] [with the Additional Business Centres for the definition of “Business Day” being [ ]] [[adjusted]/[with no adjustment] for period end dates]/[. For the avoidance of doubt, the Fixed Coupon Amount [and the Broken Amount] shall remain unadjusted]
	(iii)	Fixed Coupon Amount(s):	[ ] per Calculation Amount (applicable to the Notes in definitive form) and [ ] per Aggregate Nominal Amount of the Notes (applicable to the Notes in global form), payable [[ ] in arrear] on [ ]/[each Interest Payment Date][, except for the amount of interest payable on the [first]/[last] Interest Payment Date falling on [ ]][. [This]/[These] Fixed Coupon Amount[s] appl[ies]/[y] if the Notes are represented by a global Note or are in definitive form]
	(iv)	Broken Amount(s):	[[ ] per Calculation Amount (applicable to the Notes in definitive form) and [ ] per Aggregate Nominal Amount of the Notes (applicable to the Notes in global form), payable on the [first]/[last] Interest Payment Date falling on [ ]] [. This Broken Amount applies if the Notes are represented by a global Note or are in definitive form]/[Not Applicable]

	(v)	[Fixed] Day Count Fraction:	[Actual/Actual (ICMA)]/[Actual/Actual (ISDA)]/ [30/360]/[Actual/360]/[Actual/Actual Canadian Compound Method]/[Actual/365 (Fixed)]
	(vi)	Determination Date(s):

[[        ] in each year]/[Not Applicable]

(Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. N.B. Only relevant where the Fixed Day Count Fraction is Actual/Actual (ICMA))

17.	Floating Rate Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	[Specified]/[Interest] Period(s)/[Specified] Interest Payment Dates:	[ ] / [ ] in each year [subject to adjustment in accordance with the Business Day Convention set out in (iii) below]
	(ii)	First Interest Payment Date:	[ ]
	(iii)	Business Day Convention:	[Floating Rate Convention]/[Following Business Day Convention]/[Modified Following Business Day Convention]/[Preceding Business Day Convention]/[For the CORRA Reference Rate: See Condition 4(b)(ii)(5)(C)]
	(iv)	Additional Business Centre(s):	[ ]
	(v)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent) (the “Calculation Agent”):	[ ]
	(vi)	Screen Rate Determination:
		- Reference Rate:	[ ] month [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SOFR/SONIA/CORRA]
		- Calculation Method:	[Compounded SOFR Rate]/[SOFR Rate]/[Compounded Daily Rate]/[Compounded Index Rate]/[Not Applicable]
		- D:	[365]/[ ]/[Not Applicable]
		- Observation Method:	[Lag]/[Shift]/[Not Applicable]
		- Relevant Financial Centre (if other than as set out in the Conditions):	[Specify other Relevant Financial Centre]
- Interest Determination Date(s):

[        ]

(The second day on which the TARGET System is open prior to the start of each Interest Period if EURIBOR, second Stockholm business day prior to the start of each Interest Period if STIBOR, second Oslo business day prior to the start of each Interest Period if NIBOR, the [ ] U.S. Government Securities Business Day prior to the relevant Interest Payment Date for each Interest Period if SOFR and the [ ] London Banking Day prior to the relevant Interest Payment Date for each Interest Period if SONIA)

		- Relevant Number:	[ ]/[Not Applicable]
		- Relevant Screen Page:	[ ]/[Not Applicable] (Insert page on which the Reference Rate is for the time being displayed on Reuters Monitor Money Rates Service or Dow Jones Markets Limited for EURIBOR/STIBOR/NIBOR/SONIA/CORRA)
(In the case of EURIBOR, if not Reuters EURIBOR01 ensure it is a page which shows a composite rate)
		- Specified Time:	[11:00 a.m. [London/Brussels/Stockholm/Oslo] time] [In the case of EURIBOR/STIBOR/NIBOR]/ [[ ] in the case of SONIA]/[Not Applicable]
		- Reference Banks:	[ ]/[Not Applicable]
		- Observation Look-Back Period:	[ ] London Banking Days (for SONIA)/[Not Applicable]
	(vii)	Linear Interpolation:

[Not Applicable/Applicable – the Rate of Interest for the [long/short] [first/last] Interest Period or Specified Period shall be calculated using Linear Interpolation

(Specify for each short or long Interest Period)]

	(viii)	Margin(s):	[+/-][ ] per cent. per annum
	(ix)	Minimum Rate of Interest:	[ ] per cent. per annum
	(x)	Maximum Rate of Interest:	[[ ] per cent. per annum]/[Not Applicable]
	(xi)	Day Count Fraction:	[Actual/Actual (ISDA)] [Actual/Actual] [Actual/365 (Fixed)] [Actual/360] [30/360] [360/360] [Bond Basis] [30E/360] [Eurobond Basis] [30E/360 (ISDA)] [Actual/365 (Sterling)]
18.	Zero Coupon Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Accrual Yield:	[ ] per cent. per annum
	(ii)	Reference Price:	[ ]
PROVISIONS RELATING TO REDEMPTION
19.	Issuer Call Option		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note:	[ ] per Calculation Amount
	(iii)	If redeemable in part:	[Applicable]/[Not Applicable]
		(a) Minimum Redemption Amount:	[ ]/[Not Applicable]
		(b) Maximum	[ ]/[Not Applicable]

Redemption Amount:
	(iv)	Notice periods (if other than as set out in the Conditions):	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
20.	Issuer Maturity Par Call Option		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	[(i)] [Par Call Period:]		[From (and including) [ ] (the “Par Call Period Commencement Date” to (but excluding) the Maturity Date)]
	[(ii)] [Notice periods (if other than as set out in the Conditions):]		[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
21.	Issuer Make-Whole Call Option		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]/[at any time that is prior to the Par Call Period Commencement Date]
	(ii)	Optional Redemption Amount of each Note:	[[ ] per Calculation Amount]/[Special Redemption Amount]/[Canada Yield Price]
	(iii)	Reference Bond:	[ ]/[Not Applicable]
	(iv)	Par Call Date:	[ ]/[Not Applicable]
	(v)	Specified Time for Special Redemption Amount:	[ ]/[Not Applicable]
	(vi)	Redemption Margin:	[[ ] per cent.]/[Not Applicable]
	(vii)	If redeemable in part:	[Applicable]/[Not Applicable]
		(a) Minimum Redemption Amount:	[ ]/[Not Applicable]
		(b) Maximum Redemption Amount:	[ ]/[Not Applicable]
	(viii)	Calculation Agent (if not the Agent) (the “Calculation Agent”):	[Not Applicable]/[ ]
	(ix)	Notice periods (if other than as set out in the Conditions):	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
22.	Investor Put Option		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Optional Redemption Date(s):	[ ]
	(ii)	Optional Redemption Amount(s) of each Note:	[ ] per Calculation Amount
23.	Final Redemption Amount		[ ] per Calculation Amount

24.	Early Redemption Amount
	Early Redemption Amount payable on redemption for taxation reasons or on event of default or other earlier redemption:	[ ] per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE NOTES
25.	Form of Notes:	[ ] (Insert description that is consistent with one of the options in the “Form of the Notes” section of the Prospectus)
26.	[New Global Note]/[New Safekeeping Structure]:	[Yes]/[No]
27.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	[Not Applicable/give details] (Note that this paragraph relates to the place of payment and not Interest Period end dates to which sub-paragraph 16(ii) or 17(iv) relates)
28.	Talons for future Coupons to be attached to definitive Notes:	[No]/[Yes. As the Notes have more than 27 coupon payments, Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made.]
29.	Reference Currency Equivalent (if different from US dollars as set out in Condition 5(h)):	[Not Applicable/give details]
30.	Defined terms/Spot Rate (if different from that set out in Condition 5(h)):	[Not Applicable/give details]
31.	Calculation Agent responsible for calculating the Spot Rate for the purposes of Condition 5(h) (if not the Agent):	[Not Applicable/give details]
32.	RMB Settlement Centre(s) for the purposes of Conditions 5(a) and 5(h):	[Not Applicable/give details]
33.	Settlement (if different from that set out in Condition 5(h)):	[Not Applicable/give details]
34.	Relevant Benchmark:	[[specify benchmark] is provided by [administrator legal name]. As at the date hereof, [administrator legal name] [appears]/[does not appear] in the register of administrators and benchmarks established and maintained by the European Securities and Markets Authority [and/or the UK Financial Conduct Authority] pursuant to Article 36 (Register of administrators and benchmarks) of the EU Benchmarks Regulation (EU) 2016/1011 [and/or Article 36 (Register of administrators and benchmarks) of Regulation (EU) 2016/1011 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/ [EUWA][, respectively]]]/[Not Applicable]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in these Final Terms. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.]/[With respect to any information included herein and specified to be sourced from a third party, the Issuer confirms that any such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information available to it from such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.]

Signed on behalf of the Issuer:

[NAME OF ISSUER]

By:
Name:
Title:

Duly authorised

cc: The Bank of New York Mellon, acting through its London branch
[Registered Notes – BNY Trust Company of Canada / The Bank of New York Mellon SA/NV, Luxembourg Branch (TCCI only)]
[Registered Notes – The Bank of New York Mellon SA/NV, Luxembourg Branch (TMCC only)]

PART B – OTHER INFORMATION

1. LISTING AND ADMISSION TO TRADING
Listing and admission to trading:

[Application [has been]/[is expected to be] made by the Issuer (or on its behalf) for the Notes to be admitted to trading on the London Stock Exchange’s main market and for listing on the Official List of the UK Financial Conduct Authority with effect from [         ].] / [Application has been made by the Issuer (or on its behalf) for the Notes to be admitted to trading on Euronext Dublin’s regulated market and for listing on the Official List of Euronext Dublin with effect from [         ].] / [Application is expected to be made by the Issuer (or on its behalf) for the Notes to be admitted to trading on [the multilateral trading facility EuroTLX (organised and managed by Borsa Italiana S.p.A. (EuroTLX))] with effect from [       ].] [[ ], will act as Liquidity Provider on EuroTLX.] / [Not Applicable.]

(Where documenting a fungible issue need to indicate that original securities are already admitted to trading.)

2. RATINGS
Credit Ratings:	[The Notes to be issued [have been]/[are expected to be] rated]/[The following ratings reflect ratings assigned to Notes of this type issued under the Programme generally]:
[Moody’s Japan K.K. (“Moody’s Japan”): [ ]]
[Moody’s Investors Service, Inc. (“Moody’s”): [ ]]
[S&P Global Ratings, acting through S&P Global Ratings Japan Inc. (“Standard & Poor’s Japan”): [ ]]
[Fitch Ratings, Inc. (“Fitch”): [ ]]
(Need to include an explanation of the meaning of the ratings if this has previously been published by the rating provider.)
(The above disclosure should reflect the rating allocated to Notes of the type being issued under the Programme generally or, where the issue has been specifically rated, that rating.)
[Moody’s Japan, Moody’s, Standard & Poor’s Japan and Fitch are not established in the EEA or the UK and have not applied for registration under Regulation (EC) No. 1060/2009 (as amended, the “CRA Regulation”) or Regulation (EC) No. 1060/2009 as it forms part of UK domestic law by virtue of the [[European Union (Withdrawal) Act 2018, as amended]/[EUWA]] (the “UK CRA Regulation”), respectively. However, Moody’s Deutschland GmbH has endorsed the ratings of Moody’s Japan and Moody’s, S&P Global Ratings Europe Limited has endorsed the ratings of Standard & Poor’s Japan, and Fitch Ratings Ireland Limited has endorsed the ratings of Fitch, in accordance with the CRA Regulation and Moody’s Investors Service Ltd. has endorsed the ratings of Moody’s Japan and Moody’s, S&P Global Ratings UK Limited has endorsed the ratings of Standard & Poor’s Japan, and Fitch Ratings Ltd has endorsed the ratings of Fitch, in accordance with the UK CRA Regulation. Each of Moody’s Deutschland GmbH, S&P Global Ratings Europe Limited and Fitch Ratings Ireland Limited is established in the EEA and is registered under the CRA Regulation. Each of Moody’s Investors Service Ltd., S&P Global Ratings UK Limited and Fitch Ratings Ltd is established in the UK and is registered under the UK CRA Regulation.]
[The Issuer has not applied to Moody’s [Japan] or Standard & Poor’s Japan [or Fitch] for ratings to be assigned to the Notes.]
Credit ratings are for distribution only to a person (a) who is not a “retail client” within the meaning of section 761G of the Corporations Act 2001 of Australia (“Australian Corporations Act”) and is also a person in respect of whom disclosure is not required under Parts 6D.2 or 7.9 of the Australian Corporations Act, and (b) who is otherwise permitted to receive credit ratings in accordance with applicable law in any jurisdiction in which the person may be located. Anyone who is not such a person is not entitled to receive this Final Terms and anyone who receives this Final Terms must not distribute it to any person who is not entitled to receive it.

3.          INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save [as discussed in “Subscription and Sale” in the Prospectus] / [as set out below] / [for any fees payable to the [Purchasers/Dealers/Managers]], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer. [The [Purchasers/Dealers/Managers] and their affiliates may have engaged, and may in the future engage, in the ordinary course of their business activities, in lending, advisory, corporate finance services, investment banking and/or commercial banking transactions with, and may perform the services for, the Issuer and its affiliates and/or for companies involved directly or indirectly in the sector in which the Issuer and/or its affiliates operate.] (Amend as appropriate if there are any other interests.)

[(When adding any other description, consideration should be given as to whether such matters described constitute “significant new factors” and consequently trigger the need for a supplement to the Prospectus under Article 23 of the Prospectus Regulation and Article 23 of the UK Prospectus Regulation.)]

4. REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES
[(i)] Reasons for the offer:

[As set out in “Use of Proceeds” in the Prospectus dated 15 September 2023]/[        ]

(See “Use of Proceeds” wording in the Prospectus – if the reasons for the offer are different from what is disclosed in the Prospectus, give details here, including, as the case may be, details of Eligible Models, Eligibility Criteria and Use of Proceeds Report (including the website location of the Use of Proceeds Report and details of compliance monitoring))

[(ii)] Estimated net proceeds:

[        ]

(If proceeds are intended for more than one use will need to split out and present in order of priority. If proceeds are insufficient to fund all proposed uses state amount and sources of other funding)

[(iii)] Estimated total expenses:	[ ] (Include breakdown of expenses (e.g. legal fees))
5. Fixed Rate Notes only – YIELD
Indication of yield:	[ ]

Calculated as [include specific details of method of calculation in summary form] on the Issue Date.

As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

6. Floating Rate Notes only – PERFORMANCE OF RATES
[Details of performance of [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SONIA/CORRA] rates can be obtained, [but not] free of charge, from [Reuters/Bloomberg/give details of electronic means of obtaining the details of performance]]
7. OPERATIONAL INFORMATION
(i) ISIN:	[ ]
(ii) Common Code:	[ ]
(iii) Any clearing system(s) other than Euroclear Bank SA/NV and Clearstream Banking S.A. and the relevant identification number(s):	[Not Applicable/give name(s) and number(s)]
(iv) Delivery:	Delivery [against]/[free of] payment
(v) Names and addresses of additional Paying Agent(s) (if any):	[ ]

(vi) Intended to be held in a manner which would allow Eurosystem eligibility:

[Yes]/[No]/[Not Applicable]

[Note that the designation “yes” means that the Notes are intended upon issue to be deposited with Euroclear Bank SA/NV or Clearstream Banking S.A. (the “ICSDs”) as common safekeeper [[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,] [include this text for registered Notes]] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.] / [Note that the designation “no” means that should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting such criteria, the Notes may then be deposited with Euroclear Bank SA/NV or Clearstream Banking S.A. (the “ICSDs”) as common safekeeper [[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,] [include this text for registered Notes]] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.] (Include this text if “yes” or “no” is selected in which case bearer Notes must be issued in NGN form and registered Notes must be held under the NSS.)

8. DISTRIBUTION
(i) Method of distribution:	[Syndicated]/[Non-syndicated]
(ii) If syndicated: (a) Names and addresses of Managers and underwriting commitments:

[Not Applicable/give names and addresses and underwriting commitments]

(Include names and addresses of entities agreeing to underwrite the issue on a firm commitment basis and names and addresses of the entities agreeing to place the issue without a firm commitment or on a “best efforts” basis if such entities are not the same as the Managers.)

(b) Date of Syndicate Purchase Agreement:	[ ]
(c) Stabilisation Manager(s) (if any):	[ ]
(iii) If non-syndicated, name and address of Dealer/Purchaser:	[Not Applicable/give name and address]

(iv) Indication of the overall amount of the underwriting commission and of the placing commission:	[ ] per cent. of the Aggregate Nominal Amount
(v) U.S. Selling Restrictions:

[Reg. S Category 2; TEFRA C/TEFRA D/TEFRA Not Applicable]

(TEFRA D, except for certification of non-U.S. beneficial ownership, will apply to all Notes issued by TMCC that have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend))

(For Notes issued by TMF, TCCI and TFA, specify if Notes have been issued in reliance on either TEFRA C or TEFRA D)

(vi) Prohibition of Sales to EEA Retail Investors:	[Applicable/Not Applicable]
(vii) Prohibition of Sales to UK Retail Investors:	[Applicable/Not Applicable]
(viii) Non-exempt Offer:	[Not Applicable]/[Applicable – see paragraph 9 below.]
(ix) UK Public Offer:	[Not Applicable]/[Applicable – see paragraph 9 below.]
(x) Prohibition of Sales to Belgian Consumers:	Applicable

9. TERMS AND CONDITIONS OF THE PUBLIC OFFER

The Central Bank of Ireland has provided the competent authorities in each of [Austria, Germany, Italy, Luxembourg, the Netherlands, Norway and Spain [delete irrelevant ones]] ([together with Ireland [and the United Kingdom]], the “Public Offer Jurisdictions”) with a certificate of approval attesting that the Prospectus dated 15 September 2023 has been drawn up in accordance with the provisions of the Prospectus Regulation and the Commission Delegated Regulation (EU) 2019/980. Copies of these Final Terms will be provided to the competent authorities in the Public Offer Jurisdictions.

[The Issuer has agreed to allow the use of these Final Terms and the Prospectus in each of the Public Offer Jurisdictions by each of the Managers [and [specify, if applicable, names of other financial intermediaries making non-exempt offers]] and any [other] placers authorised directly or indirectly by [the Issuer or] any of the Managers (on behalf of the Issuer) involved in the offer which acknowledges on its website (i) that it has been duly appointed as a financial intermediary to offer the Notes during the Offer Period, (ii) that it is relying on the Issuer’s Base Prospectus and these Final Terms for [such Non-exempt Offer] [and/or] [such UK Public Offer] with the consent of the Issuer and (iii) the conditions attached to that consent (the “Placers”) in connection with possible offers of the Notes to the public, other than pursuant to [Article 1(4) of the Prospectus Regulation] [and] [Article 1(4) of the UK Prospectus Regulation], in the Public Offer Jurisdictions during the Offer Period (as defined below).]

[Investors (as defined on page 12 of the Prospectus) intending to acquire or acquiring the Notes from any Authorised Offeror (as defined on page 12 of the Prospectus) should make appropriate enquiries as to whether that Authorised Offeror is acting in association with the Issuer. Whether or not the Authorised Offeror is described as acting in association with the Issuer, the Issuer’s only relationship is with the Managers and the Issuer has no relationship with or obligation to, nor shall it have any relationship with or obligation to, an Investor, save as may arise under any applicable law or regulation.]

[UK Investors (as defined on page 13 of the Prospectus) intending to acquire or acquiring the Notes from any UK Authorised Offeror (as defined on page 13 of the Prospectus) should make appropriate enquiries as to whether that UK Authorised Offeror is acting in association with the Issuer. Whether or not the UK Authorised Offeror is described as acting in association with the Issuer, the Issuer’s only relationship is with the Managers and the Issuer has no relationship with or obligation to, nor shall it have any relationship with or obligation to, a UK Investor, save as may arise under any applicable law or regulation.]

The Issuer is only offering to and selling to the Managers pursuant to and in accordance with the terms of the Syndicate Purchase Agreement. All sales to persons other than the Managers will be made by the Managers or persons to whom they sell, and/or otherwise make arrangements with, including the Placers. The Issuer shall not be liable for any offers and/or sales of Notes to, or purchases of Notes by, Investors and/or UK Investors at any time (including during the Offer Period) (other than in respect of offers and sales to, and purchases of Notes by, the Managers and only then pursuant to the Syndicate Purchase Agreement) which are made by Managers or Placers or any [other Authorised Offeror] [or any] [other UK Authorised Offeror] in accordance with the arrangements in place between any such Manager, Placer, [other Authorised Offeror] [or] [other UK Authorised Offeror] and its customers. Any person selling Notes at any time during the Offer Period may not be a financial intermediary of the Issuer; any person selling Notes at any time after the Offer Period is not a financial intermediary of the Issuer.

Each of the Managers has acknowledged and agreed, and any Placer purchasing Notes from a Manager will be notified by that Manager that by accepting such Notes such Placer undertakes that for the purpose of offer(s) of the Notes (i) for the duration of the Offer Period, such Placer will publish on its website (a) that it has been duly appointed as a financial intermediary to offer the Notes during the Offer Period, (b) it is relying on the Prospectus for such offer(s) with the consent of the Issuer and (c) the conditions attached to that consent and (ii) the Issuer has passported the Prospectus into [Austria, Germany, Italy, Luxembourg, the Netherlands, Norway and Spain [delete irrelevant ones]] and will not passport the Prospectus into any other European Economic Area Member State; accordingly, the Notes may only be publicly offered in Public Offer Jurisdictions during the Offer Period or offered to qualified investors (as defined in Article 2 of the Prospectus Regulation and in Article 2 of the UK Prospectus Regulation) or otherwise in compliance with Article 1(4) of the Prospectus Regulation in any other European Economic Area Member State, or otherwise in compliance with Article 1(4) of the UK Prospectus Regulation in the UK, pursuant to and in accordance with the Prospectus and these Final Terms (without modification or supplement); and that all offers of Notes by it will be made only in accordance with the selling restrictions set forth in the Prospectus and the provisions of these Final Terms and in compliance with all applicable laws and regulations, provided that no such offer of Notes shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or Section 85 of [the Financial Services and Markets Act 2000, as amended/the FSMA] (or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or Article 23 of the UK Prospectus Regulation) or to take any other action in any jurisdiction other than as described above. [Give any details of any specific terms and conditions and agreements applicable in any of the Public Offer Jurisdictions]

(i) Offer Period:	[From the date of, and following, publication of these Final Terms being [ ] to [ ].] / [give details]
(ii) Offer Price:	[The Issuer has offered and will sell the Notes to the Managers (and no one else) at the Issue Price of [ ] per cent. less a total commission [and concession] of [ ] per cent. of the Aggregate Nominal Amount of Notes. Managers and Placers will offer and sell the Notes to their customers in accordance with arrangements in place between each such Manager and its customers (including Placers) or each such

Placer and its customers by reference to the Issue Price and market conditions prevailing at the time.] / [give details]
(iii) Conditions to which the offer is subject:	[Offers of the Notes are conditional on their issue and are subject to such conditions as are set out in the Syndicate Purchase Agreement. As between Managers and their customers (including Placers) or between Placers and their customers, offers of the Notes are further subject to such conditions as may be agreed between them and/or as is specified in the arrangements in place between them.] / [give details of any conditions to which Offers may be subject in any of the Public Offer Jurisdictions]
(iv) Description of the application process:	[A prospective Noteholder will purchase the Notes in accordance with the arrangements in place between the relevant Manager and its customers or the relevant Placer and its customers, relating to the purchase of securities generally. Noteholders (other than Managers) will not enter into any contractual arrangements directly with the Issuer in connection with the offer or purchase of the Notes.] / [give any details of the application process in any of the Public Offer Jurisdictions]
(v) Description of possibility to reduce subscriptions and the manner for refunding amounts paid in excess by applicants:	[Not Applicable] / [give details]
(vi) Details of the minimum and/or maximum amount of the application:	[There are no pre-identified allotment criteria. The Managers and the Placers will adopt allotment and/or application criteria in accordance with customary market practices and applicable laws and regulations and/or as otherwise agreed between them.] / [give any details of the minimum and/or maximum amount of the application] / [Not Applicable]
(vii) Method and time limits for paying up and delivering the Notes:	[The Notes will be purchased by the Managers from the Issuer on a delivery versus payment basis on the Issue Date. Prospective Noteholders will be notified by the relevant Manager or Placer of their allocations of Notes and the settlement arrangements in respect thereof.] / [give any details of method and time limits for paying up and delivering the Notes]
(viii) Manner in and date on which results of the offer are to be made public:	[Not Applicable] / [give details]
(ix) Procedure for exercise of any right of pre-emption, negotiability of subscription rights and treatment of subscription rights not exercised:	[Not Applicable] / [give details]

(x) Whether tranche(s) have been reserved for certain countries:	[Not Applicable] / [give details]
(xi) Process for notifying applicants of the amount allotted and an indication whether dealing may begin before notification is made:	[Prospective Noteholders will be notified by the relevant Manager or Placer in accordance with the arrangements in place between such Managers or Placers and its customers. Any dealings in the Notes which take place will be at the risk of prospective Noteholders.] / [give details] / [Not Applicable]
(xii) Amount of any expenses and taxes charged to the subscriber or purchaser:	[Not Applicable] / [give details]
(xiii) Name(s) and address(es), to the extent known to the Issuer, of the Placers in the various countries where the offer takes place:	[None known to the Issuer] / [specify]

[Summary of the Notes to be inserted if applicable]

Summary

[maximum length = 7 sides of A4-sized paper//maximum number of risk factors = 15]

Section 1 – Introduction and Warnings

Introduction

The securities [Describe Notes] Notes (the “Notes”) with ISIN [•].
The issuer The issuer is
[Toyota Motor Finance (Netherlands) B.V. (“TMF” and the “Issuer”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands on 3 August 1987. The Issuer is registered in the Trade Register of the Amsterdam Chamber of Commerce under number 33194984 and its LEI is 724500OPA8GZSQUNSR96. The Issuer’s registered office is World Trade Center Amsterdam, Tower H, Level 10, Zuidplein 90, 1077 XV Amsterdam, the Netherlands with telephone number [**].]
[Toyota Credit Canada Inc. (“TCCI” and the “Issuer”), a corporation incorporated under the Canada Business Corporations Act on 19 February 1990. The Issuer’s Corporation Number is 257476-4 and its LEI is HJZQGXYTVV2NWJZLPW74. The registered office of the Issuer is located at 80 Micro Court, Suite 200, Markham, Ontario L3R 9Z5, Canada with telephone number [**].]

[Toyota Finance Australia Limited (“TFA” and the “Issuer”), a public company limited by shares, incorporated in New South Wales, Australia on 18 June 1982, and operates under the Corporations Act 2001 of Australia. The Issuer’s Australian Business Number (“ABN”) is 48 002 435 181, its Australian Company Number (“ACN”) is 002 435 181 and its LEI is 3UKPTDP5PGQRH8AUK042. The registered office of the Issuer is located at Level 9, 207 Pacific Highway, St Leonards NSW 2065 Australia, with telephone number [**].]
[Toyota Motor Credit Corporation (“TMCC” and the “Issuer”), a California corporation (Corporation Number 1123946) incorporated on 4 October 1982 under the laws of the State of California. The Issuer’s LEI is Z2VZBHUMB7PWWJ63I008. The Issuer’s executive and registered offices are located at 6565 Headquarters Drive, Plano, Texas 75024–5965 and its telephone number is [**].]
[Offeror(s) [Identity and contact details, including LEI]]

Competent authority and date of approval

The competent authority which approved the Prospectus on 15 September 2023 (the “Prospectus”), is the Central Bank of Ireland, New Wapping Street, North Wall Quay, Dublin 1, Ireland, and its telephone number is + 353 1 2483605. The Prospectus was also approved by the Financial Conduct Authority, 12 Endeavour Square, London E20 1JN, and its telephone number is + 44 207 7066 8348.

Warnings
This summary should be read as an introduction to the Prospectus and these Final Terms. Any decision to invest in the Notes should be based on a consideration of the Prospectus as a whole, including any documents incorporated by reference and these Final Terms, by the investor. Where a claim relating to the information contained in the Prospectus and these Final Terms is brought before a court, the plaintiff investor might, under national law, have to bear the costs of translating the Prospectus and these Final Terms before the legal proceedings are initiated. Civil liability attaches only to those persons who have tabled this summary including any translation hereof, but only where this summary is misleading, inaccurate or inconsistent, when read together with the other parts of the Prospectus and these Final Terms, or where it does not provide, when read together with the other parts of the Prospectus and these Final Terms, key information in order to aid investors when considering whether to invest in such Notes.

Section 2 – The Issuer

Who is the issuer of the securities?
Domicile, legal form, LEI, legislation and country of incorporation
[[TMF] The Issuer is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands. The Issuer is domiciled in the Netherlands and its corporate seat is in Amsterdam. Its LEI number is 724500OPA8GZSQUNSR96.]
[[TCCI] The Issuer is a corporation incorporated under the Canada Business Corporations Act on 19 February 1990. The Issuer is domiciled in Ontario, Canada and its LEI number is HJZQGXYTVV2NWJZLPW74.]
[[TFA] The Issuer is a public company limited by shares incorporated in New South Wales, Australia and operates under the Corporations Act 2001 of Australia. The Issuer is domiciled in New South Wales, Australia and its LEI number is 3UKPTDP5PGQRH8AUK042.]
[[TMCC] The Issuer is a corporation incorporated under the laws of the State of California, United States. The Issuer is domiciled in California, United States and its registered office is located in Plano, Texas, United States. Its LEI number is Z2VZBHUMB7PWWJ63I008.]

Principal Activities
[[TMF] The Issuer’s principal activity is to act as a group finance company for some of the subsidiaries and affiliates of Toyota Motor Corporation and Toyota Financial Services Corporation. The Issuer raises funds by issuing bonds and notes in the international capital markets and from other sources and on-lends to other Toyota group companies. The Issuer also provides committed facilities to certain other Toyota companies and guarantees for debt issuances of certain other Toyota group companies. The Issuer is dependent on the performance of the subsidiaries and affiliates of Toyota Motor Corporation and Toyota Financial Services Corporation to which it grants loans and in respect of which it provides guarantees.]
[[TCCI] The Issuer’s principal activity is to provide financing services for authorised Toyota dealers and users of Toyota products. Financial products offered (i) to customers, include lease and loan financing (i.e. financing through Toyota dealers to assist customers to acquire Toyota and Lexus vehicles) and (ii) to Toyota dealers, include floor plan financing (i.e. financing of dealer inventory), wholesale lease financing (i.e. financing of dealer lease portfolios) and dealership financing (i.e. financing of the construction, acquisition or renovation of dealership facilities). Such financing programmes are offered in all provinces and territories of Canada.]
[[TFA] The Issuer’s principal activity is financing the acquisition of motor vehicles by retail and commercial customers by way of consumer and commercial loans, providing bailment facilities and commercial loans to motor dealers, providing vehicle finance (by way of loans, term purchase, finance lease or operating lease) and fleet management services to corporate customers and government, selling retail insurance policies underwritten by third party insurers as agents and to provide car sharing services.]
[[TMCC] The Issuer’s principal activity is to provide a variety of finance and payment protection products and services to authorised Toyota and Lexus dealers or dealer groups, private label dealers or dealer groups and, to a lesser extent, other domestic and import franchise dealers and their customers in the United States and Puerto Rico.]
Major shareholders
[[TMF, TCCI or TFA] All of the outstanding capital stock and voting stock of the Issuer is owned directly by Toyota Financial Services Corporation (“TFS”).]
[[TMCC] All of the outstanding capital stock and voting stock of the Issuer is owned by Toyota Financial Services International Corporation which itself is owned directly by Toyota Financial Services Corporation (“TFS”).]
As a result, TFS effectively controls the Issuer and is able to directly control the composition of the Issuer’s Board of Directors and direct the management and policies of the Issuer.
TFS is a wholly-owned holding company subsidiary of Toyota Motor Corporation (“TMC”), the ultimate parent company of the Toyota group.
Key managing directors
[[TMF] The Managing Directors of the Issuer are Toshiaki Kawai, Manabu Ueno, George-Laurentiu Juganar and Akihiko Sekiguchi.]
[[TCCI] The Board of Directors of the Issuer are Mark Templin, Cyril Dimitris, Atsuyoshi Okuno, Darren Cooper and Larry Hutchinson.]
[[TFA] The Board of Directors of the Issuer are Evangelos Tsirogiannis, Brenton Knight, Gai McGrath, Matthew Callachor, Mark Templin, John Pappas and Hiroyasu Ito.]
[[TMCC] The Directors and Principal Executive Officers of the Issuer are Mark S. Templin, Scott Cooke, Alec Hagey, Mao Saka, Ellen L. Farrell, Grace Mullings, Anna Sampang, Hiroyoshi Korosue, Tetsuo Ogawa and Jack Hollis.]
Auditors
The Issuer’s auditors are [TMF: Ernst & Young Accountants LLP, Amsterdam, The Netherlands]/[TCCI: PricewaterhouseCoopers LLP, Toronto, Canada]/[TFA: PricewaterhouseCoopers, Sydney, NSW, Australia]/[TMCC: PricewaterhouseCoopers LLP, Dallas, Texas, United States].

What is the key financial information regarding the issuer?
[[TMF] The selected historical key financial information presented below for the financial years ended 31 March 2023 and 31 March 2022 has been extracted without material adjustment from the audited financial statements in the Annual Financial Report of TMF for the financial year ended 31 March 2023, prepared in accordance with International Financial Reporting Standards as adopted by the European Union and with Part 9 of Book 2 of the Dutch Civil Code [and for the six months ended 30 September 2023 has been extracted without material adjustment from the unaudited condensed interim financial statements in the Half-Yearly Financial Report for the six months ended 30 September 2023 prepared in accordance with International Accounting Standard (IAS) 34] etc.]
[[TCCI] The selected historical key financial information presented below for the financial years ended 31 March 2023 and 31 March 2022 has been extracted without material adjustment from the audited financial statements in the Annual Financial Report of TCCI for the financial year ended 31 March 2023, prepared in accordance with International Financial Reporting Standards [and for the six months ended 30 September 2023 has been extracted without material adjustment from the unaudited condensed interim financial statements in the Half-Yearly Financial Report for the six months ended 30 September 2023 prepared in accordance with International Accounting Standard (IAS) 34] etc.]
[[TFA] The selected historical key financial information presented below for the financial years ended 31 March 2023 and 31 March 2022 has been extracted without material adjustment from the audited consolidated financial statements in the Annual Financial Report of TFA for the financial year ended 31 March 2023 prepared in accordance with Australian Accounting Standards and Interpretations issued by the Australian Accounting Standards Board as well as the Australian Corporations Act 2001 and comply with International Financial Reporting Standards as issued by the International Accounting Standards Board [and for the six months ended 30 September 2023 has been extracted without material adjustment from the unaudited condensed consolidated financial statements in the Interim Financial Report for the half year ended 30 September 2023], prepared in accordance with Australian Accounting Standard AASB 134] etc.]
[[TMCC] The selected historical key financial information presented below for the financial years ended 31 March 2023 and 31 March 2022 has been extracted without material adjustment from audited financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) included in TMCC’s Annual Report on Form 10-K for the financial year ended 31 March 2023. The selected historical key financial information as at 30 June 2023 and for the three months ended 30 June 2023 and 30 June 2022 has been extracted without material adjustment from TMCC’s unaudited financial statements included in TMCC’s Quarterly Report on Form 10-Q for the quarter ended 30 June 2023. [The selected historical key financial information as at 30 September 2023 and for the three months and six months ended 30 September 2023 and 30 September 2022, respectively, has been extracted without material adjustment from TMCC’s unaudited financial statements included in TMCC’s Quarterly Report on Form 10-Q for the quarter ended 30 September 2023.] [The selected historical key financial information as at 31 December 2023 and for the three months and nine months ended 31 December 2023 and 31 December 2022, respectively, has been extracted without material adjustment from TMCC’s unaudited financial statements included in TMCC’s Quarterly Report on Form 10-Q for the quarter ended 31 December 2023.] etc.]
[Consolidated] income statement
	Year ended 31 March [2023]	Year ended 31 March [2022]	[Six Months ended 30 September 2023]	[Six Months ended 30 September 2022]
Operating profit/loss

[Consolidated] balance sheet
	[31 March 2023]	[31 March 2022]	[30 September 2023]
Net financial debt (long term debt plus short term debt minus cash)
[Current ratio (current assets/current liabilities)]*
[Debt to equity ratio (total liabilities/total shareholder equity)]*
[Interest cover ratio (operating income/interest expense)]*
* If this information appears elsewhere in the Prospectus, including financial information incorporated by reference, it is mandatory to include that information here in the Summary.
[Consolidated] cash flow statement
	Year ended 31 March [2023]	Year ended 31 March [2022]	[Six Months ended 30 September 2023]	[Six Months ended 30 September 2022]
Net Cash flow from operating activities
Net Cash flow from financing activities
Net Cash flow from investing activities
Consolidated income statement
	Year ended 31 March		[Three Months Ended 31 December]		[Nine Months Ended 31 December]		[Three Months Ended 30 September]		[Six Months Ended 30 September]		[Three Months Ended 30 June]
	[2023]	[2022]	[2023	2022]	[2023	2022]	[2023	2022]	[2023	2022]	[2023	2022]
Operating profit/loss
Consolidated balance sheet
	[31 December]	[30 September]	[30 June]	[31 March]
	[2023]	[2023]	[2023]	[2023]	[2022]
Net financial debt (long term debt plus short term debt minus cash)
[Current ratio (current assets/current liabilities)]*
[Debt to equity ratio (total liabilities/total shareholder equity)]*
[Interest cover ratio (operating income/interest expense)]*
* If this information appears elsewhere in the Prospectus, including financial information incorporated by reference, it is mandatory to include that information here in the Summary

Consolidated cash flow statement
	Year ended 31 March		[Three Months Ended 31 December]		[Nine Months Ended 31 December]		[Three Months Ended 30 September]		[Six Months Ended 30 September]		[Three Months Ended 30 June]
	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]
Net Cash flow from operating activities
Net Cash flow from financing activities
Net Cash flow from investing activities
What are the key risks that are specific to the issuer?
The Issuer has identified in the Prospectus a number of factors which could adversely affect its business, results of operations and financial condition and its ability to make payments due under the Notes. These factors include, among others:
• changes in general business, economic, geopolitical conditions as well as other market events, including the overall market for retail contracts, wholesale motor vehicle financing, leasing or dealer financing, changes in the level of sales of Toyota, Lexus, private label vehicles or other vehicles in Toyota’s [including, [if the Issuer is TCCI, TFA or TMCC[’s]] markets, and restrictive exchange or import controls or other disruptive trade policies, disruption of operations as a result of systemic political or economic instability, social unrest, outbreak of war or expansion of hostilities (including the current conflict in Ukraine), health epidemics and other outbreaks, climate-related risks, and acts of terrorism, changes in consumer behaviour, and the inability to compete successfully or if competition increases;
• a decrease in the level of sales of Toyota, Lexus and private label vehicles will have a negative impact on the level of the Issuer’s financing volume;
• recalls and other related announcements which could adversely affect sales, including as a result of the actual or perceived quality, safety or reliability of Toyota, Lexus and private label vehicles as the Issuer’s business is, [substantially [if the Issuer is TCCI, TFA or TMCC]], dependent upon the sale of Toyota and Lexus vehicles;

•      changes to the senior long-term debt credit ratings of TMC and certain of its affiliates, including the Issuer; and

•      changes in law or regulation, including accounting standards, adverse changes to tax laws and regulations, failure or interruption of the information systems, security breach or a cyber-attack.

Section 3 – The Securities

What are the main features of the securities?
Type, class and ISIN The Notes are [ ] [[ ] per cent. / Floating Rate / Zero Coupon] Notes due [ ]. International Securities Identification Number (ISIN): [ ].

Currency, denomination, nominal amount, number of Notes and term

The currency and aggregate nominal amount of Notes is [ ]. The Notes have a Specified Denomination of [ ] each. The Maturity Date of the Notes is [   ].

Rights attached to the Notes

[The Notes bear interest [from their date of issue] at the fixed rate of [ ] per cent. per annum. The yield of the Notes is [ ] per cent. per annum. Interest will be paid [semi-annually]/[annually] in arrear on [ ] in each year up to and including [ ]/the Maturity Date.] [The first interest payment will be on [ ].]

[The Notes bear interest [from their date of issue] at floating rates calculated by reference to [specify reference rate] [plus/minus] a margin of [ ] per cent. Interest will be paid [quarterly] in arrear on [ ], [ ], [ ], and [ ] in each year[, subject to adjustment for non-business days].] [The first interest payment will be on [ ].]

[The Notes are Zero Coupon Notes and do not bear interest [and will be offered and sold at a discount to their nominal amount].]

Subject to any purchase and cancellation or early redemption, the Notes will be redeemed on [ ] at [par]/[[ ] per cent. of their aggregate nominal amount]. The Notes may be redeemed early for tax reasons [or [specify other]] at [specify the early redemption price [par]/[par or, if higher, the price at which the gross redemption yield on the Notes is equal to the gross redemption yield on the reference bond rate and a margin of [ ]] and any maximum or minimum redemption amounts, if applicable.]

A trustee has not been appointed to act as trustee for the holders of Notes.

The Bank of New York Mellon, acting through its London branch has been appointed as the issuing agent [and principal paying agent] [and calculation agent]/[and [ ] has been appointed [principal paying agent and] calculation agent].

[Registered Notes issued by TCCI are also issued subject to, and with the benefit of, an amended and restated note agency agreement made between TCCI, BNY Trust Company of Canada as registrar, paying agent and transfer agent and The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and transfer agent and The Bank of New York Mellon, acting through its London branch, as transfer agent and paying agent.]

[Registered Notes issued by TMCC are also issued subject to and with the benefit of, an amended and restated note agency agreement made between TMCC, The Bank of New York Mellon SA/NV, Luxembourg Branch as registrar and transfer agent and The Bank of New York Mellon, acting through its London branch, as transfer agent and paying agent.]

[[TMF/TCCI/TFA] All payments of principal and interest in respect of the Notes will be made without withholding or deduction for or on account of any taxes or duties of whatever nature imposed by or on behalf of [the Netherlands/Canada/Australia], unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, the Issuer will be required to pay additional amounts to cover the amounts so withheld or deducted, subject to certain limited exceptions.]

[[TMCC] The Issuer shall not be required to make any payment in respect of the Notes with respect to any taxes or other charges imposed by the United States or a political subdivision or taxing authority thereof or therein, unless such Noteholder or Couponholder is a Non-U.S. Holder (as defined in Condition 7(b)). In such event, the Issuer will be required to pay additional amounts to cover the amounts so withheld or deducted, subject to certain limited exceptions.]

All payments in respect of the Notes will be made subject to any deduction or withholding required by provisions of Sections 1471 through to 1474 of the U.S. Internal Revenue Code of 1986, as amended, any regulations or other guidance promulgated thereunder or any official interpretations thereof (including under an agreement described under Section 1471(b)), or of any intergovernmental agreement implementing an alternative approach thereto or any implementing law in relation thereto (collectively, “FATCA”), and no additional amounts will be paid to cover the amounts so withheld or deducted.

The Terms and Conditions of the Notes contain the following events of default:

(a)         default in payment of any principal or interest due in respect of the Notes, continuing for a specified period of time;

(b)           non-performance or non-observance by the Issuer of any covenant, condition or provision under the Terms and Conditions of the Notes or the Agency Agreement for the benefit of holders of Notes (other than the covenant to pay the principal and interest in respect of the Notes), continuing for a specified period of time; and

(c)           events relating to the winding up, liquidation, bankruptcy, insolvency and creditor arrangements of the Issuer.

The Notes contain no cross default provision.

The Terms and Conditions of the Notes contain provisions for calling meetings of holders of such Notes to consider matters affecting their interests generally. These provisions permit defined majorities to bind all holders, including holders who did not attend and vote at the relevant meeting and holders who voted in a manner contrary to the majority.

The governing law of the Notes is English law.

Status of the Notes (ranking)

The Notes and any relative coupons constitute direct, unconditional, unsubordinated and [(subject to the application of the negative pledge)] unsecured obligations of the Issuer and will rank pari passu and rateably without any preference among themselves and (save for certain obligations required to be preferred by law) equally with all other unsecured and unsubordinated obligations of the Issuer from time to time outstanding.

Transferability

There are no restrictions on the transferability of the Notes save that there are certain customary restrictions on offers, sales and deliveries of Notes and on the distribution of offering material in the United States, the European Economic Area, Belgium, Ireland, Italy, the Netherlands, Spain, United Kingdom, Japan, Canada, Australia, New Zealand, Hong Kong, the People’s Republic of China (“PRC” (which for the purposes of Notes issued under the Programme, excludes the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China and Taiwan)), Singapore and Switzerland.

Where will the securities be traded?
[The Notes will be admitted to trading on the London Stock Exchange’s main market and admitted to the Official List of the Financial Conduct Authority.]/[The Notes will be admitted to trading on the regulated market of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) and admitted to the Official List of Euronext Dublin.]
Is there a guarantee attached to the securities?

Description of the nature and scope of the credit support agreement

The Notes have the benefit of certain Credit Support Agreements governed by Japanese law, one between TMC and TFS dated 14 July 2000 as supplemented by a Supplemental Credit Support Agreement dated 14 July 2000 and a Supplemental Credit Support Agreement No. 2 dated 2 October 2000 (collectively, the “TMC Credit Support Agreement”) and between TFS and [[TMF, TCCI or TFA] dated 7 August 2000]/[[TMCC] dated 1 October 2000] (the “Credit Support Agreement” and, together with the TMC Credit Support Agreement, the “Credit Support Agreements”). The Credit Support Agreements do not constitute a direct or indirect guarantee by TMC or TFS of the Notes. TMC’s obligations under its Credit Support Agreement and the obligations of TFS under its Credit Support Agreements, rank pari passu with its direct, unconditional, unsubordinated and unsecured debt obligations.

Under the TMC Credit Support Agreement, TMC agrees that it will make available to TFS funds sufficient to make its payment obligations on securities issued by it (including securities issued by subsidiaries or affiliates of TFS such as the Issuer in respect of which TFS has credit support obligations) and agrees to ensure that TFS always has at least JPY10,000,000 in consolidated tangible net worth so long as TFS has credit support obligations outstanding.
TFS agrees in its Credit Support Agreement with the Issuer to make available to the Issuer funds sufficient to make its payment obligations on securities issued by it and agrees to ensure that [TMF: the Issuer always has at least EUR100,000 in tangible net worth,]/[TCCI: the Issuer always has at least C$150,000 in tangible net worth,]/[TFA: the Issuer always has at least A$150,000 in consolidated tangible net worth,]/[TMCC: the Issuer always has at least U.S.$100,000 in consolidated tangible net worth,] so long as the Issuer has securities outstanding.
Tangible net worth means the aggregate amount of issued capital, capital surplus and retained earnings less any intangible assets.

Description of the credit support providers

TFS is the credit support provider to the Issuer. TFS is a limited liability, joint-stock company incorporated under the Commercial Code of Japan on 7 July 2000. TFS continues to exist under the Companies Act of Japan and its LEI is 353800WDOBRSAV97BA75. TFS’s principal executive offices are located in Nagoya Lucent Tower, 6-1, Ushijima-cho, Nishi-ku, Nagoya City, Aichi Prefecture 451-6015, Japan with telephone number [**].

TMC is the credit support provider to TFS. TMC is a limited liability, joint-stock company incorporated under the Commercial Code of Japan on 28 August 1937. TMC continues to exist under the Companies Act of Japan and its LEI is 5493006W3QUS5LMH6R84. TMC’s principal executive offices are located at 1, Toyota-cho, Toyota City, Aichi Prefecture 471-8571, Japan with telephone number [**].

Key financial information regarding Toyota Motor Corporation
The selected historical key financial information presented below regarding financial years ended 31 March 2023 and 31 March 2022 has been extracted without material adjustment from the audited consolidated financial statements of TMC prepared in accordance with International Financial Reporting Standards (“IFRS”) included in TMC’s Annual Report on Form 20-F for the financial year ended 31 March 2023. The selected historical key financial information as at 30 June 2023 and for the three months ended 30 June 2023 and 30 June 2022 has been extracted without material adjustment from TMC’s Unaudited Consolidated Financial Statements for three months ended 30 June 2023 prepared in accordance with IFRS. [The selected historical key financial information as at 30 September 2023 and for the six months ended 30 September 2023 and 30 September 2022 has been extracted without material adjustment from TMC’s Unaudited Consolidated Financial Statements for six months ended 30 September 2023 prepared in accordance with IFRS.] [The selected historical key financial information as at 31 December 2023 and for the nine months ended 31 December 2023 and 31 December 2022 has been extracted without material adjustment from TMC’s Unaudited Consolidated Financial Statements for nine months ended 31 December 2023 prepared in accordance with IFRS.] [etc.]
Consolidated income statement
	Year ended 31 March		[Three Months Ended 31 December]		[Nine Months Ended 31 December]		[Three Months Ended 30 September]		[Six Months Ended 30 September]		[Three Months Ended 30 June]
	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]
Operating profit/loss

Consolidated balance sheet
	[31 December]	[30 September]	[30 June]	[31 March]
	[2023]	[2023]	[2023]	[2023]	[2022]
Net financial debt (long term debt plus short term debt minus cash)
[Current ratio (current assets/current liabilities)]*
[Debt to equity ratio (total liabilities/total shareholder equity)]*
[Interest cover ratio (operating income/interest expense)]*

* If this information appears elsewhere in the Prospectus, including financial information incorporated by reference, it is mandatory to include that information here in the Summary

Consolidated cash flow statement

	Year ended 31 March		[Three Months Ended 31 December]		[Nine Months Ended 31 December]		[Three Months Ended 30 September]		[Six Months Ended 30 September]		[Three Months Ended 30 June]
	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]	[2023]	[2022]
Net Cash flow from operating activities
Net Cash flow from financing activities
Net Cash flow from investing activities
Material risk factors pertaining to the credit support providers contained in the prospectus

TFS:

•      TFS is a holding company and is completely dependent on the performance of its financial services subsidiaries (including the Issuer) and affiliates. As a holding company, TFS does not engage in, or conduct, any operating business itself. Its principal assets are the shares in its 83 consolidated subsidiaries and nine affiliates. Consequently, TFS is dependent on the economic, financial and operating results of its financial services subsidiaries and affiliates and is therefore indirectly exposed to the same risks as those faced by its financial services subsidiaries and affiliates, including the Issuer. Any deterioration in the business, financial condition or results of operations of the financial services subsidiaries and affiliates of TFS or their ability or willingness to pay dividends to TFS would also materially adversely affect the financial condition or results of operations of TFS.

TMC has identified in the Prospectus a number of factors which could adversely affect Toyota’s financial condition and results of operations. These factors include, among others:

•      The worldwide automotive market is highly competitive. Toyota faces intense competition from automotive manufacturers in the markets in which it operates. In recent years, competition in the automotive industry has further intensified amidst difficult overall market conditions. In addition, competition is likely to further intensify as technological advances in areas such as Connected, Autonomous / Automated, Shares, and Electric (“CASE”) technologies progress in the worldwide automotive industry, possibly resulting in industry reorganisations. Factors affecting competition include product quality and features, safety, reliability, fuel economy, the amount of time required for innovation and development, pricing, customer service, financing terms and tax credits or other government policies in various countries. Increased competition may lead to lower vehicle unit sales, which may result in further downward price pressure. Toyota’s ability to adequately respond to the recent rapid changes in the automotive market, particularly shifts in consumer preferences to electrified vehicles, and to maintain its competitiveness will be fundamental to its future success in existing and new markets and to maintain its market share. There can be no assurances that Toyota will be able to compete successfully in the future.
• Each of the markets in which Toyota competes has been subject to considerable volatility in demand. Demand for vehicles depends to a large extent on economic, social and political conditions in a given market and the introduction of new vehicles and technologies. As Toyota’s revenues are derived from sales in markets worldwide, economic conditions in such markets are particularly important to Toyota. Toyota’s future success depends on its ability to offer new, innovative and competitively priced products that meet customer demand on a timely basis. Toyota relies on suppliers for the provision of certain supplies including parts, components and raw materials. A loss of any single or limited source supplier, or inability to obtain supplies from suppliers in a timely and cost-effective manner, could lead to increased costs or delays or suspensions in Toyota’s production and deliveries. High prices of raw materials and strong pressure on Toyota’s suppliers has and could continue to negatively impact Toyota’s profitability. Toyota’s operations and vehicles rely on various digital and information technologies, as well as information security, which are subject to frequent attack and similar attacks on Toyota’s suppliers and business partners have had, and may in the future have, a negative impact on Toyota’s financial condition and results of operations.
• Toyota is sensitive to fluctuations in foreign currency exchange rates and is principally exposed to fluctuations in the value of the Japanese yen, the U.S. dollar and the euro and, to a lesser extent, the Australian dollar, the Canadian dollar and the British pound. Toyota’s consolidated financial statements, which are presented in Japanese yen, are affected by foreign currency exchange fluctuations through translation risk, and changes in foreign currency exchange rates may also affect the price of products sold and materials purchased by Toyota in foreign currencies through transaction risk. In particular, strengthening of the Japanese yen against the U.S. dollar can have an adverse effect on Toyota’s operating results
• The worldwide automotive industry is subject to various laws and governmental regulations including those related to vehicle safety and environmental matters such as emission levels, fuel economy, noise and pollution. In particular, automotive manufacturers such as Toyota are required to implement safety measures such as recalls for vehicles that do not or may not comply with the safety standards of laws and governmental regulations. In addition, Toyota may, in order to reassure its customers of the safety of Toyota’s vehicles, decide to voluntarily implement sales suspensions, recalls or other safety measures even if the vehicle complies with the safety standards of relevant laws and governmental regulations. If Toyota launches products that result in safety measures such as recalls (including where parts related to recalls or other measures were procured by Toyota from a third party), Toyota may incur various costs including significant costs for free repairs. Similarly, many governments also impose tariffs and other trade barriers, taxes and levies, or enact price or exchange controls.
What are the key risks that are specific to the securities?
There are also risks associated with the Notes including a range of risks relating to the structure of the Notes, market risks and risks relating to Notes generally including that:
• any credit rating assigned to Notes may not adequately reflect all the risks associated with an investment in the Notes;
• [uncertainty about the future of “benchmarks” (such as “EURIBOR”) and other interest rates or other types of rates and indices that are deemed “benchmarks” may adversely affect the value of, and return on, any Notes linked to a “benchmark” and the trading market for such Notes;]
• [[Bearer Notes in new global note form]/[Registered Notes in global form held under the new safekeeping structure] may not satisfy Eurosystem eligibility criteria;]

• the Terms and Conditions of the Notes contain provisions which permit their modification without the consent of all investors in certain circumstances;
• investors are exposed to the risk of changes in law or regulation affecting the value of their Notes;
• the value of an investor’s investment may be adversely affected by exchange rate movements where the Notes are not denominated in the investor’s own currency;
• there may be no or only a limited secondary market in the Notes;
• [as the Issuer has the right to redeem any Notes at its option, an investor may not be able to reinvest the redemption proceeds in a manner which achieves the return the investor would have received if the investor had been allowed to hold the Notes to maturity and the existence of the option may therefore adversely affect the market value and the secondary market for the Notes.]

Section 4 – Offer of securities to the public and/or admission to trading on a regulated market

Under which conditions and timetable can I invest in this security?
General terms, conditions and expected timetable of the offer, and the plan for distribution

The issue price of the Notes is [ ] per cent. of their aggregate nominal amount.

[The Notes may be offered to the public in [specify United Kingdom and/or member states of the European Economic Area]].

Offer Period: [From the date of, and following, publication of the Final Terms being [ ] to [ ].]/[give details]

Offer Price:

[The Issuer has offered and will sell the Notes to the Managers (as defined below) (and no one else) at the Issue Price of [ ] per cent. less a total commission [and concession] of [ ] per cent. of the aggregate nominal amount of the Notes. Managers and Placers (as defined below) will offer and sell the Notes to their customers in accordance with arrangements in place between each such Manager and its customers (including Placers) or each such Placer and its customers by reference to the Issue Price and market conditions prevailing at the time.]/[give details]

Conditions to which the offer is subject:

[Offers of the Notes are conditional on their issue and are subject to such conditions as are set out in the Syndicate Purchase Agreement dated [        ] between the Issuer and the Managers (the “SPA”). As between Managers and their customers (including Placers) or between Placers and their customers, offers of the Notes are further subject to such conditions as may be agreed between them and/or as is specified in the arrangements in place between them.]/[give details]

Description of the application process:

[A prospective Noteholder will purchase the Notes in accordance with the arrangements in place between the relevant Manager and its customers or the relevant Placer and its customers, relating to the purchase of securities generally. Noteholders (other than Managers) will not enter into any contractual arrangements directly with the Issuer in connection with the offer or purchase of the Notes.]/[give details]

Description of possibility to reduce subscriptions and the manner for refunding amounts paid in excess by applicants: [Not Applicable]/[give details]

Details of the minimum and/or maximum amount of the application:

[There are no pre-identified allotment criteria. The Managers and the Placers will adopt allotment and/or application criteria in accordance with customary market practices and applicable laws and regulations and/or as otherwise agreed between them.]/[give details]/[Not Applicable]

Method and time limits for paying up and delivering the Notes:

[The Notes will be purchased by the Managers from the Issuer on a delivery versus payment basis on the Issue Date. Prospective Noteholders will be notified by the relevant Manager or Placer of their allocations of Notes and the settlement arrangements in respect thereof.]/[give details]

Manner in and date on which results of the offer are to be made public:

[Not Applicable]/[give details]

Procedure for exercise of any right of pre-emption, negotiability of subscription rights and treatment of subscription rights not exercised:

[Not Applicable]/[give details]

Whether tranche(s) have been reserved for certain countries:

[Not Applicable]/[give details]

Process for notifying applicants of the amount allotted and an indication whether dealing may begin before notification is made:

[Prospective Noteholders will be notified by the relevant Manager or Placer in accordance with the arrangements in place between such Managers or Placers and its customers. Any dealings in the Notes which take place will be at the risk of prospective Noteholders.]/[give details]/[Not Applicable].

Amount of any expenses and taxes charged to the subscriber or purchaser:

[Not Applicable]/[give details]

Name(s) and address(es), to the extent known to the Issuer, of the Placers in the various countries where the offer takes place:

[None known to the Issuer]/[specify]

Details of the admission to trading on a regulated market

[The Notes will be admitted to trading on the London Stock Exchange’s main market and admitted to the Official List of the Financial Conduct Authority.]/[The Notes will be admitted to trading on the regulated market of Euronext Dublin and admitted to the Official List of Euronext Dublin.]

Estimate of the total expenses of the issue and/or offer, including estimated expenses charged to the investor by the issuer or the offeror

Estimated total expenses of the issue and/or offer of the Notes are: [        ]. [The Issuer will not charge any expenses to the investor.]/[specify]

Who is the offeror?

The only offerors authorised to use the Issuer’s Base Prospectus to make an offer to the public of the Notes where there is no exemption from the obligation under the Prospectus Regulation (EU) 2017/1129, and the Prospectus Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, to publish a prospectus (a “Non-Exempt Offer”) during the Offer Period are the relevant Dealers [              ] (the “Managers”, and each an “Authorised Offeror”)+ and:

[(a) the following financial intermediaries [               ]+ ;and/or

(b)       any financial intermediary which is authorised to make such offers under the Markets in Financial Instruments Directive 2014/65/EU and/or under the UK’s Financial Services and Markets Act 2000, and which has been authorised directly or indirectly by [the Issuer or]/[any of the Managers (on behalf of the Issuer)] to make such offers, provided that such financial intermediary states on its website (I) that it has been duly appointed as a financial intermediary to offer the Notes during the Offer Period, (II) it is relying on the Issuer’s Base Prospectus for such Non-exempt Offer with the consent of the Issuer and (III) the conditions attached to that consent (the “Placers”, and each an “Authorised Offeror”).]

+ [add details of domicile and legal form, the law under which the offeror operates and its country of incorporation]

[AN INVESTOR INTENDING TO ACQUIRE OR ACQUIRING ANY NOTES IN A NON-EXEMPT OFFER FROM AN AUTHORISED OFFEROR WILL DO SO, AND OFFERS AND SALES OF SUCH NOTES TO AN INVESTOR BY SUCH AUTHORISED OFFEROR WILL BE MADE, IN ACCORDANCE WITH ANY TERMS AND OTHER ARRANGEMENTS IN PLACE BETWEEN SUCH AUTHORISED OFFEROR AND SUCH INVESTOR INCLUDING AS TO PRICE, ALLOCATIONS, EXPENSES AND SETTLEMENT ARRANGEMENTS. THE ISSUER WILL NOT BE A PARTY TO ANY SUCH TERMS AND ARRANGEMENTS WITH SUCH INVESTORS IN CONNECTION WITH THE NON-EXEMPT OFFER OR SALE OF THE NOTES CONCERNED AND, ACCORDINGLY, THE ISSUER’S BASE PROSPECTUS AND THE APPLICABLE FINAL TERMS WILL NOT CONTAIN SUCH INFORMATION. THE INVESTOR MUST LOOK TO THE RELEVANT AUTHORISED OFFEROR AT THE TIME OF SUCH OFFER FOR THE PROVISION OF SUCH INFORMATION AND THE RELEVANT AUTHORISED OFFEROR WILL BE RESPONSIBLE FOR SUCH INFORMATION. NEITHER THE ISSUER NOR ANY MANAGER OR DEALER (EXCEPT WHERE SUCH MANAGER OR DEALER IS THE RELEVANT AUTHORISED OFFEROR) HAS ANY RESPONSIBILITY OR LIABILITY TO AN INVESTOR IN RESPECT OF SUCH INFORMATION.]
Why is the prospectus and these final terms being produced?
The Prospectus and these Final Terms have been prepared for the purposes of making a Non-exempt offer of the Notes during the Offer Period and/or for the purposes of trading the Notes on [the London Stock Exchange’s main market and admission to the Official List of the Financial Conduct Authority]/[Euronext Dublin’s regulated market and admission to the Official List of Euronext Dublin.]

Reasons for the offer or for the admission to trading on a regulated market and use and estimated net proceeds

The estimated net proceeds of [        ] from the issue of the Notes will be applied by the Issuer for its general corporate purposes, which include making a profit. [TMF may also use part of the proceeds from the issue of the Notes for the purpose of posting collateral with third party hedge providers rather than for the purpose of on-lending to other Toyota companies.]

Syndicate Purchase Agreement

Subject to such conditions as are set out in the SPA, the Managers have agreed to purchase the aggregate nominal amount of the Notes.

Material conflicts of interest pertaining to the offer or the admission to trading

Purchasers may be paid fees in relation to the issue of the Notes under the Programme. The [Dealers/Managers/Purchasers] will be paid aggregate commissions equal to [ ] per cent. of the aggregate nominal amount of the Notes. Any [Dealer/Manager/Purchaser] and its affiliates may have engaged, and may in the future engage, in investment banking and/or commercial banking transactions with, and may perform other services for, the Issuer and its affiliates in the ordinary course of business.

ANNEX B TO APPENDIX D

Part C

FORM OF ISSUE TERMS IN CONNECTION WITH EXEMPT NOTES

[PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any [retail] investor in the European Economic Area (“EEA”). [For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).] [Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.]]

[PROHIBITION OF SALES TO UK RETAIL INVESTORS – The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any [retail] investor in the United Kingdom (“UK”). [For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA [(the “UK Prospectus Regulation”)].] [Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.]]

[MiFID II product governance / Retail investors [(limited to those resident in [insert relevant jurisdiction(s)] only)], professional investors and ECPs target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties[,]/[and] professional clients [outside the European Economic Area (“EEA”),] [and]/[as well as] retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only),] each as defined in [MiFID II]/[Directive 2014/65/EU (as amended, “MiFID II”)]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients [outside the EEA,] and retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] are appropriate[, subject to compliance with applicable [insert relevant jurisdiction(s)] securities laws and regulations.] [; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management, non-advised sales and pure execution services - subject to the distributor’s suitability and appropriateness obligations under MiFID II, as applicable.] Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels [outside the EEA with all sales], subject to the distributor’s suitability and appropriateness obligations under [MiFID II, as applicable.]/[[insert relevant jurisdiction(s)] securities laws and regulations.]]

[UK MiFIR product governance / Retail investors [(limited to those resident in [insert relevant jurisdiction(s)] only)], professional investors and ECPs target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”)[,]/[and] professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA] (“UK MiFIR”) [outside the United Kingdom (“UK”),] [and]/[as well as] retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA]; and (ii) all channels for distribution of the Notes to eligible counterparties, professional clients [outside the UK,] and retail clients [(limited to those resident in [insert relevant jurisdiction(s)] only)] are appropriate[, subject to compliance with applicable [insert relevant jurisdiction(s)] securities laws and regulations.] [; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management, non-advised sales and pure execution services - subject to the distributor’s suitability and appropriateness obligations under COBS, as applicable.] Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels [outside the UK with all sales], subject to the UK distributor’s suitability and appropriateness obligations under [COBS, as applicable.]/[[insert relevant jurisdiction(s)] securities laws and regulations.]]

[MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in [MiFID II]/[Directive 2014/65/EU (as amended, “MiFID II”)]; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[UK MiFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of [the/each] manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA] (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “UK distributor”) should take into consideration the manufacturer[’s/s’] target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer[’s/s’] target market assessment) and determining appropriate distribution channels.]

[Notification under Section 309B of the Securities and Futures Act 2001 of Singapore – In connection with Section 309B of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are [prescribed capital markets products]/[capital markets products other than prescribed capital markets products] (as defined in the CMP Regulations 2018) and [are] [Excluded]/[Specified] Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).]1 2

Issue Terms

Dated [        ]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]

[TOYOTA CREDIT CANADA INC.]

[TOYOTA FINANCE AUSTRALIA LIMITED (ABN 48 002 435 181)]

[TOYOTA MOTOR CREDIT CORPORATION]

[Legal Entity Identifier (“LEI”): [     ]]

Issue of [Aggregate Nominal Amount of Tranche] [Title of Exempt Notes]
under the €60,000,000,000
Euro Medium Term Note Programme
established by
Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited and Toyota Motor Credit Corporation

PART A – CONTRACTUAL TERMS

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes set forth in the Programme Memorandum dated 15 September 2023 [and the supplement[s] to it dated [date] [and [date]]], including all documents incorporated by reference ([the Programme Memorandum as so supplemented,] the “Programme Memorandum”). The Programme Memorandum does not constitute a base prospectus for the purposes of (1) [Regulation (EU) 2017/1129 as it forms part of [United Kingdom]/[UK] domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”)]/[the UK Prospectus Regulation]; and (2) [Regulation (EU) 2017/1129 (the “Prospectus Regulation”)]/[the Prospectus Regulation] and these Issue Terms do not constitute the final terms of the Notes for the purposes of Article 8 of the UK Prospectus Regulation or Article 8 of the Prospectus Regulation. These are the Issue Terms of the Notes described herein and must be read in conjunction with the Programme Memorandum to obtain all the relevant information. The Financial Conduct Authority of the UK and the Central Bank of Ireland have neither approved nor reviewed the information contained in these Issue Terms and the Programme Memorandum in connection with the Notes. The Programme Memorandum has been published on the website of the London Stock Exchange at

______________

[1]	Insert “prescribed capital market products” and “Excluded Investment Products” or, if not, amend Singapore product classification.

[2]	Relevant Dealer(s) to consider whether it/they have received the necessary Singapore product classification from the Issuer prior to the launch of the offer, pursuant to Section 309B of the SFA.

https://www.londonstockexchange.com/news?tab=news-explorer and the website of Euronext Dublin at https://live.euronext.com/en/markets/dublin.

[The following alternative language applies if the first Tranche of an issue which is being increased was issued under a Prospectus with an earlier date.

Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions of the Notes (the “Conditions”) set forth in and extracted from the Prospectus dated [16 September 2022/17 September 2021/18 September 2020/13 September 2019/14 September 2018] and which are incorporated by reference in the Programme Memorandum dated 15 September 2023. These are the Issue Terms of the Notes described herein and must be read in conjunction with the Programme Memorandum dated 15 September 2023, including the Conditions which are incorporated by reference in it [and the supplement[s] to it dated [date] [and [date]]], including all documents incorporated by reference ([the Programme Memorandum as so supplemented,] the “Programme Memorandum”) to obtain all the relevant information. The Programme Memorandum does not constitute a base prospectus for the purposes of (1) [Regulation (EU) 2017/1129 as it forms part of [United Kingdom]/[UK] domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “UK Prospectus Regulation”)]/[the UK Prospectus Regulation]; and (2) [Regulation (EU) 2017/1129 (the “Prospectus Regulation”)]/[the Prospectus Regulation] and these Issue Terms do not constitute the final terms of the Notes for the purposes of Article 8 of the UK Prospectus Regulation or Article 8 of the Prospectus Regulation. The Financial Conduct Authority of the UK and the Central Bank of Ireland have neither approved nor reviewed the information contained in these Issue Terms and the Programme Memorandum in connection with the Notes. The Programme Memorandum has been published on the website of the London Stock Exchange at https://www.londonstockexchange.com/news?tab=news-explorer and the website of Euronext Dublin at https://live.euronext.com/en/markets/dublin.]

[Include whichever of the following apply or specify as “Not Applicable”. Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs (in which case the sub-paragraphs of the paragraphs which are not applicable can be deleted). Italics denote guidance for completing the Issue Terms.]

1.	(i)	Issuer:	[ ]
	(ii)	Credit Support Providers:	Toyota Motor Corporation LEI - 5493006W3QUS5LMH6R84 Toyota Financial Services Corporation LEI - 353800WDOBRSAV97BA75
2.	[(i)]	Series Number:	[ ]
	[(ii)]	Tranche Number:	[ ]
	[(iii)]	Uridashi Notes:	[Applicable]/[Not Applicable]
	[(iv)]	Date on which the Notes will be consolidated and form a single Series:	[Not Applicable]/[The Notes shall be consolidated and form a single Series and be interchangeable for trading purposes with the [insert description of the Series] on [insert date/the Issue Date/exchange of the Temporary Global Note for interests in the Permanent Global Note, as referred to in paragraph 25 below [which is expected to occur on or about [insert date]]].]
3.	Specified Currency:		[ ]
4.	Aggregate Nominal Amount:		[ ]

	[(i)]	Series:	[ ]
	[(ii)]	Tranche:	[ ]
5.	Issue Price:		[ ] per cent. of the Aggregate Nominal Amount [plus [ ] days’ accrued interest in respect of the period from, and including, [insert date] to, but excluding, [insert date] (if applicable)]
6.	(i)	Specified Denominations:

[        ]

[[€100,000] and integral multiples of [€1,000] in excess thereof up to and including [€199,000]. [Include for Bearer Notes: No Notes in definitive form will be issued with a denomination above [€199,000].]]

	(ii)	Calculation Amount:

[        ]

(If there is only one Specified Denomination, insert the Specified Denomination.

If there is more than one Specified Denomination insert the highest common factor of those Specified Denominations. N.B. There must be a common factor in the case of two or more Specified Denominations)

7.	(i)	Trade Date:	[ ]
	(ii)	Issue Date:	[ ]
	(iii)	Interest Commencement Date:	[ ]/[Issue Date]/[Not Applicable] (N.B. An Interest Commencement Date will not be relevant for certain Notes, for example, Zero Coupon Notes)
8.	Maturity Date:

[        ]

[Fixed rate - Specify date / Floating rate - Interest Payment Date falling in or nearest to [specify month and year]]

(N.B. The Maturity Date may need to be not less than one year after the Issue Date and, in the case of Notes issued by TMF, should not be more than 50 years after the Issue Date)

9.	Interest Basis:

[[        ] per cent. Fixed Rate]

[Fixed Rate Step-up/Step-down]

[[        ] month [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SOFR/SONIA/CORRA] +/– [        ] per cent. Floating Rate]

[Zero Coupon]

(See paragraph 16/17/18 below)

10.	Redemption Basis:		Redemption at par
11.	Change of Interest Basis:		[Not Applicable]/[For the period from (and including) the Interest Commencement Date, up to (but excluding) [specify date] paragraph [16/17] applies and for the period from (and including) [specify date], up to (but excluding) the Maturity Date, paragraph [16/17] applies]
12.	Put/Call Options:		[Investor Put Option] [Issuer Call Option]

[Issuer Maturity Par Call Option] [Issuer Make-Whole Call Option] [Not Applicable] [(See paragraph(s) 19/20/21/22 below)]
13.	(i)	Status of the Notes:	Senior
	(ii)	Nature of the Credit Support:	See “Relationship of TFS and the Issuers with the Parent” in the Programme Memorandum dated 15 September 2023
14.	Date [Board]/[Executive Committee of the Board] approval for issuance of Notes obtained:		[ ]
15.	Negative Pledge covenant set out in Condition 3:		[Applicable [Uridashi Notes only]]/[Not Applicable]
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
16.	Fixed Rate Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Fixed Rate(s) of Interest:	[ ] per cent. per annum payable [[ ] in arrear] on each Interest Payment Date [from, and including, [ ] to, but excluding, [ ]] [. The first Fixed Interest Period shall be the period commencing on, and including, the Interest Commencement Date and ending on, but excluding, [ ] ([short]/[long] first coupon)]
	(ii)	Interest Payment Date(s):	[ ] [and [ ]] in each year from, and including, [ ] up to, and including, [the Maturity Date]/[ ] [adjusted in accordance with the [Following Business Day Convention]/ [Modified Following Business Day Convention]]/ [ ] [with the Additional Business Centres for the definition of “Business Day” being [ ]] [[adjusted]/[with no adjustment] for period end dates]/[. For the avoidance of doubt, the Fixed Coupon Amount [and the Broken Amount] shall remain unadjusted]
	(iii)	Fixed Coupon Amount(s):	[ ] per Calculation Amount (applicable to [the Notes in definitive form]/[Uridashi Notes]) [and [ ] per Aggregate Nominal Amount of the Notes (applicable to the Notes in global form)], payable [[ ] in arrear] on [ ]/[each Interest Payment Date][, except for the amount of interest payable on the [first]/[last] Interest Payment Date falling on [ ]][. [This]/[These] Fixed Coupon Amount[s] appl[ies]/[y] if the Notes are represented by a global Note or are in definitive form]
	(iv)	Broken Amount(s):	[[ ] per Calculation Amount (applicable to [the Notes in definitive form]/[Uridashi Notes]) [and [ ] per Aggregate Nominal Amount of the Notes (applicable to the Notes in global form)], payable on the [first]/[last] Interest Payment Date falling on [ ]] [. This Broken Amount applies if the Notes are represented by a global Note or are in definitive form]/[Not Applicable]
	(v)	[Fixed] Day Count Fraction:	[Actual/Actual (ICMA)]/[Actual/Actual (ISDA)]/ [30/360]/[Actual/360]/[Actual/Actual Canadian Compound Method]/[Actual/365 (Fixed)]
	(vi)	Determination Date(s):

[[        ] in each year]/[Not Applicable]

(Insert regular interest payment dates, ignoring issue date or maturity date in the case of a long or short first or last coupon. N.B. Only relevant where the Fixed Day Count Fraction is Actual/Actual (ICMA))

17.	Floating Rate Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	[Specified]/[Interest] Period(s)/[Specified] Interest Payment Dates:	[ ] / [ ] in each year [subject to adjustment in accordance with the Business Day Convention set out in (iii) below]
	(ii)	First Interest Payment Date:	[ ]
	(iii)	Business Day Convention:	[Floating Rate Convention]/[Following Business Day Convention]/[Modified Following Business Day Convention]/[Preceding Business Day Convention]/[For the CORRA Reference Rate: See Condition 4(b)(ii)(5)(C)]
	(iv)	Additional Business Centre(s):	[ ]
	(v)	Party responsible for calculating the Rate of Interest and Interest Amount (if not the Agent) (the “Calculation Agent”):	[ ]
	(vi)	Screen Rate Determination:
		- Reference Rate:	[ ] month [AONIA Rate/BBSW Rate/EURIBOR/STIBOR/NIBOR/SOFR/SONIA/CORRA]
		- Calculation Method:	[Compounded SOFR Rate]/[SOFR Rate]/[Compounded Daily Rate]/[Compounded Index Rate]/[Not Applicable]
		- D:	[365]/[ ]/[Not Applicable]
		- Observation Method:	[Lag]/[Shift]/[Not Applicable]
		- Relevant Financial Centre (if other than as set out in the Conditions):	[Specify other Relevant Financial Centre]

- Interest Determination Date(s):

[        ]

(The second day on which the TARGET System is open prior to the start of each Interest Period if EURIBOR, second Stockholm business day prior to the start of each Interest Period if STIBOR, second Oslo business day prior to the start of each Interest Period if NIBOR, the [ ] U.S. Government Securities Business Day prior to the relevant Interest Payment Date for each Interest Period if SOFR and the [ ] London Banking Day prior to the relevant Interest Payment Date for each Interest Period if SONIA)

		- Relevant Number:	[ ]/[Not Applicable]
		- Relevant Screen Page:	[ ]/[Not Applicable] (Insert page on which the Reference Rate is for the time being displayed on Reuters Monitor Money Rates Service or Dow Jones Markets Limited for EURIBOR/STIBOR/NIBOR/SONIA/CORRA)
(In the case of EURIBOR, if not Reuters EURIBOR01 ensure it is a page which shows a composite rate)
		- Specified Time:	[11:00 a.m. [London/Brussels/Stockholm/Oslo] time] [In the case of EURIBOR/STIBOR/NIBOR]/ [[ ] in the case of SONIA]/[Not Applicable]
		- Reference Banks:	[ ]/[Not Applicable]
		- Observation Look-Back Period:	[ ] London Banking Days (for SONIA)/[Not Applicable]
	(vii)	Linear Interpolation:

[Not Applicable/Applicable – the Rate of Interest for the [long/short] [first/last] Interest Period or Specified Period shall be calculated using Linear Interpolation

(Specify for each short or long Interest Period)]

	(viii)	Margin(s):	[+/-][ ] per cent. per annum
	(ix)	Minimum Rate of Interest:	[ ] per cent. per annum
	(x)	Maximum Rate of Interest:	[[ ] per cent. per annum]/[Not Applicable]
	(xi)	Day Count Fraction:	[Actual/Actual (ISDA)] [Actual/Actual] [Actual/365 (Fixed)] [Actual/360] [30/360] [360/360] [Bond Basis] [30E/360] [Eurobond Basis] [30E/360 (ISDA)] [Actual/365 (Sterling)]
18.	Zero Coupon Note Provisions		[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i)	Accrual Yield:	[ ] per cent. per annum
	(ii)	Reference Price:	[ ]

PROVISIONS RELATING TO REDEMPTION
19.	Issuer Call Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Optional Redemption Date(s):	[ ]
	(ii) Optional Redemption Amount(s) of each Note:	[ ] per Calculation Amount
	(iii) If redeemable in part:	[Applicable]/[Not Applicable]
	(a) Minimum Redemption Amount:	[ ]/[Not Applicable]
	(b) Maximum Redemption Amount:	[ ]/[Not Applicable]
	(iv) Notice periods (if other than as set out in the Conditions):	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
20.	Issuer Maturity Par Call Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	[(i)] [Par Call Period:]	[From (and including) [ ] (the “Par Call Period Commencement Date” to (but excluding) the Maturity Date)]
	[(ii)] [Notice periods (if other than as set out in the Conditions):]	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
21.	Issuer Make-Whole Call Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Optional Redemption Date(s):	[ ]/[at any time that is prior to the Par Call Period Commencement Date]
	(ii) Optional Redemption Amount of each Note:	[[ ] per Calculation Amount]/[Special Redemption Amount]/[Canada Yield Price]
	(iii) Reference Bond:	[ ]/[Not Applicable]
	(iv) Par Call Date:	[ ]/[Not Applicable]
	(v) Specified Time for Special Redemption Amount:	[ ]/[Not Applicable]
	(vi) Redemption Margin:	[[ ] per cent.]/[Not Applicable]
	(vii) If redeemable in part:	[Applicable]/[Not Applicable]
	(a) Minimum Redemption Amount:	[ ]/[Not Applicable]

	(b) Maximum Redemption Amount:	[ ]/[Not Applicable]
	(viii) Calculation Agent (if not the Agent) (the “Calculation Agent”):	[Not Applicable]/[ ]
	(ix) Notice periods (if other than as set out in the Conditions):	[Minimum period: [ ] days]/[Not Applicable] [Maximum period: [ ] days]/[Not Applicable]
22.	Investor Put Option	[Applicable]/[Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Optional Redemption Date(s):	[ ]
	(ii) Optional Redemption Amount(s) of each Note:	[ ] per Calculation Amount
23.	Final Redemption Amount	[ ] per Calculation Amount
24.	Early Redemption Amount
	Early Redemption Amount payable on redemption for taxation reasons or on event of default or other earlier redemption:	[ ] per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE NOTES
25.	Form of Notes:
[ ] (Insert description that is consistent with one of the options in the “Form of the Notes” section of the Programme Memorandum)
26.	[New Global Note]/[New Safekeeping Structure]:	[Yes]/[No]
27.	Additional Financial Centre(s) or other special provisions relating to Payment Days:	[Not Applicable/give details] (Note that this paragraph relates to the place of payment and not Interest Period end dates to which sub-paragraph 16(ii) or 17(iv) relates)
28.	Talons for future Coupons to be attached to definitive Notes:	[No]/[Yes. As the Notes have more than 27 coupon payments, Talons may be required if, on exchange into definitive form, more than 27 coupon payments are still to be made.]
29.	Reference Currency Equivalent (if different from US dollars as set out in Condition 5(h)):	[Not Applicable/give details]
30.	Defined terms/Spot Rate (if different from that set out in	[Not Applicable/give details]

Condition 5(h)):
31.	Calculation Agent responsible for calculating the Spot Rate for the purposes of Condition 5(h) (if not the Agent):	[Not Applicable/give details]
32.	RMB Settlement Centre(s) for the purposes of Conditions 5(a) and 5(h):	[Not Applicable/give details]
33.	Settlement (if different from that set out in Condition 5(h)):	[Not Applicable/give details]
34.	Relevant Benchmark:	[[specify benchmark] is provided by [administrator legal name]. As at the date hereof, [administrator legal name] [appears]/[does not appear] in the register of administrators and benchmarks established and maintained by the European Securities and Markets Authority [and/or the UK Financial Conduct Authority] pursuant to Article 36 (Register of administrators and benchmarks) of the EU Benchmarks Regulation (EU) 2016/1011 [and/or Article 36 (Register of administrators and benchmarks) of Regulation (EU) 2016/1011 as it forms part of UK domestic law by virtue of the [European Union (Withdrawal) Act 2018, as amended]/[EUWA][, respectively]]]/[Not Applicable]

RESPONSIBILITY
The Issuer accepts responsibility for the information contained in these Issue Terms. [[Relevant third party information] has been extracted from [specify source]. The Issuer confirms that such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information published by [specify source], no facts have been omitted which would render the reproduced information inaccurate or misleading.]/[With respect to any information included herein and specified to be sourced from a third party, the Issuer confirms that any such information has been accurately reproduced and that, so far as it is aware and is able to ascertain from information available to it from such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading.]

Signed on behalf of the Issuer:

[NAME OF ISSUER]

By:
Name:
Title:

Duly authorised

cc: The Bank of New York Mellon, acting through its London branch
[Registered Notes – BNY Trust Company of Canada / The Bank of New York Mellon SA/NV, Luxembourg Branch (TCCI only)]
[Registered Notes – The Bank of New York Mellon SA/NV, Luxembourg Branch (TMCC only)]

PART B – OTHER INFORMATION

1. LISTING AND ADMISSION TO TRADING
(i)	Listing and admission to trading:	[Not Applicable]/[ ].
(ii)	Estimate of total expenses related to admission to trading:	[ ]
2. RATINGS
Credit Ratings:		[The Notes to be issued [have been]/[are expected to be] rated]/[The following ratings reflect ratings assigned to Notes of this type issued under the Programme generally]:
[Moody’s Japan K.K. (“Moody’s Japan”): [ ]]
[Moody’s Investors Service, Inc. (“Moody’s”): [ ]]
[S&P Global Ratings, acting through S&P Global Ratings Japan Inc. (“Standard & Poor’s Japan”): [ ]]
[Fitch Ratings, Inc. (“Fitch”): [ ]]
(Need to include an explanation of the meaning of the ratings if this has previously been published by the rating provider.)
(The above disclosure should reflect the rating allocated to Notes of the type being issued under the Programme generally or, where the issue has been specifically rated, that rating.)
[Moody’s Japan, Moody’s, Standard & Poor’s Japan and Fitch are not established in the EEA or the UK and have not applied for registration under Regulation (EC) No. 1060/2009 (as amended, the “CRA Regulation”) or Regulation (EC) No. 1060/2009 as it forms part of UK domestic law by virtue of the [[European Union (Withdrawal) Act 2018, as amended]/[EUWA]] (the “UK CRA Regulation”), respectively. However, Moody’s Deutschland GmbH has endorsed the ratings of Moody’s Japan and Moody’s, S&P Global Ratings Europe Limited has endorsed the ratings of Standard & Poor’s Japan, and Fitch Ratings Ireland Limited has endorsed the ratings of Fitch, in accordance with the CRA Regulation and Moody’s Investors Service Ltd. has endorsed the ratings of Moody’s Japan and Moody’s, S&P Global Ratings UK Limited has endorsed the ratings of Standard & Poor’s Japan, and Fitch Ratings Ltd has endorsed the ratings of Fitch, in accordance with the UK CRA Regulation. Each of Moody’s Deutschland GmbH, S&P Global Ratings Europe Limited and Fitch Ratings Ireland Limited is established in the EEA and is registered under the CRA Regulation. Each of Moody’s Investors Service Ltd., S&P Global Ratings UK Limited and Fitch Ratings Ltd is established in the UK and is registered under the UK CRA Regulation.]

[The Issuer has not applied to Moody’s [Japan] or Standard & Poor’s Japan [or Fitch] for ratings to be assigned to the Notes.]

Credit ratings are for distribution only to a person (a) who is not a “retail client” within the meaning of section 761G of the Corporations Act 2001 of Australia (“Australian Corporations Act”) and is also a person in respect of whom disclosure is not required under Parts 6D.2 or 7.9 of the Australian Corporations Act, and (b) who is otherwise permitted to receive credit ratings in accordance with applicable law in any jurisdiction in which the person may be located.  Anyone who is not such a person is not entitled to receive this Issue Terms and anyone who receives this Issue Terms must not distribute it to any person who is not entitled to receive it.

3.       INTERESTS OF NATURAL AND LEGAL PERSONS INVOLVED IN THE ISSUE

Save [as discussed in “Subscription and Sale” in the Programme Memorandum] / [as set out below] / [for any fees payable to the [Purchasers/Dealers/Managers]], so far as the Issuer is aware, no person involved in the issue of the Notes has an interest material to the offer. [The [Purchasers/Dealers/Managers] and their affiliates may have engaged, and may in the future engage, in the ordinary course of their business activities, in lending, advisory, corporate finance services, investment banking and/or commercial banking transactions with, and may perform the services for, the Issuer and its affiliates and/or for companies involved directly or indirectly in the sector in which the Issuer and/or its affiliates operate.] (Amend as appropriate if there are any other interests.)

4. REASONS FOR THE OFFER AND ESTIMATED NET PROCEEDS

Reasons for the offer

[As set out in “Use of Proceeds” in the Programme Memorandum dated 15 September 2023]/[        ]

(See “Use of Proceeds” wording in the Programme Memorandum – if the reasons for the offer are different from what is disclosed in the Programme Memorandum, give details here, including, as the case may be, details of Eligible Models, Eligibility Criteria and Use of Proceeds Report (including the website location of the Use of Proceeds Report and details of compliance monitoring))

Estimated net proceeds:	[ ]
5. Fixed Rate Notes only – YIELD

Indication of yield:

[        ]

Calculated as [include specific details of method of calculation in summary form] on the Issue Date.

As set out above, the yield is calculated at the Issue Date on the basis of the Issue Price. It is not an indication of future yield.

6. OPERATIONAL INFORMATION

(i) ISIN:	[ ]
(ii) Common Code:	[ ]
(iii) Any clearing system(s)	[Not Applicable/give name(s) and number(s)]

other than Euroclear Bank SA/NV and Clearstream Banking S.A. and the relevant identification number(s):
(iv) Delivery:	Delivery [against] / [free of] payment
(v) Names and addresses of additional Paying Agent(s) (if any):	[ ]
(vi) Intended to be held in a manner which would allow Eurosystem eligibility:

[Yes]/[No]/[Not Applicable]

[Note that the designation “yes” means that the Notes are intended upon issue to be deposited with Euroclear Bank SA/NV or Clearstream Banking S.A. (the “ICSDs”) as common safekeeper [[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,] [include this text for registered Notes]] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.] / [Note that the designation “no” means that should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting such criteria, the Notes may then be deposited with Euroclear Bank SA/NV or Clearstream Banking S.A. (the “ICSDs”) as common safekeeper [[, and registered in the name of a nominee of one of the ICSDs acting as common safekeeper,] [include this text for registered Notes]] and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.] (Include this text if “yes” or “no” is selected in which case bearer Notes must be issued in NGN form and registered Notes must be held under the NSS.)

7. DISTRIBUTION
(i) Method of distribution:	[Syndicated]/[Non-syndicated]
(ii) If syndicated: (a) Names of Managers:	[Not Applicable/give names]
(b) Date of Syndicate Purchase Agreement:	[ ]
(c) Stabilisation Manager(s) (if any):	[ ]
(iii) If non-syndicated, name of Dealer/Purchaser:	[Not Applicable/give name and address]

(iv) U.S. Selling Restrictions:

[Reg. S Category 2; TEFRA C/TEFRA D/TEFRA Not Applicable]

(TEFRA D, except for certification of non-U.S. beneficial ownership, will apply to all Notes issued by TMCC that have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend))

(For Notes issued by TMF, TCCI and TFA, specify if Notes have been issued in reliance on either TEFRA C or TEFRA D)

(v) Prohibition of Sales to EEA Retail Investors:	[Applicable/Not Applicable]
(vi) Prohibition of Sales to UK Retail Investors:	[Applicable/Not Applicable]
(vii) Prohibition of Sales to Belgian Consumers:	Applicable

ANNEX C TO APPENDIX D

FORM OF PURCHASER’S CONFIRMATION TO THE ISSUER

[Date]

To:	[Toyota Motor Finance (Netherlands) B.V.] [Toyota Credit Canada Inc.] [Toyota Finance Australia Limited] [Toyota Motor Credit Corporation]

cc:	The Bank of New York Mellon, acting through its London branch (the Agent) [The Bank of New York Mellon SA/NV, Luxembourg Branch (the Registrar)]

[Name of Issuer]
[Description of Notes]
issued pursuant to the €60,000,000,000 Euro Medium Term Note Programme
of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited (ABN 48 002 435 181) and
Toyota Motor Credit Corporation (the “Programme”)

We hereby confirm the agreement for the issue to us of [describe issue] Notes due [       ] (the Notes) under the Programme in accordance with the Amended and Restated Programme Agreement dated 15 September 2023 [(the Programme Agreement)] and pursuant to the terms of issue set out in the [Final]/[Issue] Terms which we are providing herewith.

[In connection with our purchase of such Notes, we:

1.	agree with the Issuer for itself and as agent for the Dealers (each as defined in the Programme Agreement) that we will be bound by the provisions of the Programme Agreement (a copy of which has been supplied to us), with the exception of Clauses 3 to 5 and 10 to 12 inclusive, as if we had been named as Dealer therein; and

2.	confirm that, where the Issuer authorises us to provide copies of documents and to make representations and statements in connection with the issue of Notes, such authorisation relates only to the documents, statements and representations in Clause 7 of the Programme Agreement, subject to the limitations contained in that Clause.]

[The Issue Price of the Notes will be [ ] per cent. of the Aggregate Nominal Amount of the Notes.]

[The selling commission in respect of the Notes will be [       ] per cent. of the Aggregate Nominal Amount of the Notes [(       )] and will be deductible from the Issue Price of the Notes, giving net proceeds of [       ].]

The Notes are to be credited to [Euroclear Bank SA/NV/Clearstream Banking S.A.] account number [       ] in the name of [Name of Purchaser].

[Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the MiFID Product Governance Rules) we acknowledge that we understand the responsibilities conferred upon us under the MiFID Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the [Final]/[Issue] Terms and any announcements in connection with the Notes.]

[Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the UK MiFIR Product Governance Rules) we acknowledge that we understand the responsibilities conferred upon us under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the [Final]/[Issue] Terms and any announcements in connection with the Notes.]

If stabilisation is to be conducted following the safe harbour set out in Article 5 of the Market Abuse Regulation and Delegated Regulation (EU) 2016/1052, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, consider including the following:

[We hereby acknowledge our appointment by you as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programmes and stabilisation measures[, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018].]

[Insert additional selling restrictions applicable to the issue of the Notes, as agreed to by the Purchaser]

[Insert if Final Terms relate to an Issue of Notes with a Specified Denomination of less than €100,000 (or its equivalent in any other currency) to be admitted to trading on an EEA or UK regulated market and/or offered on a non-exempt basis in certain EEA Jurisdictions or the UK

In addition, as set out in Appendix 2 of the Programme Agreement (and for the avoidance of doubt, the following provisions are Selling Restrictions with respect to the Notes and part of the Programme Agreement for the purposes of the issue of the Notes):

The Prospectus has been passported for the purposes of a Non-exempt Offer of Notes to the public and the Issuer understands that [Purchaser] and any placers authorised on behalf of the Issuer by [Purchaser] involved in the Non-exempt Offer and/or the UK Public Offer have the Issuer’s consent (subject to the terms and conditions mentioned below) to use the Prospectus and the Final Terms for a UK Public Offer of the Notes in the UK and/or a Non-exempt Offer of the Notes in [Austria, Germany, Luxembourg, the Netherlands, Norway and Spain] (such jurisdictions, together with Ireland and the UK, the Jurisdictions and each a Jurisdiction) during the Offer Period (as defined in the Final Terms).

Upon the execution of this Agreement, [Purchaser] may, during the Offer Period, make a UK Public Offer in the UK and/or a Non-exempt Offer in any of the other Jurisdictions using the Prospectus and the Final Terms, and otherwise in accordance with the terms and conditions of this Agreement, the Prospectus and the Final Terms.

[Purchaser] represents and agrees that it has not offered or sold and will not offer or sell in any EEA Member State or in the UK, any Notes other than by (i) a UK Public Offer in the UK, and/or a Non-exempt Offer in any of the other Jurisdictions, during the Offer Period pursuant to, and in accordance with, the Prospectus and the Final Terms (without modification or supplement); or (ii) an offer to qualified investors (as defined in Article 2 of the Prospectus Regulation and Article 2 of the UK Prospectus Regulation) or otherwise in compliance with Article 1(4) of the Prospectus Regulation and Article 1(4) of the UK Prospectus Regulation, and that during the Offer Period, [Purchaser] will ensure that any Placer (as defined in the Final Terms) purchasing from [Purchaser] any of the Notes has been notified that by accepting such Notes such Placer undertakes to comply with the foregoing provisions of these Selling Restrictions.

[Purchaser] also represents and agrees that the following provisions contained in the Final Terms under the heading “Terms and Conditions of the Public Offer” (including where repeated in the Issue Specific Summary set out in the Schedule to the Final Terms), in the second sentence of the section entitled “Offer Price”, in the section entitled “Conditions to which the offer is subject”, in the section entitled “Description of the application process”, in the section entitled “Details of the minimum and/or maximum amount of the application”, in the section entitled “Method and time limits for paying up and delivering the Notes” and in the section entitled “Process for notifying applicants of the amount allotted and an indication whether dealing may begin before notification is made” relating to it and its offer and sale process are true and accurate in all respects and that it has not made any Placers as such known to the Issuer [other than any Placers who are identified as such in the Final Terms].

Save as described above and in the Final Terms, [Purchaser] acknowledges that no action has been taken by the Issuer or any other person that would, or is intended to, permit a UK Public Offer in the UK and/or a Non-exempt Offer in any of the other Jurisdictions at any time other than during the Offer Period pursuant to, and in accordance with, the Prospectus and the Final Terms or in any other country or jurisdiction at any time where any such action for that purpose is required.

[Purchaser] undertakes, that it will not, directly or indirectly, offer or sell any Notes or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations and all offers and sales of Notes by it will be made on the same terms, and provided that no such offer or sale of Notes shall require the Issuer or [Purchaser] to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or Section 85 of the Financial Services and Markets Act 2000 (as amended) (or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or Article 23 of the UK Prospectus Regulation) or to take any other action in any jurisdiction other than as described above.

For the purposes of these Selling Restrictions, the expression an offer of Notes to the public in relation to any Notes in any relevant Jurisdiction means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Jurisdiction.]

- OR       -

[Insert if Final Terms relate to an Issue of Notes with a Specified Denomination of less than €100,000 (or its equivalent in any other currency) to be admitted to trading on an EEA or UK regulated market and/or offered on an exempt basis in the EEA or the UK

In addition, as set out in Appendix 2 of the Programme Agreement (and for the avoidance of doubt, the following provisions are Selling Restrictions with respect to the Notes and part of the Programme Agreement for the purposes of the issue of the Notes):

(a)	we represent and agree, that we have not offered or sold and we will not offer or sell, whether through financial intermediaries or otherwise, any such Notes to the public in any EEA Member State or in the UK by means of the Prospectus, the Final Terms or any other document, other than to qualified investors (as defined in Article 2 of the Prospectus Regulation and Article 2 of the UK Prospectus Regulation);

(b)	we acknowledge that no action has been taken by the Issuer or any other person that would, or is intended to permit an offer to the public of any such Notes in any country or jurisdiction at any time where any such action for that purpose is required; and

(c)	we undertake that we will not, directly or indirectly, offer or sell any such Notes or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations and all offers and sales of any such Notes by us will be made on the same terms, and provided that no such offer or sale of Notes by us, whether through financial intermediaries or otherwise, shall require the Issuer, us or any such financial intermediaries to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or Section 85 of the Financial Services and Markets Act 2000 (as amended) or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or Article 23 of the UK Prospectus Regulation.]

[Also for the avoidance of doubt, the Selling Restrictions contained in paragraph [17]/[18] of Appendix 2 to the Programme Agreement are not Selling Restrictions with respect to the Notes and are not part of the Programme Agreement for the purposes of the issue of the Notes.]

[Insert if Uridashi Notes:

Selling Restrictions

In addition, and for the avoidance of doubt, the following provisions are Selling Restrictions with respect to the Notes and part of the Programme Agreement for the purposes of the issue of the Notes replacing the selling restrictions relating to Japan, the European Economic Area and the United Kingdom, respectively:

Japan

A secondary distribution (Uridashi) of the Notes is scheduled to be made in Japan. The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) except in compliance with the terms of [the securities registration statement and the amendments thereto/the shelf registration statement, the amendments thereto and the supplemental documents] that have been, or will be, filed by the Issuer with the Director-General of the Kanto Local Finance Bureau of the Ministry of Finance of Japan with respect to a secondary distribution (Uridashi) of the Notes in Japan in accordance with the Financial Instruments and

Exchange Law of Japan or under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities in effect at the relevant time.]

European Economic Area

[We confirm that the Notes will not be offered or sold in the European Economic Area.]

[We represent and agree that we have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)       the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); or

(ii)	a customer within the meaning of Insurance Distribution Directive (Directive (EU) 2016/97 (as amended)), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Article 2 of the Prospectus Regulation; and

(b)	the expression offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.]

[We also confirm that no action has been taken by [Issuer] or us that would, or is intended to permit an offer to the public of any Notes in the European Economic Area at any time where any such action for that purpose is required.]

United Kingdom

[We confirm that the Notes will not be offered or sold in the United Kingdom.]

[We represent and agree that we have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom (UK). For the purposes of this provision:

(a)       the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (EUWA); or

(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the FSMA) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.]

[We also confirm that no action has been taken by [Issuer] or us that would, or is intended to permit an offer to the public of any Notes in the United Kingdom at any time where any such action for that purpose is required.]

[Consider whether it is appropriate to include “bail-in” provisions]

[Contractual Recognition of Bail-In

Notwithstanding and to the exclusion of any other term of this Letter Agreement, the Programme Agreement or any other agreements, arrangements, or understandings between [Purchaser] and the Issuer, the Issuer acknowledges, accepts and agrees that a BRRD Liability arising under this Letter Agreement or the Programme Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of [Purchaser] to the Issuer under this Letter Agreement or the Programme Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;

(ii)	the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of [Purchaser] or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(iii)	the cancellation of any BRRD Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)	the variation of the terms of this Letter Agreement and/or the Programme Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended or replaced from time to time;

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

“Relevant Resolution Authority” means in respect of [Purchaser], the resolution authority with the ability to exercise any Bail-in Powers in relation to [Purchaser].]

[Unless otherwise defined in this letter, terms and expressions defined in the Programme Agreement shall have the same meanings in this letter, except where the context requires otherwise.]

This letter and any non-contractual obligations arising out of or in connection with this letter shall be governed by, and construed in accordance with, the laws of England.

Please confirm your agreement to the terms of issue by signing and providing to us a copy of the attached [Final]/[Issue] Terms. Please also provide a copy of the [Final]/[Issue] Terms to the Agent [and the Registrar].

For and on behalf of [Name of Purchaser]

By:
Authorised signatory]

[We confirm our agreement to the terms of Contractual Recognition of Bail-In set out above in this Purchaser Confirmation Letter.

For and on behalf of [Name of Issuer]

By:
Authorised signatory]

ANNEX D TO APPENDIX D

FORM OF THE ISSUER’S CONFIRMATION TO AGENT AND PURCHASER

[Date]

To: The Bank of New York Mellon, acting through its London branch
[The Bank of New York Mellon SA/NV, Luxembourg Branch]

and: [Name of Purchaser]

[Name of Issuer]
[Description of Notes] (the “Notes”)
issued pursuant to the €60,000,000,000 Euro Medium Term Note Programme
of Toyota Motor Finance (Netherlands) B.V., Toyota Credit Canada Inc.,
Toyota Finance Australia Limited (ABN 48 002 435 181) and
Toyota Motor Credit Corporation

We hereby confirm our instruction to The Bank of New York Mellon, acting through its London branch, as Agent to prepare, complete, authenticate and issue [a Temporary Global Note and a Permanent Global Note]/[the Registered Global Note on [       ] and we hereby authorise and instruct The Bank of New York Mellon SA/NV, Luxembourg Branch as Registrar to register [       ] Aggregate Nominal Amount of Notes on [       ]] in accordance with:

(a)	the information contained in the Purchaser’s Confirmation Letter from [Name of Purchaser] (a copy of which is attached hereto); [and]

(b)	the terms of the Operating and Administrative Procedures Memorandum relating to the above Programme[,][; and]

[(c)	the Amended and Restated Note Agency Agreement dated [ ] between Toyota Motor Credit Corporation, The Bank of New York Mellon, acting through its London branch and The Bank of New York Mellon SA/NV, Luxembourg Branch,]

and to give instructions to [Euroclear Bank SA/NV/Clearstream Banking S.A./other]* to credit the account number [       ] with [Euroclear Bank SA/NV/Clearstream Banking S.A./other]* in the name of [Name of Purchaser] with the Notes represented by such [Temporary Global Note][Registered Global Note] against payment on [ ] of [       ] to the account of The Bank of New York Mellon, acting through its London branch, account number [95343 with Euroclear Bank SA/NV]/[20465 with Clearstream Banking S.A.]/[other]* being the [net] subscription price of such Notes.

[Toyota Motor Finance (Netherlands) B.V.]
[Toyota Credit Canada Inc.]
[Toyota Finance Australia Limited]

____________

*	[Delete as appropriate]

*	[Delete as appropriate]

By:

[Toyota Motor Credit Corporation

By:
Name:
Title:]

[Form of Purchaser’s confirmation to be attached]

ANNEX E TO APPENDIX D

TRADING DESK INFORMATION

[**]

Appendix E
FORM OF THE NOTES

Each Tranche of Notes in bearer form will initially be issued in the form of a temporary global Note (a “Temporary Global Note”) which will:

(i)	if the global Notes are to be issued in new global note (“NGN”) form, as stated in the applicable Final Terms, be delivered on or prior to the original issue date of the Tranche to one of the international central securities depositaries as common safekeeper (the “Common Safekeeper”) for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg”); and

(ii)	if the global Notes are not to be issued in NGN form, as stated in the applicable Final Terms, be delivered on or prior to the original issue date of the Tranche to a common depositary for Euroclear and Clearstream, Luxembourg and/or a nominee for any other relevant clearing system (as applicable), without interest coupons or talons.

Notes (including Notes in registered form issued by TCCI or TMCC, as described below) may be issued in a form that permits them to be held in a manner which will allow Eurosystem eligibility. Any indication in the applicable Final Terms that the Notes are to be so held means that the Notes are to be deposited with the Common Safekeeper (and, in the case of Notes in registered form issued by TCCI or TMCC, registered in the name of a nominee of the Common Safekeeper) and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria. Any indication in the applicable Final Terms that the Notes are not to be so held means that should the Eurosystem eligibility criteria be amended in the future such that the Notes are capable of meeting such criteria, the Notes may then be deposited with the Common Safekeeper (and in the case of Notes in registered form issued by TCCI or TMCC, registered in the name of a nominee of the Common Safekeeper) and does not necessarily mean that the Notes will be recognised as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem at any time during their life as such recognition depends upon satisfaction of the Eurosystem eligibility criteria.

Where the global Notes issued in respect of any Tranche are in NGN form, Euroclear and/or Clearstream, Luxembourg will be notified whether such global Notes are intended to be held in a manner which would allow Eurosystem eligibility. If the global Note is a NGN, the nominal amount of the Notes represented by such global Notes will be the aggregate from time to time entered in the records of both Euroclear and Clearstream, Luxembourg. The records of Euroclear and Clearstream, Luxembourg (which expression in such global Note means the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of each such customer’s interest in the Notes) will be conclusive evidence of the nominal amount of Notes represented by such global Note and, for such purposes, a statement issued by Euroclear and/or Clearstream, Luxembourg, stating that the nominal amount of Notes represented by such global Note at any time will be conclusive evidence of the records of Euroclear and/or Clearstream, Luxembourg at that time, as the case may be.

While any Note is represented by a Temporary Global Note, payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will be made (against presentation of the Temporary Global Note if the Temporary Global Note is not issued in NGN form) only upon certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations to Euroclear and/or Clearstream, Luxembourg; provided, however, that no such certification will be required with respect to Notes that, as specified in the applicable Final Terms (i) have been issued in reliance on the procedures under United States Treasury regulations Section 1.163-5(c)(2)(i)(C) (or any substantially similar successor United States Treasury regulations) (the “TEFRA C Rules”) or (ii) have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or the equivalent value in any other currency, determined at the spot rate on the issue date) and are intended to comply with United States Treasury regulations Section 1.6049-5(b)(10).

Interests in the Temporary Global Note will be exchangeable (free of charge) either for:

(i)	interests in a permanent global Note (a “Permanent Global Note”) without interest coupons or talons; or

(ii)	for security-printed definitive Notes,

(as indicated in the applicable Final Terms), in each case against certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations in accordance with the terms of the Temporary Global Note:

(a)	on and after the date which is 40 days after completion of the distribution of the relevant Tranche of Notes; or

(b)	at the option of the relevant Issuer (with the consent of the Lead Manager(s) of the Tranche(s) of Notes of the relevant Series) on the date which is 40 days after completion of the distribution of any additional issuance or issuances of one or more Tranches of Notes of the same Series that occurs within the 40 day period after the issue of the Temporary Global Note,

(the latest of such dates in paragraphs (a) and (b) is referred to as the “Exchange Date”),

provided that no such certification of non-U.S. beneficial ownership will be required with respect to Notes that, as specified in the applicable Final Terms (i) have been issued in compliance with the TEFRA C Rules or (ii) have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or the equivalent value in any other currency, determined at the spot rate on the issue date) and are intended to comply with United States Treasury regulations Section 1.6049-5(b)(10).

The holder of a Temporary Global Note will not be entitled to collect any payment of interest or principal due on or after the Exchange Date unless, upon due certification, exchange of the Temporary Global Note for an interest in a Permanent Global Note or for definitive Notes is improperly withheld or refused. Pursuant to the Agency Agreement (as defined under “Terms and Conditions of the Notes”) the Agent shall arrange that, where a further Tranche of Notes is issued after the Exchange Date, the Notes of such further Tranche shall be assigned security code numbers by Euroclear and Clearstream, Luxembourg which are different from the security code numbers assigned to Notes of any other Tranche of the same Series until at least the expiry of the distribution compliance period (as defined in Regulation S under the Securities Act) applicable to the Notes of such Tranche.

The Permanent Global Note will, unless otherwise agreed between the relevant Issuer and the relevant Dealer, if the global Notes are issued in NGN form as stated in the applicable Final Terms, be delivered on or prior to the original issue date of the Tranche to the Common Safekeeper for Euroclear and Clearstream, Luxembourg. If the global Notes are not issued in NGN form, the Permanent Global Note will be delivered to the common depositary for Euroclear and Clearstream, Luxembourg.

Payments of principal and interest (if any) on a Permanent Global Note will be made through Euroclear and/or Clearstream, Luxembourg (against presentation or surrender (as the case may be) of the Permanent Global Note if the Permanent Global Note is not issued in NGN form) without any requirement for certification.

A Permanent Global Note will, if specified in the applicable Final Terms, be exchanged (free of charge) in whole, but not in part, for security printed definitive Notes with, where applicable, interest coupons and talons attached (i) at the request of the relevant Issuer; and/or (ii) upon the occurrence of an Exchange Event (as defined below).

For these purposes, “Exchange Event” means that (i) an Event of Default (as defined in Condition 9 under “Terms and Conditions of the Notes”) has occurred and is continuing; (ii) the relevant Issuer has been notified that both Euroclear and Clearstream, Luxembourg, or any other agreed clearing system in which such Permanent Global Note is being held, have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and, as a result, Euroclear and Clearstream, Luxembourg or such other agreed clearing system in which such Permanent Global Note is being held are no longer willing or able to discharge properly their responsibilities with respect to such Notes and the Agent and the relevant Issuer are unable to locate a qualified successor; or (iii) the relevant Issuer has or will become subject to adverse tax consequences as a result of a change in tax laws after the issuance of the Notes which would not be suffered were the Notes represented by the Permanent Global Note in definitive form.

The relevant Issuer will promptly give notice to Noteholders in accordance with Condition 16 under “Terms and Conditions of the Notes” if an Exchange Event occurs. In the event of the occurrence of an Exchange Event, Euroclear and/or Clearstream, Luxembourg and/or any other agreed clearing system in which such Permanent Global Note is being held (acting on the instructions of any holder of an interest in such Permanent Global Note) may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the relevant Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur not later than 45 days after the date of receipt of the first relevant notice by the Agent.

If a portion of the Notes continues to be represented by the Temporary Global Note after the issuance of definitive Notes, the Temporary Global Note shall thereafter be exchangeable only for definitive Notes, subject to certification of non-U.S. beneficial ownership; provided, however, that no such certification of non-U.S. beneficial ownership will be required with respect to Notes that (i) are issued in reliance on the TEFRA C Rules or (ii) as specified in the applicable Final Terms, have an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or the equivalent value in any other currency, determined at the spot rate on the issue date) and are intended to comply with United States Treasury Regulations Section 1.6049-5(b)(10).

No definitive Note delivered in exchange for a Permanent Global Note or a Temporary Global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary Global Notes and Permanent Global Notes and definitive Notes will be issued by the Agent pursuant to the Agency Agreement.

If specified in the applicable Final Terms, other clearance systems may be used in addition to or in lieu of Euroclear and Clearstream, Luxembourg provided that, in the case of an issue of Bearer Notes, such other clearance system is capable of complying with the certification requirements set forth in the Temporary Global Note or the Notes are issued in compliance with the TEFRA C Rules and any reference herein to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, except in relation to Notes issued in NGN form, be deemed to include such other additional or alternative clearing system.

Temporary Global Notes and Permanent Global Notes will be issued in bearer form only. Definitive Notes will be issued in bearer form or, in the case of Notes issued by TCCI or TMCC, if so indicated in the applicable Final Terms, in registered form.

For United States federal income tax purposes each Permanent Global Note and each definitive Note issued in bearer form which has an original maturity of more than 365 days (taking into consideration unilateral rights to roll or extend) issued by TMF, TCCI or TFA (other than Notes issued in compliance with the TEFRA C Rules) and any interest coupon which may be detached therefrom (or, if the obligation is evidenced by a book entry, appears in the book or record in which the book entry is made) will carry the following legend:

“Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in such legend provide that United States Noteholders, with certain exceptions, will not be entitled to deduct any loss on Notes or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes or interest coupons.

For United States federal tax purposes each Temporary Global Note, each Permanent Global Note and each definitive Note issued in bearer form which has an original maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or the equivalent value in any other currency, determined at the spot rate on the issue date) and, as specified in the applicable Final Terms, is intended to comply with United States Treasury Regulations Section 1.6049-5(b)(10) and any interest coupon which may be detached therefrom (or, if the obligation is evidenced by a book entry, appears in the book or record in which the book entry is made) will carry the following legend:

“By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code of the United States and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).”

Unless Notes issued by TMF, TCCI or TFA in bearer form will be issued, as specified in the applicable Final Terms, in compliance with the TEFRA C Rules, Notes issued by TMF, TCCI or TFA in bearer form will be issued in compliance with United States Treasury Regulation Section 1.163-5(c)(2)(i)(D) (or any substantially similar successor United States Treasury regulations) (the “D Rules”) and Notes issued by TMCC with maturities at issuance of 183 days or less (taking into consideration unilateral rights to roll or extend) and in a face amount or nominal amount of not less than U.S.$500,000 (as determined based on the spot rate on the date of issuance if such Notes are issued in a currency other than U.S. dollars) that, as specified in the applicable Final Terms, are intended to comply with United States Treasury Regulation Section 1.6049-5(b)(10), will be issued in compliance with the D Rules (excluding the certification requirement).

TMCC will not issue notes in bearer form with a maturity at issuance of more than 183 days (taking into consideration unilateral rights to roll or extend).

Notes may be issued in registered form (“Registered Notes”) by either TCCI or TMCC, subject to applicable laws and regulations. Each Tranche of Registered Notes issued by TCCI or TMCC will be represented on issue by a registered global Note (each a “Registered Global Note”) which will be (a) if the applicable Final Terms specify the Registered Notes are intended to held in a manner which would allow Eurosystem eligibility (being the new safekeeping structure (“NSS”)), deposited on the relevant Issue Date with the Common Safekeeper; or (b) if the applicable Final Terms specify the Registered Notes are not intended to be held in a manner which would allow Eurosystem eligibility, deposited on the relevant Issue Date with a nominee or a depositary or common depositary for the agreed clearing system(s). Such Registered Global Note will not be exchangeable for Registered Notes in definitive form except on an Exchange Event (as that term is defined in the Registered Global Note). With respect to each Tranche of Registered Notes, TCCI has appointed, under an amended and restated note agency agreement dated 17 September 2021 (the “TCCI Note Agency Agreement”), and TMCC has appointed under a note agency agreement dated 17 September 2021 (the “TMCC Note Agency Agreement”), a registrar or registrars and a transfer agent and paying agent and may appoint other or additional transfer agents or paying agents, either generally or in respect of a particular Series of Registered Notes.

The applicable Final Terms will specify whether the Notes will be represented by:

(i)	a Temporary Global Note in bearer form without Coupons which will be deposited with a common depositary or, as the case may be, a common safekeeper for Euroclear and Clearstream, Luxembourg on or about the Issue Date or a date as specified in the applicable Final Terms; and that the Temporary Global Note is exchangeable for a Permanent Global Note in bearer form on and after the Exchange Date and (except for Notes (x) with an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or its equivalent value in any other currency, determined at the spot rate on the Issue Date) and specified in the applicable Final Terms as intended to comply with United States Treasury Regulations Section 1.6049-5(b)(10) and (y) as specified in the applicable Final Terms, that have been issued in reliance on TEFRA C Rules) upon certification of non-U.S. beneficial ownership; or

(ii)	a Temporary Global Note in bearer form without Coupons which will be deposited with a common depositary or, as the case may be, a common safekeeper for Euroclear and Clearstream, Luxembourg on or about the Issue Date or a date as specified in the applicable Final Terms; and that the Temporary Global Note is exchangeable for security printed definitive Notes on and after the Exchange Date and (except for Notes (x) with an initial maturity of 183 days or less (taking into consideration unilateral rights to roll or extend), a minimum denomination of $500,000 (or its equivalent value in any other currency, determined at the spot rate on the Issue Date) and specified in the applicable Final Terms as intended to comply with United States Treasury Regulations Section 1.6049-5(b)(10) and (y) as specified in the applicable Final Terms, that have been issued in reliance on TEFRA C Rules) upon certification of non-U.S. beneficial ownership; or

(iii)	a Permanent Global Note in bearer form without Coupons which will be deposited with a common depositary or, as the case may be, a common safekeeper for Euroclear and Clearstream, Luxembourg on or about the Issue Date or a date as specified in the applicable Final Terms; and that the Permanent Global Note is exchangeable (free of charge) in whole, but not in part, for security printed definitive Notes either (a) at the request of the relevant Issuer; and/or (b) upon the occurrence of an Exchange Event (as defined in the Permanent Global Note); or

(iv)	in the case of TCCI or TMCC only, a Registered Global Note registered in the name of a nominee for CDS Clearing and Depository Services Inc. (in the case of TCCI only) or a common depositary for Euroclear and Clearstream, Luxembourg or a common safekeeper for Euroclear and Clearstream, Luxembourg or any other clearing system exchangeable (free of charge) for security printed definitive Notes only upon an Exchange Event (as defined in the Registered Global Note).

The exchange of a Permanent Global Note or a Registered Global Note for printed definitive Notes by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any Noteholder) or at any time at the request of the relevant Issuer should not be expressed to be applicable in the applicable Final Terms if the Notes are issued with a minimum Specified Denomination such as €100,000 (or its equivalent in another currency) plus one or more higher multiples of another smaller amount such as €1,000 (or its equivalent in another currency). Furthermore, such Specified Denomination construction is not permitted in relation to any issue of Notes which is to be represented on issue by a Temporary Global Note exchangeable for printed definitive Notes.

Notes shall not be physically delivered in Belgium, except to a clearing system, a depository or other institution for the purpose of their immobilisation in accordance with Article 4 of the Belgian Law of 14 December 2005.

Each Issuer may agree with any Dealer that there may be a secondary distribution (“Uridashi”) of the Notes (“Uridashi Notes”) to be made in Japan in compliance with the terms of a securities registration statement, amendments thereto and supplemental documents that have been, or will be, filed by the relevant Issuer with the Director-General of the Kanto Local Finance Bureau of the Ministry of Finance of Japan with respect to such secondary distribution of Uridashi Notes in Japan and in accordance with the Financial Instruments and Exchange Law of Japan or under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities in effect at the relevant time.

Each Issuer may agree with any Dealer that Notes may be issued in a form not contemplated by the terms and conditions of the Notes herein, in which case a new Prospectus will be made available which will describe the effect of the agreement reached in relation to such Notes.

Appendix F
ADDITIONAL DUTIES OF THE AGENT

In relation to each Series of Bearer Notes that are New Global Notes, the Agent will comply with the following provisions:

1.       The Agent will inform each of Euroclear and Clearstream, Luxembourg (the ICSDs), through the common service provider appointed by the ICSDs to service the Notes (the CSP), of the initial issue outstanding amount (IOA) for each Tranche on or prior to the relevant Issue Date.

2.       If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.       The Agent will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the CSP) with respect to the IOA maintained by the ICSDs for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.       The Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.       The Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.       The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.       The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.       The Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.       The Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

Appendix G
FORM OF DEED POLL
(SUBSTITUTION OF ISSUER)

This Deed Poll is made on [       ], 20[  ] by [       ] (the Retiring Issuer), a company incorporated in [       ] and [       ] (the Substitute Issuer), a company incorporated in [       ] in favour of holders, which expression includes any persons shown in the records of Euroclear Bank SA/NV and/or Clearstream Banking S.A. [or such other clearing system indicated in the applicable Final Terms for such Notes][indicate other clearing systems] as holders of a principal amount, of Notes (as defined below) from time to time.

WHEREAS:

(A)	It has been proposed that in respect of [any of the debt securities issued by the Retiring Issuer under the Euro Medium Term Note Programme of, inter alia, the Retiring Issuer and which remain outstanding on the Effective Date (as defined below) (the Notes)]/[the [principal amount] [description of Series] Notes due [maturity] (the Notes) of the Retiring Issuer issued under the Euro Medium Term Note Programme of, inter alia, the Retiring Issuer] there will be a substitution of the Substitute Issuer for the Retiring Issuer as the issuer of the Notes (the substitution).

(B)	The Notes have been issued [under, and [delete in the case of Registered Notes]] with the benefit of, an amended and restated Agency Agreement (the Agency Agreement, which expression includes the same as it may be amended, supplemented or restated from time to time) dated 15 September 2023 between, inter alia, the Retiring Issuer and The Bank of New York Mellon, acting through its London branch, as agent.

[(C)	[Include in the case of Registered Notes] The Notes have been issued under, and with the benefit of, [an amended and restated] [a] Note Agency Agreement (the [TCCI] [TMCC] Note Agency Agreement, which expression includes the same as it may be amended, supplemented or restated from time to time) dated 17 September 2021 between, inter alia, the Retiring Issuer, The Bank of New York Mellon, acting through its London branch, as paying agent and transfer agent [only TCCI] BNY Trust Company of Canada as registrar, paying agent and transfer agent and The Bank of New Mellon SA/NV, Luxembourg Branch as registrar and transfer agent.[only TMCC] and The Bank of New Mellon SA/NV, Luxembourg Branch as registrar and transfer agent.]

NOW THIS DEED WITNESSES AS FOLLOWS:

1.	References herein to the Notes include any Global Note representing the Notes and other expressions defined in the Notes and the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] have the same meaning in this Deed unless the context requires otherwise.

2.	The Substitute Issuer agrees that, with effect from, and including, the date of execution of this Deed Poll, all the other conditions to the substitution contained in Condition 14 having been met, (the Effective Date), it shall be deemed to be the “Issuer” for all purposes in respect of the Notes[, the Coupons, the Talons] and the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI

Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] insofar as it relates to the Notes, as fully as if the Substitute Issuer had been named in the Notes[, the Coupons, the Talons] and the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] as the principal debtor in respect of them in place of the Retiring Issuer and, accordingly, it shall be entitled to all the rights, and shall be subject to all the liabilities and obligations, on the part of the Retiring Issuer contained in them.

3.	With effect from, and including, the Effective Date, the Retiring Issuer is released from all its liabilities and obligations as principal debtor, in its capacity as issuer of the Notes, contained in the Notes[, the Coupons, the Talons] and the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] insofar as they relate to the Notes.

4.	With effect from, and including, the Effective Date, the Conditions of the Notes and the provisions of the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] relating to the Substitute Issuer (but without altering such provisions insofar as they relate to notes issued pursuant to the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] other than Notes) are amended in the following ways:

(a)	the following sentence is added to the end of the fourth paragraph of the Conditions:

“The Noteholders (as defined below) have the benefit of a Deed Poll (the Deed Poll) dated [         ] executed by [insert appropriate reference to the Substitute Issuer] and the [insert appropriate reference to the Retiring Issuer] [and a Credit Support Agreement dated [         ] between the Substitute Issuer and [TFS][the Parent] executed in relation to the Notes [and the TMC Credit Support Agreement]].”

[(b)	Where the Substitute Issuer is subject generally to a taxing jurisdiction differing from or in addition to the taxing jurisdiction to which the Retiring Issuer for which it shall have been substituted under Condition 14 was subject insert here an undertaking or covenant in terms corresponding to Condition 7 with the substitution for or addition to the references to the taxing jurisdiction to which the Retiring Issuer, as the case may be, was subject of references to the taxing jurisdiction or additional taxing jurisdiction to which such Substitute Issuer, as the case may be, is subject and, in such case, specify that Condition 7 shall be deemed to be modified accordingly when the substitution takes effect.]

5.	The Substitute Issuer represents, warrants and undertakes with each and every Noteholder, Couponholder and Relevant Account Holder that the Substitute Issuer is solvent and that it has all corporate power, and has taken all necessary corporate or other steps including obtaining all necessary governmental and regulatory approvals and consents for the substitution and for the performance by the Substitute Issuer of its obligations under the Notes[, the Coupons and Talons] and the Agency Agreement

[and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement], to enable it to execute, deliver and perform this Deed, and that this Deed constitutes legal, valid and binding obligations of the Substitute Issuer enforceable in accordance with its terms, subject to the laws of bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors’ rights generally.

6.	The Substitute Issuer agrees that the benefit of the undertakings and the covenants binding upon it contained in this Deed shall be for the benefit of each and every Noteholder, Couponholder and Relevant Account Holder and each Noteholder, Couponholder and Relevant Account Holder shall be entitled severally to enforce such obligations against the Substitute Issuer in respect of any Notes.

7.	The Retiring Issuer represents, and warrants with each and every Noteholder, Couponholder and Relevant Account Holder that it has obtained all necessary governmental and regulatory approvals and consents for the substitution.

8.	Duplicates of this Deed shall be deposited with and held to the exclusion of the Substitute Issuer by the Relevant Clearing System and the Agent [or each TCCI Registrar in the case of Registered Notes issued by TCCI] [or the TMCC Registrar in the case of Registered Notes issued by TMCC] until complete performance of the obligations contained in the Notes and the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] relating to them occurs and the Substitute Issuer hereby acknowledges the right of every Noteholder, Couponholder and Relevant Account Holder to production of this Deed and, upon request and payment of the expenses incurred in connection therewith, to the production of a copy hereof certified to be a true and complete copy.

9.	This Deed may only be amended in the same way as the other Conditions and the Agency Agreement [and, in the case of Registered Notes issued by TCCI, the TCCI Note Agency Agreement] [and, in the case of Registered Notes issued by TMCC, the TMCC Note Agency Agreement] are capable of amendment under the Conditions and Clause 28 of the Agency Agreement [and, in the case of Registered Notes issued by TCCI, Clause 19 of the TCCI Note Agency Agreement, respectively] [and in the case of Registered Notes issued by TMCC, Clause 19 of the TMCC Note Agency Agreement, respectively].

10.	This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by, and construed in accordance with, English law.

11.	The Substitute Issuer hereby irrevocably agrees for the exclusive benefit of the Noteholders, Couponholders and Relevant Account Holders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed (including any dispute relating to any non-contractual obligations arising out of or in connection with this Deed) and that accordingly any suit, action or proceedings (together referred to as Proceedings) arising out of or in connection with this Deed (including any Proceedings relating to any non-contractual obligations arising out of or in connection with this Deed) may be brought in such courts. The Substitute Issuer hereby irrevocably waives any objection which it may have to the laying of the venue of any Proceedings in any such courts and any claim that any such Proceedings have been brought in an inconvenient forum and hereby further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Substitute Issuer and may be enforced in the courts of any other jurisdiction. Nothing contained herein shall limit any right to take Proceedings against the Substitute Issuer in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not. [The Substitute Issuer hereby appoints [Toyota Financial Services (UK) PLC of Great Burgh, Burgh Heath, Epsom, Surrey KT18 5UZ] as its agent for service of process and agrees that, in the event of [Toyota Financial Services (UK) PLC] ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings.]

IN WITNESS whereof this Deed has been executed by and on behalf of the parties hereto as a Deed Poll as of the day and year first above written.

[Signed as a deed	)
by [ ]	)
[being duly authorised attorney of]	)
[Substitute Issuer]	)
in the presence of:]	)
[U.K. Substitute Issuer acting by	)
[name of director]	)
a Director and [name of director or secretary]	)
[a Director][the Secretary]]	)

[Signed as a deed	)
by [ ]	)
being duly authorised attorney of	)
[Retiring Issuer]	)
in the presence of:]	)